    As filed with the Securities and Exchange Commission on July 19, 1999

                                                      REGISTRATION NO. 333-78293
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 2

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                      INSIGHT COMMUNICATIONS COMPANY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                    4841                                   13-4053502
    (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                  IDENTIFICATION NUMBER)

                            ------------------------

                              126 EAST 56TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 371-2266
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                SIDNEY R. KNAFEL
                             CHAIRMAN OF THE BOARD
                      INSIGHT COMMUNICATIONS COMPANY, INC.
                              126 EAST 56TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 371-2266
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   Copies to:

                   ROBERT L. WINIKOFF, ESQ.                                        PHILIP E. COVIELLO, ESQ.
                   ELLIOT E. BRECHER, ESQ.                                           MARC D. JAFFE, ESQ.
       COOPERMAN LEVITT WINIKOFF LESTER & NEWMAN, P.C.                                 LATHAM & WATKINS
                       800 THIRD AVENUE                                                885 THIRD AVENUE
                   NEW YORK, NEW YORK 10022                                        NEW YORK, NEW YORK 10022
                       (212) 688-7000                                                  (212) 906-1200
                     FAX: (212) 755-2839                                             FAX: (212) 751-4864

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

We will amend and complete the information in this prospectus. Although we are permitted by U.S. federal securities laws to offer these securities using this prospectus, we may not sell them or accept your offer to buy them until the registration statement filed with the SEC relating to these securities is effective. This prospectus is not an[el]offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal.


                      SUBJECT TO COMPLETION--JULY 19, 1999
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PROSPECTUS
JULY   , 1999


                   [LOGO] (Service Mark)
                          INSIGHT
                          COMMUNICATIONS

                   20,500,000 SHARES OF CLASS A COMMON STOCK

--------------------------------------------------------------------------------




INSIGHT'S COMMON STOCK:



o Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes. After this offering, the holders of Class B common stock will have 69.7% of our total voting power.


PROPOSED SYMBOL AND MARKET:


o ICCI/Nasdaq National Market





THE OFFERING:


o We are offering 20,500,000 shares of our Class A common stock.
o The underwriters have an option to purchase an additional 3,075,000 shares from us to cover over-allotments.

o We currently estimate that the initial public offering price of the shares will be between $21 and $23.

o This is our initial public offering and no public market currently exists for our shares.

                                                  PER SHARE                    TOTAL
Public offering price:                            $                        $
Underwriting fees:
Proceeds to Insight:

   THIS INVESTMENT INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 13.

--------------------------------------------------------------------------------

Neither the SEC nor any state securities commission has determined whether this prospectus is truthful or complete. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------

DONALDSON, LUFKIN & JENRETTE
                     MORGAN STANLEY DEAN WITTER
                                          CIBC WORLD MARKETS
                                                       DEUTSCHE BANC ALEX. BROWN




                                                                  DLJDIRECT INC.

                      [MAP SHOWING INSIGHT'S SERVICE AREA]

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
Prospectus Summary.............................      4
Risk Factors...................................     13
Use of Proceeds................................     20
Dividend Policy................................     20
Capitalization.................................     21
Dilution.......................................     23
Pro Forma Financial Statements.................     24
Selected Consolidated Historical Financial and
  Other Data...................................     33
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................     35
Industry.......................................     42
Business.......................................     44
Legislation and Regulation.....................     67

                                                  PAGE
                                                  ----
Management.....................................     76
Certain Transactions...........................     81
Principal Stockholders.........................     82
Corporate Structure............................     84
Description of Recent Transactions.............     85
Description of Certain Indebtedness............     89
Description of Capital Stock...................     92
Shares Eligible for Future Sale................     94
Underwriters...................................     96
Legal Matters..................................     98
Experts........................................     99
Available Information..........................     99
Glossary.......................................    G-1
Index to Financial Statements..................    F-1

                               PROSPECTUS SUMMARY

     The following section highlights the key information contained in this prospectus. You should read the entire prospectus, including the "Risk Factors" and the financial statements and all notes. Prior to the exchange of limited partnership interests for common stock to occur upon completion of this offering, we operated as a limited partnership, and all taxable earnings were taxed directly to our then-existing partners.

                                    INSIGHT


     We are the 8th largest cable television system operator in the United States based on customers served, with approximately 1,049,000 customers as of March 31, 1999, after giving effect to our proposed acquisition of the Kentucky cable television systems and other recently announced industry acquisitions. We have a tightly grouped cluster of cable television systems with approximately 98% of our customers concentrated in the four contiguous states of Indiana, Kentucky, Ohio and Illinois. Upon completion of our rebuild efforts, which is expected to occur in 2000, over 96% of our customers will be served from nine headends allowing us to more economically deliver an array of entertainment, information and telecommunication services, including interactive digital video, high-speed data access and telephone service products.We believe that we are very well positioned to exploit the new business opportunities available to cable television operators.



     Our marketing strategy is to offer our customers an array of entertainment, information and telecommunication services on a bundled basis. By bundling our products and services, our customers would have an increased choice of services at a reduced cost, which we believe would result in higher customer satisfaction, increased use of our services and greater customer retention. We began offering new and enhanced products and services, such as interactive digital video and high-speed data access, during the second quarter of 1999, and intend to offer telecommunication services beginning in 2000.


     We believe that the highly clustered nature of our systems will enable us to more efficiently invest our marketing dollars and maximize our ability to establish customer awareness, increase use of our services and build brand support. In addition to our broad product offering, we also emphasize a high level of locally focused customer service. Our emphasis is on system reliability, engineering support and superior customer satisfaction.


     To facilitate the deployment of our enhanced products and services, we are in the process of rebuilding almost all of our network to allow us to deliver more information and entertainment services through our cable systems and to provide for two-way communications capability. We have rebuilt approximately 29% of our network miles as of March 31, 1999 after giving effect to the proposed acquisition of the Kentucky cable television systems, and intend to have approximately 71% of our network rebuilt by the end of 1999. We intend to complete our network rebuild in 2000 having invested a total of approximately $233.8 million.


BUSINESS STRATEGY

     Our management team developed and is executing a clear strategy to become a competitive, full-service provider of entertainment, information and telecommunication services. We developed this strategy because we recognize the opportunities presented by new technology, the strength of our market characteristics and favorable changes in the regulatory environment.

     Our operating strategy is centered on the development of new and enhanced products and services for the communities served by our networks and consists of the following elements:

     o Focus on operating clusters with attractive technical and demographic profiles;

     o Expeditiously rebuild our cable network;

     o Introduce new and enhanced products and services; and

     o Leverage strong local presence to enhance customer and community relations.

     To support our business strategy, we have developed a financial strategy to pursue value-enhancing transactions and preserve our financial flexibility by maintaining an appropriate capital structure.

RECENT DEVELOPMENTS

  THE KENTUCKY ACQUISITION

     In April 1999, we entered into an agreement with related parties of Blackstone Capital Acquisition Company, LLC, related parties of InterMedia Capital Management VI, LLC and a subsidiary and related party of AT&T Broadband & Internet Services to purchase a combined 50% interest in InterMedia Capital Partners VI, L.P. for $335.0 million, including expenses, subject to adjustment. We also entered into an agreement with AT&T Broadband & Internet Services, which provides that we will each own a 50% interest in, and we will manage and operate, the Kentucky systems upon the completion of the Kentucky acquisition.

  MANAGED INDIANA SYSTEMS


     We expect to enter into a five-year agreement with AT&T Broadband & Internet Services to provide consulting services to cable television systems being acquired by AT&T Broadband & Internet Services, which systems as of March 31, 1999 served approximately 114,000 customers in the State of Indiana. We will earn an annual fee of 3% of gross revenues in exchange for providing consulting services.


PRINCIPAL EXECUTIVE OFFICES

     Our principal executive offices are located at 126 East 56th Street, New York, New York 10022. Our telephone number is (212) 371-2266.

                                    THE OFFERING


Class A common stock offered................  20,500,000 shares(1)

Common stock to be outstanding after this offering:

  Class A...................................  43,423,637 shares (1)(2)

  Class B...................................  10,009,594 shares(2)

       Total................................  53,433,231 shares (1)(2)

Use of proceeds.............................  We intend to use the net proceeds of $422.0 million from this offering to finance:

                                                   o the Kentucky acquisition; and

                                                   o the introduction of new and enhanced products and services for our customers, other strategic acquisitions and general corporate activities.

Voting rights of common stock...............  Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes. After this offering, the holders of Class B common stock will have 69.7% of our total voting power.

Proposed Nasdaq National Market symbol .....  ICCI


------------------
(1) Excludes 3,075,000 shares of Class A common stock if the underwriters' over-allotment option is exercised in full. You should read the discussion under "Underwriters" for additional information concerning the over-allotment option.

(2) This number of shares excludes:


          o 750,000 shares of Class A common stock and 2,250,000 shares of Class B common stock issuable upon exercise of stock options to be outstanding upon completion of this offering, none of which will be then exercisable.


          o 2,000,000 additional shares of common stock reserved for issuance under our stock option plan. You should read the discussion under "Management--1999 Stock Option Plan" for additional information concerning our stock option plan.

     Except as otherwise indicated, the information in this prospectus assumes that the Class A common stock being offered will be sold at $22.00 per share, which is the mid-point of the range set forth on the cover page of this prospectus, and that the underwriters' over-allotment option is not exercised.

              SUMMARY PRO FORMA COMBINED FINANCIAL AND OTHER DATA

     The following tables set forth summary pro forma combined financial and other data of the national, Columbus, Indiana and Kentucky systems and the managed Indiana systems which are systems in which we have or will have a significant economic interest. Such data have been adjusted to illustrate the estimated effects of the following transactions as if they had occurred on January 1, 1999 with respect to transactions that occurred in 1999 and January 1, 1998 with respect to transactions that occurred in 1998:

     o the acquisition by us of the Rockford system on January 22, 1998;

     o the acquisition of the Columbus system by Insight Ohio on August 21, 1998;

     o the formation of Insight Indiana and related contributions of systems by AT&T Broadband & Internet Services and us on October 31, 1998;

     o the systems exchanged on March 22, 1999 between Falcon Cablevision and us, in which we swapped our Franklin system in exchange for Falcon's Scottsburg system and cash;

     o the acquisition by us of the Portland system on March 31, 1999;

     o the proposed acquisition by us of the Kentucky systems, which is expected to be completed in the second half of 1999;

     o the proposed provision of consulting services to the managed Indiana systems, which is expected to commence during the fourth quarter of 1999;

     o the exchange of limited partnership interests in Insight Communications Company, L.P. for our common stock; and

     o the receipt of approximately $422.0 million of net proceeds in connection with this offering.

     The summary pro forma combined financial and other data do not purport to be indicative of what our financial position or results of operations would have been had the above transactions been completed on the dates indicated or to project our results of operations for any future date. See "Description of Recent Transactions."


     When you read this summary pro forma combined financial and other data, it is important that you read along with it the pro forma financial statements and our historical financial statements and related notes, and the historical financial statements of the TCI Insight Systems which are the systems contributed to Insight Indiana by AT&T Broadband & Internet Services, Insight Communications of Central Ohio, LLC, TCI IPVI Systems which are the Kentucky systems prior to April 30, 1998 and InterMedia Capital Partners VI, L.P. which are the Kentucky systems subsequent to April 30, 1998, which are included elsewhere in this prospectus.


     Our operations consist of our:

o national systems, which are cable television systems wholly-owned and operated by us, which include our Rockford, Illinois, Griffin, Georgia, Claremont, California and Scottsburg and Portland, Indiana systems, except that the technical and operating data of the Scottsburg and Portland systems are included with the Indiana systems since they are managed by Insight Indiana;

o Columbus system, which is the cable television system of Insight Ohio, in which we own a 75% non-voting equity interest and serve as manager;

o Indiana systems, which are the cable television systems of Insight Indiana, in which we own a 50% equity interest and serve as manager;

o Kentucky systems, which are the TCI IPVI Systems prior to April 30, 1998 and the cable television systems of InterMedia Capital Partners VI, L.P. subsequent to April 30, 1998, in which we will own a 50% equity interest and will serve as manager upon completion of the proposed acquisition; and

o managed Indiana systems, which are the cable television systems in Indiana being acquired by related parties of AT&T Broadband & Internet Services and for which we will provide consulting services, subject to the ultimate control of AT&T Broadband & Internet Services.

                                                 FOR THE YEAR ENDED DECEMBER 31, 1998
                                     ------------------------------------------------------------
                                                              PRO FORMA                             FOR THE THREE
                                     ------------------------------------------------------------   MONTHS ENDED
                                     NATIONAL   INDIANA     KENTUCKY                                MARCH 31, 1999
                                     SYSTEMS    SYSTEMS    SYSTEMS(1)                                PRO FORMA
PERCENTAGE OWNED                       100%       50%         50%       ADJUSTMENTS(2)   TOTAL(3)    TOTAL(3)
                                     --------   --------   ----------   --------------   --------   --------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER CUSTOMER DATA)
FINANCIAL DATA:
  Revenues.......................... $ 41,314   $138,861   $ 195,507       $     --      $375,682      $ 97,458
    Operating expense...............   11,069     39,604      65,328             --       116,001        30,369
    Selling, general and
      administrative................   11,885     24,749      44,416             --        81,050        21,665
    Depreciation and amortization...   19,649     83,401     122,278             --       225,328        61,750
                                     --------   --------   ----------      --------      --------      --------
  Operating income (loss)...........   (1,289)    (8,893)    (36,515)            --       (46,697)      (16,326)
  EBITDA(4).........................   18,096     74,270      86,994         56,306       235,666        62,483
  EBITDA margin(5)..................     43.8%      53.5%       44.5%            --          62.7%         64.1%
  Net income (loss)................. $(10,686)  $(45,691)  $ (80,183)      $ 63,440      $(73,120)     $(21,887)
  Pro forma loss per share..........                                                        (2.22)        (0.67)
  Net cash provided by operating
    activities......................   11,174     49,878      47,146             --       108,198        30,053
  Net cash used in investing
    activities......................   24,637     45,336      51,069             --       121,042        43,170
  Net cash (used in) provided by
    financing activities............  (36,836)   (11,600)      6,525             --       (41,911)       26,000
  Monthly revenue
    per customer(6).................    32.64      36.00       38.62             --         36.92         38.05


                     SELECTED TECHNICAL AND OPERATING DATA


                                                           AS OF MARCH 31, 1999, EXCEPT WHERE NOTED
                                                 ------------------------------------------------------------
                                                                          PRO FORMA
                                                 ------------------------------------------------------------
                                                                                                      MANAGED
                                                   NATIONAL       COLUMBUS    INDIANA     KENTUCKY    INDIANA
                                                    SYSTEMS         SYSTEM    SYSTEMS     SYSTEMS     SYSTEMS
                                                 ----------    -----------    --------    --------    -------
TECHNICAL DATA:
  Network miles................................       1,729          2,655       7,455       7,930      2,785
  Number of headends...........................           5              1          45          16         21
  Number of headends as of December 31,
    2000(7)....................................           5              1           5           4          1
  Number of headends serving 90% of our
    customers expected as of December 31,
    2000(7)....................................           2              1           3           4          0
OPERATING DATA:
  Homes passed(8)..............................     149,399        172,975     495,605     657,361    159,644
  Basic customers(9)...........................      86,846         86,620     336,252     425,445    114,262
  Basic penetration(10)........................        58.1%          50.1%       67.8%       64.7%      71.6%
  Premium units(11)............................      96,869         85,526     234,528     351,703     44,381
  Premium penetration(12)......................       111.5%          98.7%       69.7%       82.7%      38.8%
  Number of addressable homes(13)..............      30,218         71,041      81,582     130,881     22,000
OTHER DATA:
  Insight's ownership..........................         100%            75%         50%         50%         0%
  Location of systems..........................  CA, GA, IL             OH          IN          KY         IN
  Date of acquisition/consulting...............     Various    August 1998     Various     Pending    Pending


------------------

 (1) The financial data of Kentucky represents the combination of the results of TCI IPVI Systems from January 1, 1998 through April 30, 1998 and InterMedia Capital Partners VI, L.P. from April 30, 1998 through December 31, 1998. The combination of the two periods is not necessarily indicative of what the results of InterMedia Capital Partners VI, L.P. or TCI IPVI would have been for the year.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)
 (2) Represents the following:


          o AT&T Broadband & Internet Services' share of losses of the Indiana and Kentucky systems totalling $22.8 million and $40.1 million.



          o reduction in interest expense related to the paydown of our debt from the proceeds of this offering totalling $7.1 million.



          o the equity in loss of Insight Ohio totalling $6.6 million.


     See "Pro Forma Financial Statements."


 (3) Represents the combined results of operations of the national, Indiana and Kentucky systems, and our equity interest in the Columbus system. You should read the historical financial statements and related notes of Insight Communications of Central Ohio, LLC. which reflect the results of operations of the Columbus system. The pro forma data exclude:



          o a one-time non-recurring charge to earnings to record a net deferred tax liability at December 31, 1998 and March 31, 1999 of approximately $45.0 million and $50.0 million that would have been recognized upon the exchange of limited partnership interests in Insight Communications Company, L.P. for our common stock;



          o a one-time $17.1 million non-cash compensation charge associated with the distribution of incentive shares to management.



 (4) Represents earnings (loss) before interest, taxes, depreciation and amortization. Our management believes that EBITDA is commonly used in the cable television industry to analyze and compare cable television companies on the basis of operating performance, leverage and liquidity. However, EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either operating income or net income as an indicator of operating performance or cash flows as a measure of liquidity, as determined in accordance with generally accepted accounting principles. EBITDA, as computed by management, is not necessarily comparable to similarly titled amounts of other companies. See our financial statements, including the statements of cash flows, which are included elsewhere in this prospectus.





(5) Represents EBITDA as a percent of revenues.



 (6) Represents average monthly revenue per average customer. For the national systems, the average monthly revenue per average customer includes approximately 10,900 customers from the Scottsburg and Portland systems, currently managed by Insight Indiana, but whose financial results are currently consolidated with the national systems as they are wholly-owned by us.





(7) Represents an estimate based on our current rebuild program.



 (8) Homes passed are the number of single residence homes, apartments and condominium units passed by the cable distribution network in a cable system's service area.



 (9) Basic customers are customers of a cable television system who receive a package of over-the-air broadcast stations, local access channels and certain satellite-delivered cable television services, other than premium services, and who are usually charged a flat monthly rate for a number of channels.





(10) Basic penetration means basic customers as a percentage of total number of homes passed.



(11) Premium units mean the number of subscriptions to premium services, which are paid for on an individual basis.



(12) Premium penetration means premium service units as a percentage of the total number of basic customers. A customer may purchase more than one premium service, each of which is counted as a separate premium service unit. This ratio may be greater than 100% if the average customer subscribes to more than one premium service unit.



(13) Number of addressable homes reflects the number of homes with a converter box that enables the cable television operator to electronically control from its central facilities the cable television services delivered to the customer.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

     The summary historical and pro forma financial data set forth below were derived from our consolidated financial statements and the pro forma combined financial statements for the three-month periods ended March 31, 1998 and 1999. The summary statement of operations data for the three-month periods ended March 31, 1998 and 1999 and the balance sheet data as of March 31, 1999 were derived from our unaudited consolidated financial statements. The summary pro forma data have been adjusted to illustrate the estimated effects of the transactions as if they had occurred on January 1, 1999 for the statement of operations data and March 31, 1999 for the balance sheet data.


                                                                              THREE MONTHS ENDED MARCH 31,
                                                                           -----------------------------------
                                                                                HISTORICAL
                                                                           --------------------      PRO FORMA
                                                                            1998         1999         1999(1)
                                                                           -------      -------      ---------
                                                                            (DOLLARS IN THOUSANDS, EXCEPT PER
                                                                                       SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Revenues..............................................................   $23,161      $45,377      $  97,458
  Costs and expenses:
     Operating expenses.................................................     6,474       13,263         30,369
     Selling, general and administrative................................     5,023       10,180         21,665
     Depreciation and amortization......................................     5,801       25,739         61,750
                                                                           -------      -------      ---------
                                                                            17,298       49,182        113,784
                                                                           -------      -------      ---------
  Operating income (loss)...............................................     5,863       (3,805)       (16,326)
  Other income (expense):
     Gain on cable system exchanges.....................................        --       19,762             --
     Interest expense...................................................    (5,771)     (10,493)       (22,620)
     Other expense......................................................       (19)          (7)           (65)
                                                                           -------      -------      ---------
                                                                            (5,790)       9,262        (22,685)
                                                                           -------      -------      ---------
  Income (loss) before minority interest and equity in losses of Insight
     Ohio...............................................................        73        5,457        (39,011)
  Minority interest.....................................................        --        4,494         19,837
  Equity in losses of Insight Ohio......................................        --       (2,713)        (2,713)
                                                                           -------      -------      ---------
  Net income (loss).....................................................        73        7,238        (21,887)
  Accretion of redeemable Class B units.................................        --       (3,125)            --
                                                                           -------      -------      ---------
  Net income (loss) applicable to Class A and B units...................   $    73      $ 4,113      $ (21,887)
                                                                           -------      -------      ---------
                                                                           -------      -------      ---------
  Pro forma loss per share(2)..................................................................      $   (0.67)
                                                                                                     ---------
                                                                                                     ---------
OTHER FINANCIAL DATA:
  EBITDA(3).............................................................   $11,645      $43,470      $  62,483
  EBITDA margin(4)......................................................      50.3%        95.8%          64.1%
  Capital expenditures..................................................     3,099       20,831         39,848
  Net cash provided by operating activities.............................     7,992       18,453         30,053
  Net cash used in investing activities.................................    91,405       27,688         43,170
  Net cash provided by financing activities.............................    85,506       19,000         26,000



                                                                                        AS OF MARCH 31, 1999
                                                                                  ---------------------------------
                                                                                                      PRO FORMA
                                                                                  HISTORICAL        AS ADJUSTED(5)
                                                                                  --------------    ---------------
                                                                                           (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents....................................................      $ 29,667         $    33,179
  Property, plant and equipment, net...........................................       164,203             412,244
  Total assets.................................................................       687,376           1,860,556
  Total debt...................................................................       592,663           1,238,663
  Partners' deficit............................................................         3,812                  --
  Stockholders' equity.........................................................            --             422,632

     The summary historical and pro forma financial data set forth below were derived from our consolidated financial statements and the pro forma combined financial statements for the years ended December 31, 1994, 1995, 1996, 1997 and 1998. The summary statement of operations data for the years ended December 31, 1994, 1995, 1996, 1997 and 1998 were derived from our audited consolidated financial statements. The summary pro forma data have been adjusted to illustrate the estimated effects of the transactions as if they had occurred on January 1, 1998 for the statement of operations data. The 1997 historical financial statements have been restated to reflect a change in accounting for cable system exchanges. See the notes to our financial statements included elsewhere in the prospectus.


                                                                YEAR ENDED DECEMBER 31,
                                          -------------------------------------------------------------------
                                                                HISTORICAL
                                          -------------------------------------------------------   PRO FORMA
                                             1994       1995       1996       1997        1998       1998(1)
                                          ----------  ---------  ---------  ---------  ----------   ---------
                                                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Revenues..............................  $   52,820  $  57,108  $  61,839  $  67,698  $  112,902   $ 375,682
  Costs and expenses:
     Operating expenses.................      13,852     15,364     16,774     18,397      30,376     116,001
     Selling, general and
       administrative...................      13,323     13,629     14,062     15,020      24,471      81,050
     Depreciation and amortization......      14,649     13,937     15,694     18,125      43,849     225,328
                                          ----------  ---------  ---------  ---------  ----------   ---------
  Operating income......................      10,996     14,178     15,309     16,156      14,206     (46,697)
  Other income (expense):
     Gain on cable systems exchange.....          --         --         --     78,931     111,746          --
     Gain on contribution of cable
       systems to joint venture.........          --         --         --         --      44,312          --
     Costs related to pursuance of sale
       of assets........................          --       (763)        --         --          --          --
     Interest expense, net..............     (17,031)   (17,965)   (17,644)   (15,962)    (28,106)    (83,458)
     Other income (expense).............         365        (52)        --         --        (444)        729
                                          ----------  ---------  ---------  ---------  ----------   ---------
  Income (loss) before minority interest
     and equity in losses of Insight
     Ohio...............................      (5,670)    (4,602)    (2,335)    79,125     141,714    (129,426)
  Minority interest.....................          --         --         --         --       3,410      62,938
  Equity in losses of Insight Ohio......          --         --         --         --      (3,251)     (6,632)
                                          ----------  ---------  ---------  ---------  ----------   ---------
  Income (loss) before extraordinary
     item...............................      (5,670)    (4,602)    (2,335)    79,125     141,873     (73,120)
  Extraordinary loss from early
     extinguishment of debt.............          --         --       (480)    (5,243)     (3,267)         --
                                          ----------  ---------  ---------  ---------  ----------   ---------
  Net income (loss).....................      (5,670)    (4,602)    (2,815)    73,882     138,606     (73,120)
  Accretion of redeemable Class B
     units..............................          --         --         --         --      (5,729)         --
  Accretion to redemption value of
     preferred limited units............      (2,500)    (2,604)    (5,421)   (15,275)         --          --
                                          ----------  ---------  ---------  ---------  ----------   ---------
  Net income (loss) applicable to
     Class A and B units................  $   (8,170) $  (7,206) $  (8,236) $  58,607  $  132,877   $ (73,120)
                                          ----------  ---------  ---------  ---------  ----------   ---------
                                          ----------  ---------  ---------  ---------  ----------   ---------
  Basic income (loss) per share before
     extraordinary item.................  $    (0.26) $   (0.25) $   (0.24) $    2.06  $     6.63         n/a
  Diluted income (loss) per share before
     extraordinary item.................  $    (0.23) $   (0.21) $   (0.24) $    1.88  $     4.56         n/a
  Basic income (loss) per share.........  $    (0.26) $   (0.25) $   (0.26) $    1.88  $     6.47
  Diluted income (loss) per share.......  $    (0.23) $   (0.21) $   (0.26) $    1.72  $     4.27
Pro forma loss per share(2)......................................................................   $   (2.22)
                                                                                                    ---------
                                                                                                    ---------

                                                                YEAR ENDED DECEMBER 31,
                                          -------------------------------------------------------------------
                                                                HISTORICAL
                                          -------------------------------------------------------   PRO FORMA
                                             1994       1995       1996       1997        1998       1998(1)
                                          ----------  ---------  ---------  ---------  ----------   ---------
                                                                (DOLLARS IN THOUSANDS)
OTHER FINANCIAL DATA:
  EBITDA(3).............................  $   26,010  $  27,300  $  31,003  $ 113,212  $  213,828   $ 235,666
  EBITDA margin(4)......................        49.2%      47.8%      50.1%     167.2%      189.4%       62.7%
  Capital expenditures..................      12,492     15,154     16,414     27,981      44,794      39,848
  Net cash provided by operating
     activities.........................      12,557     13,337     15,976     10,436      44,760      30,053
  Net cash used in investing
     activities.........................      12,945     15,120     16,589     27,981     142,190      43,170
  Net cash provided by financing
     activities.........................          70      1,600        870     17,891     116,250      26,000


------------------

(1) Represents the combined results of operations of the national, Indiana and Kentucky systems, and our equity interest in the Columbus system.



   The pro forma data exclude a one-time non-recurring charge to earnings to record a net deferred tax liability at December 31, 1998 and March 31, 1999 of approximately $45 million and $50 million that would have been recognized upon the exchange of limited partnership interests in Insight Communications Company, L.P. for our common stock.



(2) Pro forma loss per share is calculated by dividing net loss by 32.9 million common shares outstanding after completion of this offering.



(3) Represents earnings (loss) before interest, taxes, depreciation and amortization and extraordinary items. Our management believes that EBITDA is commonly used in the cable television industry to analyze and compare cable television companies on the basis of operating performance, leverage and liquidity. However, EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either operating income or net income as an indicator of operating performance or cash flows as a measure of liquidity, as determined in accordance with generally accepted accounting principles. EBITDA, as computed by management, is not necessarily comparable to similarly titled amounts of other companies. See our financial statements, including the statements of cash flows, which are combined later in this prospectus.


(4) Represents EBITDA as a percent of total revenues.




(5) Gives effect to the transactions as if they had each occurred on March 31, 1999.

                                  RISK FACTORS

     You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide whether to purchase shares of our Class A common stock.

WE HAVE A HISTORY OF NET LOSSES, AND MAY NOT BE PROFITABLE IN THE FUTURE

     We expect to incur additional net losses in the future, which could cause our stock price to decline and adversely affect our access to capital markets. We reported net loss applicable to the Class A units of $8.2 million, $7.2 million and $8.2 million for the years ended December 31, 1994, 1995 and 1996. We reported net income applicable to the Class A and B units of $58.6 million and $132.9 million for the years ended December 31, 1997 and 1998 and $4.1 million for the three months ended March 31, 1999, as a result of gains resulting from swaps of cable systems. We have and will continue to have a substantial amount of interest expense in respect of debt incurred and depreciation and amortization expenses relating to acquisitions of cable systems as well as expansion and rebuild programs. Such expenses have contributed to the net losses we experienced. We expect that we will continue to incur such non-operating expenses at increased levels as a result of our network rebuild program and recent acquisitions, which expenses will result in continued net losses.

WE HAVE A LIMITED HISTORY OF OPERATING OUR CURRENT CABLE TELEVISION SYSTEMS AND THESE SYSTEMS MAY NOT GENERATE SALES AT OR EXCEEDING HISTORICAL LEVELS

     With only approximately 15% of our existing customers having been served by us for greater than one year, we are still in the process of integrating our new systems. After giving effect to recent and proposed transactions, our historical financial information and the historical financial information of the Indiana systems, the Columbus system and the Kentucky systems may not be indicative of our future operating results. This makes it difficult for you to completely evaluate our performance. We have grown rapidly since December 1997, and after giving effect to our proposed transactions, would have completed three acquisitions, three asset swaps and two joint ventures of cable television systems. The Indiana joint venture with AT&T Broadband & Internet Services, the acquisition by Insight Ohio of the Columbus system, the proposed acquisition of the Kentucky systems and the proposed provision of consulting services to the managed Indiana systems, increases the number of customers served by systems we own, operate and manage from approximately 180,000 to approximately 1,049,000.

THE KENTUCKY ACQUISITION MAY NOT BE COMPLETED AND, IF NOT COMPLETED, WE WILL HAVE THE ABILITY TO APPLY SOME OF THE PROCEEDS OF THIS OFFERING TO FUND AS YET UNIDENTIFIED ACQUISITIONS, INVESTMENTS OR JOINT VENTURES

     If the Kentucky acquisition is not completed, a significant portion of the net proceeds from this offering will not be designated for a specific use. Therefore, we will have broad discretion with respect to the use of such proceeds. Accordingly, our investors may not have the opportunity to evaluate the economic, financial and other relevant information that we may consider in the application of the net proceeds.

     In April 1999, we entered into an agreement to purchase a 50% interest in InterMedia Capital Partners VI, L.P. for $335.0 million, including expenses, subject to adjustment. The completion of this transaction is subject to several conditions including:

     o Receipt or waiver of all necessary material consents from third parties;

     o Absence of any material adverse changes in the conditions, properties or business of the Kentucky systems; and

     o Notification, approval and compliance with the requirements of appropriate governmental agencies, including, without limitation, approval of cable television franchise authorities.

     If these conditions are not met, the Kentucky acquisition will not be completed. There can be no assurance that the Kentucky acquisition will be completed on the terms described in this prospectus, or at all. This offering is not contingent or in any way dependent on the Kentucky acquisition.

OTHER EQUITY OWNERS OF SOME OF OUR SYSTEMS MAY RESTRICT OUR ABILITY TO FURTHER DEVELOP THOSE SYSTEMS, WHICH WOULD IMPAIR OUR ABILITY TO ACHIEVE OUR CURRENTLY CONTEMPLATED BUSINESS STRATEGY

     The Indiana systems and the Columbus system are not, and the Kentucky systems will not be, wholly owned by us. Under the terms of each of the operating agreements between us and the other equity owners, the other equity owners have approval rights for certain significant actions, including related party transactions and specified asset sales, which may be taken with respect to our systems. Such approval rights may interfere with our future operating strategies and restrict us from taking actions our board of directors considers to be in your best interests.

     Commencing on October 30, 2003, AT&T Broadband & Internet Services has the right to require us to redeem its 50% interest in Insight Indiana. If the Kentucky acquisition is completed, AT&T Broadband & Internet Services will have a similar right with respect to its 50% interest in the proposed joint venture for the Kentucky systems. If AT&T Broadband & Internet Services elects to redeem its interest, we may not have sufficient cash available or be able to obtain financing on acceptable terms to redeem its interest. Our failure to obtain acceptable financing upon such election could force us to sell assets at unfavorable prices in order to generate the cash needed to redeem AT&T Broadband & Internet Services' interests. If we were to issue shares of common stock to effect this redemption, this:

     o would result in substantial dilution to other stockholders;

     o could adversely affect the market price of the common stock; and

     o could impair our ability to raise additional capital through the sale of our equity securities.

We may in the future enter into other joint venture agreements that have similar redemption provisions. See "Description of Recent Transactions--The Transactions to Acquire the Indiana Systems" and "--The Transactions to Acquire the Kentucky Systems."

OUR PROGRAMMING COSTS ARE SUBSTANTIAL AND THEY MAY INCREASE, WHICH COULD RESULT IN A DECREASE IN PROFITABILITY IF WE ARE UNABLE TO PASS THAT INCREASE ON TO OUR CUSTOMERS

     In recent years the cable industry has experienced a rapid escalation in the cost of programming, and sports programming in particular. For 1997 and 1998, programming costs for our top 20 cable programming channels, excluding premium channels, as ranked by Nielsen Media Research, increased approximately 11.0% and 18.6%. Our cable programming services are dependent upon our ability to procure programming that is attractive to our customers at reasonable rates. The escalation in programming costs may continue and we may not be able to pass programming cost increases on to our customers. Our financial condition and results of operations could therefore be negatively impacted by further increases in programming costs. Programming has been and is expected to continue to be our largest single expense item and accounted for approximately 41.3% and 43.8% of our total operating expenses for the years ended December 31, 1997 and 1998.

WE COULD LOSE OUR CURRENT ACCESS TO FAVORABLE PROGRAMMING SERVICE RATES AND EXPERIENCE INCREASES IN PROGRAMMING COSTS AS A RESULT

     Because of our relationship with AT&T Broadband & Internet Services, we have the right to purchase programming services for the Indiana systems and, upon completion of the Kentucky acquisition, for the Kentucky systems, at AT&T Broadband & Internet Services' cost plus a small administrative surcharge. We believe that the cost of AT&T Broadband & Internet Services' programming services is lower than the cost we would incur if we purchased such programming services independently. If AT&T Broadband & Internet Services was not to continue as our significant partner and we were unable to enter into a similar arrangement, we believe our programming costs would increase. Loss of access to programming services at such favorable rates could have a material adverse effect on our financial condition and results of operations.

     Since 1986, MediaOne Group, Inc., formerly known as Continental Cablevision, Inc., has held a significant interest in Insight allowing us to buy programming services for the national systems and the Columbus system at MediaOne's cost. Under a 1997 agreement with MediaOne, we will redeem MediaOne's interest in Insight in November 1999. At such time, we will no longer be entitled to buy programming services at MediaOne's cost. We believe we will experience some increases in programming costs for the national systems and the Columbus system. Loss of access to programming services at such favorable rates could have a material adverse effect on our financial condition and results of operations.

     You should read "Business--Programming Supply" for additional information concerning programming service rates.

IF WE ARE UNABLE TO SUCCESSFULLY INTEGRATE OUR NEWLY ACQUIRED CABLE SYSTEMS OUR BUSINESS COULD BE ADVERSELY AFFECTED

     The integration of new cable systems will place significant demands on our management and our operational, financial and marketing resources. After giving effect to our proposed transactions, we would have completed since December 1997, three acquisitions, three asset swaps and two joint ventures of cable systems and approximately 85% of our customers would have been acquired through such acquisitions and other transactions. We expect to continue to acquire and enter into swaps and joint ventures with respect to cable systems as an element of our business strategy. Our current operating and financial systems and controls may not be adequate and any steps taken to improve these systems and controls may not be sufficient. Our business, financial condition and results of operations could suffer materially if we fail to successfully integrate and manage new cable systems in a timely manner.

AS WE INTRODUCE NEW AND ENHANCED PRODUCTS AND SERVICES, A FAILURE TO PREDICT AND REACT TO CONSUMER DEMAND OR SUCCESSFULLY INTEGRATE NEW TECHNOLOGY COULD ADVERSELY AFFECT OUR BUSINESS

     Introduction of new and enhanced products and services includes various risks. The cable television industry is in the early stages of introducing new and enhanced products and services utilizing new technology allowing for products such as video-on-demand, high-speed Internet access and voice telephone services. In order to successfully introduce new and enhanced products and services, we must anticipate and meet the demand for new products and services, as well as integrate technology. Our inability to effectively introduce, market and sell new and enhanced products and services or to anticipate consumer demand for such products and services could have a material adverse effect on our business, results of operations, prospects and financial condition. You should read the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" for additional information concerning our anticipated capital expenditures to fund these new and enhanced products and services and the discussion under "Business--New and Enhanced Products and Services" for additional information concerning the new and enhanced products and services that we are preparing to introduce to our customers. You should also read "Business--Competition" for additional information.

IF WE WERE TO LOSE MEMBERS OF OUR SENIOR MANAGEMENT AND COULD NOT FIND APPROPRIATE REPLACEMENTS IN A TIMELY MANNER, OUR BUSINESS COULD BE ADVERSELY AFFECTED

     If any member of our senior management team becomes unable or unwilling to participate in our business and operations, our profitability could suffer. Our success is substantially dependent upon the retention of, and the continued performance by, our senior management, including Sidney Knafel, Chairman of the Board of Directors, Michael Willner, President and Chief Executive Officer, and Kim Kelly, Executive Vice President and Chief Operating and Financial Officer. We do not have an employment agreement with any member of our senior management team. You should read the discussion under "Management--Directors and Executive Officers" for information concerning the experience of these individuals.

     Our success will also depend upon our ability to attract and retain personnel for customer relations and field operations. We continually need to hire, integrate and retain personnel for positions which require a higher level of technical expertise and the ability to communicate technical concepts to our customers. There is no guarantee that we will be able to recruit or retain these skilled workers. Failure to do so could impair our ability to operate efficiently and maintain our reputation for high quality service. This could also impair our ability to retain current customers and attract new customers which could cause our financial performance to decline.

THE COMPETITION WE FACE FROM OTHER CABLE NETWORKS AND ALTERNATIVE SERVICE PROVIDERS MAY CAUSE US TO LOSE MARKET SHARE

     The impact from competition, particularly from direct broadcast satellite television systems and companies that overbuild in our market areas, has resulted in a decrease in customer growth rates. The annualized growth rate for basic customers was 1.7% in March 1999 as compared to 3.5% in March 1997 while satellite penetration as of March 1999 averaged 11.4% nationwide, up from 7.4% in March 1997. The percentage of customers taking the basic only level of service was 6.0% in March 1999 as compared to 4.4% in March 1997 and premium customer penetration declined to 22.8% of total customers as compared to 25.5% for the same two-year period. This in turn has negatively impacted our financial performance. Increased competition may continue to impact our financial performance. Many of our potential competitors have substantially greater resources than us, and we cannot predict the market share our competitors will eventually achieve, nor can we predict their ability to develop products which will compete with our planned new and enhanced products and services such as high-speed data access and video-on-demand.

     Competition in geographic areas where a secondary franchise is obtained and a cable network is constructed under the terms of the franchise is called "overbuilding." A cable subsidiary of Ameritech Corporation, the telephone local exchange carrier in Columbus, Ohio, has overbuilt a majority of the homes passed by our Columbus system. In addition, a joint venture which is a related party of Southern Indiana Gas and Electric Co. is overbuilding a portion of our Evansville, Indiana system and there is a small overbuild by FrontierVision of our Kentucky systems relating to approximately 7,400 homes in Boone County, Kentucky. We cannot predict whether competition from these or future competitors will have a material effect on us and our business and operations.

     You should read "Business--Competition" for additional information.

OUR NON-EXCLUSIVE FRANCHISES ARE SUBJECT TO NON-RENEWAL OR TERMINATION, WHICH COULD CAUSE US TO LOSE OUR RIGHT TO OPERATE SOME OF OUR SYSTEMS

     Cable television companies operate under non-exclusive franchises granted by local authorities which are subject to renewal and renegotiation from time to time. Our cable systems are dependent upon the retention and renewal of their respective local franchises. A franchise is generally granted for a fixed term ranging from five to fifteen years, but in many cases is terminable if the franchisee fails to comply with its material provisions. Franchises typically impose conditions relating to the operation of the cable television system, including requirements relating to the payment of fees, system bandwidth capacity, customer service, franchise renewal and termination. No assurance can be given that our cable systems will be able to retain or renew such franchises or that the terms of any such renewals will be on terms as favorable as their respective existing franchises. Furthermore, it is possible that a franchise authority might grant a franchise to another cable company or a local utility or telephone company. The non-renewal or termination of franchises or the granting of competing franchises with respect to a significant portion of any of our cable systems would have a material adverse effect on our ability to provide service to current or future customers and on our financial performance. You should read the discussion under "Business--Franchises" for additional information concerning our franchises.

OUR BUSINESS HAS BEEN AND CONTINUES TO BE SUBJECT TO EXTENSIVE GOVERNMENTAL LEGISLATION AND REGULATION, AND CHANGES IN THIS LEGISLATION AND REGULATION COULD INCREASE OUR COSTS OF COMPLIANCE AND REDUCE THE PROFITABILITY OF OUR BUSINESS

     The cable television industry is subject to extensive legislation and regulation at the federal and local levels, and, in some instances, at the state level, and many aspects of such regulation are currently the subject of judicial proceedings and administrative or legislative proposals. The rules and regulations governing our business have at times had a material adverse effect on our business. For example, rules issued under the Cable Television Consumer Protection and Competition Act of 1992, resulted in significant reductions in our pricing which reduced operating cash flow and our ability to support capital rebuild programs. In addition, operating in a regulated industry increases the cost of doing business generally. We may also become subject to additional regulatory burdens and related increased costs. As we continue to offer telecommunication services, we may be required to obtain federal, state and local licenses or other authorizations to offer such services. We may not be able to obtain such licenses or authorizations in a timely manner, or at all, or conditions could be imposed upon such licenses and authorizations that may not be favorable to us. Future changes in legislation or regulations could have an adverse impact on us and our business operations. You should read "Legislation and Regulation" for additional information.

WE HAVE A SIGNIFICANT AMOUNT OF INDEBTEDNESS AND SUCH INDEBTEDNESS REQUIRES US TO COMPLY WITH VARIOUS FINANCIAL AND OPERATING RESTRICTIONS, AND MAY ADVERSELY AFFECT OUR ABILITY TO OBTAIN FINANCING IN THE FUTURE AND REACT TO CHANGES IN OUR BUSINESS

     We have a significant amount of debt. We borrowed this money to fund our acquisitions and for capital expenditures such as expanding and rebuilding our network. As of March 31, 1999, after giving effect to our proposed transactions, our consolidated indebtedness would have totaled approximately $1.2 billion.

     Our level of outstanding indebtedness can have material adverse consequences to us and to you. These consequences include:

     o Our ability to obtain additional financing in the future for capital expenditures, acquisitions, working capital or other purposes may be limited;

     o A material portion of our cash flow from operations will be dedicated to the payment of, and interest on, our debt; and

     o This indebtedness may limit our ability to withstand competitive pressures and reduce our flexibility in responding to changing business and economic conditions.

     In addition, such indebtedness subjects us and each of our subsidiaries to various financial and operating restrictions and covenants which could limit our ability to compete as well as our ability to expand. Such restrictions and covenants may, among other things, include:

     o A limit on the amount of additional indebtedness that may be incurred and the ability to pay dividends or make capital contributions;

     o A limit on investments, loans and other payments, transactions with related parties and mergers and acquisitions; and

     o A requirement to maintain specified financial ratios and meet financial tests.

     Our and our subsidiaries' ability to comply with such restrictions and covenants can be affected by events beyond our control, and there can be no assurance that we or our subsidiaries will achieve operating results that would permit compliance with such terms. A failure to comply with the covenants and other terms of the indebtedness could result in events of default, which could permit acceleration of the debt.

     There can be no assurance that we will continue to generate cash and obtain financing sufficient to meet our debt service, capital expenditure and working capital obligations. You should read the discussion under "Management's Discussion and Analysis of Financial Condition and Results of
Operations--Liquidity and Capital Resources" for additional information.

EXISTING STOCKHOLDERS MAY SELL THEIR COMMON STOCK AFTER THE OFFERING, WHICH COULD HURT THE MARKET PRICE OF OUR COMMON STOCK

     We cannot predict the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of the Class A common stock. Sales of substantial amounts of common stock, or the perception that such sales could occur, may adversely affect prevailing market prices for the Class A common stock.


     Upon completion of the exchange of partnership interests for common stock and without giving effect to this offering, there will be 32,933,231 shares of common stock outstanding. At any time commencing six months after this offering, Vestar, who will hold 10,096,079 of such shares of common stock, will be entitled to demand registration of its shares under the Securities Act of 1933 at our expense. All of the shares of common stock issued and exchanged for partnership interests also may be sold under Rule 144 of the Securities Act, depending on the holding period of such securities and subject to significant restrictions in the case of shares held by persons deemed to be our related parties.



     We, as well as our officers, our directors, persons receiving our shares in exchange for their partnership interests in Insight Communications Company, L.P. and our employees who purchase in excess of 100 shares in this offering, have agreed not to offer, sell, contract to sell or otherwise dispose of any common stock for a period of 180 days after the date of this prospectus without the written consent of Donaldson, Lufkin & Jenrette Securities Corporation.


MEMBERS OF MANAGEMENT, AS MAJOR STOCKHOLDERS, POSSESS UNEQUAL VOTING RIGHTS RESULTING IN THE ABILITY TO CONTROL ALL MAJOR CORPORATE DECISIONS, AND OTHER SHAREHOLDERS MAY BE UNABLE TO INFLUENCE THESE CORPORATE DECISIONS


     We have two classes of common stock--Class A which carries one vote per share and Class B which carries ten votes per share. Upon the completion of this offering, investors in this offering will own 47.2% of the outstanding Class A common stock. Our directors, executive officers, members of management and family members will own 100% of the outstanding Class B common stock. As a result of their stock ownership, such holders of Class B common stock will have the power to elect all of our directors and control stockholder decisions on other matters such as amendments to our certificate of incorporation and bylaws, and mergers or other fundamental corporate transactions. The interests of our controlling stockholders, including our management, may conflict with the interests of the other holders of Class A common stock.


     The disproportionate voting rights of the Class A common stock relative to the Class B common stock may make us a less attractive target for a takeover than we otherwise might be or render more difficult or discourage a merger proposal or a tender offer.

IF OUR COMPUTER SYSTEMS OR THOSE OF THIRD PARTIES WITH WHOM WE DO BUSINESS ARE NOT YEAR 2000 COMPLIANT, OUR OPERATIONS MAY BE DISRUPTED

     We are evaluating the impact of the Year 2000 problem on our business operations, as well as our products and services. Areas that could be adversely impacted by the Year 2000 problem include the following:

     o Information processing and financial reporting systems;

     o Customer billing systems;

     o Customer service systems;

     o Cable headend equipment and advertising insertion equipment; and

     o Services from third-party vendors.

     System failure or miscalculation could result in an inability to process transactions, send invoices, accept customer orders or provide customers with products and services. We presently do not have a formal contingency plan in place if we or any third parties with whom we have material relationships sustain business interruptions caused by Year 2000 problems.

     For a description of our Year 2000 compliance efforts you should read "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Compliance."

THIS PROSPECTUS INCLUDES FORWARD-LOOKING STATEMENTS THAT MAY NOT BE ACCURATE INDICATORS OF OUR FUTURE PERFORMANCE

     Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate," and "continue" or similar words. You should read statements that contain these words carefully because they:

     o discuss our future expectations;

     o contain projections of our future results of operations or of our financial condition; or

     o state other "forward-looking" information.

     We believe it is important to communicate our expectations to our investors. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors listed in this section, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our Class A common stock, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, operating results and financial condition.

                                USE OF PROCEEDS

     The estimated net proceeds from the sale of the 20,500,000 shares of Class A common stock offered by us will be approximately $422.0 million, or approximately $485.4 million if the underwriters' over-allotment option is exercised in full, after deducting the estimated underwriting discounts and offering expenses.

     We intend to use the net proceeds of this offering to finance:

          o the Kentucky acquisition and the related fees which we estimate to be $335.0 million; and

          o the introduction of new and enhanced products and services for our customers, other strategic acquisitions and general corporate activities which we estimate to be $87.0 million.

     You should read the discussion under "Business--The Systems--The Kentucky Systems" for further information concerning the Kentucky systems and "Business--Products and Services--New and Enhanced Products and Services--Telephony" for further information concerning the joint venture with AT&T. The amounts actually spent by us may vary significantly and will depend on a number of factors, including our future revenues and the other factors described under "Risk Factors." We continually evaluate potential acquisition candidates, but we have not reached any agreements, commitments or understandings for any future acquisitions except for the Kentucky acquisition. There is no assurance that any additional acquisitions will be identified or completed.


     Pending our use of the net proceeds of this offering, we will temporarily eliminate the debt outstanding under our senior revolving credit facility (approximately $132.6 million) and the remainder will be invested in short-term investment grade investments. We expect that the Kentucky acquisition will be completed during the second half of 1999. There can be no assurance that the Kentucky acquisition will be completed on the terms described in this prospectus, or at all. This offering is not contingent or in any way dependent on the Kentucky acquisition. If the Kentucky acquisition is not completed, a significant portion of the net proceeds from this offering will not be designated for a specific use. See "Risk Factors--The Kentucky acquisition may not be completed and if not completed, we will have the ability to apply some of the proceeds of this offering to fund as yet unidentified acquisitions, investments or joint ventures."


     As of March 31, 1999, there was approximately $124.1 million outstanding under the Insight credit facility which has a final maturity in December 2005. For the quarter ended March 31, 1999, the interest rates for loans outstanding under the Insight credit facility ranged from approximately 7.0% to 7.4% and the weighted average interest rate as of March 31, 1999 was 7.2%. Loans obtained under the Insight credit facility during the past 12 months were for the rebuild of our cable network, the introduction of new and enhanced products and services for our customers, strategic acquisitions and general corporate activities. You should read the discussion under "Description of Certain Indebtedness--Credit Facilities" for further information about the Insight credit facility.

                                DIVIDEND POLICY

     We have never paid any cash dividends and intend, for the foreseeable future, to retain any future earnings for the development of our business. The Insight credit facility restricts our ability to pay dividends. Our future dividend policy will be determined by the Board of Directors on the basis of various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

                                   CAPITALIZATION

     The following table sets forth our consolidated cash and cash equivalents and capitalization as of March 31, 1999, and as adjusted to give effect to:

     o Our receipt of the net proceeds from our sale of 20,500,000 shares of Class A common stock at an assumed initial public offering price of $22.00 per share, after deducting the underwriting discount and estimated offering expenses payable by us in this offering;

     o The application of the net proceeds therefrom as described under "Use of Proceeds."

     And as further adjusted:

     o To give effect to the Kentucky acquisition.

     In addition, the following table should be read in conjunction with our financial statements and the accompanying notes, which are contained later in this prospectus. For a description of our corporate structure, see "Corporate Structure."


                                                                                        MARCH 31, 1999
                                                                             -------------------------------------
                                                                                                        AS FURTHER
                                                                              ACTUAL     AS ADJUSTED     ADJUSTED
                                                                             --------    -----------    ----------
                                                                                    (DOLLARS IN THOUSANDS)
Cash and cash equivalents.................................................   $ 29,667     $ 327,567     $   33,179
                                                                             --------     ---------     ----------
                                                                             --------     ---------     ----------
Total debt:
  Insight credit facility.................................................   $124,100     $      --(1)  $   37,100(2)
  Insight Indiana credit facility(3)......................................    466,000       466,000        466,000
  Kentucky credit facilities(4)...........................................         --            --        733,000
  Note payable to MediaOne................................................      2,563         2,563          2,563
                                                                             --------     ---------     ----------
     Total debt(5)........................................................    592,663       468,563      1,238,663
Redeemable Class B units..................................................     54,444            --             --
Partners' deficit.........................................................     (3,812)           --             --
Stockholders' equity:(6)
  Class A common stock, $.01 par value; as adjusted, 300,000,000 shares
     authorized, 43,423,637 shares issued and outstanding.................         --           434            434
  Class B common stock, $.01 par value; 100,000,000 shares authorized,
     10,009,594 shares issued and outstanding.............................         --           100            100
  Additional paid-in capital..............................................         --       489,198        489,198
  Accumulated deficit(7)..................................................         --       (67,100)       (67,100)
                                                                             --------     ---------     ----------
     Total stockholders' equity...........................................         --       422,632        422,632
                                                                             --------     ---------     ----------
Total capitalization......................................................   $643,295     $ 891,195     $1,661,295
                                                                             --------     ---------     ----------
                                                                             --------     ---------     ----------


------------------
(1) As adjusted, there was approximately $140.0 million of unused credit commitments, of which approximately $128.0 million could have been borrowed under the most restrictive covenants of the Insight credit facility. See "Description of Certain Indebtedness--Credit Facilities."

(2) As further adjusted, there was approximately $102.9 million of unused credit commitments, of which approximately $90.9 million could have been borrowed under the most restrictive covenants of the Insight credit facility. See "Description of Certain Indebtedness--Credit Facilities."

(3) There was approximately $84.0 million of unused credit commitments, of which approximately $14.1 million could have been borrowed under the most restrictive covenants of the Insight Indiana credit facility. See "Description of Certain Indebtedness--Credit Facilities."


(4) There was approximately $120.0 million of unused credit commitments, of which approximately $90.7 million could have been borrowed under the most restrictive covenants of the Kentucky credit facilities. See "Description of Certain Indebtedness--Credit Facilities."


                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

(5) Since the financial statements of Insight Ohio, which contain the financial information of the Columbus system, are not consolidated with the financial statements of Insight, total long-term debt does not include any debt under the Insight Ohio credit facility. There was no debt outstanding under the Insight Ohio credit facility as of March 31, 1999. There was approximately $25.0 million of unused credit commitments, of which approximately
    $25.0 million could have been borrowed under the most restrictive covenants of the Insight Ohio credit facility. Insight Ohio has guaranteed on a conditional basis $140.0 million aggregate principal amount of 10% senior notes due 2006 issued by Coaxial Communications of Central Ohio, Inc. and Phoenix Associates, a related party of Coaxial Communications, and approximately $55.9 million aggregate principal amount at maturity of 12 7/8% senior discount notes due 2008 issued by Coaxial LLC and Coaxial Financing Corp. See "Description of Recent Transactions--The Transactions to Acquire the Columbus System" and "Description of Certain Indebtedness."



(6) Gives pro forma effect to the exchange of limited partnership interests in Insight Communications Company, L.P. for our common stock upon completion of this offering.



(7) Adjusted for the reduction in stockholders' equity resulting from a one-time $50.0 million charge to earnings recognized by us upon the completion of the exchange of shares for limited partnership interests, to record a net deferred tax liability associated with the change from a partnership to a corporation, and to record a one time $17.1 million non-cash compensation charge associated with the distribution of shares, resulting from the general partner's share of Class B unit allocation to certain of our employees. The compensation charge relates to a carry agreement in connection with the Class B units that offers to various members of management a carry equivalent of 6.67% of the allocation of Class B units at the initial public offering price. See Note I of Insight Communication Company, L.P.'s financial statements.

                                    DILUTION

     The difference between the public offering price per share of our Class A common stock and the pro forma net tangible book value per share of our Class A and Class B common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of Class A and Class B common stock.


     As of March 31, 1999, our net tangible book value was a deficit of $1,374.3 million, as reflected in the Pro Forma Balance Sheet as of March 31, 1999, or $41.73 per share of Class A and Class B common stock prior to the issuance of shares pursuant to this offering. After giving effect to the sale of 20,500,000 shares of our Class A common stock at an assumed initial public offering price of $22.00 per share, which is the mid-point of the estimated range of the initial public offering price, less the estimated expenses of this offering, our pro forma net negative tangible book value as of March 31, 1999 would have been $952.3 million, or $17.82 per share of Class A and Class B common stock, representing an immediate decrease in our net negative tangible book value of $23.91 per share to current stockholders and an immediate dilution of $39.82 per share to new investors. The following table illustrates the foregoing information as of March 31, 1999 with respect to dilution to new investors on a per share basis:



Assumed initial public offering price of the Class A common stock.........              $22.00
Net tangible book value (deficit) per share before the offering...........   $(41.73)
Increase per share attributable to the offering(1)........................     23.91
                                                                             -------
Net tangible book value (deficit) per share after the offering(2).........              (17.82)
                                                                                        ------
Dilution per share to new investors(2)(3).................................              $39.82
                                                                                        ------
                                                                                        ------


------------------
(1) After deducting the underwriting discounts and estimated expenses payable by us in this offering.


(2) Gives effect to the Kentucky acquisition which increased the net negative tangible book value per share by $16.60.


(3) Dilution is determined by subtracting net tangible book value per share after giving effect to this offering from the assumed initial public offering price paid by new investors.

     The following table sets forth, with respect to our current stockholders and new investors, a comparison of the number of shares of common stock acquired from us, the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share in thousands except average price per share:

                                                       SHARES PURCHASED     TOTAL CONSIDERATION    AVERAGE
                                                       -----------------    -------------------    PRICE PER
                                                       NUMBER    PERCENT     AMOUNT     PERCENT     SHARE
                                                       ------    -------    --------    -------    ---------
Existing stockholders...............................   32,933      61.6%    $109,627      19.6%     $  3.33
New Investors.......................................   20,500      38.4      451,000      80.4        22.00
                                                       ------     -----     --------     -----      -------
Total...............................................   53,433     100.0%    $560,627     100.0%     $ 10.49
                                                       ------     -----     --------     -----      -------
                                                       ------     -----     --------     -----      -------

     These computations do not give effect to either of the following:

     o 750,000 shares of Class A common stock and 2,250,000 shares of Class B common stock issuable upon exercise of stock options to be outstanding upon completion of this offering, none of which will be then exercisable; and

     o 2,000,000 additional shares of common stock reserved for issuance under our stock option plan.

     To the extent that shares of common stock are issued in connection with the stock option arrangements, there will be further dilution to new investors.

                         PRO FORMA FINANCIAL STATEMENTS

     The following table sets forth selected pro forma financial information and other data of the national, Columbus, Indiana and Kentucky systems and the managed Indiana systems and pro forma adjusted financial information for the national, Columbus, Indiana and Kentucky systems which have been adjusted to illustrate the estimated effects of the following transactions as if they had occurred on January 1, 1999 with respect to transactions that occurred in 1999 and January 1, 1998 with respect to transactions that occurred in 1998:

     o the acquisition by us of the Rockford system on January 22, 1998;

     o the acquisition of the Columbus system by Insight Ohio on August 21, 1998;

     o the formation of Insight Indiana and related contribution of systems by AT&T Broadband & Internet Services and us on October 31, 1998;

     o the systems exchange on March 22, 1999 between Falcon and us, in which we swapped our Franklin system in exchange for Falcon's Scottsburg system and cash;

     o the acquisition by us of the Portland system on March 31, 1999;

     o the proposed acquisition by us of the Kentucky systems, which is expected to be completed in the second half of 1999;

     o the proposed provision of consulting services to the managed Indiana systems, which is expected to commence during the fourth quarter of 1999;

     o the exchange of limited partnership interests in Insight Communcations Company, L.P. for our common stock; and

     o the receipt of approximately $422.0 million of net proceeds in connection with this offering.

     The 1998 pro forma statement of operations does not include the receipt of management fees by us from Insight Indiana or management fees from the Kentucky systems as those amounts would eliminate in consolidation. The 1998 pro forma statement of operations does not purport to be indicative of what our results of operations would actually have been had the above transactions been completed on the dates indicated or to project our results of operations for any future date. When you read the 1998 pro forma statement of operations, it is important that you read along with it our historical financial statements and related notes, and the historical financial statements and related notes of the TCI Insight Systems, which are the systems contributed to Insight Indiana by AT&T Broadband & Internet Services, Insight Ohio, TCI IPVI Systems, which are the Kentucky systems prior to April 30, 1998, and InterMedia Capital Partners VI, L.P., which are the Kentucky systems subsequent to April 30, 1998, which are included elsewhere in this prospectus.

     The pro forma financial statements exclude a one-time non-recurring charge to earnings to record a net deferred tax liability at December 31, 1998 and at March 31, 1999 of approximately $45.0 million and $50.0 million that would have been recognized upon the exchange of limited partnership interests in Insight Communcations Company, L.P. for our common stock.


     The data included in the pro forma statement of operations for the three months ended March 31, 1999 under the column headings "Insight (as reported)," and "Kentucky (as reported)" represent:



o Insight (as reported):



          o the operating results for the Rockford, Claremont and Griffin systems for the three months ended March 31, 1999 and the operating results for the Franklin system through March 22, 1999; the operating results of the Indiana systems for the three months ended March 31, 1999;



          o corporate overhead expenses which includes legal fees, salaries, rent and other management expenses; and



          o management fees from Insight Ohio and consulting fees from the managed Indiana systems.





o Kentucky (as reported):


          o the operating results of InterMedia Capital Partners VI, L.P. for the three months ended March 31, 1999.


     The data included in the pro forma statement of operations for the year ended December 31, 1998 under the column headings "Insight (as reported)," "Indiana (as reported)" and "Kentucky (as reported)" represent:



o Insight (as reported):


          o the operating results for the Franklin system;

          o ten months of operating results of our Utah systems which were swapped for the Evansville and Jasper systems;

          o the full year's operating results of the Indiana systems contributed by us to Insight Indiana;

          o two months of the operating results of the TCI Insight Systems, which are the systems contributed to Insight Indiana by AT&T Broadband & Internet Services;


          o the operating results of the Rockford system since January 22, 1998;



          o corporate overhead expenses; and



          o management fees from Insight Ohio and consulting fees from the managed Indiana systems.


     o Indiana (as reported):

          o ten months of operating results of the TCI Insight Systems contributed to Insight Indiana which includes ten months of the Evansville and Jasper systems acquired by us from AT&T Broadband & Internet Services.

     o Kentucky (as reported):

          o the operating results of the TCI IPVI systems for the period from January 1, 1998 through April 30, 1998 and the operating results of InterMedia Capital Partners VI, L.P. for the period from April 30, 1998 through December 31, 1998.


     The data included in the pro forma balance sheet as of March 31, 1999 under the column headings "Insight (as reported)," and "Kentucky (as reported)" represent:



     o Insight (as reported):


          o the assets and liabilities of the Scottsburg, Portland, Claremont, Griffin and Rockford systems; and

          o the Indiana systems.




o Kentucky (as reported):


          o the assets and liabilities of InterMedia Capital Partners VI, L.P.


     The financial data of Kentucky represents the combination of the results of TCI IPVI Systems from January 1, 1998 through April 30, 1998 and InterMedia Capital Partners VI, L.P. from April 30, 1998 through December 31, 1998. The combination of the two periods is not necessarily indicative of what the results of InterMedia Capital Partners VI, L.P. or TCI IPVI would have been for the year. We have consolidated the Kentucky systems in the accompanying pro forma financial statements as after we acquire our 50% interest we will control its operations.

                             INSIGHT COMMUNICATIONS
                       PRO FORMA STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1999
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                  INSIGHT                                               KENTUCKY
                                                 (AS REPORTED)     ADJUSTMENTS(A)        SUBTOTAL     (AS REPORTED)
                                                 -------------     -----------------     --------     ----------------
Revenues.....................................       $45,377            $    (845)(B)     $46,033          $ 51,425
                                                                             451 (C)
                                                                             636 (D)
                                                                             414 (E)
Costs & expenses:
  Programming and other operating costs......        13,263                 (256)(B)      13,329            17,040
                                                                             126 (C)
                                                                             196 (D)
  Selling, general and administrative........        10,180                 (129)(B)      10,249            11,416
                                                                              91 (C)
                                                                             107 (D)
  Depreciation and amortization..............        25,739                 (122)(B)      25,905            31,154
                                                                              86 (C)
                                                                             202 (D)
                                                    -------            ---------         --------         --------
Operating loss...............................        (3,805)                 355          (3,450)           (8,185)
Other income (expenses):
  Gain on cable system exchange..............        19,762              (19,762)(F)          --             2,312
  Interest income (expense)..................       (10,493)                  (1)(C)     (10,494)          (13,910)
  Other income (expense).....................            (7)                 (58)(D)         (65)               --
Minority interest............................         4,494                1,950 (G)       6,444                --
Equity in loss of Insight Ohio...............        (2,713)                  --          (2,713)               --
                                                    -------            ---------         --------         --------
Income (loss) from continuing operations.....       $ 7,238            $ (17,516)        $(10,278)        $(19,783)
                                                    -------                              --------         --------
                                                    -------            ---------         --------         --------
                                                                       ---------
Loss from continuing operations per share (K).........................................................................

                                                                KENTUCKY                        OTHER
                                               ADJUSTMENTS     (AS ADJUSTED)     SUBTOTAL     ADJUSTMENTS      TOTAL
                                               -----------     -------------     --------     -----------     --------
Revenues.....................................    $    --         $  51,425       $97,458        $    --       $ 97,458

Costs & expenses:
  Programming and other operating costs......         --            17,040        30,369             --         30,369

  Selling, general and administrative........         --            11,416        21,665             --         21,665

  Depreciation and amortization..............      4,691 (H)        35,845        61,750             --         61,750

                                                 -------         ---------       --------       -------       --------
Operating loss...............................     (4,691)          (12,876)      (16,326)            --        (16,326)
Other income (expenses):
  Gain on cable system exchange..............     (2,312)(F)            --            --             --             --
  Interest income (expense)..................         --           (13,910)      (24,404)         1,784(I)     (22,620)
  Other income (expense).....................         --                --           (65)            --            (65)
Minority interest............................         --                --         6,444         13,393(J)      19,837
Equity in loss of Insight Ohio...............         --                --        (2,713)            --         (2,713)
                                                 -------         ---------       --------       -------       --------
Income (loss) from continuing operations.....    $(7,003)        $ (26,786)      $(37,064)      $15,177       $(21,887)
                                                 -------         ---------       --------       -------       --------
                                                 -------         ---------       --------       -------       --------

Loss from continuing operations per share (K)                                                                 $ (0.67)
                                                                                                              --------
                                                                                                              --------

NOTES TO PRO FORMA STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 1999


 (A) Excludes a one-time non-recurring charge to earnings to record a net deferred tax liability at March 31, 1999 of approximately $50.0 million that would have been recognized upon the exchange of limited partnership interests for common stock in a corporation. Prior to such exchange of limited partnership interests into common stock in a corporation, Insight Communications Company, L.P.'s operating results were included in the individual income tax returns of its partners.





(B) Eliminates the operating results of the Franklin system.



 (C) Includes the operating results of the Scottsburg system for the three-month period ended March 31, 1999.





(D) Includes the operating results of the Portland system for the period ended March 31, 1999.



 (E) Includes the managed Indiana systems' consulting fee for the three-month period ended March 31, 1999. Consulting fee is equal to 3% of gross revenue ($13,800,000 x 3%).





(F) Eliminates gains from cable system exchanges.



 (G) Adjusts AT&T Broadband & Internet Services' minority interest in Insight Indiana related to the elimination of the cable system exchange gain pertaining to Indiana of $3.9 million.



 (H) Includes additional amortization related to step-up in value of the intangible assets of the Kentucky systems of $281.4 million over a period of fifteen years. The preliminary purchase price has been allocated to franchise rights. The purchase price allocation will be finalized upon completion of our acquisition of Kentucky and receipt of appraisal reports. However, we do not believe that any adjustment resulting from the final allocation of purchase price will be material.



 (I) Includes reduction in interest expense related to the paydown of $87 million of debt from the proceeds of this offering assuming an annual interest rate of 8.2% which represents the effective interest rate under our credit facility at March 31, 1999.



 (J) Includes AT&T Broadband & Internet Services' minority interest in the Kentucky systems calculated as 50% of $26.8 million loss reported by the Kentucky systems.



 (K) Pro forma loss per share is calculated based on common shares outstanding of 32.9 million upon completion of this offering. Upon completion of this offering, options to purchase our common stock will be issued to certain employees with an exercise price equal to the public offering price. Accordingly, stock options have no effect on the pro forma loss per share amounts.

                             INSIGHT COMMUNICATIONS
                       PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   INSIGHT                              UTAH        INDIANA
                                                                 (AS REPORTED)   ADJUSTMENTS(A)      SYSTEMS(K)    (AS REPORTED)
                                                                 -------------   -----------------   -----------   -------------
Revenues........................................................   $ 112,902             1,383 (B)    $(17,423)       $80,357
                                                                                        (3,843)(C)
                                                                                         2,086 (D)
                                                                                           919 (E)
                                                                                         2,329 (F)
                                                                                         1,465 (G)
Costs & expenses:
 Programming and other operating costs..........................      30,376               396 (B)       (4,463)       24,375
                                                                                        (1,149)(C)
                                                                                           413 (D)
                                                                                           725 (F)
 Selling, general and administrative............................      24,471               249 (B)      (3,030)        14,892
                                                                                          (680)(C)
                                                                                           340 (D)
                                                                                           392 (F)
 Depreciation and amortization..................................      43,849               558 (B)      (3,632)        12,223
                                                                                          (431)(C)
                                                                                           330 (D)
                                                                                           763 (F)
                                                                   ---------         ---------        ---------       -------
Operating income................................................      14,206             2,433          (6,298)        28,867
Other income (expenses):
 Gain on cable system exchange and contribution of cable systems
   to joint venture.............................................     156,058          (156,058)(H)           --            --
 Interest income (expense)......................................     (28,106)               --                2            --
 Other income (expense).........................................        (444)              (52)(D)          387          (159)
                                                                                          (234)(F)
Minority interest...............................................       3,410                --               --            --
Equity in loss of Insight Ohio..................................      (3,251)              837 (I)           --            --
                                                                                        (4,218)(J)
                                                                   ---------         ---------        ---------       -------
Income (loss) from continuing operations before income taxes....     141,873          (157,292)          (5,909)       28,708
Income taxes....................................................          --                --               --        (9,969)
                                                                   ---------         ---------        ---------       -------
Income (loss) from continuing operations........................   $ 141,873         $(157,292)       $  (5,909)      $18,739
                                                                   ---------         ---------        ---------       -------
                                                                   ---------         ---------        ---------       -------
Loss from continuing operations per share (S)...................................................................................

                                                                                             KENTUCKY
                                                                                                (AS
                                                                  ADJUSTMENTS   SUBTOTAL    REPORTED)*      ADJUSTMENTS
                                                                  -----------   ---------   -------------   -----------
Revenues........................................................   $      --    $ 180,175     $ 195,507      $      --

Costs & expenses:
 Programming and other operating costs..........................          --       50,673        65,328             --

 Selling, general and administrative............................                   36,634        44,416             --

 Depreciation and amortization..................................      49,390 (L)   103,050      103,514         18,764 (P)

                                                                   ---------    ---------     ---------      ---------
Operating income................................................     (49,390)     (10,182)      (17,751)       (18,764)
Other income (expenses):
 Gain on cable system exchange and contribution of cable systems
   to joint venture.............................................          --           --            --             --
 Interest income (expense)......................................     (17,589)(M)   (45,693)     (44,899)            --
 Other income (expense).........................................          --         (502)        1,231             --

Minority interest...............................................      19,436(O)    22,846            --             --
Equity in loss of Insight Ohio..................................          --       (6,632)           --             --

                                                                   ---------    ---------     ---------      ---------
Income (loss) from continuing operations before income taxes....     (47,543)     (40,163)      (61,419)       (18,764)
Income taxes....................................................       9,969 (N)        --       (1,971)         1,971(N)
                                                                   ---------    ---------     ---------      ---------
Income (loss) from continuing operations........................   $ (37,574)   $ (40,163)    $ (63,390)     $ (16,793)
                                                                   ---------    ---------     ---------      ---------
                                                                   ---------    ---------     ---------      ---------
Loss from continuing operations per share (S)...................


                                                                   KENTUCKY          SUB        OTHER
                                                                  (AS ADJUSTED)     TOTAL     ADJUSTMENTS      TOTAL
                                                                  -------------   ---------   -----------    ---------
Revenues........................................................    $ 195,507     $ 375,682     $    --      $ 375,682

Costs & expenses:
 Programming and other operating costs..........................       65,328       116,001          --        116,001

 Selling, general and administrative............................       44,416        81,050          --         81,050

 Depreciation and amortization..................................      122,278       225,328          --        225,328

                                                                    ---------     ---------     -------      ---------
Operating income................................................      (36,515)      (46,697)         --        (46,697)
Other income (expenses):
 Gain on cable system exchange and contribution of cable systems
   to joint venture.............................................           --            --          --             --
 Interest income (expense)......................................      (44,899)      (90,592)      7,134(Q)     (83,458)
 Other income (expense).........................................        1,231           729          --            729

Minority interest...............................................           --        22,846      40,092(R)      62,938
Equity in loss of Insight Ohio..................................           --        (6,632)         --         (6,632)

                                                                    ---------     ---------     -------      ---------
Income (loss) from continuing operations before income taxes....      (80,183)     (120,346)     47,226        (73,120)
Income taxes....................................................           --            --          --             --
                                                                    ---------     ---------     -------      ---------
Income (loss) from continuing operations........................    $ (80,183)    $(120,346)    $47,226      $ (73,120)
                                                                    ---------     ---------     -------      ---------
                                                                    ---------     ---------     -------      ---------
Loss from continuing operations per share (S)...................                                             $   (2.22)
                                                                                                             ---------
                                                                                                             ---------


------------------

* The financial data of Kentucky represents the combination of the results of TCI IPVI Systems from January 1, 1998 through April 30, 1998 and InterMedia Capital Partners VI, L.P. from April 30, 1998 through December 31, 1998. The combination of the two periods is not necessarily indicative of what the results of InterMedia Capital Partners VI, L.P. or TCI IPVI would have been for the year.

NOTES TO PRO FORMA STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 1998



  (A) Excludes a one-time non-recurring charge to earnings to record a net deferred tax liability at December 31, 1998 of approximately $45 million that would have been recognized upon the exchange of limited partnership interests for common stock in a corporation. Prior to such exchange of limited partnership interests into common stock of a corporation, Insight Communications Company, L.P.'s operating results were included in the individual income tax returns of its partners.



(B) Includes operating results of the Rockford system from January 1, 1998 to January 21, 1998.



(C) Eliminates the operating results of the Franklin system.



(D) Includes the operating results of the Scottsburg system.



(E) Includes the Insight Ohio management fee from January 1, 1998 to August 21, 1998.



(F) Includes the full year's operating results of the Portland system.



  (G) Includes the managed Indiana systems' consulting fee for the full year. Consulting fee is equal to 3% of gross revenues ($48,833,000 x 3%).



(H) Eliminates gains from cable system exchange and gain on contribution of systems to Insight Indiana.



  (I) Records our 75% non-voting equity interest in Insight Ohio for the period from January 1, 1998 through August 21, 1998.



  (J) Includes the amortization of the difference between our investment in Insight Ohio and Insight Ohio's underlying members deficit for the period from January 1, 1998 through August 21, 1998, which is members' deficit at the date of acquisition multiplied by our 75% interest in Insight Ohio divided by a 12 1/2 year amortization period.



(K) Eliminates operating results of the Utah systems for ten months.



  (L) Includes additional depreciation and amortization related to step-up in value of the Insight Indiana systems for ten months which is based upon the purchase price allocation and is calculated as follows: Step up -- $245.2 million divided by 5 year average remaining useful life of assets multiplied by ten-twelfths. Such amortization schedule is applied based upon the state of the upgrades of the systems and the remaining terms of the franchise agreements. See Notes C and D of our consolidated financial statements.



 (M) Adjusts interest expense related to $214.5 million of contributed debt of AT&T Broadband & Internet Services at an annual interest rate of 8.2%, which is the effective interest rate of Indiana's credit facility, as if such contribution had occurred on January 1, 1998.



  (N) No provision has been made in the accompanying financial statements for federal, state or local income taxes since income or losses of the partnership are reportable by the individual partners in their respective tax returns. After the completion of this offering and the exchange of limited partnership interests in Insight Communications Company, L.P. for our common stock, our operating results will be included in our corporate income tax returns. However, due to our pro forma combined net loss, no income tax provision has been recorded.



  (O) Adjustment to reflect AT&T Broadband & Internet Services' minority interest in Insight Indiana, calculated as 50% of the $45.7 million in losses of the Indiana systems.



  (P) Includes additional amortization related to step-up in value of fixed and intangible assets pertaining to the Kentucky systems of $281.4 million over a period of fifteen years based upon a preliminary purchase price allocation. Such amortization schedule is applied based upon the state of the upgrades of the systems and the remaining terms of the franchise agreements. The purchase allocation will be finalized upon completion of our acquisition of Kentucky and receipt of appraisal reports. However, we do not believe that any adjustment resulting from the final allocation of purchase price will be material.



  (Q) Includes reduction in interest expense related to the paydown of $87 million of debt from the proceeds of this offering assuming an annual interest rate of 8.2% which is the effective interest rate under our credit facility.



  (R) Includes AT&T Broadband & Internet Services' minority interest in the Kentucky systems, calculated as 50% of the $80.2 million in losses of the Kentucky systems.



  (S) Pro forma loss per share is calculated based on common shares outstanding of 32.9 million upon completion of this offering. Upon completion of this offering, options to purchase our common stock will be issued to certain employees with an exercise price equal to the public offering price. Accordingly, stock options have no effect on the pro forma loss per share amounts.

                 INSIGHT COMMUNICATIONS PRO FORMA BALANCE SHEET
                                 MARCH 31, 1999
                             (DOLLARS IN THOUSANDS)

                                                     INSIGHT                                           KENTUCKY
                                                   (AS REPORTED)   ADJUSTMENTS(A)     SUBTOTAL       (AS REPORTED)    ADJUSTMENTS(B)
                                                   -------------   --------------    -------------   -------------    --------------
                      ASSETS
Cash and cash equivalents.........................   $  29,667       $       --        $  29,667      $     3,512               --
Trade accounts receivable, net of allowance.......       5,796               --            5,796           14,451               --
Due from related parties..........................         136               --              136            8,385               --
Prepaid expenses & other current assets...........       3,469               --            3,469            1,058               --
Investment in Insight Ohio........................       4,036               --            4,036               --               --
Fixed assets, net.................................     164,203               --          164,203          248,041               --
Intangible assets, net............................     480,069               --          480,069          613,430          281,441
Other assets......................................          --               --               --            2,862               --
                                                     ---------       ----------        ---------      -----------       ----------
Total assets......................................   $ 687,376       $       --        $ 687,376      $   891,739          281,441
                                                     ---------       ----------        ---------      -----------       ----------
         LIABILITIES & PARTNERS' CAPITAL
Accounts payable..................................   $  30,378               --        $  30,378      $    22,634       $       --
Accrued expenses and other liabilities............       4,943               --            4,943               --               --
Due to affiliates.................................         790               --              790            3,196               --
Interest payable..................................       5,788               --            5,788               --               --
Accrued interest..................................          --               --               --            5,899               --
Deferred revenue..................................          --               --               --           19,027               --
Other.............................................          --               --               --              866               --
                                                            --               --               --               --               --
Deferred income taxes.............................          --           50,000           50,000               --               --
Debt..............................................     592,663               --          592,663          733,000               --
                                                     ---------       ----------        ---------      -----------       ----------
Total liabilities.................................     634,562           50,000          684,562          784,622               --
Minority interest.................................       2,182               --            2,182               --               --

Redeemable Class B units..........................      54,444               --           54,444               --               --
Partners' (deficiency)/equity.....................      (3,812)                           (3,812)         107,117          281,441
                                                            --               --               --               --               --
Stockholders' equity:
Common Stock......................................          --               --               --               --               --
Paid-in-capital...................................          --               --               --               --               --
Retained earnings (deficit).......................          --          (50,000)         (50,000)              --               --
                                                     ---------       ----------        ---------      -----------       ----------
                                                     $ 687,376       $       --        $ 687,376      $   891,739       $  281,441
                                                     ---------       ----------        ---------      -----------       ----------
                                                     ---------       ----------        ---------      -----------       ----------

                                                      KENTUCKY         SUB              OTHER
                                                    (AS ADJUSTED)     TOTAL          ADJUSTMENTS(C)      TOTAL
                                                    -------------   ----------       --------------    ----------
                      ASSETS
Cash and cash equivalents.........................   $     3,512    $   33,179         $       --      $   33,179
Trade accounts receivable, net of allowance.......        14,451        20,247                 --          20,247
Due from related parties..........................         8,385         8,521                 --           8,521
Prepaid expenses & other current assets...........         1,058         4,527                 --           4,527
Investment in Insight Ohio........................            --         4,036                 --           4,036
Fixed assets, net.................................       248,041       412,244                 --         412,244
Intangible assets, net............................       894,871     1,374,940                 --       1,374,940
Other assets......................................         2,862         2,862                 --           2,862
                                                     -----------    ----------         ----------      ----------
Total assets......................................   $ 1,173,180    $1,860,556         $       --      $1,860,556
                                                     -----------    ----------         ----------      ----------
         LIABILITIES & PARTNERS' CAPITAL
Accounts payable..................................   $    22,634    $   53,012         $       --      $  $53,012
Accrued expenses and other liabilities............            --         4,943                 --           4,943
Due to affiliates.................................         3,196         3,986                 --           3,986
Interest payable..................................            --         5,788                 --           5,788
Accrued interest..................................         5,899         5,899                 --           5,899
Deferred revenue..................................        19,027        19,027                 --          19,027
Other.............................................           866           866                 --             866
                                                              --            --                 --              --
Deferred income taxes.............................            --        50,000                 --          50,000
Debt..............................................       733,000     1,325,663            (87,000)      1,238,663
                                                     -----------    ----------         ----------      ----------
Total liabilities.................................       784,622     1,469,184            (87,000)      1,382,184
Minority interest.................................            --         2,182             53,558          55,740
Redeemable Class B units..........................            --        54,444            (54,444)             --
Partners' (deficiency)/equity.....................       388,558       384,746           (388,558)             --
                                                              --            --              3,812              --
Stockholders' equity:
Common Stock......................................            --            --                534             534
Paid-in-capital...................................            --            --            489,198         489,198
Retained earnings (deficit).......................            --       (50,000)           (17,100)        (67,100)
                                                     -----------    ----------         ----------      ----------
                                                     $ 1,173,180    $1,860,556         $       --      $1,860,556
                                                     -----------    ----------         ----------      ----------
                                                     -----------    ----------         ----------      ----------

NOTES TO PRO FORMA BALANCE SHEET


(A) Includes deferred tax liability that would have been recognized upon the exchange of limited partnership interests in Insight Communications Company, L.P. for our common stock.



(B) Reflects step up in value of intangible assets of Kentucky. The Kentucky system is consolidated by Insight as Insight will effectively control the board and manage the system. The preliminary purchase price has been allocated to franchise rights. The purchase price allocation will be finalized upon completion of our acquisition of Kentucky and receipt of appraisal reports. However, we do not believe that any adjustment resulting from the final allocation of purchase price will be material.



(C) Reflects the following assumptions:


    o receipt of estimated net proceeds from the offering of $422 million;

    o acquisition of the Kentucky systems for $335 million;


    o recognition of a minority interest liability in Kentucky equivalent to 50% of $107.1 million, which is the historical equity of Kentucky. Because AT&T Broadband & Internet Services did not sell any portion of its interest in Kentucky, its minority interest in Kentucky has been calculated based upon the historical equity of Kentucky;


    o reduction of our debt of $87 million;


    o elimination of the partners' deficit upon the exchange of 41,974,421 Class A limited partnership units in Insight Communications Company, L.P. into 16,750,467 shares of our common stock and the exchange of the general partners' interest into 4,964,897 shares of our common stock.



    o includes a one-time $17.1 million non-cash compensation charge associated with the distribution of incentive shares to management. The compensation charge relates to a carry agreement in connection with the Class B units (See Note I of Insight Communications Company, L.P.'s financial statements) that offers to various members of management a carry equivalent to 6.67% of the allocation of Class B units at the initial public offering price; and



    o exchange of redeemable Class B units into 11,217,866 shares of our common stock.



    o The calculation of the adjustment to additional paid in capital consists of $421.5 million of net proceeds from the offering ($422 million less $.5 million allocated to Class A and Class B Common Stock); the
      $17.1 million non-cash compensation charge and the $50 million deferred tax liability discussed in A above.

                INSIGHT COMMUNICATIONS PRO FORMA OPERATING DATA

     In the table below we provide you with pro forma operating data as follows:

o national systems, which includes the Rockford, Griffin and Claremont systems. The operating data of the Scottsburg system and the Portland system, which are wholly-owned by us, are included with the Indiana systems since they are managed by Insight Indiana;

o Columbus system, which was acquired by Insight Ohio on August 21, 1998. See "Description of Recent Transactions--The Transactions to Acquire the Columbus System;"

o Indiana systems, which were contributed to Insight Indiana on October 31, 1998. Also includes the operating data of the Scottsburg system, which was acquired on March 22, 1999, and the Portland system, which was acquired on March 31, 1999, since these systems are managed by Insight Indiana. See "Description of Recent Transactions--The Transactions to Acquire the Indiana Systems;"

o Kentucky systems, in which we expect to acquire a 50% ownership interest during the second half of 1999. We expect that we will control the operations of the Kentucky systems and, therefore, consolidate the operating results. There can be no assurance that the acquisition of the Kentucky systems will be completed. See "Description of Recent Transactions--The Transactions to Acquire the Kentucky Systems;"

o managed Indiana systems, in which we expect to provide consulting services to the managed Indiana systems commencing in the fourth quarter of 1999. There can be no assurance this transaction will be completed;

o total systems, which includes the national systems, the Columbus system, the Indiana systems, the Kentucky systems and the managed Indiana systems;


                                                                        AS OF MARCH 31, 1999
                                                 ------------------------------------------------------------------
                                                                                               MANAGED
                                                 NATIONAL   COLUMBUS    INDIANA    KENTUCKY    INDIANA      TOTAL
                                                 SYSTEMS     SYSTEM     SYSTEMS    SYSTEMS     SYSTEMS     SYSTEMS
                                                 -------    --------    -------    --------    -------    ---------
Homes passed.................................... 149,399    172,975     495,605    657,361     159,644    1,634,984
Basic customers.................................  86,846     86,620     336,252    425,445     114,262    1,049,425
Basic penetration...............................    58.1%      50.1%       67.8%      64.7%       71.6%        64.2%
Premium units...................................  96,869     85,526     234,528    351,703      44,381      813,007
Premium penetration.............................   111.5%      98.7%       69.7%      82.7%       38.8%        77.5%

           SELECTED CONSOLIDATED HISTORICAL FINANCIAL AND OTHER DATA

     In the table below, we provide you with selected consolidated historical information and other operating data of Insight. We have prepared the consolidated selected financial information using our consolidated financial statements for the five years ended December 31, 1998 and for the three-month periods ended March 31, 1998 and 1999. In our opinion, the unaudited financial data for the three-month periods have been prepared on the same basis as the audited consolidated financial statements and include all normal recurring adjustments and accruals necessary for a fair presentation of such information. The 1997 historical financial statements have been restated to reflect a change in accounting for cable system exchanges. See the notes to our financial statements included elsewhere in this prospectus. When you read this selected consolidated historical financial and other data, it is important that you read along with it the historical financial statements and related notes in our consolidated financial statements included herein, as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations," also included in this prospectus.


                                                                                                          THREE MONTHS
                                                              YEAR ENDED DECEMBER 31,                   ENDED MARCH 31,
                                                ----------------------------------------------------   -------------------
                                                  1994       1995       1996       1997       1998       1998       1999
                                                --------   --------   --------   --------   --------   --------   --------
                                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Revenues....................................  $ 52,820   $ 57,108   $ 61,839   $ 67,698   $112,902   $ 23,161   $ 45,377
  Costs and expenses:
    Programming and other operating costs.....    13,852     15,364     16,774     18,397     30,376      6,474     13,263
    Selling, general and administrative.......    13,323     13,629     14,062     15,020     24,471      5,023     10,180
    Depreciation and amortization.............    14,649     13,937     15,694     18,125     43,849      5,801     25,739
                                                --------   --------   --------   --------   --------   --------   --------
                                                  41,824     42,930     46,530     51,542     98,696     17,298     49,182
                                                --------   --------   --------   --------   --------   --------   --------
  Operating income (loss).....................    10,996     14,178     15,309     16,156     14,206      5,863     (3,805)
  Other income (expense):
    Gain on cable systems exchanges...........        --         --         --     78,931    111,746         --     19,762
    Gain on contribution of cable systems to
      Joint Venture...........................        --         --         --         --     44,312         --         --
    Costs related to pursuance of sale of
      assets..................................        --       (763)        --         --         --         --         --
    Interest expense, net.....................   (17,031)   (17,965)   (17,644)   (15,962)   (28,106)    (5,771)   (10,493)
    Other income (expense)....................       365        (52)        --         --       (444)       (19)        (7)
                                                --------   --------   --------   --------   --------   --------   --------
                                                 (16,666)   (18,780)   (17,644)    62,969    127,508     (5,790)     9,262
                                                --------   --------   --------   --------   --------   --------   --------
  Income (loss) before minority interest,
    equity in losses of Insight Ohio..........    (5,670)    (4,602)    (2,335)    79,125    141,714         73      5,457
  Minority interest...........................        --         --         --         --      3,410         --      4,494
  Equity in losses of Insight Ohio............                                                (3,251)        --     (2,713)
                                                --------   --------   --------   --------   --------   --------   --------
  Income (loss) from continuing operations....    (5,670)    (4,602)    (2,335)    79,125    141,873         73      7,238
  Extraordinary loss from early extinguishment
    of debt...................................        --         --       (480)    (5,243)    (3,267)        --         --
                                                --------   --------   --------   --------   --------   --------   --------
  Net income (loss)...........................    (5,670)    (4,602)    (2,815)    73,882    138,606         73      7,238
  Accretion of redeemable Class B units.......        --         --         --         --     (5,729)        --     (3,125)
  Accretion to redemption value of preferred
    limited units.............................    (2,500)    (2,604)    (5,421)   (15,275)        --         --         --
                                                --------   --------   --------   --------   --------   --------   --------
  Net income (loss) applicable to Class A and
    B units...................................  $ (8,170)  $ (7,206)  $ (8,236)  $ 58,607   $132,877   $     73   $  4,113
                                                --------   --------   --------   --------   --------   --------   --------
                                                --------   --------   --------   --------   --------   --------   --------
  Basic income (loss) per share before
    extraordinary item........................  $  (0.26)  $  (0.25)  $  (0.24)  $   2.06   $   6.63   $     --   $   0.43
  Diluted income (loss) per share before
    extraordinary item........................  $  (0.23)  $  (0.21)  $  (0.24)  $   1.88   $   4.56   $     --   $   0.15
  Basic income (loss) per share...............  $  (0.26)  $  (0.25)  $  (0.26)  $   1.88   $   6.47         --   $   0.43
  Diluted income (loss) per share.............  $  (0.23)  $  (0.21)  $  (0.26)  $   1.72   $   4.27         --   $   0.15

                                                                                                          THREE MONTHS
                                                              YEAR ENDED DECEMBER 31,                   ENDED MARCH 31,
                                                ----------------------------------------------------   -------------------
                                                  1994       1995       1996       1997       1998       1998       1999
                                                --------   --------   --------   --------   --------   --------   --------
                                                                          (DOLLARS IN THOUSANDS)
OTHER FINANCIAL DATA:
  EBITDA(1)...................................  $ 26,010   $ 27,300   $ 31,003   $113,212   $213,828   $ 11,645   $ 43,470
  EBITDA margin(2)............................      49.2%      47.8%      50.1%     167.2%     189.4%      50.3%      95.8%
  Capital expenditures........................    12,492     15,154     16,414     27,981     44,794      3,099     20,831
  Net cash provided by operating activities...    12,557     13,337     15,976     10,436     44,760      7,992     18,453
  Net cash used in investing activities.......    12,945     15,120     16,589     27,981    142,190     91,405     27,688
  Net cash provided by financing activities...        70      1,600        870     17,891    116,250     85,506     19,000
BALANCE SHEET DATA:
  Cash and cash equivalents...................  $    662   $    479   $    738   $  1,082   $ 19,902   $  3,174   $ 29,667
  Property, plant and equipment, net..........    24,322     30,190     36,079     63,842    155,412    160,714    164,203
  Total assets................................    63,428     64,510     68,574    158,103    659,837    247,526    687,376
  Total debt..................................   170,236    172,975    178,327    207,488    573,663    307,288    592,663
  Partners' deficit...........................   160,808    169,601    177,837    127,982      7,928    125,310      3,812


------------------


(1) Represents earnings (loss) before interest, taxes depreciation and amortization and extraordinary items. Our management believes that EBITDA is commonly used in the cable television industry to analyze and compare cable television companies on the basis of operating performance, leverage and liquidity. However, EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either operating income or net income as an indicator of operating performance or cash flows as a measure of liquidity, as determined in accordance with generally accepted accounting principles. EBITDA, as computed by management, is not necessarily comparable to similarly titled amounts of other companies. See the financial statements, including the Statements of Cash Flows, which are included later in this prospectus.



(2) Represents EBITDA as a percent of total revenues.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

     Because of the recently completed and pending corporate transactions, including the contribution agreement with AT&T Broadband & Internet Services with respect to the Indiana systems and the Kentucky acquisition, we do not believe the discussion and analysis of our historical financial condition and results of operations below are indicative of our future performance. In the contribution agreement with AT&T Broadband & Internet Services, we exchanged our Utah systems for AT&T Broadband & Internet Services' Evansville, Indiana system and simultaneously contributed all of our Indiana systems including Evansville and AT&T Broadband & Internet Services contributed most of its Indiana systems into the joint venture. The financial results and analysis include the results of the acquisition of the Rockford, Illinois system from January 22, 1998, the contribution agreement with AT&T Broadband & Internet Services since
October 31, 1998, and Columbus system management fees since August 21, 1998. Because of the timing of these corporate transactions, coupled with the expected close of the Kentucky acquisition in the second half of 1999, our future operating results are likely to be substantially different from what is presented in the following analysis.

GENERAL

     Substantially all of our historical revenues were earned from customer fees for cable television programming services including premium and pay-per-view services and ancillary services, such as rental of converters and remote control devices and installations, and from selling advertising. In addition, we earn revenues from commissions for products sold through home shopping networks and, since August 21, 1998, from management fees for managing Insight Ohio.


     We have generated increases in revenues and EBITDA for each of the past three fiscal years primarily through internal customer growth, increases in monthly revenue per customer and growth in advertising and from acquisitions, swaps and a joint venture.


RESULTS OF OPERATIONS

     The following table is derived for the periods presented from our consolidated financial statements that are included in this prospectus and sets forth certain statement of operations data for our consolidated operations. The 1997 historical financial statements have been restated to reflect a change in accounting for cable system exchanges. See the notes to our financial statements included elsewhere in this prospectus.

                                                                                        YEAR ENDED DECEMBER 31,
                                                           ------------------------------------------------------------------------
                                                                    1996                       1997                   1998
                                                           -----------------------    ----------------------- ---------------------
                                                                         (DOLLARS IN THOUSANDS)
Revenue..................................................         $  61,839                  $  67,698               $ 112,902
Costs and expenses:
  Programming and other operating costs..................            16,774                     18,397                  30,376
  Selling, general and administrative....................            14,062                     15,020                  24,471
  Depreciation and amortization..........................            15,694                     18,125                  43,849
                                                                  ---------                  ---------               ---------
                                                                     46,530                     51,542                  98,696
                                                                  ---------                  ---------               ---------
Operating income (loss)..................................            15,309                     16,156                  14,206
EBITDA...................................................            31,003                    113,212                 213,828
Interest expense.........................................           (17,644)                   (15,962)                (28,106)
Net income (loss)........................................            (2,815)                    73,882                 138,606
Net cash provided by operating activities................            15,976                     10,436                  44,760
Net cash used in investing activities....................            16,589                     27,981                 142,190
Net cash provided by financing activities................               870                     17,891                 116,250

                                                                          THREE MONTHS
                                                                        ENDED MARCH 31,
                                                               ----------------------------------
                                                                  1998               1999
                                                               ---------------    ---------------

Revenue..................................................          $23,161            $45,377
Costs and expenses:
  Programming and other operating costs..................            6,474             13,263
  Selling, general and administrative....................            5,023             10,180
  Depreciation and amortization..........................            5,801             25,739
                                                                   -------            -------
                                                                    17,298             49,182
                                                                   -------            -------
Operating income (loss)..................................            5,863             (3,805)
EBITDA...................................................           11,645             43,470
Interest expense.........................................           (5,771)           (10,493)
Net income (loss)........................................               73              7,238
Net cash provided by operating activities................            7,992             18,453
Net cash used in investing activities....................           91,405             27,688
Net cash provided by financing activities................           85,506             19,000

     THREE MONTHS ENDED MARCH 31, 1999 COMPARED TO THREE MONTHS ENDED MARCH 31, 1998

     Revenues increased 96.0% to $45.3 million for the three months ended
March 31, 1999 as compared to the three months ended March 31, 1998. The results were impacted by an exchange and contribution agreement with AT&T Broadband & Internet Services completed on October 31, 1998. Our results for the three months ended March 31, 1998 include revenue from our Utah systems, which were exchanged as part of the joint venture with AT&T Broadband & Internet Services. The incremental revenue generated from AT&T Broadband & Internet Services' contributed systems approximated $17.1 million accounting for 76.0% of the consolidated revenue increase. In addition, revenues increased as a result of internal customer growth, rate increases and growth in advertising revenues. Excluding the systems contributed by AT&T Broadband & Internet Services, revenues increased by approximately $3.1 million due to an increase of 10,549 customers on average, and by approximately $700,000 attributable to customer rate increases.

     Revenues per customer per month averaged $35.91 for the three months ended March 31, 1999 compared to $31.16 for the three months ended March 31, 1998 primarily reflecting an increase in advertising revenue per customer per month which averaged $2.44 during the first three months of 1999 compared to $1.03 accounting for approximately 10.4% of the total revenue increase during the comparable period in 1998.

     Programming and other operating costs increased 104.9% to $13.3 million for the three months ended March 31, 1999 as compared to the three months ended March 31, 1998. The Indiana systems contributed by AT&T Broadband & Internet Services accounted for approximately 69.2% or approximately $4.7 million of the total increase. Excluding these systems, these costs increased by approximately $1.3 million accounting for 18.6% of the total increase, primarily as a result of increased programming costs and additional programming carried by our systems.

     Selling, general and administrative expenses increased 102.7% to $10.2 million for the three months ended March 31, 1999 as compared to the three months ended March 31, 1998 primarily reflecting increased marketing activity associated with new product introductions and increased corporate expenses.

     Depreciation and amortization expense increased 343.7% to $25.7 million for the three months ended March 31, 1999 as compared to the three months ended March 31, 1998. This increase was primarily due to the acquisitions and additional capital expenditures associated with the rebuilds of our systems.

     For the three months ended March 31, 1999, an operating loss of $3.8 million was incurred as compared to operating income of $5.9 million for the three months ended March 31, 1998, primarily due to increased depreciation and amortization.


     EBITDA increased 273% to $43.5 million for the three months ended
March 31, 1999 as compared to the three months ended March 31, 1998 reflecting acquisitions, a gain in 1999 on cable systems exchanges of $19.8 million and AT&T Broadband & Internet Services' share of losses of Insight Indiana of
$4.5 million, plus the results of the items described above. EBITDA represents earnings (loss) before interest, taxes, depreciation and amortization. Our management believes that EBITDA is commonly used in the cable television industry to analyze and compare cable television companies on the basis of operating performance, leverage and liquidity. However, EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either operating income or net income as an indicator of operating performance or cash flows as a measure of liquidity, as determined in accordance with generally accepted accounting principles. EBITDA, as computed by management, is not necessarily comparable to similarly titled amounts of other companies. See the Statement of Cash Flows for Insight Communications Company, L.P. for an analysis of net cash provided by operating activities, used in investing activities and provided from financing activities.


     Interest expense increased 81.8% to $10.5 million for the three months ended March 31, 1999 compared to the three months ended March 31, 1998. The increase was primarily due to higher average outstanding indebtedness related to acquisitions. Average debt outstanding during the first three months of 1999 was $583.2 million at an average interest rate of 7.2%.

     Net income increased to $7.2 million for the three months ended March 31, 1999 primarily reflecting gains related to system swaps aggregating
$19.8 million. Excluding these gains, we generated a net loss totaling
$12.5 million.

     The March 31, 1999 financial statements exclude a one-time non-recurring charge to earnings to record a net deferred tax liability at March 31, 1999 of approximately $50 million that would have been recognized upon the exchange of limited partnership interests in Insight Communications Company L.P. for our common stock. The aforementioned financial statements also exclude a one-time $17.1 million non-cash compensation charge associated with the distribution of shares resulting from the general partner's share of Class B unit allocation, to certain of our employees.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

     Revenues increased 66.8% to $112.9 million for the year ended December 31, 1998 as compared to the prior year. The results were impacted by two significant transactions including: (a) on January 22, 1998 we purchased the Rockford, Illinois system which contributed $23.1 million of revenue during the year accounting for 51.1% of the total increase in consolidated revenue, and (b) on October 31, 1998, we completed an exchange and contribution agreement with AT&T Broadband & Internet Services. Our 1998 results include revenue from our Utah systems, which were exchanged as part of the joint venture with AT&T Broadband & Internet Services, for the first ten months and for Insight Indiana for the last two months. The incremental revenue generated from AT&T Broadband & Internet Services' contributed systems approximated $11.2 million accounting for 24.8% of the consolidated revenue increase. In addition, revenues increased as a result of internal customer growth, rate increases and growth in advertising revenues. Excluding the systems contributed by AT&T Broadband & Internet Services, revenues increased by approximately $6.2 million due to an increase of 8,760 customers on average, and by approximately $2.5 million attributable to customer rate increases.

     Revenues per customer per month averaged $32.80 for the year compared to $32.22 for the prior year primarily reflecting an increase in advertising revenue per customer per month which averaged $1.60 during 1998 compared to $0.43 in 1997. This helped offset the lack of growth in basic revenue per customer which remained unchanged at $24.24 because of the Rockford system which has lower revenue per customer per month reflecting its limited channel offering. Following the completion of our planned rebuild, rate increases will be implemented consistent with the expanded channel offering which should result in an increase in the average revenue per customer closer to the national average of $27.43.

     Programming and other operating costs increased 65.1% to $30.4 million for the year ended December 31, 1998 as compared to the prior year. Excluding the Rockford system and the Indiana systems contributed by AT&T Broadband & Internet Services, these costs increased by 17.9% to $21.7 million, primarily as a result of increased programming costs and additional programming carried by our systems.

     Selling, general and administrative expenses increased 62.9% to $24.5 million for the year ended December 31, 1998 as compared to the prior year primarily reflecting increased marketing activity associated with new product introductions and increased corporate expenses.

     Depreciation and amortization expense increased 141.9% to $43.8 million for the year ended December 31, 1998 as compared to the prior year. This increase was primarily due to the acquisitions and additional capital expenditures associated with the rebuilds of our systems.

     Operating income for the year ended December 31, 1998 was $14.2 million, a 12.1% decrease over the prior year, as a result of the items discussed above.


     EBITDA increased 88.9% to $213.8 million for the year ended December 31, 1998 as compared to the prior year reflecting gains on cable systems exchanges and a contribution of cable systems to a joint venture which together accounted for $77.1 million or 76.6% of this increase, plus acquisitions and the results of the items described above. EBITDA represents earnings (loss) before interest, taxes, depreciation and amortization. Our management believes that EBITDA is commonly used in the cable television industry to analyze and compare cable television companies on the basis of operating performance, leverage and liquidity. However, EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either operating income or net income as an indicator of operating performance or cash flows as a measure of liquidity, as determined in accordance with generally accepted accounting principles. EBITDA, as computed by management, is not necessarily comparable to similarly titled amounts of other companies. See the Statement of Cash Flows for Insight Communications Company,

L.P. for an analysis of net cash provided by operating activities, used in investing activities and provided from financing activities.


     Interest expense increased 76.1% to $28.1 million for the year ended December 31, 1998 compared to the prior year. The increase was primarily due to higher average outstanding indebtedness related to acquisitions. Average debt outstanding during 1998 was $344.0 million at an average interest rate of 8.2%.

     Net income increased 87.6% to $138.6 million for the year ended
December 31, 1998 primarily reflecting gains related to system swaps aggregating $156 million. Excluding these one-time gains we generated a net loss totaling $17.4 million.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

     Revenues increased 9.5% to $67.7 million during the year ended
December 31, 1997 as compared to the prior year, due primarily to internal customer growth and, to a lesser extent, rate increases. Increases in customers served accounted for 49.6% of the total increase in revenues. During 1997, we gained 7,879 basic customers representing an annual increase of 4.6%. The average monthly revenue per customer for 1997 was approximately $32.22, as compared to approximately $30.76 for the prior year. The average monthly basic revenue per customer, which accounts for 75% of total average monthly revenue per customer, increased 6.9% to $24.31 during the year, reflecting rate increases associated with rebuilds and annual rate increases implemented primarily during the fourth quarter. Revenues increased by approximately
$3.3 million due to an increase of 7,560 customers on average, and by approximately $2.1 million attributable to customer rate increases.

     Programming and other operating costs increased 9.7% to $18.4 million for the year ended December 31, 1997 as compared to the prior year. The increase over the prior year reflects additional programming and increased programming costs.

     Selling, general and administrative expenses increased 6.8% to $15.0 million for the year ended December 31, 1997 as compared to the prior year. The increase was primarily due to higher marketing and personnel expenses.

     Depreciation and amortization expense increased 15.5% to $18.1 million for the year ended December 31, 1997 as compared to the prior year reflecting increased capital expenditures from rebuilds and plant extension for our existing systems.

     Operating income increased 5.5% to $16.2 million for the year ended December 31, 1997 as compared to the prior year. The operating income increased primarily due to rate increases and other revenue increases described above, offset by increases in programming expenses, operating expenses and depreciation expenses.


     EBITDA increased 265% to $113.2 million for the year ended December 31, 1997 as compared to the prior year reflecting the results of the items described above. In addition, $78.9 million or 96.0% of the increase in EBITDA was attributable to a gain on a cable system exchange in 1997. EBITDA represents earnings (loss) before interest, taxes, depreciation and amortization. Our management believes that EBITDA is commonly used in the cable television industry to analyze and compare cable television companies on the basis of operating performance, leverage and liquidity. However, EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either operating income or net income as an indicator of operating performance or cash flows as a measure of liquidity, as determined in accordance with generally accepted accounting principles. EBITDA, as computed by management, is not necessarily comparable to similarly titled amounts of other companies. See the Statement of Cash Flows for Insight Communications Company, L.P. for an analysis of net cash provided by operating activities, used in investing activities and provided from financing activities.


     Interest expense decreased 9.5% to $16.0 million for the year ended December 31, 1997 as compared to the prior year. The decrease over the prior year reflects the retirement of our 11.25% senior subordinated notes on March 3, 1997. These notes were replaced with bank borrowings on which the average interest rate was 8.4% for the year ended December 31, 1997.

     Net income totaled $73.9 million for the year ended December 31, 1997 as compared to the prior year primarily reflecting gains related to system swaps aggregating $78.9 million. Excluding these one-time gains we generated a net loss totaling $5.0 million.

LIQUIDITY AND CAPITAL RESOURCES

     Our business requires cash for operations, debt service, capital expenditures and acquisitions. The cable television business has substantial on-going capital requirements for the construction, expansion and maintenance of its broadband networks. Expenditures have primarily been used to rebuild and upgrade our existing cable network, and in the future will be used for plant extensions, new services, converters and system rebuilds. Historically we have been able to meet our cash requirements with cash flow from operations, borrowings under our credit facilities and equity contributions from our partners.


     For the year ended December 31, 1998 and three months ended March 31, 1999, we spent $44.8 million and $20.8 million, respectively, in capital expenditures largely to support our plant rebuild, digital converter purchases and to a lesser extent plant extensions. For the year ended December 31, 1998 and the three months ended March 31, 1999, cash from operations totaled $44.8 million and $18.5 million, which together with borrowing under our credit facilities, funded the above noted capital expenditures.


     It is anticipated that during 1999, we will have approximately
$123.0 million of capital expenditures. Included in the planned 1999 capital expenditures is $89.0 million for the upgrading of our Rockford and most of our Indiana cable television systems, which will involve the wide deployment of fiber optics and other capital projects associated with implementing our clustering strategy. The amount of such capital expenditures for years subsequent to 1999 will depend on numerous factors including the level of success in deploying our new services which will impact the amount of capital we will need for digital converters and other network service infrastructure to support demand for new products and services.

     During 1998, we acquired the Rockford, Illinois system for $97.0 million excluding fees and cash associated with the acquisition. In addition, we acquired a 75% non-voting interest in Insight Ohio which owns and operates the Columbus system for $10.0 million. We funded these acquisitions through existing credit facilities.

     At March 31, 1999, we had aggregate indebtedness of $592.7 million, which consisted of borrowings totaling $590.1 million under senior bank credit facilities and a note payable to MediaOne due November 24, 1999 in the amount of $2.6 million entered into in connection with our purchase of partnership interests from MediaOne. The senior bank facilities consisted of:

     o $140.0 million eight year reducing revolver credit facility, which supports our national systems, of which $124.1 million was borrowed; and

     o $550.0 million eight year revolving credit/term loan which supports our Indiana systems, of which $466.0 million was borrowed.

See "Description of Certain Indebtedness."

     We believe these facilities are sufficient to support our current operating plan for the national and Indiana systems. With respect to the Kentucky acquisition, we project aggregate indebtedness outstanding of approximately $733.0 million as of March 31, 1999. For financing purposes, we intend to combine the operations of the Kentucky and Indiana systems to meet our overall financial objectives and achieve a balanced financial leverage across all of our operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

     Our revolving credit and term loan agreements bear interest at floating rates. Accordingly, we are exposed to potential losses related to changes in interest rates. We do not enter into derivatives or other financial instruments for trading or speculative purposes; however, in order to manage our exposure to interest rate risk, we enter into derivative financial instruments, typically interest rate swaps and collars. The counterparties to our swap and collar agreements are major financial institutions. As of December 31, 1998, we had hedged approximately $301 million, or 53%, of our borrowings under our Insight credit facility and Insight Indiana credit facility. Accordingly, a hypothetical 100 basis point increase in interest rates along the entire interest rate yield curve would increase our annual interest expense by approximately $2.7 million. As of December 31, 1998, our interest rate swap and collar agreements expire in varying amounts through 2003.

     The fair market value of our long-term debt approximates its carrying value as it bears interest at floating rates of interest. As of December 31, 1998, the estimated fair value of our interest rate swap and collar agreements was approximately $1.2 million, which amount represents the amount required to enter into offsetting contracts with similar remaining maturities based on quoted market prices.

     As of March 31, 1999, we had hedged approximately $366 million, or 62%, of our borrowings under our Insight credit facility and Insight Indiana credit facility. Accordingly, a hypothetical 100 basis point increase in interest rates along the entire interest rate yield curve would increase our annual interest expense by approximately $3.8 million. As of March 31, 1999, the estimated fair value of our interest rate swap and collar agreements was approximately $679,000. As of the date of this prospectus we have hedged approximately
$266 million, or 45%, of our borrowings under our Insight credit facility and the Insight Indiana credit facility.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     In June 1998, the FASB issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. We expect to adopt the new statement effective January 1, 2000. The statement will require us to recognize all derivatives on the balance sheet at fair value. Although we have not completed our assessment of the impact of FASB No. 133 on our results of operations and financial position, we do not anticipate that the adoption of this statement will be material.

INFLATION AND CHANGING PRICES

     Our systems' costs and expenses are subject to inflation and price fluctuations. Although changes in costs can be passed through to customers, such changes may be constrained by competition. We do not expect inflation to have a material effect on our results of operations.

YEAR 2000 COMPLIANCE

  STATE OF READINESS

     We are evaluating the impact of the Year 2000 problem on our business systems and our ability to deliver our products and services to our customers. This evaluation includes a review of our information technology systems, cable network equipment and other imbedded technologies. We are also evaluating the potential impact as a result of our reliance on third-party suppliers that may have the Year 2000 problem. We believe the following business systems and equipment are vulnerable to the Year 2000 problem:

     o  Information processing and financial reporting systems;

     o  Customer billing systems;

     o  Customer service systems; and

     o Cable headend equipment including addressable controllers and advertising insertion equipment.

     We have developed a program to assess and address the Year 2000 problem. This program consists of the following six phases:

          1. Inventorying and assessing the impact on affected technology and systems;

          2. Developing solutions for affected technology and systems;

          3. Modifying or replacing affected technology and systems;

          4. Testing and verifying solutions;

          5. Implementing solutions; and

          6. Developing contingency plans.

     As of May 31, 1999, the status of our Year 2000 compliance program was as follows: Phase 1 was substantially completed. Phases 2, 3, 4 and 5 were underway with expected completion by September 30,

1999. We are working on contingency plans at this time, which will include customer notification and plans for additional personnel.

     The completion dates set forth above are based on current expectations. Due to uncertainties inherent in Year 2000 remediation, however, no assurances can be given as to whether such projects will be completed on such dates.

  COSTS

     To date, costs incurred that were directly related to addressing the Year 2000 problem have not been material. We have reviewed our cable systems to inventory our equipment and have sent letters to our programming suppliers and other vendors. We have not used a consultant but have worked closely with AT&T Broadband & Internet Services, adopting its Year 2000 program and to a large extent utilizing its independent certifications. In addition, we have tested our billing system by entering years such as 2001 and have determined it to be working properly.

     We do not expect that the total cost of our Year 2000 remediation program will be material. This includes the cost of replacing advertising insertion equipment and a local addressable controller in one system.

  RISKS

     We purchase most of our technology from third parties. We have been communicating with all vendors with whom we do business to determine their Year 2000 readiness and to determine the extent to which we are vulnerable to the Year 2000 problem related to those third parties. To assess Year 2000 compliance and any potential exposure to the Year 2000 problem, we have sent letters to such third parties requesting that they certify as to their Year 2000 preparedness. To date, 83% of these critical third parties have responded that they are Year 2000 compliant.

     There can be no assurance that third-party systems on which our systems rely will be Year 2000 ready or timely converted into systems compatible with our systems. Our failure or a third party's failure to become Year 2000 ready, or our inability to become compatible with third parties with which we have a material relationship, may have a material adverse effect on us, including significant service interruption or outages. We cannot currently estimate the extent of any such adverse effects.

  CONTINGENCY PLANNING

     We are working on contingency plans to minimize the effect of any potential Year 2000 related disruptions. We intend to prepare plans which relate to systems, software, equipment and services we deem to be critical to customer service and business operations and expect them to be in place by September 1999. These services include:

     o The failure of addressable controllers contained in the cable television system headends could disrupt the delivery of services to customers and could necessitate crediting customers for failure to receive services;

     o Customer service networks and/or automated voice response systems failure could prevent access to customer account information, hamper installation scheduling and disable the processing of pay-per-view requests;

     o Billing system failure could result in a loss of customer records which could disrupt the ability to bill customers for a protracted period; and

     o Advertising insertion equipment failure could impede or prevent the insertion of advertising spots resulting in loss of advertising revenues.

     The financial impact of any or all of the above worst-case scenarios has not been and cannot be estimated by us due to the numerous uncertainties and variables associated with such scenarios.

                                    INDUSTRY

     The following section and other parts of this prospectus contain cable industry terms and technical jargon which readers of this prospectus may find unfamiliar. We have therefore included a glossary in this prospectus beginning on page G-1 to assist readers unfamiliar with such terms.

     Unless otherwise specified, all cable television industry statistical data in this prospectus are from Paul Kagan & Associates, a leading cable television industry publisher.

OVERVIEW


     Approximately 95.6 million U.S. households currently have access to, or are passed by, cable television. In the aggregate, these cable systems serve approximately 66.1 million customers, representing a penetration of 69.1% of the homes passed. The cable industry has grown steadily from approximately 57.2 million basic customers in the United States in 1993 to approximately 66.1 million in 1998, a compound annual growth rate of 3.0%. It is estimated that the annual revenues received from U.S. cable customers exceeded $33.0 billion in 1998.


     Cable television continues to evolve. The enactment in February 1996 of the sweeping telecommunications reform law, the first comprehensive revision of the federal telecommunications laws since 1934, is having a dramatic impact on the industry's development. As the new law opens up local telephone markets to competition for the first time and brings regulatory relief and flexibility to cable companies, we believe the new law will continue to facilitate growth of the cable industry. Significant investments in new infrastructure and services are being made as cable companies enter new businesses in addition to the conventional cable business.

     Many cable operators are rebuilding their infrastructure to deliver new technologies, products and services to provide their customers with greater value and choices in the face of growing competition in their core businesses. Modern network architecture now can connect customers to a broadly enhanced range of video, voice and high-speed data communication possibilities, as well as improved signal reliability, better quality and superior two-way transmission capability. Cable operators spent approximately $7.7 billion in 1998 to rebuild their network in order to create new capability for the delivery of more channels, digital and high definition television programming and two-way interactive services.


     According to the National Cable Television Association, in 1998, the channel capacity of cable television systems increased to an average of 61 channels, up from 39 channels in 1992. As cable continues to expand its channel capacity, we expect that the industry's competitive position relative to direct broadcast satellite television systems and other multichannel video providers should be further enhanced.



     The core businesses of cable television are subject to increasing competition. Satellite, wireless and wireline competitors are increasing their market share in the delivery of multichannel programming. During the past five years, alternative providers have increased their share of the multichannel market to nearly 16.0% of the total number of households with televisions. During this period, cable television has increased its penetration to 69.1% of the homes passed from 63.1% as the overall market has increased due to population growth as well as increased awareness of multichannel distribution. Meanwhile, cable operators are rebuilding their networks in order to begin competing in other telecommunications and entertainment services. A brief explanation of some of the major new businesses under development is described below.


DIGITAL VIDEO

     Cable companies are using their rebuilt digital networks to offer a wide array of new broadband video services to customers. Through the use of compressed digital video technology, which converts, on average, one analog channel into a digital format and compresses such signal into 8 to 12 digital channels, cable operators are able to greatly increase their channel offerings. The digitally compressed signal is uplinked to a satellite, which sends the signal back down to a cable system's headend to be distributed, via optical fiber and coaxial cable, to the customer's home. At the home, a set-top video terminal converts the digital signal back into analog channels that can be viewed on a normal television set. We believe the implementation of digital technology will significantly enhance the quantity and quality of channel offerings, allowing the cable operator to offer near video-on-demand, premium services and incremental special interest programming.

     An estimated 1.5 million homes currently subscribe to a digital cable service. The number of digital service customers is expected to increase approximately seven times to 10.6 million homes by the end of 2000, representing a penetration of 10.9% of the homes passed, and to approximately 47.6 million homes by 2008, representing a penetration of 45.3% of the homes passed.

HIGH-SPEED DATA

     The broad bandwidth of cable network enables data to be transmitted up to 100 times faster than traditional telephone-based modem technologies, and the cable connection does not interfere with normal telephone activity or usage. For example, cable's on-line customers can download large files from the Internet in a fraction of the time it takes when using any widely available telephone modem technology. Moreover, surfing the Internet on a high-speed network removes the long delays for Web pages to fully appear on the computer screen, allowing the experience to more closely approximate the responsiveness of changing channels on a television set. In addition, the cable modem is always on and does not require the customer to dial into an Internet service provider and await authorization. We believe that these factors of speed and easy accessibility will increase the use and impact of the Internet among our customers. Although other high-speed alternatives are being developed to compete with cable, we believe that the cable platform currently is best able to deliver these services.

     In 1998, cable companies delivered Internet services into over 100 markets throughout the United States. In 1999, approximately 29.0 million homes will be passed by cable systems offering high-speed, residential cable Internet services, which is projected to increase to approximately 39.0 million homes by 2000, and to more than 73.6 million homes by 2008.


     Over 500,000 cable customers currently subscribe to cable access to the Internet. The number of cable high-speed data service customers is expected to increase more than 6.6 times to approximately 3.3 million homes by the end of 2000, representing a penetration of 4.9% of basic customers that will have been marketed this service. It is further expected that data service customers will increase to approximately 18.0 million homes by the end of 2008, representing a penetration of 24.6% of basic customers that will have been marketed this service.


     The cable industry also has developed standards so that inter-operable, non-proprietary cable modems will be made available in retail outlets beginning in the second half of 1999. Such availability will allow customers to use their modems in different systems while decreasing our need to maintain an inventory of such equipment. In March 1998, the Data Over Cable Service Interface Specifications created by Cable Television Laboratories, Inc. and others was approved by the International Telecommunications Union as an international standard for transmitting data over cable systems. CableLabs also established a formal certification process for cable modem equipment suppliers to obtain a compliance certificate for their data delivery devices based on this standard.

TELEPHONY

     During the last several years, the cable industry has been developing the capability to provide telephony services. At least seven of the nation's largest cable operators now offer residential and/or commercial phone service in more than 25 markets overall and cable companies have reached interconnection agreements in 40 states and the District of Columbia.

     Recent developments, including AT&T's purchase of TCI and the proposed joint ventures between AT&T and six cable operators, including Insight and Time Warner, and AT&T's proposed acquisition of MediaOne, will likely accelerate the pace of development of the voice telephony business. The number of cable telephony customers is expected to be approximately 600,000 homes by the end of 2000, representing a penetration of 9.0% of the homes that will have been marketed this service and approximately 23.9 million homes by 2008, representing a penetration of 36.0% of the homes that will have been marketed this service.

                                    BUSINESS

     The following section and other parts of this prospectus contain cable industry terms and technical jargon which readers of this prospectus may find unfamiliar. We have therefore included a glossary in this prospectus beginning on page G-1 to assist readers with such terms.

GENERAL

     We are the 8th largest cable television system operator in the United States based on customers served, after giving effect to our proposed acquisition of the Kentucky cable television systems and other recently announced industry acquisitions. We have approximately 1,049,000 customers and pass approximately 1,635,000 homes as of March 31, 1999, after giving effect to the Kentucky acquisition and our proposed provision of consulting services to additional cable television systems located in Indiana. We have a tightly grouped cluster of cable television systems with approximately 98% of our customers concentrated in the four contiguous states of Indiana, Kentucky, Ohio and Illinois. Our systems have a very high concentration of customers served by each headend or technical center of the network allowing us to more economically deliver an array of entertainment, information and telecommunication services, including interactive digital video, high-speed data access and telephone service products. Upon completion of our rebuild efforts, which is expected to occur in 2000, over 96% of our customers will be served from nine headends. In addition to our optimal state-of-the-art technical configuration, our market research indicates that our clusters have attractive market characteristics and demographics for offering new and enhanced products and services that take advantage of the significant bandwidth of our cable network. We believe that because of this advantageous combination, we are very well positioned to exploit the new business opportunities available to cable television operators.

     After giving effect to the above transactions:


                                                                     CONSOLIDATION OF THE NATIONAL,
                                                                     INDIANA AND KENTUCKY SYSTEMS
                                                                     AND OUR EQUITY INTEREST IN THE
                                                                       COLUMBUS SYSTEM
                                                                     ------------------------------
                                                                             (IN MILLIONS)
For the year ended December 31, 1998:
  Revenues........................................................              $  375.7
  EBITDA*.........................................................                 235.7
  Loss from operations............................................                 (46.7)
  Net loss........................................................                 (73.1)
  Cash provided by operating activities...........................                 116.0
  Cash used in investing activities...............................                 110.4
  Cash used in financing activities...............................                  40.0

For the three months ended March 31, 1999:
  Revenues........................................................              $   97.5
  EBITDA*.........................................................                  62.5
  Loss from operations............................................                 (16.3)
  Net loss........................................................                 (21.9)
  Cash provided by operating activities...........................                  30.1
  Cash used in investing activities...............................                  43.2
  Cash provided by financing activities...........................                  26.0


------------------

* See the discussion of EBITDA in "Management's Discussion and Analysis of Financial Condition and Results of Operations."


     Recognizing the opportunities presented by newly available products and services, the strength of our market characteristics and favorable changes in the regulatory environment, our management team developed and executed a strategy to become a competitive, full service provider of entertainment, information and telecommunication services for the communities served by our networks. We intend to capitalize on our highly clustered cable television systems to economically rebuild the technological capabilities of our broadband networks in order to deploy enhanced new services. We believe that an integrated package of existing multi-channel video, new and enhanced products and services, such as interactive digital video, including video-on-demand or near video-on-demand, high-speed Internet access and telephone services, coupled with our commitment to locally focused customer service, will enhance our ability to acquire and retain customers in a competitive environment while increasing revenues per customer. To augment this growth, we will continue to seek strategic acquisitions that fit our clustering and operating strategy.


     Our marketing strategy is designed to capitalize on these trends by offering our customers an array of entertainment, information and telecommunication services on a bundled basis. By bundling our products and services, our customers would have an increased choice of services at a reduced cost, which we believe would result in higher customer satisfaction, increased use of our services and greater customer retention. Because our broadband cable network can offer such a wide variety of communication services, we believe our service offering will provide us with a competitive advantage over alternative wireline and wireless telecommunications and multichannel video providers, such as incumbent telephone companies and direct broadcast satellite television systems. We began offering new and enhanced products and services, such as interactive digital video and high-speed data access, during the second quarter of 1999 and intend to offer telecommunication services beginning in 2000.


     We have conducted research and held numerous focus group sessions in our local markets leading us to believe that products and services such as interactive digital video, high-speed data access and telephony will have high customer appeal. As a result of our capital investment, we expect to be able to provide these products and services on a cost effective basis capitalizing on the high bandwidth capabilities of our cable network. Likewise, we believe that the highly clustered nature of our systems will enable us to more efficiently invest our marketing dollars and maximize our ability to establish customer awareness, increase use of our services and build brand support. In addition to our broad product offering, we also emphasize a high level of locally focused customer service. Our emphasis is on system reliability, engineering support and superior customer satisfaction.

     To facilitate the deployment of our enhanced products and services, we are in the process of rebuilding almost all of our network to provide at least 750 MHz of capacity with two-way communications capability. We have rebuilt approximately 29% of our network miles as of March 31, 1999 after giving effect to the proposed acquisition of the Kentucky cable television systems and the proposed provision of consulting services to additional cable television systems located in Indiana and intend to have approximately 71% of our network at or above 750 MHz by the end of 1999. We expect to complete our network rebuild in 2000 having invested a total of approximately $233.8 million.

     The following table presents a profile of our systems and systems in which we have an economic interest or service on a pro forma basis as of March 31, 1999, except as otherwise indicated.

                SELECTED TECHNICAL, OPERATING AND FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)


                                                                                                              MANAGED
                                                     NATIONAL      COLUMBUS       INDIANA      KENTUCKY       INDIANA
                                                     SYSTEMS        SYSTEM        SYSTEMS      SYSTEMS(1)     SYSTEMS
                                                    ----------    -----------     --------      --------      --------
TECHNICAL DATA:
  Network miles..................................        1,729          2,655        7,455         7,930         2,785
  Number of headends.............................            5              1           45            16            21
  Number of headends as of December 31, 2000(2)..            5              1            5             4             1
  Number of headends serving 90% of
    our customers expected as of
    December 31, 2000(2).........................            2              1            3             4             0
OPERATING DATA:
  Homes passed...................................      149,399        172,975      495,605       657,361       159,644
  Basic customers................................       86,846         86,620      336,252       425,445       114,262
  Basic penetration..............................         58.1%          50.1%        67.8%         64.7%         71.6%
  Premium units..................................       96,869         85,526      234,528       351,703        44,381
  Premium penetration............................        111.5%          98.7%        69.7%         82.7%         38.8%
  Number of addressable homes....................       30,218         71,041       81,582       130,881        22,000
FINANCIAL DATA FOR THE THREE MONTHS ENDED
  MARCH 31, 1999:
  Revenues.......................................   $   10,405    $    11,696     $ 35,628      $ 51,425           n/a(5)
  EBITDA(3)......................................        5,034          5,015       17,356        22,969           n/a
  EBITDA margin(4)...............................         48.4%          42.9%        48.7%         44.7%          n/a
  Operating income (loss)........................   $    1,213    $     3,416     $ (4,663)     $(12,876)          n/a
  Net income (loss)..............................       (1,120)         3,486      (12,889)      (26,786)          n/a
  Cash provided by (used in) operating
    activities...................................       (2,351)         8,506       21,065         9,392           n/a
  Cash used in investing activities..............        8,041          6,148       19,647        15,482           n/a
  Cash provided by (used in) financing
    activities...................................       13,000         (6,796)       6,000         7,000           n/a
FINANCIAL DATA FOR THE YEAR ENDED
  DECEMBER 31, 1998:
  Revenues.......................................   $   41,314    $    47,956     $138,861      $195,507           n/a(5)
  EBITDA(3)......................................       18,096         13,017       74,270        86,994           n/a
  EBITDA margin(4)...............................         43.8%          27.1%        53.5%         44.5%          n/a
  Operating income (loss)........................   $   (1,289)   $     8,128     $ (8,893)     $(36,515)          n/a
  Net income (loss)..............................      (10,686)         1,116      (45,691)      (80,183)          n/a
  Cash provided by operating activities..........       11,174         14,399       49,878        47,146           n/a
  Cash used in investing activities..............       24,637          6,679       45,336       (51,069)          n/a
  Cash provided by (used in) financing
    activities...................................      (36,836)        (1,585)     (11,600)        6,525           n/a
OTHER DATA:
  Insight's ownership............................          100%            75%          50%           50%            0%
  Location of systems............................   CA, GA, IL             OH           IN            KY            IN
  Date of acquisition/consulting.................      Various    August 1998      Various       Pending       Pending


------------------

(1) The financial data represents the combination of the results of TCI IPVI Systems from January 1, 1998 through April 30, 1998 and InterMedia Capital Partners VI, L.P. from April 30, 1998 through December 31, 1998. The combination of the two periods is not necessarily indicative of what the results of InterMedia Capital Partners VI, L.P. or TCI IPVI would have been for the year.
(2) Represents an estimate based on our current rebuild program.

(3) Represents earnings (loss) before interest, taxes, depreciation and amortization. Our management believes that EBITDA is commonly used in the cable television industry to analyze and compare cable television companies on the basis of operating performance, leverage and liquidity. However, EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either operating income or net income as an indicator of operating performance or cash flows as a measure of liquidity, as determined in accordance with generally accepted accounting principles. EBITDA, as computed by management, is not necessarily comparable to similarly titled amounts of other companies. See our financial statements, including the Statements of Cash Flows, which are combined later in this prospectus.

(4) Represents EBITDA as a percent of total revenues.

(5) We receive a consulting fee for managing the managed Indiana systems equal to 3% of revenues. For the year ended December 31, 1998 and the three months ended March 31, 1999, revenues for the managed Indiana systems were $48,800 and $13,800.

BUSINESS STRATEGY

     Our operating strategy is centered on the development of new and enhanced products and services for the communities served by our telecommunications network and consists of the following elements:

  FOCUS ON OPERATING CLUSTERS WITH ATTRACTIVE TECHNICAL AND DEMOGRAPHIC PROFILES

     We operate highly clustered systems, most of which have attractive technical and demographic profiles. Our systems are characterized by high housing densities and high ratios of customers to headends. As a result, the amount of capital necessary to deploy new and enhanced products and services is significantly reduced on a per home basis because of the large number of customers served by a single headend. We believe that the highly clustered nature of our systems enables us to more efficiently invest our marketing dollars and maximize our ability to establish customer awareness, increase penetration and build brand support. Our demographic profile is characterized by strong new housing growth and low unemployment in rapidly growing communities, most of which are centered around large universities and/or major commercial enterprises. We believe that households with our demographic profile are more likely to subscribe to these new and enhanced products and services than the national average demographic profile.

  EXPEDITIOUSLY REBUILD OUR BROADBAND CABLE NETWORK

     We are committed to rebuild our cable network expeditiously in order to provide new and enhanced products and services, increase the programming and telecommunications choices for our customers, improve our competitive position and increase overall customer satisfaction. We are in the process of rebuilding almost all of our network to provide at least 750 MHz bandwidth and two-way active capability. The result will be a significant increase in network capacity, quality and reliability which facilitates the delivery of new and enhanced products and services and reduced operating costs. Our aggressive investment in our broadband cable network rebuild will allow us to expeditiously offer these services to substantially all of our customers. By the end of 1999, we expect that approximately 85% of our customers on a pro forma basis will be served by systems with at least 750 MHz bandwidth and two-way active capability, with the balance being substantially complete by the end of 2000. As each system's rebuild progresses, we will deploy new and enhanced products and services allowing us to provide these new services in many of our markets by late 1999. In 1998, we invested approximately $46.6 million, and we plan to invest approximately $89.0 million more to rebuild our systems by the end of 1999.

  INTRODUCE NEW AND ENHANCED PRODUCTS AND SERVICES


     Our marketing strategy is to offer our customers an array of entertainment, information and telecommunication services on a bundled basis. We believe by bundling our products and services our customers will have an increased choice at a reduced cost resulting in higher customer satisfaction, higher penetration and reduced churn. We have conducted research and held numerous focus group sessions in our local markets which lead us to believe that these services will have high customer appeal. We expect that our ability to provide bundled services will provide us with a strong competitive advantage over alternative video providers, such as direct broadcast satellite television systems, and incumbent telephone companies. To accelerate the deployment of these services, we have entered into letters of intent or agreements with several industry leaders, including a letter of intent with AT&T and an agreement with @Home. See "--Products and Services--New and Enhanced Products and Services--High-Speed Data" and "--Telephony."


  LEVERAGE STRONG LOCAL PRESENCE TO ENHANCE CUSTOMER AND COMMUNITY RELATIONS

     Strong customer service is a key element of our business strategy. We are dedicated to quality customer service and seek a high level of customer satisfaction by employing localized customer care, extensively using market research and providing customers with an attractively priced product offering. Approximately 40% of our customers visit their local office on a monthly basis providing us the opportunity to demonstrate and sell our new and enhanced products and services. Our localized customer care initiatives create substantial marketing and promotion opportunities which we believe will be effective in the deployment of interactive and high-speed data products. In addition, we are dedicated to fostering strong relations in the communities we serve. We sponsor local charities and community causes through staged events and promotional campaigns, including the industry's Cable in the Classroom program. Our emphasis on customer service and strong community involvement has led to higher customer satisfaction, reduced customer churn and excellent franchise relationships. To further strengthen community relations and differentiate us from direct broadcast satellite television systems and other multichannel video providers, we provide locally produced and oriented programming that offers, among other things, community information, local government proceedings and local specialty interest shows. In some of our markets, we are the only broadcaster of local college and high school sporting events, which allows us to provide unique programming and builds customer loyalty.

     To support our business strategy, we have developed a financial strategy to pursue value-enhancing transactions. To augment our internal customer growth, we will seek acquisitions that strategically fit our clustering and operating strategy. We will seek strategic acquisitions based upon disciplined criteria with a focus on the following four primary factors:

     o A high ratio of customers to headends;

     o Market significance;

     o Geographic proximity to our other systems; and

     o An acceptable return on investment.

We have not reached any agreements, commitments or understandings for any future acquisitions except for the Kentucky acquisition. There is no assurance that any additional acquisitions will be identified or completed.

     Since initiating this strategy in early 1997, we have completed on a pro forma basis a total of three acquisitions, three asset swaps and two joint ventures. As of December 31, 1997, our cable systems had approximately 180,000 customers and were located in seven states with no clear clustering of properties. After completing these transactions, including a joint venture in Indiana with AT&T Broadband & Internet Services, an asset swap with Cox Communications, the proposed transaction to acquire the Kentucky systems and the proposed provision of consulting services to the managed Indiana systems, we owned, operated and managed, as of March 31, 1999 on a pro forma basis, cable television systems serving approximately 1,049,000 customers with approximately 98% of our customers clustered in the State of Indiana; Rockford, Illinois; Columbus, Ohio; and the State of Kentucky.

TECHNICAL OVERVIEW

     We believe that in order to achieve consistently high levels of customer service, reduce operating costs, maintain a strong competitive position and deploy important new technologies, we will need to install and maintain a fiber rich technical platform. The deployment of fiber optics, an increase in the bandwidth to 750 MHz or higher, the activation of a two-way communications network and the installation of digital equipment will allow us to deliver interactive digital, video, high-speed data services and telecommunication services.

     As of March 31, 1999 on a pro forma basis, our systems were comprised of approximately 19,800 miles of network passing approximately 1,475,300 homes resulting in a density of approximately 75 homes per mile. As of that date, our systems on a pro forma basis were made up of an aggregate of 67 headends. We intend to continue our strategy of consolidating headends by eliminating approximately 52 headends by December 31, 2000, at which point 96% of our customers will be served by nine headends. As of March 31, 1999 on a pro forma basis, approximately 28% of our network was at 450-550 MHz, while approximately 33% of our network was at 600 MHz or higher.

     Our network design calls for a digital two-way active network with a fiber optic trunk system carrying signals to nodes within our customers' neighborhoods. The signals are transferred to coaxial network at the node for delivery to our customers. At March 31, 1999, an average of approximately 1,500 homes were being served by each fiber node. We have designed the fiber system to be capable of subdividing the nodes if traffic on the network requires additional capacity.

     We believe that active use of fiber optic technology as a supplement to coaxial cable will play a major role in expanding channel capacity and improving the performance of our systems. Fiber optic strands are capable of carrying hundreds of video, data and voice channels over extended distances without the extensive signal amplification typically required for coaxial cable. We will continue to deploy fiber optic cable to further reduce amplifier cascades while improving picture quality and system reliability.

     A direct result of this extensive use of fiber optics is an improvement in picture quality and a reduction of outages because system failures will be both significantly reduced and will impact far fewer customers when they do occur. Our design allows our systems to have the capability to run multiple separate channel line-ups from a single headend and to insert targeted advertisements into specific neighborhoods based on node location.

     As of March 31, 1999, on a pro forma basis, approximately 32% of our customers had addressable converters in their homes. Addressable technology enables us to electronically control the cable television services being delivered to the customer's home. Addressable technology allows us to electronically upgrade or downgrade services to a customer immediately, from our customer service center, without the delay or expense associated with dispatching a technician to the customer's home. Addressable technology also reduces premium service theft, is an effective enforcement tool in the collection of delinquent payments and enables us to offer pay-per-view services, including movies and special events, more conveniently.

     The following chart outlines the status of the network capacities currently and as planned over the next three years, based on our current rebuild program:

                                                                       PERCENT OF NETWORK MILES
                                                            -----------------------------------------------
                                                                         GREATER THAN OR                       PERCENT OF
                                                                         EQUAL TO 450       GREATER THAN OR    NETWORK
                                                            LESS THAN    MHZ AND LESS       EQUAL TO 750       TWO-WAY
                                                            450 MHZ      THAN 750 MHZ          MHZ             CAPABLE
                                                            ---------    ---------------    ---------------    ----------
As of March 31, 1999 on a pro forma basis................       39%             31%                29%             31%
As of December 31, 1999*.................................        8              21                 71              74
As of December 31, 2000*.................................        2               7                 91              94

------------------------
 * Estimate based on our current rebuild program. There can be no assurance that our current rebuild program will be achieved.

PRODUCTS AND SERVICES

  TRADITIONAL CABLE TELEVISION SERVICES

     We offer our customers a full array of traditional cable television services and programming offerings. We offer a basic level of service which includes up to 25 channels of television programming. Approximately 94% of our customers choose to pay an additional amount to receive up to 63 channels under our "classic" service. Premium channels, which are offered individually or in packages of several channels, are optional add-ons to the basic service or the classic service. As of March 31, 1999, on a pro forma basis, premium units as a percentage of basic subscribers was approximately 77%. We tailor both our basic line-up and our additional channel offerings to each regional system in response to demographics, programming preferences, competition, price sensitivity and local regulation.

     Our cable television service offering includes the following:

     o Basic Service. All of our customers receive the basic level of service, which generally consists of local broadcast television and local community programming, including government and public access, and may include a limited number of satellite programs.

     o Classic Service. This expanded level of service includes a group of satellite-delivered or non-broadcast channels such as ESPN, CNN, Discovery Channel and Lifetime.

     o Premium Channels. These channels provide unedited, commercial-free movies, sports and other special event entertainment programming such as HBO, Cinemax and Showtime. We offer subscriptions to these channels either individually or in premium channel packages.

     o Pay-Per-View. These analog channels allow customers with addressable set top boxes to pay to view a single showing of a recently released movie or a one-time special sporting event or music concert on an unedited, commercial-free basis.

  NEW AND ENHANCED PRODUCTS AND SERVICES

     As rebuilds are activated during 1999, we are deploying new and enhanced products and services in most of our markets, including interactive digital video and high-speed data services. In addition, we intend to deploy telephony services in 2000.

    Interactive Digital Video

     The implementation of interactive digital technology will significantly enhance and expand the video and service offerings we provide to our customers. Most digital launches by other cable operators have been limited to simply offering more channels as a defensive move against competition from direct broadcast satellite television systems. Because of the significantly increased bandwidth and two-way transmission capability of our state-of-the-art technical platform, which is being built in conjunction with our digital launches, we have the capacity to design a more extensive digital product that is rich in program offerings and highly interactive with our customers. For example, we expect to offer a video-on-demand service that will allow our customers significantly more viewing options. Our interactive digital services also allow us to offer customized information for our customers that is rich in local content and targeted to a specific system or community. Our systems also are being activated with two-way communication network capability, enabling us to provide truly interactive and locally based Internet-style products and services.

     We have conducted numerous focus groups and commissioned research studies, the findings of which have helped to develop our interactive digital strategy. We believe that our digital penetration will increase as a result of our differentiated services such as a graphically rich local information network and video-on-demand pay-per-view with full VCR functionality. In addition, nearly 75% of the homes passed by our systems still do not have an online account to use the Internet, which we believe will make our local information product particularly appealing to this group.

     In most of our digital launches, we are providing a package of digital services, known as "Digital Gateway." For $6.95 per month, our customers can purchase Digital Gateway and receive the following services:

     o A digital converter box;

     o An interactive navigational program guide for all analog and digital channels;

     o A local, interactive Internet-style service;

     o A significant multiplexing of premium channels for customers who separately subscribe to premium channels, such as HBO and Showtime;

     o Pay-per-view video-on-demand; and

     o A digital 40-channel audio music service.

     We have entered into a letter of intent with Source Media, Inc. to provide their LocalSource product in our Digital Gateway. The LocalSource product is designed to deliver the Internet experience to the television platform. LocalSource delivers interactive programming that is both informative and entertaining and provides extensive communications tools to support interaction between customers, advertisers, sponsors, merchants and direct marketers resulting in multimedia addressable advertising opportunities for both local and national advertisers. The service is divided into four sub-categories:

     o DailySource provides both current local information as well as national news updates;

     o LocalGuide provides a complete and current community guide that covers everything from school homework assignments to restaurant specials, sporting events or movie schedules;

     o FastFacts is an on-demand library of useful facts on a range of subjects from health to legal to car care or insurance; and

     o MyTV is a service that allows customers to customize their screens by selecting menus and viewing choices based upon their own tastes.

     Other LocalSource applications that are under development include CableMail and SourceNet. CableMail will allow customers to have e-mail accounts accessible from their television sets and SourceNet will provide Internet access to the World Wide Web, also through the set top box and the television set. We believe that LocalSource is a compelling introduction to cable's broadband capability which will stimulate early demand for data services and make cable a more essential service for the customer, resulting in increased customer satisfaction and penetration and reduced churn.

     We have entered into an agreement with DIVA Systems Corporation, which will allow us to be the first cable operator to offer DIVA's video-on-demand services as part of a digital tier package. DIVA provides a true video-on-demand service over the cable television infrastructure. We expect to launch DIVA's video-on-demand product in Rockford, Illinois, in July 1999 and later this year in Columbus, Ohio and Evansville, Indiana. A video-on-demand launch is also being considered for Bloomington, Indiana later this year, with additional launches in Indiana and Kentucky expected in 2000. We expect that our video-on-demand service will offer immediate in-home access to a diverse and continuously available selection of hundreds of movies. Customers will receive the movies electronically over the network and will have full VCR functionality, including pause, play, fast forward and rewind. The movies will be delivered with a high quality digital picture and digital sound. DIVA is designed to provide movies at prices comparable to those charged for videotape rentals, pay-per-view and near video-on-demand movies, but with far greater convenience and functionality. Although we expect fully to finalize our negotiations with DIVA, there can be no assurance that they will come to a successful conclusion.


     In addition to the Digital Gateway service, customers can select additional digital packages, each of which includes a number of popular cable networks. These packages allow viewers to customize their service to fit individual interests. The packages will be tailored to satisfy the tastes and needs of the specific local market but will be generally developed and available for an additional $4.95 each per month. Currently, we are planning to offer three core programming packages in all of our markets and to provide a discount by allowing customers to purchase all three packages for the price of two. The packages may include the following:

     o The Family Pack, which is comprised of networks, such as six different Discovery networks, BBC America, Much Music and the Sci-Fi Channel;

     o The Movie Pack, which is comprised of specialty movie networks, such as six Encore theme channels, Turner Classic Movies, the Independent Film Channel and Romance Classics; and

     o The Sports Pack, which consists of several ESPN channels, The Golf Channel, Fox Sports World and Classic Sports.

     In addition to these core programming packages, we intend to develop additional niche packages, such as Spanish channels or music video channels, reflective of local customer tastes.

     We recently launched most of the Digital Gateway service in Rockford, Illinois, added LocalSource in May 1999 and expect to add the video-on-demand application in July 1999. We will launch the Digital Gateway service in all of our markets as rebuilds are completed. As the rebuilds of the Indiana systems are completed during 2000, we will migrate the AT&T Broadband & Internet Services digital product to our interactive digital product. Additionally, in 2000, we expect to convert the Kentucky systems from the InterMedia Capital Partners VI, L.P. digital product to our interactive digital product. While the AT&T Broadband & Internet Services and InterMedia Capital Partners VI, L.P. digital products were targeted to fill programming voids and compete with direct broadcast satellite television systems, our Digital Gateway service is designed to provide our customers with an Internet style experience as well as programming choices, which we believe will result in higher penetration and customer satisfaction and reduced churn. Therefore, we expect to achieve improved penetration in the Indiana systems with our Digital Gateway service from the 10% to 15% penetration that the AT&T Broadband & Internet Services digital product currently achieves.

     In the small markets where we do not plan a rebuild, we have launched a digital product which is packaged and priced similarly but is not interactive. We launched this type of limited digital service in Griffin, Georgia in December 1998 and achieved over 11% penetration within six months of launch with incremental revenue per digital customer of over $16.00 per month.

    High-Speed Data

     We plan to introduce high-speed data service for personal computers over our network in all of our rebuilt systems. The broad bandwidth of cable network enables data to be transmitted up to 100 times faster than traditional telephone-based modem technologies, and the cable connection does not interfere with normal telephone activity or usage. For example, cable's on-line customers can download large files from the Internet in a fraction of the time it takes when using any widely available telephone modem technology. Moreover, surfing the Internet on a high-speed network removes the long delays for Web pages to fully appear on the computer screen, allowing the experience to more closely approximate the responsiveness of changing channels on a television set. In addition, the cable modem is always on and does not require the customer to dial into an Internet service provider and await authorization. We believe that these factors of speed and easy accessibility will increase the use and impact of the Internet. Although other high-speed alternatives are being developed to compete with cable, we believe that the cable platform currently is best able to deliver these services.

     We have signed a distribution agreement with @Home to launch high-speed data service in all of our markets serving 50,000 or more homes passed, except for Columbus, Ohio. With respect to the Columbus system, we have a nonbinding letter of intent to launch the Road Runner service. With respect to our small system markets, we are considering separate distribution agreements with various Internet service providers.


     In addition to being an Internet service provider, @Home offers its own content. @Home aggregates high quality web sites for customers to explore and also offers various chat rooms, newsgroups, on-line stores, gaming channels, on demand Fox News, NBA and MTV video clips, and easy to use search engines and tip wizards. We expect to offer our customers content of local interest, including community information, local news, sports, entertainment, and weather, through our local home page.


     The @Home service offers unlimited access to the Internet. The service includes three e-mail addresses and 15 megabytes of space with which to create a personal web site. We are offering the @Home service to cable customers at a price of $29.95 per month plus $15 to lease the cable modem. Non-cable customers will be charged an additional $10 per month for the service. Both cable and non-cable customers will be charged an installation fee of $150, which we may, at our discretion, discount to promote usage of cable modems. @Home also provides several additional services, such as the ability to dial-up away from the customer's home, multiple computer access and internet fax services, which should provide additional revenue potential. In addition to customer fees, we expect to generate advertising and e-commerce revenue by selling advertisers and retailers space on our local home pages in exchange for a fee or a share of the revenues.

     While we will initially lease cable modems to customers, we expect a significant portion of our customers to purchase a cable modem once the Data Over Cable Service Interface Specifications open standard has been implemented by vendors and such vendors sell the cable modems in retail outlets and pre-install them in new computers. The purchase of cable modems by our customers will reduce our need to maintain an inventory of such equipment. We do not, however, anticipate significant retail activity until 2000.

     We believe our cable systems have attractive demographics for high-speed data. Based on research of our systems at November 1998 by Peter D. Hart Research Associates Inc., approximately 49% of our then customers had personal computers in the home and approximately 51% of those that had computers were currently on-line. We believe university markets, such as Bloomington and Lafayette, Indiana, Lexington and Bowling Green, Kentucky and Columbus, Ohio and affluent suburbs like Noblesville, Indiana are particularly well suited for this product as each of these markets has above average personal computer penetration.

    Telephony

     In December 1998, we entered into a letter of intent with AT&T to form a joint venture to provide local phone services to residential consumers and small business customers under the "AT&T" brand name over our cable infrastructure. The joint venture would have the exclusive right to license our cable infrastructure for such services and would have access to wholesale bulk long distance services and other network services from AT&T. We believe there is significant potential for the joint venture based both on our management's experience in the U.K. cable market and the success of other operators such as Cox Communications and Cablevision since entering this business.


     All of our systems would be included in the joint venture, and we expect to invest up to 49% of the equity capital for the joint venture on terms to be negotiated. We are unable at this time to estimate the dollar amount of this investment as there are a number of variables involved, including timing of the launch of the telephony services, the actual percentage to be bought in the joint venture and customer penetration. Under the joint venture, we would be responsible for rebuilding our cable systems and activating two-way network. In exchange for this contribution, we would receive an initial connectivity payment for any cable television system passing a specified number of homes and meeting certain specified technical standards. The joint venture would also pay us monthly connectivity payments based on the number of customers for maintenance of our network. In addition, we would participate in the profitability of the business based on our equity interest in the joint venture. There can be no assurance that a definitive agreement will be successfully negotiated with AT&T, or, if negotiated, that such agreement will be on the terms described in this prospectus. See "Description of Recent Transactions--The Transaction with AT&T."


BUSINESS BACKGROUND

     Insight was co-founded in 1985 as a limited partnership by Sidney R. Knafel and Michael S. Willner after a previous association with one another at Vision Cable Communications where Mr. Knafel was co-founder and Chairman and Mr. Willner held various operating positions, ultimately holding the position of Executive Vice President and Chief Operating Officer. Vision Cable was sold to The Newhouse Group Inc. in 1981 and Mr. Willner remained there to run the cable operations until 1985 when he and Mr. Knafel formed Insight.

     Between 1985 and 1988, we assembled a group of systems that reflected our focused acquisition criteria of high housing growth in markets with attractive demographics. As a result of this strategy, we owned largely suburban systems in high growth corridors of major metropolitan areas. Through housing growth and increased basic penetration in the five years ended December 31, 1997, our systems achieved growth rates for homes passed and customers of 4.8% and 5.9%, respectively, over twice the national average and one of the highest internal growth rates in the industry.

     In addition to many years of conventional cable television experience, our management team has been involved in the development and deployment of full service telecommunications networks since 1989. Through a then related entity, Insight Communications Company UK, L.P., our management and our related parties entered the cable television market in the United Kingdom, where today modern hybrid fiber-coaxial networks are widely deployed. Messrs. Knafel and Willner remain on the board of NTL Incorporated, the publicly traded successor to the former Insight UK related entity. NTL is currently one of the three largest operators of local broadband communications systems in the United Kingdom.

     As a result of our management's British experience, we recognized that the technology and products developed in the United Kingdom would migrate to the United States in similar form. We focused on planning to rebuild our network promptly after it became clear that the 1996 Telecom Act would encourage competition in the telecommunications industries. We understood, however, that the new products and services available with new technology were best deployed in markets which provided for efficiencies for branding and technical investment. Our original acquisition strategy, which focused on customer growth, was very successful. However, our management team recognized the opportunity to evolve from our role as a cable television operator providing only home video entertainment into a full service alternative telecommunications network providing not only standard video services, but also interactive digital video, high-speed data access and voice telephony products and services.

     Recognizing the opportunities presented by newly available products and services and favorable changes in the regulatory environment, we executed a series of asset swaps and acquisitions and entered into a key joint venture that resulted in our current composition. The largest of these transactions was the 50/50 joint venture formed between Insight and AT&T Broadband & Internet Services in October 1998. Prior to December 31, 1997, our systems had approximately 180,000 customers with the two largest concentrations in Utah and Indiana, which together represented less than half of our customers. We believe that we have successfully transformed our assets so that today on a pro forma basis we own, operate and manage a cable television network serving approximately 1,049,000 customers with approximately 98% of our customers clustered in the contiguous states of Illinois, Indiana, Ohio and Kentucky. Our current assets are reflective of our strategy to own systems that have high ratios of customers to headends.

     The following is a list of significant recent transactions that were designed to implement our new business strategy:

     o Lafayette, Indiana. In December 1997, we exchanged with Cox Communications our suburban Phoenix, Arizona system serving approximately 36,200 customers for a system in Lafayette, Indiana serving approximately 38,100 customers plus approximately $12.6 million paid in cash to Insight. The Phoenix system comprised only 8% of its designated market area and was made up of three separate headends while the Lafayette system is made up of a single headend, is the major operator in the market and is located in a region where we have substantial assets.

     o Rockford, Illinois. In January 1998, we purchased a cable system serving approximately 66,000 customers in the Rockford, Illinois area. The system is made up of a single headend and is the primary cable system in the market.

     o Columbus, Ohio. In August 1998, we acquired a 75% non-voting interest in a cable system serving approximately 90,000 customers in the eastern portion of the City of Columbus and the surrounding suburban communities. The Columbus system, which is made up of a single headend, passes one-third of the homes in the Columbus area.


     o Indiana Joint Venture. In October 1998, we exchanged with AT&T Broadband & Internet Services our Utah systems serving approximately 56,000 customers for systems in Evansville and Jasper, Indiana serving approximately 63,000 customers. Simultaneously with this transaction, we contributed approximately 160,000 of our Indiana customers and AT&T Broadband & Internet Services contributed approximately 162,000 of its Indiana customers to a newly formed joint venture in which AT&T Broadband & Internet Services and we each have a 50% interest. We have management control of the Indiana joint venture, which upon formation became the largest cable operator in Indiana.



     o Kentucky Joint Venture. In April 1999, we entered into an agreement with Blackstone Capital, InterMedia Capital Management VI, LLC and a subsidiary and related party of AT&T Broadband & Internet Services to purchase, subject to certain conditions set forth on page 14 of this prospectus, a combined 50% interest in InterMedia Capital Partners VI, L.P., which serves approximately 425,400 basic customers throughout Kentucky. Under the agreement, we would have management control of the Kentucky joint venture, which is the largest cable operator in Kentucky. There can be no assurance that the Kentucky acquisition will be completed on the terms described in this prospectus, or at all. This offering is not contingent or in any way dependent on the Kentucky acquisition.


     One of our original investors was Continental Cablevision, the third largest cable operator in the United States at that time. After MediaOne acquired Continental, we reached an agreement to repurchase its interest in our company by the end of 1999. We replaced this important relationship by acquiring the Indiana systems in a 50/50 joint venture with TCI, now known as AT&T Broadband & Internet Services, the largest cable operator in the United States, pro forma for its proposed acquisition of MediaOne. We believe that a relationship with a major cable operator is an advantage to us because it helps us to participate in the rapidly changing technical developments in the industry and allows us to procure programming, equipment and services at better prices. We already have benefited from our new AT&T Broadband & Internet Services relationship by being one of the first companies to enter into a joint venture arrangement with AT&T for the delivery of voice telephony services to residential and small business markets. We also benefit from having two nationally recognized financial investors, Vestar Capital Partners III, L.P. and Sandler Capital Partners IV, L.P. This combination of strategic and financial relationships gives us a clear view of the issues confronting the telecommunications industry and increased access to capital, which we can utilize when analyzing and pursuing new business opportunities.

THE SYSTEMS

     Our operations are conducted through the Indiana systems, the national systems and the Columbus system, and will also be conducted upon the completion of the Kentucky acquisition through the Kentucky systems.

  THE INDIANA SYSTEMS

     As of March 31, 1999, the Indiana systems passed approximately 495,600 homes and served approximately 336,300 customers. The Indiana systems are owned by Insight Indiana, which is the largest cable operator in the state. Insight Indiana, which was capitalized on October 31, 1998, is a 50/50 joint venture between Insight and AT&T Broadband & Internet Services in which we serve as manager of the Indiana systems. See "Description of Recent Transactions--The Transactions to Acquire the Indiana Systems." We receive tangible and intangible benefits from our partnership with AT&T Broadband & Internet Services, including
(a) substantial programming discounts for the Indiana systems and
(b) participation in AT&T Broadband & Internet Services affiliate meetings, which affords us in-depth knowledge and understanding about principal and material issues and challenges facing the cable television industry.

     The Scottsburg system and the Portland system, which are included in the Indiana systems as discussed above, passed approximately 18,300 homes and served approximately 10,800 customers as of March 31, 1999. Both of these systems are wholly-owned by us but are managed by Insight Indiana.

     We believe that further investment in the Indiana systems will yield opportunities for cash flow growth. We will increase capital investments, with initial emphasis on rebuilding the network, activating two-way transmission and combining headends. By March 2000, we expect that 90% of our customers in Indiana, including the customers of the managed Indiana systems, will be served by three headends. Upon implementation of our state-of-the-art technical platform, we will be deploying new services based on our marketing strategy of bundling products. In addition, we believe that there are additional opportunities to augment our position in the state through additional acquisitions and swaps.

     The Indiana systems are organized in five management districts:

     The Bloomington District

     As of March 31, 1999, the Bloomington District passed approximately 77,500 homes and served approximately 58,800 customers. Bloomington, located 45 miles south of Indianapolis, is the home of Indiana University. Besides the University, major employers include United Technology and General Electric. The median household income for the area is approximately $36,000 per year, while the median family income is approximately $45,500 per year. Household income differs from family income by including income from all persons in all households, including persons living alone and other non-family households.

     Interactive digital video was launched in Bloomington by AT&T Broadband & Internet Services prior to the formation of Insight Indiana. Upon completion of our rebuild, we will migrate the Bloomington digital customers to our Digital Gateway service. The Bloomington system is expected to begin deploying @Home by the end of 1999. Bloomington and parts of Monroe County are expected to be rebuilt to 750 MHz by the end of 1999 with the remainder of the district projected to be rebuilt to 750 MHz by the end of 2000.

     The Evansville District

     As of March 31, 1999 on a pro forma basis, the Evansville District passed approximately 118,800 homes and served 72,000 customers. The median household income for the area is approximately $34,800 per year, while the median family income is approximately $44,700 per year.


     A related party of Southern Indiana Gas and Electric Co. is overbuilding a portion of our Evansville system. Southern Indiana Gas and Electric Co. has obtained franchises to provide cable television service in the City of Evansville and neighboring areas and commenced service in April 1999. We believe Southern Indiana Gas and Electric Co. is currently offering cable service to an estimated 7,500 homes in our service area and is expected to make the service available to additional homes and has announced plans to offer telephone and data service by late summer or early fall of 1999. We have responded to this competition by advancing our rebuild plans for Evansville. We are rebuilding the network to 750 MHz and plan to introduce the Digital Gateway service, including DIVA's video-on-demand service and the LocalSource interactive information service, by late summer of 1999. We also plan to launch the @Home service in Evansville by the fourth quarter of 1999.


     The Evansville system recently won a competitive bid to supply a data network to the Evansville school system. We are working with TCI Network Solutions to supply this data network and have signed a five-year contract to connect 42 K-12 schools to the data network. Our share of the revenues from this contract will be $500,000 over the life of the contract.

     The Jeffersonville District

     As of March 31, 1999, the Jeffersonville District passed approximately 45,300 homes and served approximately 26,800 customers, including the Scottsburg system, which passed 7,200 homes and served approximately 4,600 customers. The Jeffersonville District is in the Louisville, Kentucky metropolitan area. Jeffersonville's economy is largely influenced by Louisville, Kentucky's largest city, which has developed a diverse economy by adding major service companies such as UPS and Columbia Healthcare to its strong manufacturing base whose major employers include General Electric and Ford Motor Company. The median household income for the area is approximately $35,000 per year, while the median family income is approximately $42,900 per year. We launched @Home in the Jeffersonville system in April 1999. Our Digital Gateway service is expected to be launched in the second half of 1999.

     The Lafayette District

     As of March 31, 1999, the Lafayette District passed approximately 107,300 homes and served approximately 80,400 customers, including the Lafayette District is the Portland system, which passed approximately 11,100 homes and served approximately 6,200 customers. Lafayette is the home of Purdue University. Besides the University, major employers include Great Lakes Chemical, Lafayette Life Insurance, General Motors and Delco Remy. The median household income for the area is approximately $38,000 per year, while the median family income is approximately $49,300 per year.

     Most of the Lafayette, Kokomo, Fowler and Hartford City systems are expected to be rebuilt to 750 MHz by the end of 1999, with a few areas being finished in 2000. We launched @Home in the Lafayette market in May 1999 and expect to launch @Home in the remaining markets by the end of 1999. AT&T Broadband & Internet Services launched a digital service in the Kokomo market in late 1998. We plan to migrate those customers to our digital service in 2000, simultaneously with the launch throughout the district of our Digital Gateway service.

     The Anderson District

     As of March 31, 1999, the Anderson District passed approximately 146,800 homes and served approximately 98,400 customers largely in the suburban communities near Indianapolis. Indianapolis is the state capital of Indiana and is the twelfth largest city in the United States. Major employers include General Motors, Eli Lily and Belden Wire and Cable. The median household income for the area is approximately $43,900 per year, while the median family income is approximately $52,700 per year.

     The Anderson District is expected to be rebuilt to 750 MHz by the summer of 2000. We launched @Home in Noblesville in early May 1999 and plan to extend the offering throughout the district by the end of 1999. AT&T Broadband & Internet Services launched digital service in several of the markets in 1998, and we plan to migrate those customers to our Digital Gateway service in 2000, simultaneously with the launch throughout the district of our Digital Gateway service.

     The Managed Indiana Systems

     We expect to enter into a five-year agreement with AT&T Broadband & Internet Services to provide consulting services to cable television systems being acquired by AT&T Broadband & Internet Services, which systems as of March 31, 1999 passed approximately 160,000 homes and served approximately 114,300 customers in the State of Indiana. AT&T Broadband & Internet Services will acquire these systems from Charter Communications as part of a series of swaps between AT&T Broadband & Internet Services, Charter and InterMedia Partners IV, L.P. We anticipate that the acquisition of these systems by AT&T Broadband & Internet Services will be completed during the fourth quarter of 1999 and that we will earn an annual fee of 3% of gross revenues in exchange for providing consulting services. For the year ended December 31, 1998, the managed Indiana systems had revenues of $48.8 million. Nearly all of the managed Indiana systems are contiguous to the Indiana systems.

     Our consulting services are expected to be supervision and management of the day-to-day operations of the managed Indiana systems. Ultimate control of the systems will remain with AT&T Broadband & Internet Services. We will not be permitted to take any actions outside of the ordinary course of business without the consent of AT&T Broadband & Internet Services. Such extraordinary actions would include specifically acquisitions and sales of assets, borrowing money, handling litigations and related party transactions. The consulting arrangement would be subject to termination upon 60 days' notice by AT&T Broadband & Internet Services upon breach of the consulting arrangement with failure to cure the breach within 15 days, as well as our commission of any acts constituting bad faith, gross negligence or willful misconduct.

  THE NATIONAL SYSTEMS

     The national systems passed approximately 149,400 homes and served approximately 86,800 customers on March 31, 1999. The national systems have three major clusters: Rockford, Illinois; Griffin, Georgia; and Claremont, California.

     In addition to our traditional video and data services, we intend to begin offering telecommunication services in 2000.

     Rockford, Illinois

     As of March 31, 1999, the Rockford system passed approximately 100,000 homes and served approximately 64,900 customers from a single headend. Rockford is Illinois' second largest city. Major employers in the Rockford metropolitan area include: Chrysler Corporation, Rockford Health System, Sundstrand Corporation and Swedish American Health Systems. The median household income for the area is approximately $39,300 per year, while the median family income is approximately $47,800 per year.

     Immediately after acquiring the system in January 1998, we began rebuilding the existing channel-bound, 42 channel system to 750 MHz. We are adding 11 analog channels and launching our digital cable service on a node-by-node basis as the network is activated. We launched our Digital Gateway service during February 1999 to approximately 3,500 homes. We expect to introduce @Home high-speed data services to our Rockford customers during the fourth quarter of 1999. We plan to complete the rebuild of the Rockford system by the end of 1999.

     Griffin, Georgia

     As of March 31, 1999, the Griffin system passed approximately 19,200 homes and served approximately 13,100 customers from a single headend. Major employers in the area include Springs Industries, NACOM and William Carter Apparel. The median household income for the area is approximately $34,700 per year, while the median family income is approximately $40,500 per year.

     We launched our digital service in the Griffin system in December 1998, bringing many new entertainment options to our customers. Being a smaller market that still has unused channel capacity, we launched a scaled-down version of our Digital Gateway service, similar to our full digital service except that it is not interactive. Despite a more limited product offering, we have achieved significant success with over 10% penetration within four months of launch generating incremental revenue per month of over $16.00 per digital customer. The Griffin launch was the first digital deployment of our multi-tiered approach in the country. We have no current plans to launch @Home in the Griffin market. Instead of launching a fully two-way data service, we are considering a cable modem technology that will utilize telephone lines for upstream communications.

     Claremont, California

     As of March 31, 1999, the Claremont systems passed approximately 30,200 homes and served approximately 8,900 customers from three headends. The largest portion of the system is in Claremont, which is located 30 miles east of Los Angeles on the lower slopes of the San Gabriel Mountains. The community is primarily residential with about 90% of the city's structures used as residences. Claremont is the home of the Claremont Colleges, which includes Claremont McKenna College, Harvey Mudd College, Pitzer College, Pomona College, Scripps College and the Claremont Graduate University. The community has very attractive demographics, with more than 50% of the residents holding a bachelor's degree and a graduate or professional degree. Besides the Colleges, major employers in the Claremont area include the Claremont Unified School District, Bausch & Lomb and Hi-Rel Connectors, Inc. The median household income for the area is approximately $38,200 per year, while the median family income is approximately $42,400 per year. The smaller portion of the system serves Artesia and Bell/Cudehy, California, which are also located east of Los Angeles. We are currently contemplating a digital launch in Claremont which will be similar to our digital launch in Griffin, Georgia.

  THE COLUMBUS SYSTEM

     As of March 31, 1999, the Columbus system passed approximately 173,000 homes and served approximately 86,600 customers from a single headend. The system is located in the eastern portion of the City of Columbus and surrounding suburban communities. We own 75% of the non-voting common membership interests of Insight Ohio, the entity that was formed to acquire the Columbus system. Coaxial Communications owns the remaining 25% of the non-voting common membership interests and 100% of the voting preferred membership interests. We serve as manager of Insight Ohio and of the three shareholders of Coaxial Communications, and thereby have effective control of the management and affairs of Coaxial Communications, its shareholders and Insight Ohio. See "Description of Recent Transactions--The Transactions to Acquire the Columbus System."

     The City of Columbus is the 34th largest designated market area, is the capital of Ohio and is the home of Ohio State University. In addition to the state government and university, the Columbus economy is well diversified with the significant presence of prominent companies such as The Limited, Merck, Wendy's, Nationwide Insurance, Borden and Worthington Industries. The area's strong economy provides for a well-paid employment base with an unemployment rate of approximately 2.9%. The median household income for our service area is approximately $47,800 per year, while the median family income is approximately $57,000 per year.

     The Columbus system enjoys a high level of population growth in the suburban communities east of Columbus. Over the past three years, more than 14,600 homes passed have been added to the Columbus system through network extensions, primarily in new housing developments. This represents a 3.1% compound annual growth rate of homes passed for the Columbus system.

     In 1996, Ameritech obtained a citywide cable television franchise for the City of Columbus. Ameritech has built its citywide franchise, both in our service area and in the Time Warner service area on the west side of Columbus. We and Time Warner service virtually distinct areas and therefore do not compete with one another. The areas of the Columbus system served by both Insight and Ameritech pass approximately 120,000 homes, representing 71% of the Columbus system's total homes passed.

     We are currently rebuilding the Columbus system to 870 MHz. We expect to begin servicing customers from our rebuilt network by August 1999. We will begin launching our Digital Gateway service, including DIVA's video-on-demand service and the LocalSource interactive information service. We have entered into a nonbinding letter of intent to launch the Road Runner service and expect to begin offering the high-speed data service during the fourth quarter of 1999.

     When we acquired the Columbus system, we implemented a strategy to end deep discounting as a defense against Ameritech. We believed that a relatively small customer loss, caused by discontinuing discounts, would be preferable in exchange for increasing the average monthly revenue per customer. As a result of this strategy, from June 30, 1998 to December 31, 1998, the average monthly revenue per customer increased from approximately $43.30 to $46.86, while the number of customers decreased from approximately 91,100 to 87,600. Ameritech seems to have responded to this strategy by recently announcing a $1.75 increase in the price of their standard cable service and a $0.26 increase in the price of pay-per-view movies.


     As with our national, Indiana and Kentucky systems, we intend to launch a voice telephony alternative to Ameritech through our joint venture with AT&T. Time Warner, the other major cable television provider in the market, also has announced a joint venture agreement with AT&T.

  THE KENTUCKY SYSTEMS

     In April 1999, we entered into an agreement with Blackstone Capital, InterMedia Capital Management VI, LLC and a subsidiary and related party of AT&T Broadband & Internet Services to purchase a combined 50% interest in InterMedia Capital Partners VI, L.P. for $335.0 million, including expenses, subject to adjustment, which was calculated based upon InterMedia's total outstanding debt plus accrued interest, which was $738.9 million as of March 31, 1999. We also entered into an agreement with AT&T Broadband & Internet Services, which provides that we will each own a 50% interest and we will manage and operate the Kentucky systems upon the completion of the Kentucky acquisition. InterMedia Capital Partners VI, L.P. was formed by AT&T Broadband & Internet Services, Blackstone Capital and InterMedia Capital Management VI, LLC to acquire cable television systems which, as of March 31, 1999, served approximately 425,400 basic customers and passed approximately 657,400 homes primarily in four operating clusters in the State of Kentucky. InterMedia Capital Partners VI, L.P. is the largest cable operator in the state, with over 95% of its systems located in four of the five largest cities in the state: Louisville; Lexington; Covington; and Bowling Green. Presently, more than 87% of the systems' customers are served by four headends, which is precisely consistent with our operating strategy to own highly clustered properties.

     In addition to our traditional video and data services, we intend to begin offering telecommunications services in 2000.

     Summary statistics for the Kentucky systems are as follows:

     Louisville

     As of March 31, 1999, the Louisville system passed approximately 363,200 homes and served approximately 234,300 customers. Louisville is Kentucky's largest city and is located in the northern region of the state, bordering Indiana. Louisville is located within a day's drive of nearly 50% of the United States population, which makes it an important crossroads for trade and business. Major employers in the Louisville metropolitan area include Humana, UPS, General Electric and Ford. The median household income for the area is approximately $38,100 while the median family income is approximately $46,100.

     The Louisville system is currently undergoing a rebuild and we intend to serve all of its customers with two-way 750 MHz hybrid fiber coaxial cable by December 31, 1999. The system is also in the process of interconnecting six headends, which will allow the entire system to be served from a single headend.

     InterMedia Capital Partners VI, L.P. launched its digital service in Louisville in November 1998. The service already has approximately 4,600 customers. The Louisville system recently launched the @Home service.

     Lexington

     As of March 31, 1999, the Lexington system passed approximately 116,500 homes and served approximately 81,000 customers from a single headend. Lexington is Kentucky's second largest city, located in the Blue Grass region, in the central part of the state. Major employers in the Lexington area include the

University of Kentucky, Toyota and Lexmark International. The median household income for the area is approximately $40,400, while the median family income is approximately $51,500.

     The Lexington system is currently undergoing a rebuild and we intend to serve all of its customers with two-way 750 MHz hybrid fiber coaxial cable by December 31, 1999. InterMedia Capital Partners VI, L.P. launched its digital service in Lexington in October of 1998 and has achieved penetration levels of approximately 16% in the areas where digital is available. The Lexington system has launched the @Home service.

     Covington

     As of March 31, 1999, the Covington system passed approximately 123,400 homes and served approximately 71,900 customers from a single headend. Covington is Kentucky's fifth largest city. Major employers in the Covington area include Delta, Toyota, Citicorp and DHL. The median household income for the area is approximately $42,700, while the median family income is approximately $51,500.

     The Covington system is currently undergoing a rebuild and is expected to serve all of its customers with two-way 750 MHz hybrid fiber coaxial cable by December 31, 1999. The Covington system recently launched the @Home service. Digital service is also available in Covington. There is a small overbuild by FrontierVision of the Covington system relating to approximately 7,400 homes in Boone County. Under an agreement with FrontierVision, we will aquire the FrontierVision Covington customers, including those located in the overbuild.

     Bowling Green

     As of March 31, 1999, the Bowling Green system passed approximately 32,800 homes and served approximately 21,700 customers from a single headend. Bowling Green is located 120 miles south of Louisville, 110 miles southwest of Lexington and 70 miles north of Nashville, Tennessee. Bowling Green is the fourth largest city in Kentucky and is the economic center for Southcentral Kentucky and is the home of Western Kentucky University. Major employers in the Bowling Green area include Fruit of the Loom, Camping World, Desa International and Holley Replacement Parts. The median household income for the area is approximately $34,500, while the median family income is approximately $41,800.

     The Bowling Green system is fully rebuilt to two-way 750 MHz hybrid fiber coaxial cable. Recently, digital and @Home services have been launched in Bowling Green.

     Other Kentucky Systems

     InterMedia Capital Partners VI, L.P. has entered into an agreement to exchange the Danville system, which passes 21,500 homes and serves 16,600 customers, for FrontierVision's Carrollton, Kentucky system. Completion of this exchange agreement is subject to various conditions.

CUSTOMER RATES


     Monthly customer rates for services vary from market to market. As of March 31, 1999, our average monthly basic service rate for residential customers was $10.55, monthly classic service rates for residential customers ranged from $11.43 to $20.00, and per channel premium service rates, not including special promotions, ranged from $5.95 to $15.28 per service. As of March 31, 1999, the weighted average revenue, including special promotions, for our monthly combined basic and classic service was approximately $25.46, which is below the national average of $27.43 as reported by Paul Kagan & Associates.


     A one-time installation fee, which we may reduce during promotional periods, is charged to new customers, as well as reconnected customers. Insight charges monthly fees for set top boxes and remote control devices. We also charge administrative fees for delinquent payments for service. Customers are free to discontinue service at any time without additional charge and may be charged a reconnection fee to resume service. Commercial customers, such as hotels, motels and hospitals, are charged negotiated monthly fees and a non-recurring fee for the installation of service. Multiple dwelling unit accounts may be offered a bulk rate in exchange for single-point billing and basic service to all units.

SALES AND MARKETING

     We seek to increase penetration levels for our basic service, classic service, premium channels and enhanced products and services through a variety of marketing, branding and promotional strategies. We seek to maximize our revenue per customer through the use of packaging strategies to market premium services and to develop and promote niche programming services. We regularly use targeted telemarketing campaigns to sell these packages and services to our existing customer base. Our customer service representatives are trained and given the support to use their daily contacts with customers as opportunities to sell our new service offerings.

     Due to the nature of the communities we serve, we are able to market our services in ways not typically used by urban cable operators. We can market products and services to our customers at our local offices where many of our customers pay their cable bills in person. Examples of our in-store marketing include the promotion of premium services as well as point-of-purchase displays that will allow customers to experience our high-speed Internet service and digital products. We aggressively promote our services utilizing both broad and targeted marketing tactics, including outbound telemarketing, direct mail, cross-channel promotion, print and broadcast.

     We build awareness of the Insight brand through advertising campaigns and strong community relations. As a result of our branding efforts and consistent service standards, we believe we have developed a reputation for quality and reliability. We also believe that our marketing strategies are particularly effective due to our regional clustering, and market significance which enables us to reach a greater number of both current and potential customers in an efficient, uniform manner.

     Prior to the introduction of telephony service by our joint venture with AT&T we intend to aggressively pursue co-marketing campaigns with AT&T. We expect to launch a campaign in Evansville, Indiana where customers subscribing to the digital service who are also AT&T long distance customers will realize savings off of their cable and long distance provided they remain customers of us and AT&T. We expect to rollout similar programs in other systems until we are able to provide the complete package of entertainment, information and telephony products on a bundled basis.

PROGRAMMING SUPPLY

     Most cable companies purchase their programming product directly from the program networks by entering into a contractual relationship with the program supplier. The vast majority of these program suppliers offer the cable operator license fee rate cards with size-based volume discounts and other financial incentives, such as launch and marketing support and cross-channel advertising.

     Due to our different strategic partnerships, we have had the benefit of securing our programming from a variety of sources. Since 1986, our partnership with MediaOne has enabled us to purchase our core program product, for both our national systems and the Columbus system, at MediaOne's cost. While these rates have been more favorable due to MediaOne's overall size, we have been very aggressive in successfully negotiating additional programming deals directly with our suppliers, depending upon our respective systems' needs and location.


     On November 24, 1997, we purchased the limited partnership interest held by Media One for $2,562,500 in cash and issued a two-year senior subordinated note payable of $7,687,500. In anticipation of redeeming MediaOne's interest in Insight, we have continued to secure competitive programming agreements, independent of our current MediaOne partnership. While it is expected that product license fees, such as those we pay for sports programming, will increase due to the loss of MediaOne's volume benefit, we believe that through a combination of our own market purchasing power, the possibility of new strategic MSO alliances and the utilization of programming co-operatives, such as Tele-synergy and the National Cable Television Cooperative, we will be able to secure rates which will be consistent with the cable industry average. No assurance can be given that we will be able to secure such rates. Programming co-operatives leverage their cable members' total service customer size to maximize volume discounts to purchase programming at reduced license fees. We believe that future programming expenses may increase as compared to historical programming costs but due to our increased size, such increase would be immaterial.

     Currently there are over 130 cable networks competing for carriage on our analog and digital platforms. We have continued to leverage both our systems' analog rebuilds and newly deployed digital packages as an incentive to our suppliers to secure long term programming deals with reasonable price structures and other creative financial arrangements to offset license fee increases.

     Because of our relationship with AT&T Broadband & Internet Services, we will have the right to purchase programming services for the Indiana systems and, upon completion of the Kentucky acquisition, for the Kentucky systems, directly through AT&T Broadband & Internet Services' programming supplier Satellite Services, Inc. We believe that Satellite Services has attractive programming costs. Additionally, given the clustering of our systems in the Midwest, we have been successful in affiliating with regionally based programming products such as sports and news, at lower than average license fees.

COMMITMENT TO COMMUNITY RELATIONS

     We believe that maintaining strong community relations will continue to be an important factor in ensuring our long-term success. Our community-oriented initiatives include educational programs and the sponsorship of programs and events recognizing outstanding local citizens. In addition, members of our management team host community events for political and business leaders as well as representatives of the local media where they discuss the operations of Insight and recent developments in the telecommunications industry. We have received numerous awards recognizing our ongoing community relations. We believe that our ongoing community relations initiatives result in consumer and governmental goodwill and name recognition, which have increased customer loyalty and will likely facilitate any future efforts to provide new telecommunications services.

     We encourage local management to take a leadership role in community and civic activities. Over the years, our systems have received numerous awards in recognition of their efforts to support local causes and charities as well as programs that encourage a better way of life in the communities they serve. Awards have been received from such diverse organizations as the Epilepsy Foundation, the YMCA Black Achievers, the Domestic Violence Center and Project Welcome Home, which provides assistance to less fortunate people in the community.

     The Griffin, Georgia system recently received the Star Award from the Cable Association of Georgia for the production and airing of "Stay in School" and "Parents Volunteer" public service announcements. The Rockford, Illinois system received awards and recognition from 13 community organizations in 1998. Cable industry recognition and awards for excellence in marketing and programming have been received by several of our systems including the Columbus system and the Lafayette, Indiana system.

     All of our systems provide ongoing support for Cable in the Classroom, an industry initiative that earns recognition both locally and nationally for its efforts in furthering the education of children.

     One of the advantages a local cable operator has over nationally distributed competitors is its ability to develop local programming. To further strengthen community relations and differentiate us from direct broadcast satellite television systems and other multichannel video providers, we provide locally produced and oriented programming. Several of our systems have full production capabilities, with in-house and/or mobile production studios to create local content. To attract viewers, we offer a broad range of local programing alternatives, including community information, local government proceedings and local specialty interest shows. In some of our markets, we are the exclusive broadcaster of local college and high school sporting events, which we believe provides unique programming and builds customer loyalty. We believe that our emphasis on local programming creates significant opportunities for increased advertising revenues. Locally originated programming will also play an integral role in the deployment of our new and enhanced products and services. Customized local content will be available to our customers through our digital cable and high-speed data services, as users will be able to access local information, such as weather reports, school closings and community event schedules on-demand.

FRANCHISES

     Cable television systems are constructed and operated under fixed-term non-exclusive franchises or other types of operating authorities that are granted by either local governmental or centralized state authorities. These franchises typically contain many conditions, such as:

     o Time limitations on commencement and completion of construction;

     o Conditions of service, including the number of channels, the provision of free service to schools and other public institutions;

     o The maintenance of insurance and indemnity bonds; and

     o The payment of fees to communities.

These local franchises are subject to limits imposed by federal law.


     As of March 31, 1999 on a pro forma basis, we held 385 franchises in the aggregate, consisting of 156 in the Indiana systems, 15 in the national systems, 28 in the Columbus system and 186 in the Kentucky systems. As of the same date, no such franchises accounted for more than 5% of our total revenues. Many of these franchises require the payment of fees to the issuing authorities of 3% to 5% of gross revenues, as defined by each franchise agreement, from the related cable system. The 1984 Cable Act prohibits franchising authorities from imposing annual franchise fees in excess of 5% of gross annual revenues and also permits the cable television system operator to seek renegotiation and modification of franchise requirements if warranted by changed circumstances that render performance commercially impracticable.


     The following table summarizes information relating to the year of expiration of our franchises as of March 31, 1999 on a pro forma basis:

                                                            PERCENTAGE OF    NUMBER OF      PERCENTAGE OF
                                            NUMBER OF         TOTAL            BASIC        TOTAL BASIC
YEAR OF FRANCHISE EXPIRATION                FRANCHISES**    FRANCHISES       CUSTOMERS**    CUSTOMERS
-----------------------------------------   ------------    -------------    -----------    -------------
Expired*.................................           5             1.3%          24,683            2.6%
1999.....................................           8             2.1           10,205            1.1
2000.....................................          22             5.7           43,606            4.7
2001.....................................          14             3.6           23,323            2.5
2002.....................................          22             5.7           52,645            5.6
After 2002...............................         314            81.6          779,273           83.5
                                               ------           -----          -------          -----
Total....................................         385           100.0%         933,735          100.0%
                                               ------           -----          -------          -----
                                               ------           -----          -------          -----

------------------
 * We operate these franchises on a month-to-month basis. We are in the process of renewing them.
** Does not reflect the managed Indiana systems, and does not include the proposed exchange of InterMedia Capital Partners VI, L.P.'s Danville, Kentucky system for FrontierVision's Carrollton, Kentucky system.

     The Cable Acts provide, among other things, for an orderly franchise renewal process which limits a franchising authority's ability to deny a franchise renewal if the incumbent operator follows prescribed renewal procedures. In addition, the Cable Acts established comprehensive renewal procedures which require, when properly elected by an operator, that an incumbent franchisee's renewal application be assessed on its own merits and not as part of a comparative process with competing applications.

     We believe that our cable systems generally have good relationships with their respective franchise authorities. We never had a franchise revoked or failed to have a franchise renewed.

COMPETITION

     Cable systems face increasing competition from alternative methods of receiving and distributing their core video business. Both wireline and wireless competitors have made inroads in competing against incumbent cable operators. The extent to which a cable operator is competitive depends, in part, upon its ability to provide to customers, at a reasonable price, a greater variety of programming and other communications services than are available off-air or through alternative delivery sources and upon superior technical performance and customer service.

     The 1996 Telecom Act makes it easier for local exchange telephone companies and others to provide a wide variety of video services competitive with services provided by cable systems. Various local exchange telephone companies currently are providing video services within and outside their telephone service areas through a variety of distribution methods, including the deployment of broadband cable networks and the use of wireless transmission facilities. Local exchange telephone companies in various states have either announced plans, obtained local franchise authorizations or are currently competing with our cable communications systems. Currently, our most significant wireline competition is from a related party of Ameritech Corporation, which has been awarded cable franchises in the Columbus, Ohio metropolitan area that are currently served by us as the incumbent cable operator. Local exchange telephone companies and other companies also provide facilities for the transmission and distribution to homes and businesses of interactive computer-based services, including the Internet, as well as data and other non-video services. The ability of local exchange telephone companies to cross-subsidize video, data and telephony services also poses some threat to cable operators.

     Franchised cable systems compete with private cable systems for the right to service condominiums, apartment complexes and other multiple unit residential developments. The operators of these private systems, known as satellite master antenna television systems often enter into exclusive agreements with apartment building owners or homeowners' associations that preclude franchised cable television operators from serving residents of such private complexes. However, the 1984 Cable Act gives franchised cable operators the right to use existing compatible easements within their franchise areas on nondiscriminatory terms and conditions. Accordingly, where there are preexisting compatible easements, cable operators may not be unfairly denied access or discriminated against with respect to access to the premises served by those easements. Conflicting judicial decisions have been issued interpreting the scope of the access right granted by the 1984 Cable Act, particularly with respect to easements located entirely on private property.

     The 1996 Telecom Act may exempt some of our competitors from regulation as cable systems. The 1996 Telecom Act amends the definition of a "cable system" such that providers of competitive video programming are only regulated and franchised as "cable systems" if they use public rights-of-way. Thus, a broader class of entities providing video programming, including operators of satellite master antenna television systems, may be exempt from regulation as cable television systems under the 1996 Telecom Act. This exemption may give these entities a competitive advantage over us.

     Congress has enacted legislation and the FCC has adopted regulatory policies providing a more favorable operating environment for new and existing technologies, in particular direct broadcast satellite television systems operators, that have the potential to provide increased competition to cable systems. We expect satellite companies to be permitted to retransmit local television signals in the near future which will eliminate one of the objections of consumers about switching to satellites.

     Direct broadcast satellite television systems use digital video compression technology to increase the channel capacity of their systems. Direct broadcast satellite television system programming is currently available to individual households, condominiums and apartment and office complexes through conventional, medium and high-power satellites. High-power direct broadcast satellite television system service is currently being provided by DIRECTV, Inc., and EchoStar Communications Corporation, and medium-power service is being provided by PrimeStar, Inc. DIRECTV recently acquired PrimeStar's medium-power direct broadcast satellite business and United States Satellite Broadcasting. These and other recently announced transactions would result in DIRECTV and EchoStar obtaining additional high-power channel capacity of direct broadcast satellite television systems through the acquisition of other direct broadcast satellite television system facilities and channel capacity. If these transactions are approved, DIRECTV and EchoStar will be able to significantly increase the number of channels on which they can provide programming to customers. Direct broadcast satellite television systems have some advantages over cable systems that were not rebuilt, such as increased channel capacity and digital picture quality. Alternatively, its disadvantages currently include expensive up-front customer equipment and installation costs and a lack of local programming and service.

     Cable operators also compete with wireless program distribution services such as analog and digital multichannel, multipoint distribution service, which use microwave frequencies to transmit video programming over-the-air to customers. There are operators of multipoint multichannel distribution systems who are authorized to provide or are providing broadcast and satellite programming to customers in areas served by our cable systems.

Additionally, the FCC adopted regulations allocating frequencies in the 28 GHz band for a new service called local multipoint distribution service that can be used to provide video services similar to multipoint multichannel distribution systems. The FCC held spectrum auctions for local multipoint distribution service licenses in February-March 1998, and scheduled a further auction which commenced in April 1999.

     Other new technologies may become competitive with services that cable communications systems can offer. Advances in communications technology, as well as changes in the marketplace and the regulatory and legislative environment are constantly occurring. Thus, we cannot predict the effect of ongoing or future developments on the cable communications industry or on our operations.

     The most competitive alternatives to the incumbent cable operator are operators of direct broadcast satellite systems, operators of multipoint distribution systems and direct wireline overbuilders.

     o Direct broadcast satellite television systems have more channels and better picture and sound quality over cable operators who have not rebuilt their systems nor added digital. However, direct broadcast satellite television systems do not offer locally produced programming, nor does it have a significant local presence in the community. In addition, direct broadcast satellite television systems are more expensive than cable, especially if it is desired to be on more than one TV in the household. Finally, direct broadcast satellite television systems do not have the same full two-way capability, which we believe will limit its ability to compete in a meaningful way in high-speed data and voice telephony.

     o Multipoint multichannel distribution systems offers a lower cost alternative to direct broadcasting satellite television systems, but serious transmission limitations caused by the need to have line of sight access to customers have hampered its growth. Multipoint multichannel distribution systems is also not currently capable of delivering a fully two-way alternative to cable's high-speed data and has no immediate plans to deliver voice telephony. Hybrid platforms, using the telephone for upstream, have speed and technical limitations when compared to a broadband network.

     Cable television systems are operated under non-exclusive franchises granted by local authorities thereby allowing more than one cable system to be built in the same area. Although the number of municipal and commercial overbuild cable systems is small, the potential profitability of a cable system is adversely affected if the local customer base is divided among multiple systems. Additionally, constructing a competing cable system is a capital intensive process which involves a high degree of risk. We believe that in order to be successful, a competitor's overbuild would need to be able to serve the homes in the overbuilt area on a more cost-effective basis than we can. Any such overbuild operation would require either significant access to capital or access to facilities already in place that are capable of delivering cable television programming.

EMPLOYEES

     As of March 31, 1999, we employed 1,032 full-time employees and 53 part-time employees. We consider our relations with our employees to be good. Other than 21 employees, none of our employees are subject to collective bargaining agreements. Such 21 employees are represented by Local 4900 of the Communications Workers of America, AFL-CIO-CLC. Their union contract expired on October 30, 1998 and we are currently negotiating a new contract.

PROPERTIES

     A cable television system consists of three principal operating components:

     o The first component, the signal reception processing and originating point called a "headend," receives television, cable programming service, radio and data signals that are transmitted by means of off-air antennas, microwave relay systems and satellite earth systems. Each headend includes a tower, antennae or other receiving equipment at a location favorable for receiving broadcast signals and one or more earth stations that receives signals transmitted by satellite. The headend facility also houses the electronic equipment which amplifies, modifies and modulates the signals, preparing them for passage over the system's network of cables;

     o The second component of the system, the distribution network, originates at the headend and extends throughout the system's service area. A cable system's distribution network consists of microwave relays, coaxial or fiber optic cables placed on utility poles or buried underground and associated electronic equipment; and

     o The third component of the system is a "drop cable," which extends from the distribution network into each customer's home and connects the distribution system to the customer's television set.

     We own and lease parcels of real property for signal reception sites which house our antenna towers and headends, microwave complexes and business offices which includes our principal executive offices. In addition, we own our cable systems' distribution networks, various office fixtures, test equipment and service vehicles. The physical components of our cable systems require maintenance and periodic rebuilding to keep pace with technological advances. We believe that our properties, both owned and leased, are in good condition and are suitable and adequate for our business operations as presently conducted and as proposed to be conducted.

LEGAL PROCEEDINGS

     The Utah systems that we transferred to AT&T Broadband & Internet Services in exchange for systems in Indiana were named on June 19, 1998 in the Third Judicial Court of Salt Lake County, State of Utah in a class action entitled Carl R. Buckland and Donna L. Callahan vs. TCI Cablevision of Utah, Inc., Telecommunications, Inc., TCI Communications, Inc., Insight Communications, Inc. et al. Plaintiffs generally allege that the late fees charged by the systems are not reasonably related to the costs incurred by the cable systems as a result of the late payment. Plaintiffs seek compensation from the systems for late fees charged in past periods. The cases are at various stages of litigation. The exchange agreement between AT&T Broadband & Internet Services and Insight states that the litigation will remain a liability of Insight.

     Some of the systems AT&T Broadband & Internet Services contributed to Insight Indiana were named on September 23, 1997 in the Morgan Superior Court in a class action entitled Franklin E. Littell, John Herring, Jr., Scott Butcher, Tracy B. Phillips vs. Telecommunications, Inc., TCI Communications, Inc., UACC Midwest, Inc., dba TCI of Evansville, TCI of Indiana, Inc. Plaintiffs' allegations are similar to those in the litigation concerning the Utah systems. The cases are at various stages of litigation. The asset contribution agreement between AT&T Broadband & Internet Services and Insight states that the litigation will remain a liability of AT&T Broadband & Internet Services.

     The Kentucky systems that will be acquired in the Kentucky acquisition were named on January 26, 1998 in the Commonwealth of Kentucky, Bullitt Circuit Court in a class action entitled Kathleen Schmidt vs. TeleCommunications, Inc., TCI Cablevision of Kentucky Inc., TCI Cablevision of North Central. Plaintiffs' allegations are similar to those in the litigation concerning the Utah systems. On April 30, 1999, the plaintiff filed an amended complaint adding InterMedia Partners of Kentucky, L.P., a subsidiary of InterMedia Capital Partners VI, L.P., as an additional defendant. Pursuant to a contribution agreement between InterMedia and TCI, InterMedia submitted on April 30, 1999 a request for indemnity to TCI.

     Some of the Kentucky systems that will be acquired in the Kentucky acquisition were named on March 26, 1999 in the Jefferson County Circuit Court in a class action entitled Alfred P. Sykes, Jr., Charles Pearl, Linda Pearl vs. InterMedia Partners of Kentucky, L.P. and TCI TKR of Jefferson County, Inc. Plaintiffs allege that InterMedia unlawfully passed through to its customers state and local property tax charges. Plaintiffs seek to enjoin InterMedia from collecting state and local property taxes and money damages. TCI is obligated to indemnify and hold harmless InterMedia for this litigation insofar as it relates to periods prior to closing.

     Some of the Kentucky systems that will be acquired in the Kentucky acquisition were named on March 24, 1999 in the Jefferson County Circuit Court in a class action entitled James F. Dooley vs. TCI TKR of Jefferson County and InterMedia Partners of Kentucky, L.P. Plaintiff's allegations are similar to the other litigation concerning the pass through of state and local property taxes. TCI is obligated to indemnify and hold harmless InterMedia for this litigation insofar as it relates to periods prior to closing.

     Some of the Kentucky systems that will be acquired in the Kentucky acquisition were named on June 4, 1999 in the Franklin County Circuit Court in a class action entitled Charles Show and Loretta Show vs. TCI TKR of Northern Kentucky, Inc., TCI TKR of Southern Kentucky, Inc., TCI Cablevision of North Central Kentucky, Inc., TCI CableVision of Kentucky, Inc. and InterMedia Partners of Kentucky, L.P. Plaintiffs' allegations are similar to the other litigation concerning the pass through of state and local property taxes. TCI is obligated to indemnify and hold harmless InterMedia for this litigation insofar as it relates to periods prior to closing.

     We believe there are no other pending or threatened legal proceedings that, if adversely determined, would have a material adverse effect on us.

                           LEGISLATION AND REGULATION

     The cable television industry is regulated by the FCC, some state governments and the applicable local governments. In addition, various legislative and regulatory proposals under consideration from time to time by Congress and various federal agencies have in the past, and may in the future, materially affect Insight. The following is a summary of federal laws and regulations materially affecting the growth and operation of the cable television industry and a description of certain state and local laws. We believe that the regulation of the cable television industry remains a matter of interest to Congress, the FCC and other regulatory authorities. There can be no assurance as to what, if any, future actions such legislative and regulatory authorities may take or the effect thereof on Insight.

FEDERAL LEGISLATION

     The principal federal statute governing the cable television industry is the Communications Act. As it affects the cable television industry, the Communications Act has been significantly amended on three occasions, by the 1984 Cable Act, the 1992 Cable Act and the 1996 Telecom Act. The 1996 Telecom Act altered the regulatory structure governing the nation's telecommunications providers. It removed barriers to competition in both the cable television market and the local telephone market. Among other things, it also reduced the scope of cable rate regulation. In addition, the 1996 Telecom Act required the FCC to undertake a number of rulemakings to implement the legislation, some of which have yet to be completed.

FEDERAL REGULATION

     The FCC, the principal federal regulatory agency with jurisdiction over cable television, has adopted regulations covering such areas as cross-ownership between cable television systems and other communications businesses, carriage of television broadcast programming, cable rates, consumer protection and customer service, leased access, indecent programming, programmer access to cable television systems, programming agreements, technical standards, consumer electronics equipment compatibility, ownership of home wiring, program exclusivity, equal employment opportunity, consumer education and lockbox enforcement, origination cablecasting and sponsorship identification, children's programming, signal leakage and frequency use, maintenance of various records, and antenna structure notification, marking and lighting. The FCC has the authority to enforce these regulations through the imposition of substantial fines, the issuance of cease and desist orders and/or the imposition of other administrative sanctions, such as the revocation of FCC licenses needed to operate certain transmission facilities often used in connection with cable operations. A brief summary of certain of these federal regulations as adopted to date follows.

  Rate Regulation

     The 1984 Cable Act codified existing FCC preemption of rate regulation for premium channels and optional non-basic program tiers. The 1984 Cable Act also deregulated basic cable rates for cable television systems determined by the FCC to be subject to effective competition. The 1992 Cable Act substantially changed the previous statutory and FCC rate regulation standards. The 1992 Cable Act replaced the FCC's old standard for determining effective competition, under which most cable television systems were not subject to rate regulation, with a statutory provision that resulted in nearly all cable television systems becoming subject to rate regulation of basic service. The 1996 Telecom Act expands the definition of effective competition to cover situations where a local telephone company or its affiliate, or any multichannel video provider using telephone company facilities, offers comparable video service by any means except direct broadcast satellite television systems. Satisfaction of this test deregulates all rates.

     For cable systems not subject to effective competition, the 1992 Cable Act required the FCC to adopt a formula for franchising authorities to assure that basic cable rates are reasonable; allowed the FCC to review rates for cable programming service tiers, other than per-channel or per-program services, in response to complaints filed by franchising authorities and/or cable customers; prohibited cable television systems from requiring basic customers to purchase service tiers above basic service in order to purchase premium services if the system is technically capable of compliance; required the FCC to adopt regulations to establish, on the basis of actual costs, the price for installation of cable service, remote controls, converter boxes and additional outlets; and allowed the FCC to impose restrictions on the retiering and rearrangement of cable services under certain limited circumstances. The 1996 Telecom Act limited the class of complainants regarding cable programming service tier rates to franchising authorities only, after first receiving two rate complaints from local customers, and ended FCC regulation of cable programming service tier rates on March 31, 1999. The 1996 Telecom Act also relaxes existing uniform rate requirements by specifying that such requirements do not apply where the operator faces effective competition, and by exempting bulk discounts to multiple dwelling units, although complaints about predatory pricing may be lodged with the FCC.

     The FCC's implementing regulations contain standards for the regulation of basic service rates. Local franchising authorities and the FCC, respectively, are empowered to order a reduction of existing rates which exceed the maximum permitted level for basic services and associated equipment, and refunds can be required. The FCC adopted a benchmark price cap system for measuring the reasonableness of existing basic service rates. Alternatively, cable operators have the opportunity to make cost-of-service showings which, in some cases, may justify rates above the applicable benchmarks. The rules also require that charges for cable-related equipment, converter boxes and remote control devices, for example, and installation services be unbundled from the provision of cable service and based upon actual costs plus a reasonable profit. The regulations also provide that future rate increases may not exceed an inflation-indexed amount, plus increases in certain costs beyond the cable operator's control, such as taxes, franchise fees and increased programming costs. Cost-based adjustments to these capped rates can also be made in the event a cable television operator adds or deletes channels. There is also a streamlined cost-of-service methodology available to justify a rate increase on the basic tier for "significant" system rebuilds or upgrades.

     As a further alternative, in 1995 the FCC adopted a simplified cost-of-service methodology which can be used by "small cable systems" owned by "small cable companies." A "small system" is defined as a cable television system which has, on a headend basis, 15,000 or fewer basic customers. A "small cable company" is defined as an entity serving a total of 400,000 or fewer basic customers that is not affiliated with a larger cable television company, that is to say that a larger cable television company does not own more than a 20 percent equity share or exercise de jure control. This small system rate-setting methodology almost always results in rates which exceed those produced by the cost-of-service rules applicable to larger cable television operators. Once the initial rates are set they can be adjusted periodically for inflation and external cost changes as described above. When an eligible "small system" grows larger than 15,000 basic customers, it can maintain its then current rates but it cannot increase its rates in the normal course until an increase would be warranted under the rules applicable to systems that have more than 15,000 customers. When a "small cable company" grows larger than 400,000 basic customers, the qualified systems it then owns will not lose their small system eligibility. If a small cable company sells a qualified system, or if the company itself is sold, the qualified systems retain that status even if the acquiring company is not a small cable company. Insight was a "small cable company" prior to the October 30, 1998 completion of the AT&T Broadband & Internet Services transaction but it no longer enjoys this status. However, as noted above, the systems with less than 15,000 customers owned by Insight prior to the completion of the AT&T Broadband & Internet Services transaction remain eligible for "small system" rate regulation.

     Finally, there are regulations which require cable television systems to permit customers to purchase video programming on a per channel or a per program basis without the necessity of subscribing to any tier of service, other than the basic service tier, unless the cable television system is technically incapable of doing so. Generally, this exemption from compliance with the statute for cable television systems that do not have such technical capability is available until a cable television system obtains the capability, but not later than December 2002.

  Carriage of Broadcast Television Signals

     The 1992 Cable Act contains signal carriage requirements which allow commercial television broadcast stations that are "local" to a cable television system, that is to say that the system is located in the station's area of dominant influence, to elect every three years whether to require the cable television system to carry the station, subject to certain exceptions, or whether the cable television system will have to negotiate for "retransmission consent" to carry the station. The next election between must-carry and retransmission consent will be October 1, 1999. A cable television system is generally required to devote up to one-third of its activated channel capacity for the carriage of local commercial television stations whether pursuant to mandatory carriage requirements or the retransmission consent requirements of the 1992 Cable Act. Local non-commercial television stations are also given mandatory carriage rights, subject to certain exceptions, within the larger of: (i) a 50 mile radius from the station's city of license; or (ii) the station's Grade B contour, a measure of signal strength. Unlike commercial stations, noncommercial stations are not given the option to negotiate retransmission consent for the carriage of their signal. In addition, cable television systems have to obtain retransmission consent for the carriage of all "distant" commercial broadcast stations, except for certain "superstations," which are commercial satellite-delivered independent stations such as WGN. To date, compliance with the "retransmission consent" and "must carry" provisions of the 1992 Cable Act has not had a material effect on Insight, although this result may change in the future depending on such factors as market conditions, channel capacity and similar matters when such arrangements are renegotiated. The FCC has initiated a rulemaking proceeding on the carriage of television signals in high definition and digital formats. The outcome of this proceeding could have a material effect on the number of services that a cable operator will be required to carry.

  Deletion of Certain Programming

     Cable television systems that have 1,000 or more customers must, upon the appropriate request of a local television station, delete the simultaneous or nonsimultaneous network programming of a distant station when such programming has also been contracted for by the local station on an exclusive basis. FCC regulations also enable television stations that have obtained exclusive distribution rights for syndicated programming in their market to require a cable television system to delete or "black out" such programming from other television stations which are carried by the cable television system.

  Franchise Fees

     Although franchising authorities may impose franchise fees under the 1984 Cable Act, such payments cannot exceed 5% of a cable television system's annual gross revenues. Under the 1996 Telecom Act, franchising authorities may not exact franchise fees from revenues derived from telecommunications services, although they may be able to exact some additional compensation for the use of public rights-of-way. Franchising authorities are also empowered, in awarding new franchises or renewing existing franchises, to require cable television operators to provide cable-related facilities and equipment and to enforce compliance with voluntary commitments. In the case of franchises in effect prior to the effective date of the 1984 Cable Act, franchising authorities may enforce requirements contained in the franchise relating to facilities, equipment and services, whether or not cable-related. The 1984 Cable Act, under certain limited circumstances, permits a cable operator to obtain modifications of franchise obligations.

  Renewal of Franchises

     The 1984 Cable Act and the 1992 Cable Act establish renewal procedures and criteria designed to protect incumbent franchisees against arbitrary denials of renewal and to provide specific grounds for franchising authorities to consider in making renewal decisions, including a franchisee's performance under the franchise and community needs. Even after the formal renewal procedures are invoked, franchising authorities and cable television operators remain free to negotiate a renewal outside the formal process. Nevertheless, renewal is by no means assured, as the franchisee must meet certain statutory standards. Even if a franchise is renewed, a franchising authority may impose new and more onerous requirements such as rebuilding facilities and equipment, although the municipality must take into account the cost of meeting such requirements. Similarly, if a franchising authority's consent is required for the purchase or sale of a cable television system or franchises, such authority may attempt to impose burdensome or onerous franchise requirements in connection with a request for such consent. Historically, franchises have been renewed for cable television operators that have provided satisfactory services and have complied with the terms of their franchises. At this time, we are not aware of any current or past material failure on our part to comply with our franchise agreements. We believe that we have generally complied with the terms of our franchises and have provided quality levels of service.

     The 1992 Cable Act makes several changes to the process under which a cable television operator seeks to enforce its renewal rights which could make it easier in some cases for a franchising authority to deny renewal. Franchising authorities may consider the "level" of programming service provided by a cable television operator in deciding whether to renew. For alleged franchise violations occurring after December 29, 1984, franchising authorities are no longer precluded from denying renewal based on failure to substantially comply with the material terms of the franchise where the franchising authority has "effectively acquiesced" to such past violations. Rather, the franchising authority is estopped if, after giving the cable television operator notice and opportunity to cure, it fails to respond to a written notice from the cable television operator of its failure or inability to cure. Courts may not reverse a denial of renewal based on procedural violations found to be "harmless error."

  Channel Set-Asides

     The 1984 Cable Act permits local franchising authorities to require cable television operators to set aside certain television channels for public, educational and governmental access programming. The 1984 Cable Act further requires cable television systems with thirty-six or more activated channels to designate a portion of their channel capacity for commercial leased access by unaffiliated third parties to provide programming that may compete with services offered by the cable television operator. The 1992 Cable Act requires leased access rates to be set according to a formula determined by the FCC.

OWNERSHIP

     The 1996 Telecom Act repealed the statutory ban against local exchange carriers providing video programming directly to customers within their local exchange telephone service areas. Consequently, the 1996 Telecom Act permits telephone companies to compete directly with operations of cable television systems. Under the 1996 Telecom Act and FCC rules adopted to implement the 1996 Telecom Act, local exchange carriers may provide video service as broadcasters, common carriers, or cable operators. In addition, local exchange carriers and others may also provide video service through "open video systems," a regulatory regime that may give them more flexibility than traditional cable television systems. Open video system operators (including local exchange carriers) can, however, be required to obtain a local cable franchise, and they can be required to make payments to local governmental bodies in lieu of cable franchise fees. In general, open video system operators must make their systems available to programming providers on rates, terms and conditions that are reasonable and nondiscriminatory. Where carriage demand by programming providers exceeds the channel capacity of an open video system, two-thirds of the channels must be made available to programmers unaffiliated with the open video system operator.

     The 1996 Telecom Act generally prohibits local exchange carriers from purchasing any ownership interest in a cable television system exceeding 10% located within the local exchange carriers telephone service area, prohibits cable operators from purchasing local exchange carriers whose service areas are located within the cable operator's franchise area, and prohibits joint ventures between operators of cable television systems and local exchange carriers operating in overlapping markets. There are some statutory exceptions, including a rural exemption that permits buyouts in which the purchased cable television system or local exchange carrier serves a non-urban area with fewer than 35,000 inhabitants, and exemptions for the purchase of small cable television systems located in non-urban areas. Also, the FCC may grant waivers of the buyout provisions in certain circumstances.

     The 1996 Telecom Act makes several other changes to relax ownership restrictions and regulations of cable television systems. The 1996 Telecom Act repeals the 1992 Cable Act's three-year holding requirement pertaining to sales of cable television systems. The statutory broadcast/cable cross-ownership restrictions imposed under the 1984 Cable Act have been eliminated, although the FCC's regulations prohibiting broadcast/cable common-ownership currently remain in effect. The FCC's rules also generally prohibit cable operators from offering satellite master antenna service separate from their franchised systems in the same franchise area, unless the cable operator is subject to "effective competition" there.

     The 1996 Telecom Act amends the definition of a "cable system" under the Communications Act so that competitive providers of video services will be regulated and franchised as "cable systems" only if they use public rights-of-way. Thus, a broader class of entities providing video programming may be exempt from regulation as cable television systems under the Communications Act.

     Pursuant to the 1992 Cable Act, the FCC has imposed limits on the number of cable television systems which a single cable television operator can own. In general, no cable television operator can have an attributable interest in cable television systems which pass more than 30% of all homes nationwide. Attributable interests for these purposes include voting interests of 5% or more, unless there is another single holder of more than 50% of the voting stock, officerships, directorships and general partnership interests. The FCC has recently initiated a Notice of Proposed Rulemaking reviewing these cable attribution rules, including whether various corporate, financial, partnership or business relationships that confer influence or control over an entity engaged in provision of cable services should be subject to regulation. The FCC has stayed the effectiveness of its existing horizontal ownership rules pending the outcome of the appeal from the U.S. District Court decision holding the multiple ownership limit provision of the 1992 Cable Act unconstitutional. The FCC has also recently issued a Notice of Proposed Rulemaking seeking comment on possible further revisions to the horizontal ownership rules.

     The FCC has also adopted rules which limit the number of channels on a cable television system which can be occupied by national video programming services in which the entity which owns the cable television system has an attributable interest. The limit is 40% of the first 75 activated channels.

     The 1996 Telecom Act provides that registered utility holding companies and subsidiaries may provide telecommunications services, including cable television, notwithstanding the Public Utilities Holding Company Act of 1935, as amended. Electric utilities must establish separate subsidiaries known as "exempt telecommunications companies" and must apply to the FCC for operating authority. Due to their resources, electric utilities could be formidable competitors to traditional cable television systems.

  Access to Programming

     The 1992 Cable Act imposed restrictions on the dealings between cable operators and cable programmers. Of special significance from a competitive business posture, the 1992 Cable Act precludes video programmers affiliated with cable companies from favoring their affiliated cable operators over competitors and requires such programmers to sell their programming to other multichannel video distributors. This provision limits the ability of vertically integrated cable programmers to offer exclusive programming arrangements to cable companies.

  Privacy

     The 1984 Cable Act imposes a number of restrictions on the manner in which cable television operators can collect and disclose data about individual system customers. The statute also requires that the system operator periodically provide all customers with written information about its policies regarding the collection and handling of data about customers, their privacy rights under federal law and their enforcement rights. In the event that a cable television operator was found to have violated the customer privacy provisions of the 1984 Cable Act, it could be required to pay damages, attorneys' fees and other costs. Under the 1992 Cable Act, the privacy requirements were strengthened to require that cable television operators take such actions as are necessary to prevent unauthorized access to personally identifiable information.

  Franchise Transfers

     The 1992 Cable Act requires franchising authorities to act on any franchise transfer request submitted after December 4, 1992 within 120 days after receipt of all information required by FCC regulations and by the franchising authority. Approval is deemed to be granted if the franchising authority fails to act within such period.

  Technical Requirements

     The FCC has imposed technical standards applicable to all classes of channels which carry downstream National Television System Committee video programming. The FCC also has adopted additional standards applicable to cable television systems using frequencies in the 108 to 137 MHz and 225 to 400 MHz bands in order to prevent harmful interference with aeronautical navigation and safety radio services and has also established limits on cable television system signal leakage. Periodic testing by cable television operators for compliance with the technical standards and signal leakage limits is required and an annual filing of the results of these measurements is required. The 1992 Cable Act requires the FCC to periodically update its technical standards to take into account changes in technology. Under the 1996 Telecom Act, local franchising authorities may not prohibit, condition or restrict a cable television system's use of any type of customer equipment or transmission technology.

     The FCC has adopted regulations to implement the requirements of the 1992 Cable Act designed to improve the compatibility of cable television systems and consumer electronics equipment. These regulations, among other things, generally prohibit cable television operators from scrambling their basic service tier. The 1996 Telecom Act directs the FCC to set only minimal standards to assure compatibility between television sets, VCRs and cable television systems, and to rely on the marketplace. Pursuant to the 1992 Cable Act, the FCC has adopted rules to assure the competitive availability to consumers of customer premises equipment, such as converters, used to access the services offered by cable television systems and other multichannel video programming distributors. Pursuant to those rules, consumers are given the right to attach compatible equipment to the facilities of their multichannel video programming distributors so long as the equipment does not harm the network, does not interfere with the services purchased by other customers and is not used to receive unauthorized services. As of July 1, 2000, multichannel video programming distributors, other than operators of direct broadcast satellite television systems, are required to separate security from non-security functions in the customer premises equipment which they sell or lease to their customers and offer their customers the option of using component security modules obtained from the multichannel video programming distributors with set-top units purchased or leased from retail outlets. As of January 1, 2005, multichannel video programming distributors will be prohibited from distributing new set-top equipment integrating both security and non-security functions to their customers.

     Pursuant to the 1992 Cable Act, the FCC has adopted rules implementing an emergency alert system. The rules require all cable television systems to provide an audio and video emergency alert system message on at least one programmed channel and a video interruption and an audio alert message on all programmed channels. The audio alert message is required to state which channel is carrying the full audio and video emergency alert system message. The FCC rules permit cable television systems either to provide a separate means of alerting persons with hearing disabilities of emergency alert system messages, such as a terminal that displays emergency alert system messages and activates other alerting mechanisms or lights, or to provide audio and video emergency alert system messages on all channels. Cable television systems with 10,000 or more basic customers per headend were required to install EAS equipment capable of providing audio and video emergency alert system messages on all programmed channels by December 31, 1998. Cable television systems with 5,000 or more but fewer than 10,000 basic customers per headend will have until October 1, 2002 to comply with that requirement. Cable television systems with fewer than 5,000 basic customers per headend will have a choice of providing either a national level emergency alert system message on all programmed channels or installing emergency alert system equipment capable of providing audio alert messages on all programmed channels, a video interrupt on all channels, and an audio and video emergency alert system message on one programmed channel. This must be accomplished by October 1, 2002.

  Inside Wiring; Customer Access

     In a 1997 order, the FCC established rules that require an incumbent cable operator upon expiration of a multiple dwelling unit service contract to sell, abandon, or remove "home run" wiring that was installed by the cable operator in a multiple dwelling unit building. These inside wiring rules are expected to assist building owners in their attempts to replace existing cable operators with new programming providers who are willing to pay the building owner a higher fee, where such a fee is permissible. Additionally, the FCC has proposed to restrict exclusive contracts between building owners and cable operators or other multichannel video programming distributors. The FCC has also recently issued an order preempting state, local and private restrictions on over-the-air reception antennas placed on rental properties in areas where a tenant has exclusive use of the property, such as balconies or patios. However, tenants may not install such antennas on the common areas of multiple dwelling units, such as on roofs. This new order may limit the extent to which multiple dwelling unit owners and Insight may enforce certain aspects of multiple dwelling unit agreements which otherwise would prohibit, for example, placement of direct broadcast satellite television systems television receiving antennae in multiple dwelling unit areas, such as apartment balconies or patios, under the exclusive occupancy of a renter.

  Pole Attachments

     The FCC currently regulates the rates and conditions imposed by certain public utilities for use of their poles unless state public service commissions are able to demonstrate that they adequately regulate the rates, terms and conditions of cable television pole attachments. A number of states and the District of Columbia have certified to the FCC that they adequately regulate the rates, terms and conditions for pole attachments. Illinois, Kentucky and Ohio, states in which Insight operates, have made such a certification. In the absence of state regulation, the FCC administers such pole attachment and conduit use rates through use of a formula which it has devised. Pursuant to the 1996 Telecom Act, the FCC has adopted a new rate formula for any attaching party, including cable television systems, which offers telecommunications services. This new formula will result in higher attachment rates than at present, but they will apply only to cable television systems which elect to offer telecommunications services. Any increases pursuant to this new formula will not begin until 2001, and will be phased in by equal increments over the five ensuing years. The FCC recently ruled that the provision of Internet services will not, in and of itself, trigger use of the new formula. The FCC has also initiated a proceeding to determine whether it should adjust certain elements of the current rate formula. If adopted, these adjustments could increase rates for pole attachments and conduit space.

  Other FCC Matters

     FCC regulation pursuant to the Communications Act also includes matters regarding a cable television system's carriage of local sports programming; restrictions on origination and cablecasting by cable television operators; rules governing political broadcasts; equal employment opportunity; deletion of syndicated programming; registration procedure and reporting requirements; customer service; closed captioning; obscenity and indecency; program access and exclusivity arrangements; and limitations on advertising contained in nonbroadcast children's programming.

  Copyright

     Cable television systems are subject to federal copyright licensing covering carriage of broadcast signals. In exchange for making semi-annual payments to a federal copyright royalty pool and meeting certain other obligations, cable television operators obtain a statutory license to retransmit broadcast signals. The amount of this royalty payment varies, depending on the amount of system revenues from certain sources, the number of distant signals carried, and the location of the cable television system with respect to over-the-air television stations. Any future adjustment to the copyright royalty rates will be done through an arbitration process to be supervised by the U.S. Copyright Office. Cable television operators are liable for interest on underpaid and unpaid royalty fees, but are not entitled to collect interest on refunds received for overpayment of copyright fees.

     Various bills have been introduced into Congress over the past several years that would eliminate or modify the cable television compulsory license. Without the compulsory license, cable television operators would have to negotiate rights from the copyright owners for all of the programming on the broadcast stations carried by cable television systems. Such negotiated agreements would likely increase the cost to cable television operators of carrying broadcast signals. The 1992 Cable Act's retransmission consent provisions expressly provide that retransmission consent agreements between television broadcast stations and cable television operators do not obviate the need for cable operators to obtain a copyright license for the programming carried on each broadcaster's signal.

     Copyrighted music performed in programming supplied to cable television systems by pay cable networks, such as HBO, and basic cable networks, such as USA Network, is licensed by the networks through private agreements with the American Society of Composers and Publishers, generally known as ASCAP, and BMI, Inc., the two major performing rights organizations in the United States. Both the American Society of Composers and Publishers and BMI offer "through to the viewer" licenses to the cable networks which cover the retransmission of the cable networks' programming by cable television systems to their customers.

     Licenses to perform copyrighted music by cable television systems themselves, including on local origination channels, in advertisements inserted locally on cable television networks, and in cross-promotional announcements, must be obtained by the cable television operator. Cable television industry negotiations with the American Society of Composers and Publishers, BMI and SESAC, Inc., which is a smaller performing rights organization, are in progress.

STATE AND LOCAL REGULATION

     Cable television systems generally are operated pursuant to nonexclusive franchises, permits or licenses granted by a municipality or other state or local government entity. The terms and conditions of franchises vary materially from jurisdiction to jurisdiction, and even from city to city within the same state, historically ranging from reasonable to highly restrictive or burdensome. Franchises generally contain provisions governing fees to be paid to the franchising authority, length of the franchise term, renewal, sale or transfer of the franchise, territory of the franchise, design and technical performance of the system, use and occupancy of public streets and number and types of cable television services provided. The terms and conditions of each franchise and the laws and regulations under which it was granted directly affect the profitability of the cable television system. The 1984 Cable Act places certain limitations on a franchising authority's ability to control the operation of a cable television system. The 1992 Cable Act prohibits exclusive franchises, and allows franchising authorities to exercise greater control over the operation of franchised cable television systems, especially in the area of customer service and rate regulation. The 1992 Cable Act also allows franchising authorities to operate their own multichannel video distribution system without having to obtain a franchise and permits states or local franchising authorities to adopt certain restrictions on the ownership of cable television systems. Moreover, franchising authorities are immunized from monetary damage awards arising from regulation of cable television systems or decisions made on franchise grants, renewals, transfers and amendments. The 1996 Telecom Act prohibits a franchising authority from either requiring or limiting a cable television operator's provision of telecommunications services.

     Various proposals have been introduced at the state and local levels with regard to the regulation of cable television systems, and a number of states have adopted legislation subjecting cable television systems to the jurisdiction of centralized state governmental agencies, some of which impose regulation of a character similar to that of a public utility. To date, none of the states in which Insight currently operates has enacted state level regulation.

     The foregoing describes all material present and proposed federal, state and local regulations and legislation relating to the cable television industry. Other existing federal regulations, copyright licensing and, in many jurisdictions, state and local franchise requirements, currently are the subject of a variety of judicial proceedings, legislative hearings and administrative and legislative proposals which could change, in varying degrees, the manner in which cable television systems operate. Neither the outcome of these proceedings nor their impact upon the cable television industry or Insight can be predicted at this time.

INTERNET ACCESS SERVICE

     We offer a service which enables consumers to access the Internet at high speeds via high capacity broadband transmission facilities and cable modems. We compete with many other providers of Internet access services which are known as Internet service providers. Internet service providers include such companies as America Online and Mindspring Enterprises as well as major telecommunications providers, including AT&T and local exchange telephone companies. Recently, several Internet service providers asked the FCC as well as local authorities to require cable companies offering Internet access services over their broadband facilities to allow access to those facilities on an unbundled basis to other Internet service providers. In a recent report on the deployment of advanced telecommunications capability under Section 706 of the 1996 Telecom Act, the FCC declined to convene a proceeding to consider whether to impose such an access requirement on cable companies. However, the FCC indicated that it would continue to monitor the issue of broadband deployment. Also, the FCC denied requests by certain Internet service providers that it condition its approval of the merger of AT&T and TCI, now known as AT&T Broadband & Internet Services, on a requirement that those companies allow access by Internet service providers to their broadband facilities. Several local jurisdictions also are reviewing this issue. Recently, a U.S. District Court in Oregon upheld a requirement, imposed by a local franchising authority in the context of a franchise transfer, that the cable operator, if it chooses to provide Internet service, must provide open access to its system for other Internet service providers. That decision has been appealed. In the wake of this opinion, several other communities have begun to consider whether to impose a similar requirement.

     There are currently few laws or regulations which specifically regulate communications or commerce over the Internet. Section 230 of the Communications Act, added to that act by the 1996 Telecom Act, declares it to be the policy of the United States to promote the continued development of the Internet and other interactive computer services and interactive media, and to preserve the vibrant and competitive free market that presently exists for the Internet and other interactive computer services, unfettered by federal or state regulation. One area in which Congress did attempt to regulate content over the Internet involved the dissemination of obscene or indecent materials. The provisions of the 1996 Telecom Act, generally referred to as the Communications Decency Act, were found to be unconstitutional by the United States Supreme Court in 1997.

LOCAL TELECOMMUNICATIONS SERVICES

     The 1996 Telecom Act provides that no state or local laws or regulations may prohibit or have the effect of prohibiting any entity from providing any interstate or intrastate telecommunications service. States are authorized, however, to impose "competitively neutral" requirements regarding universal service, public service, public safety and welfare, service quality and consumer protection. State and local governments also retain their authority to manage the public rights-of-way and may require reasonable, competitively neutral compensation for management of the public rights-of-way when cable operators provide telecommunications service.

     We may in the future allow our cable infrastructure to be used for the provision of local telecommunications services to residential and business consumers. Local telecommunications service is subject to regulation by state utility commissions. Use of local telecommunications facilities to originate and terminate long distance services, a service commonly referred to as "exchange access," is subject to regulation both by the FCC and by state utility commissions. As a provider of local exchange service, we would be subject to the requirements imposed upon local exchange carriers by the 1996 Telecom Act. These include requirements governing resale, telephone number portability, dialing parity, access to rights-of-way and reciprocal compensation. Our ability to successfully offer local telecommunications service will be dependent, in part, on the opening of local telephone networks by incumbent local telephone companies as required of them by the 1996 Telecom Act. In January 1999, the United States Supreme Court reversed and vacated in part an earlier decision of a federal court of appeals striking down portions of the FCC's 1996 rules governing local telecommunications competition. The Supreme Court held that the FCC has authority under the Communications Act to establish rules to govern the pricing of facilities and services provided by incumbent local exchange carriers to open their local networks to competition. Also, as a result of that Supreme Court decision, the FCC must determine what network elements of incumbent local exchange carriers must be made available to other providers and under what circumstances those elements must be made available. How the FCC resolves those questions will impact our ability to provide local telecommunications service in competition with incumbent local exchange telephone companies.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

     Our current directors and executive officers are as follows:


NAME                                               AGE   POSITION
------------------------------------------------   ---   ------------------------------------------------
Sidney R. Knafel................................   68    Chairman of the Board
Michael S. Willner..............................   47    President, Chief Executive Officer and Director
Kim D. Kelly....................................   42    Executive Vice President, Chief Operating and
                                                           Financial Officer, Secretary and Director
Thomas L. Kempner...............................   71    Director Nominee
James S. Marcus.................................   69    Director Nominee
Prakash A. Melwani..............................   40    Director Nominee
Daniel S. O'Connell.............................   45    Director Nominee

Other key employees include:
Steven E. Sklar.................................   35    Senior Vice President of Finance and Business
                                                           Development
James A. Stewart................................   47    Senior Vice President of Operations
E. Scott Cooley.................................   39    Senior Vice President, Insight Communications of
                                                           Indiana
Pamela Euler Halling............................   51    Senior Vice President of Marketing and
                                                           Programming
Charles E. Dietz................................   52    Senior Vice President of Engineering
Daniel Mannino..................................   39    Vice President and Controller
Gregory B. Graff................................   38    Senior Vice President and General Manager of
                                                           Insight Ohio
Colleen Quinn...................................   46    Senior Vice President of Corporate Relations
William Gilbert.................................   48    Vice President of Advertising Sales
Susane Newell...................................   38    Vice President of Programming
Elizabeth Grier.................................   38    Vice President of Administration
Judy Poole......................................   52    Vice President of Human Resources
Mary Rhodes.....................................   49    Vice President of Customer Service
                                                           Administration
Heather Wright..................................   30    Vice President of Strategic Marketing
Lori Urias Gehris...............................   39    Vice President of Training



     Sidney R. Knafel has been Chairman of Insight since 1985. He is a director of NTL, Inc., one of the three largest cable and telecommunications operators in the United Kingdom. He was the founder, Chairman and an equity holder of Vision Cable Communications, Inc. from 1971 until its sale in 1981. Mr. Knafel is presently the managing partner of SRK Management Company, a private investment company, and also serves as Chairman of BioReliance Corporation, a biological testing company. He is a director of Cellular Communications of Puerto Rico, Inc., CoreComm Limited, General American Investors Company, Inc. and IGENE Biotechnology, Inc. as well as several private companies. Mr. Knafel is a graduate of Harvard College and Harvard Business School.


     Michael S. Willner co-founded and has served as President of Insight since 1985. Previously, Mr. Willner served as Executive Vice President and Chief Operating Officer of Vision Cable from 1979 through 1985, Vice President of Marketing for Vision Cable from 1977 to 1979 and General Manager of

Vision Cable's Bergen County, New Jersey cable television system from 1975 to 1977. Currently, Mr. Willner is a director of NTL, Inc. He is also a director of Source Media, Inc., a technology and programming provider of Internet services on digital cable platforms. He serves on the board of C-SPAN and the National Cable Television Association where he is a member of the Executive Committee and serves as Treasurer. Mr. Willner is a graduate of Boston University's College of Communication and serves on the school's Executive Committee.

     Kim D. Kelly has been Executive Vice President and Chief Financial Officer of Insight since 1990. Ms. Kelly has also been Chief Operating Officer of Insight since January 1998. Prior thereto, she served from 1982 to 1990 with Marine Midland Bank, becoming its Senior Vice President in 1988, with primary responsibility for media lending activities. Ms. Kelly serves as a member of the National Cable Television Association Subcommittee for Telecommunications Policy, as well as the National Cable Television Association Subcommittees for Accounting. She also serves on the boards of Community Antenna Television Association, Cable in the Classroom and Cable Advertising Bureau. Ms. Kelly is a graduate of George Washington University.

     Thomas L. Kempner is a nominee to become a member of the board of directors upon the completion of this offering. He is and has been Chairman and Chief Executive Officer of Loeb Partners Corporation, investment bankers in New York, and its predecessors since February 1978. He is currently a director of Alcide Corporation, CCC Information Services Group, Inc., Energy Research Corp., IGENE Biotechnology, Inc., Intermagnetics General Corp., Northwest Airlines, Inc. (Emeritus), Evercel, Inc. and Roper Starch Worldwide, Inc. Mr. Kempner is a graduate of Yale University.

     James S. Marcus is a nominee to become a member of the board of directors upon the completion of this offering. He is a retired partner of Goldman, Sachs Group, L.P., investment bankers. He is currently a director of American Biltrite Inc. and Kellwood Company. Mr. Marcus is a graduate of Harvard College and Harvard Business School.


     Prakash A. Melwani is a nominee to become a member of the board of directors upon the completion of this offering. He is a managing director of Vestar Capital Partners, manager of over $1 billion in private equity capital, and was a founding partner of Vestar at inception in 1988. Mr. Melwani has been designated as a director by Vestar pursuant to a Securityholder Agreement between Vestar, Insight and other parties. Mr. Melwani is a director of International AirParts Corporation, McHugh Software International, Inc. and Pinnacle Automation, Inc., all companies in which Vestar has a significant equity interest. Mr. Melwani is a graduate of Cambridge University and Harvard Business School.



     Daniel S. O'Connell is a nominee to become a member of the board of directors upon the completion of this offering. He was the founder in 1988 of Vestar Capital Partners. He is currently the Chief Executive Officer of Vestar. Mr. O'Connell has been designated as a director by Vestar pursuant to a Securityholder Agreement between Vestar, Insight and other parties.
Mr. O'Connell is a director of Advanced Organics, Inc., Aearo Corporation, Cluett American Corp., Remington Products Company L.L.C., Russell-Stanley Holdings, Inc. and Siegel & Gale Holdings, Inc., all companies in which Vestar has a significant equity interest. Mr. O'Connell is a graduate of Brown University and the Yale University School of Management.


     Steven E. Sklar joined Insight in 1998 as Senior Vice President of Finance and Business Development. From 1996 through 1998, Mr. Sklar was with Encore Media Group, most recently as Division Vice President. He previously held the position of Vice President--International Business Development at Encore.
Mr. Sklar was with Home Box Office from 1992-1996 where he held various positions, most recently serving as Director of International Operations. He was also employed by Marine Midland Bank, where he served as Assistant Vice President for the Media/Commercial Lending Division.

     James A. Stewart joined Insight in 1987 as a Vice President, and now serves as Senior Vice President of Operations with responsibility for Insight's systems outside of the Indiana cluster. Formerly, Mr. Stewart was Operations Manager for National Guardian Security Services. He was also employed by Viacom International, Inc.'s cable television division for eight years, where he ultimately became Vice President and General Manager of Viacom Cablevision's Nashville, Tennessee system.

     Scott Cooley joined Insight in 1998 as Senior Vice President of Operations with responsibility for Insight's Indiana cluster. Formerly, Mr. Cooley was an employee of AT&T Broadband & Internet Services for 18 years, having worked in the areas of technical operations and purchasing and as general manager of the Bloomington system. In 1994, he was appointed area manager of AT&T Broadband & Internet Services southern Indiana, Illinois and Missouri systems serving 260,000 customers. In 1997, he received AT&T Broadband & Internet Services Manager of the Year award. Mr. Cooley serves as a member of the Indiana Cable Television Association and its subcommittee for public relations.

     Pamela E. Halling joined Insight as Vice President, Marketing in 1988 and has since become Senior Vice President of Marketing and Programming. Prior to joining Insight, she had served since 1985 as Director of Consumer Marketing for the Disney Channel. Previously, she was Vice President of Affiliate Marketing for Rainbow Programming Holdings, Inc. and a marketing consultant for TCI. She began her cable television career in 1973 with Continental Cablevision.

     Charles E. Dietz joined Insight as Senior Vice President, Engineering in 1996. From 1973 to 1995, Mr. Dietz was employed by Vision Cable Communications serving as Vice President of Technical Operations from 1988 through 1991, becoming Vice President of Operations in 1991.

     Daniel Mannino joined Insight as Controller in 1989 and became Vice President and Controller in 1991. Previously, Mr. Mannino was employed by Vision Cable from 1983 to 1989, becoming its Controller in 1986. Mr. Mannino is a certified public accountant.

     Gregory B. Graff has served as Senior Vice President and General Manager of Insight Ohio since August of 1998. Prior to joining Insight, Mr. Graff served as Senior Vice President, Marketing, Programming and Advertising of Coaxial Communications since 1997. He joined Coaxial Communications as Vice President, Marketing and Sales in 1995. Prior to joining Coaxial Communications, Mr. Graff was Director of Marketing for KBLCOM's Paragon Cable operation in San Antonio, Texas. He began his cable television career in 1984 with Continental Cablevision.

     Colleen Quinn joined Insight as Senior Vice President of Corporate Relations in 1999. Prior to joining Insight, Ms. Quinn was the Senior Vice President, Government Affairs, of the New York City Partnership and Chamber of Commerce from 1997 to April 1999. She has also held positions at MacAndrews & Forbes Holdings, Inc. and the Revlon Foundation as Vice President from 1996 to 1997 and at Pacific Telesis Group as Executive Director and Director of Government Relations from 1993 to 1996.

     William Gilbert has serviced as Vice President of Advertising Sales at Insight Media Advertising since 1998. From 1988 to 1998, Mr. Gilbert served as Vice President Advertising Sales and New Business for Coaxial Communications in Columbus. Prior to joining Coaxial Communications, he spent several years with Warner-Amex Cable both in its corporate office and at the system level.
Mr. Gilbert has 19 years of advertising sales, marketing and financial experience in the cable television industry.

     Susane Newell has served as Vice President of Programming for Insight since 1998. Prior to joining Insight, Ms. Newell served as Corporate Director of Programming for Century Communications from 1995 to 1998. From 1991 to 1994 she served as Corporate Programming Manager for TeleCable Corporation. Ms. Newell is an attorney and has also served as Director of New Business Development for Bellcore and station manager for an independent broadcast station.

     Elizabeth Grier joined Insight in 1989 and became Vice President of Administration in May of 1994. Previously, Ms. Grier served as Legal Affairs Manager. Prior to joining Insight, Ms. Grier was employed by Microband Wireless Cable Company.

     Judy Poole has served as Vice President of Human Resources for Insight since 1998. Prior to joining Insight, Ms. Poole spent 13 years at Cablevision Systems, most recently as Corporate Director of Employee Relations.

     Mary Rhodes joined Insight in 1986 and became Vice President of Customer Service Administration in 1996. Ms. Rhodes previously served as general manager of our Jeffersonville, Indiana and Sandy, Utah cable systems.

     Heather Wright joined Insight in 1997 as the Director of Strategic Marketing and became Vice President of Strategic Marketing in 1999. Prior to joining Insight, Ms. Wright was employed by The Walt Disney Company from 1993-1997, most recently as National Account Manager for The Disney Channel.

     Lori Urias Gehris joined Insight as the National Training Director in 1991 and has since become Vice President of Training. Her previous experience includes three years as Regional Training Manager for Comcast Cable and from 1981 to 1985 she was employed as an Account Executive and Telemarketing Trainer for Mountain Bell.


     All directors hold office until the next annual meeting of stockholders and until their successors have been elected and qualify. All executive officers serve at the discretion of the Board of Directors. Subsequent to the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, we, Mr. Knafel and parties related to Mr. Knafel, Mr. Willner, Ms. Kelly and all of the members of management listed above holding shares of Class B common stock have agreed to cause the election of two directors designated by Vestar so long as Vestar continues to own at least 25% of the common stock it owns upon closing of this offering, and one such director so long as Vestar continues to own at least 15% of such common stock.


COMMITTEES OF THE BOARD OF DIRECTORS

     Upon closing of the offering, we will appoint an audit committee, a compensation committee and a stock option committee. The audit committee will consist of three directors, two of whom will be independent directors. Its functions are to

          o recommend the appointment of independent accountants;

          o review the arrangements for and scope of the audit by independent accountants;

          o review the independence of the independent accountants;

          o consider the adequacy of the system of internal accounting controls and review any proposed corrective actions;

          o review and monitor our policies regarding business ethics and conflicts of interest;

          o discuss with management and the independent accountants our draft annual financial statements and key accounting and reporting matters; and

          o review the activities and recommendations of our accounting department.

     The compensation committee will consist of four directors, two of whom will be independent directors. The compensation committee has authority to review and make recommendations to the Board of Directors with respect to the compensation of our executive officers.

     The stock option committee will consist of two directors, each of whom will be a "non-employee" director. The stock option committee administers our 1999 stock option plan and determines, among other things, the time or times at which options will be granted, the recipients of grants, whether a grant will consist of incentive stock options, nonqualified stock options or stock appreciation rights (in tandem with an option or free-standing) or a combination thereof, the option periods, whether an option is exercisable for Class A common stock or Class B common stock, the limitations on option exercise and the number of shares to be subject to such options, taking into account the nature and value of services rendered and contributions made to our success. The stock option committee also has authority to interpret the plan and, subject to certain limitations, to amend provisions of the plan as it deems advisable.

COMPENSATION OF DIRECTORS

     Those directors who are not also our employees will receive an annual retainer as fixed by the board, which may be in the form of cash or stock options, or a combination of both. Non-employee directors will also receive reimbursement of out-of-pocket expenses incurred for each Board or committee meeting attended.

EXECUTIVE COMPENSATION

     The following table summarizes the compensation for services rendered to Insight paid in 1998 to the Chief Executive Officer and Insight's other most highly paid executive officers who received total annual salary and bonus in excess of $100,000:


                                                                              ANNUAL
                                                                           COMPENSATION
                                                                           ------------     ALL OTHER
NAME AND PRINCIPAL POSITION                                       YEAR       SALARY         COMPENSATION
---------------------------------------------------------------   ----     ------------     ------------
Sidney R. Knafel ..............................................   1998       $248,664          $1,615
  Chairman of the Board
Michael S. Willner ............................................   1998        465,616           1,646
  President and Chief Executive Officer
Kim D. Kelly ..................................................   1998        411,927           3,828
  Executive Vice President and Chief Financial and Operating
  Officer


1999 STOCK OPTION PLAN

     The Board of Directors adopted our plan as of June 24, 1999. We have reserved 5,000,000 shares of common stock with respect to which options and stock appreciation rights ("SARs") may be granted under the plan. The purpose of the plan is to promote the interests of Insight and its stockholders by strengthening our ability to attract and retain competent employees, to make service on our Board of Directors more attractive to present and prospective non-employee directors and to provide a means to encourage stock ownership and proprietary interest in Insight by officers, non-employee directors and valued employees and other individuals upon whose judgment, initiative and efforts the financial growth of Insight largely depends.

     The plan may be administered by either the entire Board of Directors or a committee consisting of two or more members of the Board of Directors, each of whom is a "non-employee director." The plan will be administered by a stock option committee of the Board of Directors consisting of two non-employee directors.


     Incentive stock options ("ISOs") may be granted only to officers and key employees of Insight and its subsidiaries. Nonqualified stock options and SARs may be granted to our officers, employees, directors, agents and consultants. In determining the eligibility of an individual for grants under the plan, as well as in determining the number of shares to be optioned to any individual, the stock option committee takes into account the recommendations of our Chairman of the Board, Sidney R. Knafel, the position and responsibilities of the individual being considered, the nature and value to Insight or its subsidiaries of his or her service or accomplishments, his or her present or potential contribution to the success of Insight or its subsidiaries, the number and terms of options and SARs already held by an individual and such other factors as the stock option committee may deem relevant. In making recommendations to the stock option committee, Mr. Knafel focuses upon individuals who would be motivated by a direct economic stake in the equity of Insight. Options may provide for their exercise into shares of any class of our common stock, Class A or Class B. Under our agreement with Vestar, we have agreed not to grant options for Class B common stock representing in excess of 6% of the fully-diluted shares.



     The plan provides for the granting of ISOs to purchase our common stock at not less than the fair market value on the date of the option grant and the granting of nonqualified options and SARs with any exercise price. SARs granted in tandem with an option have the same exercise price as the related option. Upon completion of this offering, options for an aggregate of 3,000,000 shares will have been granted to various individuals at an exercise price equal to the public offering price set forth on the cover page of this prospectus, including options for 562,500 shares to Sidney Knafel, options for 843,750 shares to Michael Willner and options for 843,750 shares to Kim Kelly. The plan contains limitations applicable only to ISOs granted thereunder. To the extent that the aggregate fair market value, as of the date of grant, of the shares to which ISOs become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the option will be treated as a nonqualified option. In addition, if an optionee owns more than 10% of the total voting power of all classes of Insight's capital stock at the time the individual is granted an ISO, the option price per share cannot be less than 110% of the fair market value per share and the term of the ISO cannot exceed five years. No option or SAR may be granted under the plan after June 25, 2009, and no option or SAR may be outstanding for more than ten years after its grant.

     Upon the exercise of an option, the holder must make payment of the full exercise price. Such payment may be made in cash, check or, under certain circumstances, in shares of any class of Insight's common stock, or any combination thereof. SARs, which give the holder the privilege of surrendering such rights for the appreciation in the common stock between the time of the grant and the surrender, may be settled, in the discretion of the Board or committee, as the case may be, in cash, common stock, or in any combination thereof. The exercise of an SAR granted in tandem with an option cancels the option to which it relates with respect to the same number of shares as to which the SAR was exercised. The exercise of an option cancels any related SAR with respect to the same number of shares as to which the option was exercised. Generally, options and SARs may be exercised while the recipient is performing services for Insight and within three months after termination of such services.

     The plan may be terminated at any time by the Board of Directors, which may also amend the plan, except that without stockholder approval, it may not increase the number of shares subject to the plan or change the class of persons eligible to receive options under the plan.

                              CERTAIN TRANSACTIONS

     On July 29, 1998, we entered into a letter of intent with Interactive Channel, Inc., a subsidiary of Source Media, Inc., for the distribution and marketing of Interactive Channel's interactive programming services of LocalSource to customers of our systems. Michael S. Willner, the President, Chief Executive Officer and a director of Insight, is a director of Source Media. Pursuant to the letter of intent, we would pay Interactive Channel a monthly license fee for the right to distribute LocalSource in an amount that is based on the number of digital customers as adjusted for penetration. We would share 50% of all revenues, other than advertising revenues, generated by LocalSource. There can be no assurance that a definitive agreement will be successfully negotiated with Interactive Channel, or, if negotiated, that such agreement will be on the terms described in this prospectus. See "Business--Products and Services--New and Enhanced Products and Services--Interactive Digital Video."

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information with respect to the beneficial ownership of our common stock upon completion of the exchange of partnership interests for common stock by each of the following:

     o each person who is known by us to beneficially own more than 5% of our common stock;

     o each of our directors and nominees; and

     o all directors and executive officers as a group.

     Unless otherwise indicated, the address of each person named in the table below is Insight Communications Company, Inc., 126 East 56th Street, New York, New York 10022. The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. The information set forth in the following table excludes any shares purchased in the offering by the respective beneficial owner:



                                                                                                          PERCENT OF VOTE
                                          CLASS A COMMON STOCK                                          AS A SINGLE CLASS(1)
                             ----------------------------------------------                             --------------------
                                                                                      CLASS B            BEFORE      AFTER
                                BEFORE OFFERING          AFTER OFFERING            COMMON STOCK         OFFERING    OFFERING
                             ---------------------    ---------------------    ---------------------    --------    --------
 NAME OF BENEFICIAL OWNER      NUMBER      PERCENT      NUMBER      PERCENT      NUMBER      PERCENT

Sidney R. Knafel(2).......           --        --             --        --      3,864,814      38.6        31.4        26.9
Michael S. Willner(3).....           --        --             --        --      1,485,328      14.8        12.1        10.4
Kim D. Kelly(4)...........           --        --             --        --        818,894       8.2         6.7         5.7
Thomas L. Kempner(5)......    3,838,478      16.7      3,838,478       8.8             --        --         3.1         2.7
James S. Marcus...........           --        --             --        --        131,478       1.3         1.1           *
Prakash A. Melwani(6).....   10,096,079      44.3     10,096,079      23.3             --        --         8.2         7.0
Daniel S. O'Connell(6)....   10,096,079      44.3     10,096,079      23.3             --        --         8.2         7.0
Vestar Capital
  Partners III,
  L.P.(6).................   10,096,079      44.3     10,096,079      23.3             --        --         8.2         7.0
Loeb Investors Co.(5).....    3,838,478      16.7      3,838,478       8.8             --        --         3.1         2.7
Andrew G. Knafel, Joshua
  Rubenstein and William
  L. Scherlis, as trustees
  under Trusts F/B/O
  Knafel children(7)......       44,925         *         44,925         *      2,939,243       2.9        23.9        20.5
All executive officers,
  directors and nominees
  as a group
  (7 persons).............   13,934,557      60.8     13,934,557      32.1      6,170,520      61.6        61.5        52.7


------------------

* Less than 1%.



(1) Holders of Class A common stock are entitled to one vote per share and holders of Class B common stock are entitled to ten votes per share. Holders of both classes of common stock will vote together as a single class on all matters presented for a vote, except as otherwise required by law.



(2) Represents 3,443,032 shares held by ICI Communications, Inc., of which
    Mr. Knafel is the sole stockholder, and 421,782 shares held by the estate of Mr. Knafel's deceased wife. All of the indicated shares are subject to an agreement with Vestar not to sell any such shares during the 18-month period following the closing of this offering. We will hold all of the indicated shares in escrow pending expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Does not include 562,500 shares of Class B common stock underlying options granted pursuant to the Stock Option Plan, as they will not be exercisable within 60 days after the closing of this offering.



(3) Includes 6,386 shares of Class B common stock held by his minor children. We will hold all of the indicated shares in escrow pending expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Does not include 843,750 shares of
    Class B common


                                              (Footnotes continued on next page)

(Footnotes continued from previous page)


    stock underlying options granted pursuant to the Stock Option Plan, as they will not be exercisable within 60 days after the closing of this offering.



(4) Does not include 843,750 shares of Class B common stock underlying options granted pursuant to the Stock Option Plan, as they will not be exercisable within 60 days after the closing of this offering.



(5) Represents 2,125,512 shares held by Loeb Investors Co. LIX and 1,712,966 shares held by Loeb Investors Co. XXXVI, each of which may be deemed beneficially owned by Mr. Kempner. Loeb Investor Co.'s address is 61 Broadway, New York, New York.



(6) Each of Mr. Melwani, a managing director of Vestar, and Mr. O'Connell, the Chief Executive Officer of Vestar, may be deemed to beneficially own the shares held by Vestar. We will hold all of the indicated shares in escrow pending expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Vestar's address is 245 Park Avenue, 41st floor, New York, New York 10167.



(7) Also includes 382,627 shares of Class B common stock held individually by Andrew G. Knafel and 44,925 shares of Class A common stock held individually by William L. Scherlis. The indicated shares are subject to the agreement with Vestar discussed in footnote (2) above. Sidney Knafel expressly disclaims beneficial ownership of the shares.

                              CORPORATE STRUCTURE

     The following chart sets forth our corporate structure upon completion of the Kentucky acquisition and the commencement of consulting services to the managed Indiana systems:


  AT&T Broadband                         Coaxial
   and Internet        Insight       Communications(1)               Phoenix
     Services                      Co-Issuer senior notes     Co-Issuer senior notes
                                          due 2006                   due 2006

                                25% Common Equity         100% Preferred Equity
                                     (non-voting)          (voting)

   Management Control

   50%        50%                      100%

  Holding Company (2)          Insight Holdings


                                        75% Common Equity
                          100%                (non-voting)


  The Kentucky Systems        The Indiana Systems          The National Systems         The Columbus System
   425,400 customers(3)       450,500 customers(4)           86,800 customers            86,600 customers(5)
 Borrower under Kentucky   Borrower under Insight Indiana  Borrower under Insight  Conditional Guarantor of the notes
   credit facilities             credit facility             credit facility         Borrower under Insight Holdings
                                                                                           credit facility


------------------
(1) The majority shareholder and an affiliate of Coaxial are co-issuers of senior discount notes due 2008.
(2) The holding company structure will be set up upon completion of the Kentucky acquisition. Currently, we have direct management control of the Indiana systems.
(3) Upon completion of the Kentuckyt acquisition, Insight will have management control.
(4) Includes 114,300 managed customers pending.
(5) Managed by Insight Holdings.

                       DESCRIPTION OF RECENT TRANSACTIONS

THE TRANSACTIONS TO ACQUIRE THE COLUMBUS SYSTEM

  GENERAL

     Insight Ohio, which owns the Columbus system, was formed as a Delaware limited liability company. On August 21, 1998, a series of transactions were completed to facilitate, among other things, the acquisition by Insight Ohio of the Columbus system. Pursuant to these transactions:

     o Coaxial Communications contributed to Insight Ohio substantially all of the assets comprising the Columbus system for which Coaxial Communications received a 25% non-voting common membership interest in Insight Ohio as well as voting series A preferred interests and voting series B preferred interests;

     o Insight Holdings of Ohio, LLC, our wholly-owned subsidiary, contributed $10.0 million in cash to Insight Ohio for which it received a 75% non-voting common membership interest in Insight Ohio;

     o Coaxial Communications and Phoenix, an affiliate of Coaxial Communications, effected a private offering of the senior notes;

     o Coaxial LLC, which is a 67.5% shareholder of Coaxial Communications, and Coaxial Financing Corp. effected a private offering of the senior discount notes; and

     o Insight Holdings became the manager of Insight Ohio, Coaxial LLC and the two other shareholders of Coaxial Communications, which are Coaxial DJM LLC and Coaxial DSM LLC and Insight Holdings thereby has effective control of the management and affairs of Insight Ohio, Coaxial Communications, Coaxial LLC, Coaxial DJM LLC and Coaxial DSM LLC.

     As a result of these transactions, we indirectly own 75% of the non-voting common membership interest in Insight Ohio and Coaxial Communications owns the remaining 25% non-voting common membership interest and the voting preferred interests in Insight Ohio. Since Coaxial Communications is owned by Coaxial LLC, Coaxial DJM LLC and Coaxial DSM LLC, which are entities in which we have no ownership or economic interest, we have not consolidated the financial statements of Insight Ohio with our financial statements.

  DISTRIBUTIONS

     Distributions to Coaxial Communications on the preferred interests will be in such amounts as to allow for the payment of interest on the notes, with the series A preferred interests to receive payments in priority to the series B preferred interests. Insight Ohio will then make distributions to Insight Holdings and Coaxial Communications in an amount equal to an estimate of their respective tax liabilities. Insight Ohio will then distribute to Insight Holdings a management fee equal to 3% of gross revenues. Thereafter, distributions to Insight Holdings and Coaxial Communications are made only upon approval of the management committee of Insight Ohio. Distributions in respect of the membership interests of Insight Ohio and the management fee are restricted under each of the indentures governing the notes and the Insight Ohio credit facility.

  REDEMPTION OF THE PREFERRED INTERESTS

     The series A preferred interests have a liquidation preference of $140 million. Subject to Insight Holdings' agreement to use its commercially reasonable efforts to obtain a refinancing proposal, Insight Ohio will be required to redeem the series A preferred interests in full upon acceleration or maturity of the senior notes, commencement of the enforcement of remedies under the pledge agreement in respect of the collateral securing the senior notes, the passage of ten days and upon request for redemption by the holders of the senior notes. Insight Ohio may not otherwise redeem the series A preferred interests, in whole or in part, without the consent of Barry Silverstein, Dennis J. McGillicuddy and D. Stevens McVoy, who are the sole members of Coaxial LLC, Coaxial DJM LLC and Coaxial DSM LLC, respectively.

     The series B preferred interests have an initial liquidation preference of $30 million. Subject to Insight Holdings' agreement to use its commercially reasonable efforts to obtain a refinancing proposal, Insight Ohio will be required to redeem the series B preferred interests in full upon acceleration or maturity of the senior discount notes, commencement of the enforcement of remedies under the senior discount notes pledge agreement in respect of the collateral securing the senior discount notes, the passage of ten days and upon request for redemption by the holders of the senior discount notes. Insight Ohio may not otherwise redeem the series B preferred interests, in whole or in part, without the consent of the sole members of each of Coaxial LLC, Coaxial DJM LLC and Coaxial DSM LLC. Notwithstanding the foregoing, Insight Ohio will not redeem the series B preferred interests if it is also required to redeem the series A preferred interests and it has not yet done so.

     The series A preferred interests have priority over the series B preferred interests with respect to redemption, if both preferred interests are required to be redeemed.

  MANAGEMENT OF INSIGHT OHIO

     Pursuant to the terms of the operating agreement of Insight Ohio, the management of Insight Ohio is delegated to Insight Holdings. Insight Holdings may not resign as the manager without the consent of Coaxial Communications and the consent of the sole members of each of Coaxial LLC, Coaxial DJM LLC and Coaxial DSM LLC except in the case of a permitted transfer of all of Insight Holdings' membership interest to a successor, who will then become the manager. If Coaxial Communications and the sole members of each of Coaxial LLC, Coaxial DJM LLC and Coaxial DSM LLC consent to Insight Holdings' resignation as manager, Insight Ohio will dissolve unless the members of Insight Ohio and the sole members of each of Coaxial LLC, Coaxial DJM LLC and Coaxial DSM LLC elect to continue the business of Insight Ohio and agree to a successor manager.

     Insight Holdings is entitled to reimbursement from Insight Ohio for expenses incurred that directly relate to its management of the business and operations of Insight Ohio, including any such expenses incurred in connection with the management of Coaxial LLC, Coaxial DJM LLC and Coaxial DSM LLC. However, Insight Holdings is not entitled to reimbursement from Insight Ohio for corporate overhead.

  TRANSFER OF INTERESTS

     Insight Holdings and Coaxial Communications may not sell, pledge or otherwise transfer any part of their respective membership interests in Insight Ohio, unless approved by the other member and the sole members of each of Coaxial LLC, Coaxial DJM LLC and Coaxial DSM LLC, subject to a number of significant exceptions, including transfers to related parties, redemption of the preferred interests and pledges of the membership interests. In addition, Insight Holdings may elect at any time, by delivering written notice of its election to Coaxial Communications and the sole members of each of Coaxial LLC, Coaxial DJM LLC and Coaxial DSM LLC, to require that a person designated by such members purchase all of Insight Holdings' membership interest, for a nominal purchase price. Insight Holdings would cease to manage Insight Ohio, Coaxial LLC, Coaxial DJM LLC and Coaxial DSM LLC upon completion of the sale.

  MANAGEMENT AGREEMENTS WITH COAXIAL LLC, COAXIAL DJM LLC AND COAXIAL DSM LLC

     All of the issued and outstanding capital stock of Coaxial Communications is held by Coaxial LLC, Coaxial DJM LLC and Coaxial DSM LLC. Coaxial LLC, Coaxial DJM LLC and Coaxial DSM LLC have each entered into a management agreement with Insight Holdings. Except for certain events, Coaxial LLC, Coaxial DJM LLC and Coaxial DSM LLC have each delegated to Insight Holdings all rights and powers of the member of such limited liability company with respect to the management and conduct of the limited liability company's activities and operation insofar as they relate to the ownership of shares of Coaxial Communications and any senior discount notes. Insight Holdings is not entitled to any compensation from Coaxial LLC, Coaxial DJM LLC or Coaxial DSM LLC under any of the respective management agreements and is not deemed a partner, co-venturer or other participant in the business or operations of Coaxial LLC, Coaxial DJM LLC or Coaxial DSM LLC. Insight Holdings is not deemed a member of Coaxial LLC, Coaxial DJM LLC or Coaxial DSM LLC.

THE TRANSACTIONS TO ACQUIRE THE INDIANA SYSTEMS

  GENERAL

     Insight Indiana, which owns the Indiana systems, was formed as a Delaware limited liability company. On October 31, 1998, a series of transactions were completed to facilitate, among other things, the capitalization of Insight Indiana. Pursuant to these transactions:

     o We exchanged our Utah systems for systems owned by related parties of AT&T Broadband & Internet Services in Evansville and Jasper, Indiana;

     o We contributed to Insight Indiana the Evansville and Jasper systems exchanged for our Utah systems together with other systems that we owned and operated in Indiana and Kentucky, subject to debt, for which we received a 50% membership interest in Insight Indiana;

     o Several related parties of AT&T Broadband & Internet Services, including TCI of Indiana Holdings, LLC, collectively contributed to Insight Indiana systems that they owned and operated in Indiana, subject to debt, for which TCI of Indiana Holdings, LLC received a 50% membership interest in Insight Indiana;

     o Insight Indiana entered into the $550 million Insight Indiana credit facility;

     o The Insight debt and the TCI debt was repaid from funds drawn down from the Insight Indiana credit facility; and

     o Insight became the manager of Insight Indiana.

  DISTRIBUTIONS

     Insight Indiana is required to make distributions to us in an amount equal to an estimate of our tax liabilities and then make a pro rata distribution to TCI Holdings. Insight Indiana may make additional distributions only upon approval by us and TCI Holdings. Distributions in respect of the membership interests of Insight Indiana are restricted under the Insight Indiana credit facility. We are entitled to receive a management fee from Insight Indiana equal to 3% of the total gross operating revenues of Insight Indiana.

  MANAGEMENT OF INSIGHT INDIANA

     Under the terms of the operating agreement of Insight Indiana, the management of Insight Indiana is delegated to us. We may not resign as manager without the consent of TCI Holdings. If TCI Holdings consents to our resignation as manager, Insight Indiana will dissolve unless the members elect to continue the business of Insight Indiana and either TCI Holdings elects to become the new manager or, if TCI Holdings does not so elect, Insight and TCI Holdings agree to a successor manager. The operating agreement prohibits Insight Indiana from taking certain actions, including most significant dispositions of assets, without the consent of TCI Holdings and Insight, unless we reimburse TCI Holdings for any adverse tax consequences.

  TRANSFERS OF INTERESTS

     Neither we nor TCI Holdings may sell, pledge or otherwise transfer our respective membership interests in Insight Indiana unless such transfer is approved by the other member or such transfer is to a related party. Commencing on October 30, 2003, we and AT&T Broadband & Internet Services each have the right to commence a process in which we or AT&T Broadband & Internet Services would each have the right to redeem the other's 50% interest in Insight Indiana.

THE TRANSACTIONS TO ACQUIRE THE KENTUCKY SYSTEMS

     In April 1999, we entered into an agreement with Blackstone Capital, InterMedia Capital Management VI, LLC and a subsidiary (TCI ICM VI, Inc.) and related party (Leo J. Hindery, Jr.) of AT&T Broadband & Internet Services to purchase a combined 50% interest in InterMedia Capital Partners VI, L.P. for $335.0 million, including expenses, which was calculated based upon InterMedia's total outstanding debt plus accrued interest, which was $738.9 million as of March 31, 1999. The purchase price is subject to adjustment for certain events including an increase in the purchase price by 50% of certain capital expenditures incurred by InterMedia Capital Partners VI, L.P. between April 13, 1999 and completion of the Kentucky acquisition, which capital expenditures relate to rebuilds of the Kentucky systems' network capacity and the purchase of digital converters and related inventory. TCI Holdings will own the other 50% interest in the Kentucky systems. Pending completion of the Kentucky acquisition, InterMedia Capital Management VI, LLC will continue to manage InterMedia Capital Partners VI, L.P. The completion of the Kentucky acquisition is subject to several conditions including

     o receipt or waiver of all necessary material consents from third parties;

     o absence of any material adverse changes in the conditions, properties or business of the Kentucky systems; and

     o notification, approval and compliance with the requirements of appropriate governmental agencies, including, without limitation, approval of cable television franchise authorities. We anticipate that the acquisition will be completed during the second half of 1999.

There can be no assurance that the Kentucky acquisition will be completed on the terms described in this prospectus, or at all. This offering is not contingent or in any way dependent on the Kentucky acquisition.

     In April 1999, we also entered into an agreement with TCI Holdings to form a new limited partnership which will serve as a holding company for both Insight Indiana and the Kentucky systems. Insight and TCI Holdings would each have a 50% interest in this new entity. This reorganization is subject to the completion of the Kentucky acquisition and several other conditions set forth in the agreement, including the successful negotiation of a management agreement. We expect that the terms of the management agreement will be similar to the terms of our management agreement concerning the Indiana systems.

THE TRANSACTION WITH AT&T

     In December 1998, we entered into a letter of intent with AT&T to form a joint venture which would provide local or any-distance communication services, other than mobile wireless services, video entertainment services and high-speed Internet access services, to residential consumers and small business customers under the "AT&T" brand name over our cable network. The joint venture would have the exclusive right to use our cable network for such services and would have access to wholesale bulk long distance services and other network services from AT&T. AT&T would have majority representation on the Board of Directors of the joint venture, appoint all officers of the joint venture and manage the day-to-day operations of the joint venture. The joint venture would have a 15-year term with one five-year extension at AT&T's sole election.

     The following points summarize the material terms under the letter of intent:

     o we are required to invest between 35% and 49% in the joint venture;

     o we will receive payments based on number of homes passed upon receipt of certification;

     o we will be responsible to upgrade our plant to meet telephone certification requirements;

     o the joint venture will be responsible for all capital associated with customer premise equipment and operating expenses; and

     o we will receive a monthly operating payment for the license of our plant to the joint venture.

     Formation of the joint venture is subject to certain conditions precedent, including the successful negotiation of definitive agreements. We cannot predict if or when such conditions would be met or that the terms of the definitive agreements will be on the same terms described in this prospectus.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

CREDIT FACILITIES

     Financings of Insight, Insight Indiana and Insight Ohio are currently effected through three stand-alone credit facilities, each having a separate lending group. The credit facilities of Insight Indiana and Insight Ohio are non-recourse to us, and none of the three credit facilities has any cross-default provisions relating directly to each other. Each credit facility has different revolving credit and term periods and contains separately negotiated, specifically tailored covenants.

  INSIGHT CREDIT FACILITY


     On December 21, 1998, we entered into a restatement of the Insight credit facility with a group of banks and other financial institutions led by The Bank of New York. The Insight credit facility provides for revolving credit loans of up to $140 million, including a letter of credit subfacility of up to $5 million. Loans under the Insight credit facility may be used for working capital, capital expenditures and other general purposes, including acquisitions. The Insight credit facility matures in December 2005, with quarterly reductions in the amount of outstanding loans and commitments commencing in March 2000. Obligations under the Insight credit facility are secured by substantially all of our assets and our interests in our subsidiaries. Loans under the Insight credit facility bear interest, at our option, at an alternate base or Eurodollar rate, plus an additional margin tied to our ratio of total debt to adjusted annualized operating cash flow, in the case of alternate base rate loans ranging in increments from 1.25% when such ratio exceeds 6.5:1.0 and zero when such ratio is less than 4.5:1.0, and, in the case of Eurodollar loans, ranging in increments from 2.5% when such ratio exceeds 6.5:1.0 and 1.0% when such ratio is less than 3.5:1.0. After giving effect to this offering, a July 1, 1999 amendment to the Insight credit facility reduces the permitted ratio to 6.0:1.0.


     The Insight credit facility contains a number of covenants that, among other things, restricts our ability to make capital expenditures, acquire or dispose of assets, incur additional indebtedness, pay dividends or other distributions, create liens on assets, make investments, and engage in transactions with related parties. In addition, the Insight credit facility requires compliance with certain financial ratios, requires us to enter into interest rate protection agreements covering at least 40% of our total indebtedness and also contains customary events of default. To date, the proceeds of term and revolving credit borrowings under the Insight credit facility have been used for the introduction of new and enhanced products and services for our customers, strategic acquisitions and general corporate activities. As of March 31, 1999, there was approximately $124.1 million outstanding under the Insight credit facility.

  INSIGHT INDIANA CREDIT FACILITY

     On October 31, 1998, Insight Indiana entered into a senior credit facility with a group of banks and other financial institutions led by The Bank of New York. The Insight Indiana credit facility provides for term loans of $300 million and for revolving credit loans of up to $250 million, including a letter of credit subfacility of up to $25 million. Loans under the Insight Indiana credit facility may be used to finance acquisitions, capital expenditures and for working capital and general purposes. The Insight Indiana credit facility matures in December 2006, with quarterly reductions in the amount of outstanding loans and commitments commencing in March 2001. Obligations under the Insight Indiana credit facility are secured by the membership interests of Insight Indiana owned by us and TCI Holdings and any amounts payable by Insight Indiana to us and TCI Holdings. Loans under the Insight Indiana credit facility bear interest, at Insight Indiana's option, at an alternate base or Eurodollar rate, plus an additional margin tied to Insight Indiana's ratio of total debt to adjusted annualized operating cash flow, in the case of alternate base loans ranging in increments from 0.75% when such ratio equals or exceeds 6.0:1.0 and zero when such ratio is less than 5.0:1.0, and, in the case of Eurodollar loans, ranging in increments from 2.0% when such ratio equals or exceeds 6.0:1.0 and 0.75% when such ratio is less than 3.5:1.0.

     The Insight Indiana credit facility contains a number of covenants that, among other things, restricts the ability of Insight Indiana to make capital expenditures, acquire or dispose of assets, incur additional indebtedness, pay dividends or other distributions, create liens on assets, make investments, and engage in transactions with related parties. In addition, the Insight Indiana credit facility requires compliance with certain financial ratios, requires Insight Indiana to enter into interest rate protection agreements covering at least 40% of its total indebtedness and also contains customary events of default. To date, the proceeds of term and revolving credit borrowings under the Insight Indiana credit facility have been used primarily to repay indebtedness secured by or relating to the cable system assets transferred to Insight Indiana by Insight and TCI and for general corporate activities. As of March 31, 1999, there was approximately $466.0 million outstanding under the Insight Indiana credit facility.

  INSIGHT OHIO CREDIT FACILITY

     On October 7, 1998, Insight Ohio entered into a senior credit facility with a group of banks and other financial institutions led by Canadian Imperial Bank of Commerce. The Insight Ohio credit facility provides for revolving credit loans of $25.0 million to finance capital expenditures and for working capital and general purposes, including the rebuild of the Columbus system's network and for the introduction of new video services. The Insight Ohio credit facility has a six-year maturity, with quarterly reductions to the amount of the commitment commencing on March 31, 2002. The obligations under the Insight Ohio credit facility are secured by substantially all of the assets of Insight Ohio. Loans under the Insight Ohio credit facility bear interest, at Insight Ohio's option, at the prime or Eurodollar rate, plus an additional margin tied to Insight Ohio's ratio of total debt to adjusted annualized operating cash flow, in the case of prime rate loans, 0.75% or, if under a 5.0:1.0 ratio, 0.25%; and in the case of Eurodollar loans, 2.0% or, if under a 5.0:1.0 ratio, 1.5%.

     The Insight Ohio credit facility contains a number of covenants that, among other things, restricts the ability of Insight Ohio to make capital expenditures, acquire or dispose of assets, incur additional indebtedness, pay dividends or other distributions, create liens on assets, make investments, and engage in transactions with related parties. In addition, the Insight Ohio credit facility requires compliance with certain financial ratios, and also contains customary events of default. As of March 31, 1999, there was no debt outstanding under the Insight Ohio credit facility.

KENTUCKY CREDIT FACILITIES

     On April 30, 1998, InterMedia Partners VI, L.P., a subsidiary of InterMedia Capital Partners VI, L.P., entered into a senior credit facility with a group of banks and other financial institutions led by Toronto Dominion (Texas), Inc., as amended on March 23, 1999. This senior credit facility provides for two term loans of $100.0 million and $250.0 million and for revolving credit loans of up to $325.0 million, including up to $5.0 million of immediately available funds. Loans under the $675.0 million Kentucky credit facility may be used to refinance debt, finance acquisitions, capital expenditures and for working capital and general corporate purposes as permitted by the agreement. The term loans mature in September and December 2007 and the revolving credit loans mature in October 2006, with quarterly reductions in the amount of outstanding revolving credit loans and commitments commencing in June 2001. Obligations under the $675.0 million Kentucky credit facility are secured by all of the partnership interests of InterMedia Partners VI, L.P. and any intercompany notes made in favor of InterMedia Partners VI, L.P. Revolving loans under the $675.0 million Kentucky credit facility bear interest, at InterMedia Partners VI, L.P.'s option, at an alternate base or Eurodollar rate, plus an additional margin tied to InterMedia Partners VI, L.P.'s ratio of total debt to annualized cash flow, in the case of alternate base revolving loans ranging from 0.875% when such ratio exceeds 6.5:1.0 and zero when such ratio is less than or equal to 5.0:1.0, and, in the case of Eurodollar revolving loans, ranging from 1.875% when such ratio exceeds 6.5:1.0 and 0.500% when such ratio is less than or equal to 4.0:1.0. The term loans under the $675.0 million Kentucky credit facility also bear interest, at InterMedia Partners VI, L.P.'s option, at an alternate base or Eurodollar rate, plus an additional margin tied to InterMedia Partners VI, L.P.'s ratio.

     The $675.0 million Kentucky credit facility contains a number of covenants that, among other things, restrict the ability of InterMedia Partners VI, L.P. to make capital expenditures, acquire or dispose of assets, incur additional indebtedness, pay dividends or other distributions, create liens on assets, make investments, and engage in transactions with related parties. In addition, the $675.0 million Kentucky credit facility requires compliance with certain financial ratios, requiring InterMedia Partners VI, L.P. to enter into interest rate protection agreements covering at least 50% of its total indebtedness and also contains customary events of default. As of March 31, 1999, there was approximately $555.0 million outstanding under the $675.0 million Kentucky credit facility.

     On April 30, 1998, InterMedia Partners Group VI, L.P., a subsidiary of InterMedia Capital Partners VI, L.P., entered into a credit facility with a group of banks and other financial institutions led by Toronto

Dominion (Texas), Inc., as amended on March 23, 1999. This credit facility provides for a subordinated term loan of $125.0 million. Loans under the $125.0 million Kentucky credit facility may be used to refinance debt and to make contributions to subsidiaries. The term loan matures in April 2008, with quarterly installments payable commencing in June 2001. Obligations under the $125.0 million Kentucky credit facility are secured by all of the partnership interests of InterMedia Partners VI, L.P. and InterMedia Partners Group VI, L.P. and any intercompany notes made in favor of InterMedia Partners Group VI, L.P. The term loan bears interest, at InterMedia Partners Group VI, L.P.'s option, at an alternate base or at an Eurodollar rate, plus in the case of Eurodollar term loans an additional margin of 2.75%.

     The $125.0 million Kentucky credit facility contains a number of covenants that, among other things, restrict the ability of InterMedia Partners Group VI, L.P. to make capital expenditures, acquire or dispose of assets, incur additional indebtedness, pay dividends or other distributions, create liens on assets, make investments, and engage in transactions with affiliates. In addition, the $125.0 million Kentucky credit facility requires compliance with certain financial ratios, requires InterMedia Partners Group VI, L.P. to enter into interest rate protection agreements covering at least 50% of its total indebtedness and also contains customary events of default. As of March 31, 1999, there was approximately $125.0 million outstanding under the $125.0 million Kentucky credit facility.

     Subsidiaries of AT&T Broadband & Internet Services have agreed to advance InterMedia Partners VI, L.P. and InterMedia Partners Group VI up to
$489.5 million under certain events, including InterMedia Partners VI, L.P. and InterMedia Partners Group VI, L.P. being unable to make payments under the $675.0 million Kentucky credit facility and the $125.0 million Kentucky credit facility.

     On April 30, 1998, InterMedia Partners Group VI, L.P. entered into another credit facility with a group of banks and other financial institutions led by Toronto Dominion (Texas), Inc., as amended on March 23, 1999 and May 14, 1999. This credit facility provides for a subordinated term loan of $60 million. Loans under the $60.0 million Kentucky credit facility may be used to refinance debt and to make contributions to subsidiaries. The term loan matures on January 1, 2000. The term loans under the $60.0 million Kentucky credit facility bear interest, at InterMedia Partners Group VI, L.P.'s option, at an alternate base or at an Eurodollar rate, plus in the case of Eurodollar term loans an additional margin of 0.50% through September 30, 1999 and 0.625% after that date. As of March 31, 1999, there was approximately $53.0 million outstanding under the $60.0 million Kentucky credit facility.

COLUMBUS NOTES

     In connection with the contribution of the Columbus system to Insight Ohio, Coaxial Communications and Phoenix issued $140.0 million aggregate principal amount of their 10% senior notes due 2006, and Coaxial LLC and Coaxial Financing Corp. issued approximately $55.9 million aggregate principal amount at maturity of their 12 7/8% senior discount notes due 2008. Each series of notes is conditionally guaranteed on a senior unsecured basis by Insight Ohio. Such guarantees will only become effective to the extent and at the time the holders of the notes are unable to realize proceeds from the enforcement of the mandatory redemption provisions of the preferred interests discussed below.

     Interest on the senior notes is payable semi-annually on each February 15 and August 15. Cash interest on the senior discount notes will not begin to accrue until August 15, 2003, and thereafter will be payable semi-annually on each February 15 and August 15. Insight Ohio has outstanding the series A preferred interests and the series B preferred interests with liquidation preferences equal in amount to the principal or accreted amounts of the notes and providing for distributions in amounts equal to the interest payments on the notes. The series A preferred interests relating to the senior notes have priority over the series B preferred interests relating to the senior discount notes with respect to both distributions and redemptions. Furthermore, the conditional guarantee of the senior discount notes is subordinated to the prior payment in full of all obligations with respect to the conditional guarantee of the senior notes. The Indentures impose restrictions on the ability of the issuers of the Notes and Insight Ohio to, among other things, make capital expenditures, acquire or dispose of assets, incur additional indebtedness, pay dividends or other distributions, create liens on assets, make investments, and engage in transactions with related parties. The issuers of the notes are prohibited from conducting any business activities.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     Our authorized capitalization consists of 300,000,000 shares of Class A common stock, par value $.01 per share, 100,000,000 shares of Class B common stock, par value $.01 per share, and 100,000,000 shares of preferred stock, par value $.01 per share.

     Concurrently with the completion of this offering, the holders of the general and limited partnership interests of Insight Communications Company, L.P. will exchange all of their partnership interests for Class A and Class B common stock in accordance with a formula based on the value ascribed to Insight Communications Company, L.P.'s equity as a result of this offering. As a result of the exchange, Insight Communications Company, L.P. will become a wholly-owned subsidiary of Insight. Our assets and liabilities will remain with Insight Communications Company, L.P. and our business operations will continue to be conducted through Insight Communications Company, L.P.


     Upon completion of the exchange of partnership interests for common stock and without giving effect for this offering, 22,923,637 shares of Class A common stock will be outstanding, and 10,009,594 shares of Class B common stock will be outstanding. No shares of preferred stock will be outstanding.


COMMON STOCK


     The rights of the holders of Class A and Class B common stock are substantially identical in all respects, except for their voting rights. Only members of our management and certain permitted transferees, as defined in our certificate of incorporation, may hold Class B common stock. Our agreement with Vestar further restricts eligible holders of Class B common stock. The Vestar agreement terminates at such time as Vestar's shares constitute less than 10% of the shares they held upon closing of this offering. Under our agreement with Vestar, we have agreed to issue additional shares of Class B common stock only to senior executives under an option plan, provided that the maximum number of shares that may be issued does not exceed 6% of the fully-diluted outstanding common stock and that the exercise price at the options are at fair market value. There is no limitation on who may hold Class A common stock. Holders of Class A common stock are entitled to one vote per share. Holders of Class B common stock are entitled to ten votes per share. Holders of all classes of common stock entitled to vote will vote together as a single class on all matters presented to the stockholders for their vote or approval, except as otherwise required by the Delaware General Corporation Law. Under Delaware law, the holders of each class of common stock are entitled to vote as a separate class with respect to any amendment to our certificate of incorporation that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of such class, or modify or change the powers, preferences or special rights of the shares of such class so as to affect such class adversely. Our certificate of incorporation does not provide for cumulative voting for the election of our directors, with the result that stockholders owning or controlling more than 50% of the total votes cast for the election of directors can elect all of the directors. See "Risk Factors--Members of management, as major stockholders, possess unequal voting rights resulting in the ability to control all major corporate decisions, and other shareholders may be unable to influence these corporate decisions."


     Subject to the dividend rights of holders of preferred stock, holders of both classes of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available for this purpose. In the event of our liquidation, dissolution or winding up, the holders of both classes of common stock are entitled to receive on a pro rata basis any assets remaining available for distribution after payment of our liabilities and after provision has been made for payment of liquidation preferences to all holders of preferred stock. Holders of Class A and Class B common stock have no conversion or redemption provisions or preemptive or other subscription rights, except that in the event any shares of Class B common stock held by a member of the management group are transferred outside the management group, such shares will be converted automatically into shares of Class A common stock on a one-for-one basis.

PREFERRED STOCK

     Our certificate of incorporation authorizes us to issue 100,000,000 shares of "blank check" preferred stock having rights senior to our common stock. Our Board of Directors is authorized, without further stockholder approval, to issue preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, redemption terms and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series.

     The issuance of preferred stock may have the effect of delaying or preventing a change of control of Insight. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the voting power or other rights of the holders of Class A and Class B common stock. We currently have no plans to issue any shares of preferred stock.

LIMITATION OF LIABILITY

     As permitted by Delaware law, our certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     o for any breach of the director's duty of loyalty to us or our stockholders;

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     o under Section 174 of the Delaware General Corporation Law, relating to unlawful payment of dividends or unlawful stock purchases or redemption of stock; or

     o for any transaction from which the director derives an improper personal benefit.

As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

     Our certificate of incorporation and by-laws provide for the indemnification of our directors and officers, and, to the extent authorized by the Board of Directors in its sole and absolute discretion, employees and agents, to the fullest extent authorized by, and subject to the conditions set forth in Delaware law, except that we will indemnify a director or officer in connection with a proceeding or part thereof, initiated by such person, only if the proceeding or part thereof was authorized by our Board of Directors. The indemnification provided under the certificate of incorporation and by-laws includes the right to be paid the expenses, including attorneys's fees, in advance of any proceeding for which indemnification may be had, provided that the payment of these expenses, including attorneys' fees, incurred by a director, officer, employee or agent in advance of the final disposition of a proceeding may be made only upon delivery to us of an undertaking by or on behalf of the director, officer, employee or agent to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified.

     Under the by-laws, we have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors, officers, employees or agents, against any liability asserted against the person or incurred by the person in any such capacity, or arising out of the person's status as such, and related expenses, whether or not we would have the power to indemnify the person against such liability under the provisions of Delaware law. We currently have no plans to purchase director and officer liability insurance on behalf of our directors and officers.

DELAWARE ANTI-TAKEOVER LAW

     We will be subject to the provisions of Section 203 of Delaware law.
Section 203 prohibits publicly held Delaware corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

     o prior to the business combination our Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

     o upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, such stockholder owned at least 85% of our outstanding voting stock at the time such transaction commenced, excluding for such purposes shares owned (i) by our officers and directors and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

     o at or subsequent to such time the business combination is approved by our Board of Directors and authorized at an annual or special meeting of our stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of our outstanding voting stock which is not owned by the interested stockholder.

     A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock. These provisions could have the effect of delaying, deferring or preventing a change of control of Insight or reducing the price that certain investors might be willing to pay in the future for shares of our Class A common stock.

TRANSFER AGENT

     The transfer agent for our Class A common stock will be The Bank of New York, a New York banking corporation.

                        SHARES ELIGIBLE FOR FUTURE SALE

GENERAL


     Upon the completion of this offering, we will have 53,433,231 shares of common stock issued and outstanding. All outstanding shares of common stock other than those issued in this offering will be "restricted securities" as that term is defined in Rule 144 and are also subject to certain restrictions on disposition. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. Sales of restricted securities in the public market, or the availability of such shares for sale, could have an adverse effect on the price of the Class A common stock. See "Dilution."


REGISTRATION RIGHTS

     We and Vestar have entered into a registration rights agreement, pursuant to which we have granted to Vestar various demand rights to cause us to file a registration statement under the Securities Act covering resales of all shares of common stock held by Vestar, and to cause such registration statement to become effective. The registration rights agreement also grants "piggyback" registration rights permitting Vestar to include its registrable securities in a registration of securities by us. We are obligated to pay the expenses of such registrations.

RULE 144

     In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who has beneficially owned shares of our Class A common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:


     o 1% of the number of shares of Class A common stock then outstanding, which will equal 43,423,637 shares immediately after this offering; and


     o the average weekly trading volume of the common stock on The Nasdaq Stock Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

     Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about Insight.

RULE 144(K)

     Under Rule 144(k), a person who is not deemed to have been one of our "affiliates" at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an "affiliate," is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. Therefore, unless otherwise restricted, "144(k) shares" may be sold immediately upon the completion of this offering. The sale of such shares, or the perception that sales will be made, could adversely effect the price of our Class A common stock after the offering because a greater supply of shares would be, or would be perceived to be, available for sale in the public market.

FURTHER RESTRICTIONS ON TRANSFER FOR CERTAIN PERSONS


     We, as well as our officers, our directors, persons receiving our shares in exchange for their partnership interests in Insight Communications Company, L.P. and our employees who purchase in excess of 100 shares in this offering, have agreed that, for a period of 180 days from the date of this prospectus, they will not, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, do either of the following:


     o offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or

     o enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of the common stock.

Either of the foregoing transaction restrictions will apply regardless of whether a covered transaction is to be settled by the delivery of common stock or such other securities, in cash or otherwise. In addition, during such period, we have agreed not to file any registration statement with respect to, and each of our executive officers and directors has agreed not to make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any securities convertible into or exercisable for common stock without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. See "Underwriters."

                                  UNDERWRITERS


     Subject to the terms and conditions contained in an underwriting agreement,
dated                , 1999, the underwriters named below, who are represented
by Donaldson, Lufkin & Jenrette Securities Corporation, Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Deutsche Bank Securities Inc. and DLJdirect Inc. have severally agreed to purchase from us the number of shares set forth opposite their names below:



UNDERWRITERS                                                                   NUMBER OF SHARES
----------------------------------------------------------------------------   ----------------
Donaldson, Lufkin & Jenrette Securities Corporation.........................
Morgan Stanley & Co. Incorporated...........................................
CIBC World Markets Corp.....................................................
Deutsche Bank Securities Inc................................................
DLJdirect Inc...............................................................

                                                                                  ----------
Total.......................................................................      20,500,000
                                                                                  ----------
                                                                                  ----------


     The underwriting agreement provides that the obligations of the several underwriters to purchase and accept delivery of the shares included in this offering are subject to approval of certain legal matters by their counsel and to certain other conditions including the effectiveness of the registration statement, the continuing correctness of our representations, the receipt of a "comfort letter" from our accountants, the listing of the Class A common stock on the NMS and no occurrence of an event that would have a material adverse effect on us. The underwriters are obligated to purchase and accept delivery of all the shares, other than those covered by the over-allotment option described below, if they purchase any of the shares.


     The underwriters propose initially to offer some of the shares directly to the public at the public offering price set forth on the cover page of this prospectus and some of the shares to certain dealers at the public offering
price less a concession not in excess of $     per share. The underwriters may
allow, and such dealers may re-allow, a concession not in excess of $     per
share on sales to certain other dealers. After the initial offering of the shares to the public, the representatives may change the public offering price and such concessions. The underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority. An electronic prospectus is available on the website maintained by DLJdirect Inc.


     The following table shows the underwriting fees to be paid to the underwriters by us in connection with this offering. The amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares of Class A common stock.

                                                                  NO EXERCISE    FULL EXERCISE
                                                                  -----------    -------------
Per share......................................................   $               $
Total..........................................................   $               $

     We have granted to the underwriters an option, exercisable for 30 days from the date of the underwriting agreement, to purchase up to 3,075,000 additional shares at the public offering price less the underwriting fees. The underwriters may exercise such option solely to cover over-allotments, if any, made in connection with this offering. To the extent that the underwriters exercise such option, each underwriter will become obligated, subject to certain conditions, to purchase a number of additional shares approximately proportionate to such underwriter's initial purchase commitment.

     We estimate our expenses relating to the offering to be $            .

     We and the underwriters have agreed to indemnify each other against certain civil liabilities, including liabilities under the Securities Act.


     We, as well as our officers, our directors, persons receiving our shares in exchange for their partnership interests in Insight Communications Company, L.P. and our employees who purchase in excess of 100 shares in this offering, have agreed that, for a period of 180 days from the date of this prospectus, they will not, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation do either of the following:


     o offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or

     o enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any common stock.

Either of the foregoing transaction restrictions will apply regardless of whether a covered transaction is to be settled by the delivery of common stock or such other securities, in cash or otherwise. In addition, during such period, we have agreed not to file any registration statement with respect to, and each of our executive officers and directors has agreed not to make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any securities convertible into or exercisable for common stock without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation.

     At our request, the underwriters have reserved up to five percent of the shares offered hereby for sale at the initial public offering price to certain of our employees, members of their immediate families and other individuals who are our business associates. The number of shares of Class A common stock available for sale to the general public will be reduced to the extent these individuals purchase such reserved shares. Any reserved shares not purchased will be offered by the underwriters to the general public on the same basis as the other shares offered hereby.


     Application will be made to list the Class A common stock on the NMS under the symbol "ICCI." In order to meet the requirements for listing the Class A common stock on the NMS, the underwriters have undertaken to sell lots of 100 or more shares to a minimum of 400 beneficial owners.


     Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the shares of Class A common stock included in this offering in any jurisdiction where action for that purpose is required. The shares included in this offering may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisement in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of such jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of Class A common stock and the distribution of this prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy any shares of Class A common stock included in this offering in any jurisdiction where that would not be permitted or legal.


     DLJ Fund Investment Partners, L.P., an affiliate of Donaldson, Lufkin & Jenrette Securities Corporation, is a limited partner of Vestar Capital Partners III, L.P.


     CIBC World Markets Corp. or affiliates of CIBC World Markets have provided and may in the future provide investment banking or other financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and are expected to receive customary fees and expenses. The Insight Ohio credit facility was provided by a group of banks led by Canadian Imperial Bank of Commerce, an affiliate of CIBC World Markets Corp. CIBC World Markets was the initial purchaser of the senior notes and the senior discount notes issued in connection with the acquisition of the Columbus system. See "Description of Recent Transactions" and "Description of Certain Indebtedness."

     We have received a commitment from DLJ Bridge Finance, Inc., an affiliate of Donaldson, Lufkin & Jenrette Securities Corporation, that if this offering is not completed prior to the completion of the Kentucky acquisition, financing for the Kentucky acquisition will be provided by a group of banks led by DLJ Bridge Finance. In consideration for this commitment, we paid DLJ Bridge Finance a commitment fee of $3,500,000 and agreed to pay it an additional fee if the financing is drawn on.

     Any underwriters who own indebtedness under the Insight credit facility will receive their proportionate share of the repayment of the credit facility with the proceeds from the sale of the common stock. Because potentially more than 10% of the proceeds from this offering, not including underwriting compensation, may be received by such underwriters, as lenders under the Insight credit facility, this offering is being conducted in accordance with Rule 2710(c)(8) of the Conduct Rules of the National Association of Securities Dealers, which requires that the initial public offering price be no higher than that recommended by a "qualified independent underwriter." In accordance with this requirement, Donaldson, Lufkin & Jenrette Securities Corporation has assumed the responsibilities of acting as a qualified independent underwriter and recommended an initial public offering price in compliance with the requirements of Rule 2720 of the Conduct Rules of the NASD. In connection with this offering, Donaldson, Lufkin & Jenrette Securities Corporation has performed due diligence investigations and reviewed and participated in the preparation of this prospectus and the registration statement of which this prospectus forms a part. As compensation for the services of Donaldson, Lufkin & Jenrette Securities Corporation as a qualified independent underwriter, Insight has agreed to pay Donaldson, Lufkin & Jenrette Securities Corporation $5,000.

STABILIZATION

     In connection with this offering, certain underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A common stock. Specifically, the underwriters may overallot this offering, creating a syndicate short position. In addition, the underwriters may bid for and purchase shares of Class A common stock in the open market to cover syndicate short positions or to stabilize the price of the Class A common stock. In addition, the underwriting syndicate may reclaim selling concessions from syndicate members and selected dealers if they repurchase previously distributed Class A common stock in syndicate covering transactions, in stabilizing transactions or otherwise. These activities may stabilize or maintain the market price of the Class A common stock above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

PRICING OF THIS OFFERING

     Prior to the offering, there has been no established market for the Class A common stock. The initial public offering price for the shares of Class A common stock offered by this prospectus will be determined by negotiation among Insight and the representatives of the underwriters. The factors to be considered in determining the initial public offering price include:

     o The history of and the prospects for the industry in which we compete;

     o Our past and present operations;

     o Our historical results of operations;

     o Our prospects for future earnings;

     o The recent market prices of securities of generally comparable companies; and

     o General conditions of the securities market at the time of this offering.

                                 LEGAL MATTERS

     The validity of the shares of Class A common stock offered hereby will be passed upon for Insight by Cooperman Levitt Winikoff Lester & Newman, P.C., New York, New York. Latham & Watkins, New York, New York, has acted as counsel for the underwriters in connection with this offering. Members and related parties of Cooperman Levitt Winikoff Lester & Newman, P.C. will own in the aggregate 178,463 shares of Class A common stock upon the closing of the offering.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements at December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, and the financial statements of Insight Communications of Central Ohio, LLC at December 31, 1998 and for the year then ended, as set forth in their reports. We have included our financial statements and the financial statements of Insight Communications of Central Ohio, LLC in this prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

     The combined financial statements of TCI Insight Systems as of October 31, 1998 and December 31, 1997 and for the ten-month period ended October 31, 1998 and for each of the years in the two-year period ended December 31, 1997 have been included herein and in this prospectus in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The combined financial statements of TCI IPVI Systems as of April 30, 1998 and December 31, 1997 and for the four-month period ended April 30, 1998 and for each of the years in the two-year period ended December 31, 1997 have been included herein and in this prospectus in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of InterMedia Capital Partners VI, L.P., as of December 31, 1998 and for the period April 30, 1998 (commencement of operations) to December 31, 1998 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Central Ohio Cable System Operating Unit as of December 31, 1997 and for the two years then ended, included in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             AVAILABLE INFORMATION

     Insight has filed with the SEC a registration statement on Form S-1, including all amendments, exhibits, schedules and supplements thereto, under the Securities Act and the rules and regulations thereunder, for the registration of the Class A common stock offered hereby. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by the rules and regulations of the SEC. For further information with respect to Insight and the Class A common stock offered hereby, reference is made to the registration statement and the exhibits filed with the registration statement. The registration statement and any other document we file with the SEC can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The public may obtain information regarding the Washington, D.C. Public Reference Room by calling SEC at 1-800-SEC-0330. In addition, the registration statement is publicly available through the SEC's site on the Internet's World Wide Web, located at: http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.


     We intend to furnish to each of our stockholders annual reports containing audited financial statements. We will also furnish to each of our stockholders such other reports, including proxy statements, as may be required by law.

                                    GLOSSARY

     The following is a description of certain terms used in this Prospectus:

Addressability........................  Addressable technology enables the cable television operator to electronically control from its central facilities the cable television services delivered to the customer. This technology facilitates pay-per-
                                        view services, reduces service theft, and provides a cost-effective method to upgrade and downgrade programming services to customers.

Amplifier cascades....................  The operation of two or more amplifiers in series so that the output of one device feeds the input of the next device.

Bandwidth.............................  Bandwidth measures the information-carrying capacity of a communication channel and indicates the range of usable frequencies that can be carried by a cable television system.

Basic customer........................  A customer to a cable television system who receives the Basic Service
                                        Tier and who is usually charged a flat monthly rate for a number of channels.

Basic penetration.....................  Basic customers as a percentage of total number of homes passed.

Basic service tier....................  A package of over-the-air broadcast stations, local access channels and certain satellite-delivered cable television services (other than premium services).

Broadband.............................  The ability to deliver multiple channels and/or services to customers.

Cable modem...........................  A device similar to a telephone modem that sends and receives signals over a cable television network at speeds up to 100 times the capacity of a typical telephone modem.

Channel capacity......................  The number of traditional video programming channels that can be carried over a communications system.

Clustering............................  A general term used to describe the strategy of operating cable television systems in a specific geographic region, thus allowing for the achievement of economies of scale and operating efficiencies in such areas as system management, marketing and technical functions.

Converter.............................  An electronic device that permits tuning of a cable television signal to permit reception by customer television sets and VCRs and provides a means of access control for cable television programming.

Density...............................  A general term used to describe the number of homes passed per mile of network.

Digital video.........................  A distribution technology where video content is delivered in digital format.

Direct broadcast satellite television   A service by which packages of television programming are transmitted via system..............................  high-powered satellites to individual homes, each served by a small satellite dish.

Fiber optic cable.....................  A cable made of glass fibers through which signals are transmitted as pulses of light to the distribution portion of the cable television system which in turn goes to the customer's home. Capacity for a very large number of channels can be more easily provided.

Fiber optic trunk system..............  The use of fiber optic cable from the headend to the distribution portion of the cable television system.

Headend...............................  A collection of hardware, typically including earth stations, satellite receivers, towers, off-air antennae, modulators, amplifiers, and video cassette playback machines within which signals are processed and then combined for distribution within the cable television network. Equipment to process signals from the customer's home also are contained at the headend.

Homes passed..........................  The number of single residence homes, apartments and condominium units passed by the cable distribution network in a cable system's service area.

MSO...................................  A term used to describe cable television companies that are multiple system operators.

Multiplexing..........................  Additional screens of premium channels, such as HBO and Showtime, which cable operators provide for no additional fees, provided the customer subscribes to the primary premium channel.

Multipoint multichannel distribution    A one-way radio transmission of television channels over microwave system..............................  frequencies from a fixed station transmitting to multiple receiving facilities located at fixed points.

Must carry............................  The provisions of the 1992 Cable Act that require cable television operators to carry local commercial and noncommercial television broadcast stations on their systems.

Near video-on-demand..................  A pay-per-view service that allows customers to select and order a movie of their choice from a selection of movies being broadcast on several dedicated channels. Each movie is broadcast on multiple channels to offer the customer several start times for the same movie and the customer joins the movie in progress when it is purchased.

Network...............................  The distribution network element of a cable television system consisting of coaxial and fiber optic cable leaving the headend on power or telephone company poles or buried underground.

Node..................................  The interface between the fiber optic and coaxial distribution network.

Outage................................  The loss of service due to a failure in the distribution network.

Overbuild.............................  The construction of a second cable television system in a franchise area in which such a system had previously been constructed.

Pay-per-view..........................  Programming offered by a cable television operator on a per-program basis which a customer selects and for which a customer pays a separate fee.

Premium penetration...................  Premium service units as a percentage of the total number of basic service subscribers. A customer may purchase more than one premium service, each of which is counted as a separate premium service unit. This ratio may be greater than 100% if the average customer subscribes to more than one premium service unit.

Premium service.......................  Individual cable programming service available only for monthly subscriptions on a per-channel basis.

Premium units.........................  The number of subscriptions to premium services, which are paid for on an individual basis.

Rebuild...............................  The replacement or upgrade of an existing cable system, usually undertaken to improve its technological performance and/or to expand the system's channel capacity in order to provide more services.

Satellite master antenna television
  system..............................  A video programming delivery system to multiple dwelling units.

Telephone modem.......................  A device either inserted in a computer or attached externally that encodes
                                        (modulates) or decodes (demodulates) an analog telephone signal to a data format that the computer can process.

Telephony.............................  The provision of telephone service.

Tiers.................................  Varying levels of cable services consisting of differing combinations of several over-the-air broadcast and satellite delivered cable television programming services.

Video-on-demand.......................  A pay-per-view service that allows customers to select and order a movie of their choice from a large film library. The movie will play in its entirety as soon as it is ordered.

                      [This page intentionally left blank]

                         INDEX TO FINANCIAL STATEMENTS


                                                                                                              PAGE
                                                                                                              ----
INSIGHT COMMUNICATIONS COMPANY, L.P.
  Report of Independent Auditors--Ernst & Young LLP........................................................    F-3
  Insight Communications Company, L.P. Consolidated Balance Sheets at December 31, 1997 and 1998...........    F-4
  Insight Communications Company, L.P. Consolidated Statements of Operations for the years ended
     December 31, 1996, 1997, and 1998.....................................................................    F-5
  Insight Communications Company, L.P. Consolidated Statements of Changes in Partners' Deficiency for the
     years ended December 31, 1996, 1997, and 1998.........................................................    F-6
  Insight Communications Company, L.P. Consolidated Statements of Cash Flows for the years ended
     December 31, 1996, 1997, and 1998.....................................................................    F-7
  Insight Communications Company, L.P Notes to Consolidated Financial Statements...........................    F-8

INSIGHT COMMUNICATIONS COMPANY, L.P.
  Insight Communications Company, L.P. Condensed Consolidated Balance Sheet at March 31, 1999..............   F-20
  Insight Communications Company, L.P. Condensed Consolidated Statements of Operations for the three months
     ended March 31, 1998 and 1999.........................................................................   F-21
  Insight Communications Company, L.P. Condensed Consolidated Statements of Cash Flows for the three months
     ended March 31, 1998 and 1999.........................................................................   F-22
  Insight Communications Company, L.P. Notes to Condensed Consolidated Financial Statements................   F-23

INTERMEDIA CAPITAL PARTNERS, VI, L.P.
  Report of Independent Accountants--PricewaterhouseCoopers LLP............................................   F-25
  InterMedia Capital Partners VI, L.P. Consolidated Balance Sheet at December 31, 1998.....................   F-26
  InterMedia Capital Partners VI, L.P. Consolidated Statement of Operations for the period April 30, 1998
     (commencement of operations) to December 31, 1998.....................................................   F-27
  InterMedia Capital Partners VI, L.P. Consolidated Statement of Changes in Partners' Capital for the
     period April 30, 1998 (commencement of operations) to December 31, 1998...............................   F-28
  InterMedia Capital Partners VI, L.P. Consolidated Statement of Cash Flows for the period April 30, 1998
     (commencement of operations) to December 31, 1998.....................................................   F-29
  InterMedia Capital Partners VI, L.P. Notes to Consolidated Financial Statements..........................   F-30

INTERMEDIA CAPITAL PARTNERS, VI, L.P.
  InterMedia Capital Partners VI, L.P. Consolidated Balance Sheet at December 31, 1998 and March 31,
     1999..................................................................................................   F-40
  InterMedia Capital Partners VI, L.P. Consolidated Statement of Operations for the three months ended
     March 31, 1999........................................................................................   F-41
  InterMedia Capital Partners VI, L.P. Consolidated Statement of Changes in Partners' Capital at March 31,
     1999..................................................................................................   F-42
  InterMedia Capital Partners VI, L.P. Consolidated Statement of Cash Flows for the three months ended
     March 31, 1999........................................................................................   F-43
  InterMedia Capital Partners VI, L.P. Notes to Condensed Consolidated Financial Statements................   F-44

TCI IPVI
  Report of Independent Auditors--KPMG LLP.................................................................   F-51
  TCI IPVI Combined Balance Sheets at December 31, 1997 and April 30, 1998.................................   F-52
  TCI IPVI Combined Statements of Operations and Parent's Investment for each of the years in the two-year
     period ended December 31, 1997 and for the four month period ended April 30, 1998.....................   F-53
  TCI IPVI Combined Statements of Cash Flows for each of the years in the two-year period ended
     December 31, 1997 and for the four month period ended April 30, 1998..................................   F-54
  TCI IPVI Notes to Combined Financial Statements..........................................................   F-55

                                                                                                              PAGE
                                                                                                              ----
TCI IPVI
  TCI IPVI Combined Statement of Operations and Parent's Investment for the three month period ended
     March 31, 1998........................................................................................   F-62
  TCI IPVI Combined Statement of Cash Flows for the three month period ended March 31, 1998................   F-63
  TCI IPVI Notes to Combined Financial Statements..........................................................   F-64

TCI INSIGHT SYSTEMS
  Report of Independent Auditors--KPMG LLP.................................................................   F-68
  TCI Insight Systems Combined Balance Sheets as of October 31, 1998 and December 31, 1997.................   F-69
  TCI Insight Systems Combined Statements of Operations and Parent's Investment for the ten month period
     ended October 31, 1998, and the years ended December 31, 1997 and 1996................................   F-70
  TCI Insight Systems Combined Statements of Cash Flows for the ten month period ended October 31, 1998,
     and the years ended December 31, 1997 and 1996........................................................   F-71
  TCI Insight Systems Notes to Combined Financial Statements...............................................   F-72

INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC
  Report of Independent Auditors--Ernst & Young LLP........................................................   F-78
  Insight Communications of Central Ohio, LLC Balance Sheet at December 31, 1998...........................   F-79
  Insight Communications of Central Ohio, LLC Statement of Operations and Changes in Members' Deficit for
     the year ended December 31, 1998......................................................................   F-80
  Insight Communications of Central Ohio, LLC Statement of Cash Flows for the year ended December 31,
     1998..................................................................................................   F-81
  Insight Communications of Central Ohio, LLC Notes to Financial Statements................................   F-82

INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC
  Insight Communications of Central Ohio, LLC Condensed Balance Sheet at March 31, 1999....................   F-87
  Insight Communications of Central Ohio, LLC Condensed Statement of Operations for the three months ended
     March 31, 1999........................................................................................   F-88
  Insight Communications of Central Ohio, LLC Condensed Statement of Cash Flows for the three months ended
     March 31, 1999........................................................................................   F-89
  Insight Communications of Central Ohio, LLC Notes to Financial Statements................................   F-90

CENTRAL OHIO CABLE OPERATING UNIT
  Report of Independent Public Accountants--Arthur Andersen LLP............................................   F-91
  Central Ohio Cable System Operating Unit Statement of Net Assets to be Contributed as of December 31,
     1997..................................................................................................   F-92
  Central Ohio Cable System Operating Unit Statements of Operations Related to Net Assets to be Contributed
     for the years ended December 31, 1996 and 1997........................................................   F-93
  Central Ohio Cable System Operating Unit Statements of Cash Flows for the years ended December 31, 1996
     and 1997..............................................................................................   F-94
  Central Ohio Cable System Operating Unit Notes to Financial Statements...................................   F-95



Note--Upon completion of this offering and the exchange of limited partnership interests in Insight Communications Company L.P. for our common stock, Insight Communications Company L.P. will become a wholly-owned subsidiary of us. Prior to such time, Insight Communications Company, Inc. had no assets, liabilities, contingent liabilities or operations.

                         REPORT OF INDEPENDENT AUDITORS

The Partners
Insight Communications Company, L.P.

We have audited the accompanying consolidated balance sheets of Insight Communications Company, L.P. (A Limited Partnership) as of December 31, 1997 and 1998, and the related consolidated statements of operations, changes in partners' deficiency, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Insight Communications Company, L.P. (A Limited Partnership) at December 31, 1997 and 1998, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

As discussed in Note C to the consolidated financial statements, in 1998 the Partnership changed its method of accounting for cable system exchanges.

                                          /s/ ERNST & YOUNG LLP


New York, New York
March 31, 1999, except for Note N
as to which the date is July 13, 1999

                      INSIGHT COMMUNICATIONS COMPANY, L.P.
                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                                                   DECEMBER 31,
                                                                                            --------------------------
                                                                                               1997           1998
                                                                                            -----------    -----------
                                                                                            (RESTATED)
                                         ASSETS
Cash and cash equivalents................................................................    $   1,082      $  19,902
Cash on deposit with qualified intermediary..............................................       12,646             --
Trade accounts receivable, net of allowance for doubtful accounts of $130 in 1997 and
  $409 in 1998...........................................................................        1,330          7,988
Due from affiliated companies............................................................           57             --
Due from Insight Communications of Central Ohio, LLC.....................................           --          1,039
Prepaid expenses.........................................................................          926            500
Other assets.............................................................................        2,273          1,098
Fixed assets, net........................................................................       63,842        155,412
Intangible assets, net...................................................................       72,499        462,355
Deferred financing costs, net of amortization of $0 in 1997 and $143 in 1998.............        3,448          4,794
Investment in Insight Communications of Central Ohio, LLC................................           --          6,749
                                                                                             ---------      ---------
                                                                                             $ 158,103      $ 659,837
                                                                                             ---------      ---------
                                                                                             ---------      ---------

                          LIABILITIES AND PARTNERS' DEFICIENCY
Accounts payable.........................................................................    $   6,478      $  24,290
Accrued expenses and other liabilities...................................................        7,183          4,068
Due to affiliates........................................................................           --             88
Interest payable.........................................................................        1,389          7,661
Debt.....................................................................................      207,488        573,663
                                                                                             ---------      ---------
                                                                                               222,538        609,770
Minority interest........................................................................           --          6,676
Warrants.................................................................................        3,547             --
Redeemable preferred limited units, 26,525,042 and 0 units outstanding in 1997 and 1998,
  respectively...........................................................................       60,000             --
Redeemable Class B units, 0 and 47,215,859 units outstanding in 1997 and 1998,
  respectively, net of issuance costs of $4,410..........................................           --         51,319
Partners' deficiency:
  General partner........................................................................       (1,728)          (527)
  Limited partners, 52,634,399 and 41,974,421 units issued and outstanding in 1997 and
     1998, respectively..................................................................     (126,254)        (7,401)
                                                                                             ---------      ---------
                                                                                              (127,982)        (7,928)
                                                                                             ---------      ---------
                                                                                             $ 158,103      $ 659,837
                                                                                             ---------      ---------
                                                                                             ---------      ---------

                            See accompanying notes.

                      INSIGHT COMMUNICATIONS COMPANY, L.P.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                              YEAR ENDED DECEMBER 31,
                                                                                 --------------------------------------------------
                                                                                       1996                       1997
                                                                                 -----------------------    -----------------------
                                                                                                                  (RESTATED)
Revenue.......................................................................          $  61,839                  $  67,698
Costs and expenses:
  Programming and other operating costs.......................................             16,774                     18,397
  Selling, general and administrative.........................................             14,062                     15,020
  Depreciation and amortization...............................................             15,694                     18,125
                                                                                        ---------                  ---------
                                                                                           46,530                     51,542
                                                                                        ---------                  ---------
Operating income..............................................................             15,309                     16,156
Other income (expense):
  Gain on cable systems exchange..............................................                 --                     78,931
  Gain on contribution of cable systems to Joint Venture......................                 --                         --
  Interest expense............................................................            (17,644)                   (15,962)
  Other expense...............................................................                 --                         --
                                                                                        ---------                  ---------
                                                                                          (17,644)                    62,969
                                                                                        ---------                  ---------
Income (loss) before minority interest and equity in losses of Insight
  Communications of Central Ohio, LLC.........................................             (2,335)                    79,125
                                                                                        ---------                  ---------
Minority interest.............................................................                 --                         --
Equity in losses of Insight Communications of Central Ohio, LLC...............                 --                         --
                                                                                        ---------                  ---------
Income (loss) before extraordinary item.......................................             (2,335)                    79,125
Extraordinary loss from early extinguishment of debt..........................               (480)                    (5,243)
                                                                                        ---------                  ---------
Net income (loss).............................................................             (2,815)                    73,882
Accretion of redeemable Class B units.........................................                 --                         --
Accretion to redemption value of preferred limited units......................             (5,421)                   (15,275)
                                                                                        ---------                  ---------
Net income (loss) applicable to partnership units.............................          $  (8,236)                 $  58,607
                                                                                        ---------                  ---------
                                                                                        ---------                  ---------
Basic income (loss) per share before extraordinary item.......................          $   (0.24)                 $    2.06
Diluted income (loss) per share before extraordinary item.....................          $   (0.24)                 $    1.88
Basic income (loss) per share.................................................          $   (.026)                 $    1.88
Diluted income (loss) per share...............................................          $   (.026)                 $     .72
Pro forma loss per share (unaudited)........................................................................................

                                                                                YEAR ENDED DECEMBER 31,
                                                                                -----------------------
                                                                                        1998
                                                                                -----------------------
Revenue.......................................................................         $ 112,902
Costs and expenses:
  Programming and other operating costs.......................................            30,376
  Selling, general and administrative.........................................            24,471
  Depreciation and amortization...............................................            43,849
                                                                                       ---------
                                                                                          98,696
                                                                                       ---------
Operating income..............................................................            14,206
Other income (expense):
  Gain on cable systems exchange..............................................           111,746
  Gain on contribution of cable systems to Joint Venture......................            44,312
  Interest expense............................................................           (28,106)
  Other expense...............................................................              (444)
                                                                                       ---------
                                                                                         127,508
                                                                                       ---------
Income (loss) before minority interest and equity in losses of Insight
  Communications of Central Ohio, LLC.........................................           141,714
                                                                                       ---------
Minority interest.............................................................             3,410
Equity in losses of Insight Communications of Central Ohio, LLC...............            (3,251)
                                                                                       ---------
Income (loss) before extraordinary item.......................................           141,873
Extraordinary loss from early extinguishment of debt..........................            (3,267)
                                                                                       ---------
Net income (loss).............................................................           138,606
Accretion of redeemable Class B units.........................................            (5,729)
Accretion to redemption value of preferred limited units......................                --
                                                                                       ---------
Net income (loss) applicable to partnership units.............................         $ 132,877
                                                                                       ---------
                                                                                       ---------
Basic income (loss) per share before extraordinary item.......................         $    6.63
Diluted income (loss) per share before extraordinary item.....................         $    4.56
Basic income (loss) per share.................................................         $    6.47
Diluted income (loss) per share...............................................         $    4.27
Pro forma loss per share (unaudited)..........................................         $   (2.22)
                                                                                       ---------
                                                                                       ---------


                            See accompanying notes.

                      INSIGHT COMMUNICATIONS COMPANY, L.P.
           CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' DEFICIENCY
                             (DOLLARS IN THOUSANDS)

                                                                               LIMITED PARTNERS
                                                                GENERAL    -------------------------
                                                                PARTNER     AMOUNT         UNITS          TOTAL
                                                                -------    ---------    ------------    ---------
Balance at December 31, 1995.................................   $(2,232)   $(167,369)     80,259,565    $(169,601)
  Net loss for year..........................................       (28)      (2,787)             --       (2,815)
  Accretion of preferred limited units.......................       (54)      (5,367)             --       (5,421)
                                                                -------    ---------    ------------    ---------
Balance at December 31, 1996.................................    (2,314)    (175,523)     80,259,565     (177,837)
  Net income for year (Restated).............................       739       73,143              --       73,882
Purchase of limited partner's interest.......................        --      (10,250)    (27,625,166)     (10,250)
  Purchase of warrants.......................................        --          366              --          366
  Accretion of preferred limited units.......................      (153)     (15,122)             --      (15,275)
  Depreciation of warrants...................................        --        1,132              --        1,132
                                                                -------    ---------    ------------    ---------
Balance at December 31, 1997 (Restated)......................    (1,728)    (126,254)     52,634,399     (127,982)
  Net income for year........................................     1,386      137,220              --      138,606
  Accretion of redeemable Class B units......................       (57)      (5,672)             --       (5,729)
  Purchase of limited partners' units........................      (165)     (16,321)    (13,189,066)     (16,486)
  Warrants exercised.........................................        24        2,363       2,529,088        2,387
  Warrants expired...........................................         9          900              --          909
  Purchase of warrants.......................................         4          363              --          367
                                                                -------    ---------    ------------    ---------
Balance at December 31, 1998.................................   $  (527)   $  (7,401)     41,974,421    $  (7,928)
                                                                -------    ---------    ------------    ---------
                                                                -------    ---------    ------------    ---------

                            See accompanying notes.

                      INSIGHT COMMUNICATIONS COMPANY, L.P.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                             YEARS ENDED DECEMBER 31,
                                                                               ----------------------------------------------------
                                                                                     1996                        1997
                                                                               ------------------------    ------------------------
                                                                                                                  (RESTATED)
Operating activities:
  Net income (loss).........................................................           $ (2,815)                  $   73,882
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
     Depreciation and amortization..........................................             15,694                       18,125
     Amortization of debt discount and deferred interest....................              1,546                          259
     Equity in losses of Insight Communications of Central Ohio, LLC........                 --                           --
     Gain on cable systems exchange.........................................                 --                      (78,931)
     Gain on contribution of cable systems to joint venture.................                 --                           --
     Extraordinary loss from early extinguishment of debt...................                480                        2,002
     Minority interest......................................................                 --                           --
     Provision for losses on trade accounts receivable......................                670                          695
     Changes in operating assets and liabilities:
       Trade accounts receivable............................................               (647)                      (1,058)
       Due from and to affiliates...........................................                 (4)                          12
       Prepaid expenses and other assets....................................               (474)                      (1,663)
       Accounts payable.....................................................               (623)                       2,046
       Accrued expenses and other liabilities...............................                943                       (1,782)
       Interest payable.....................................................              1,206                       (3,151)
                                                                                       --------                   ----------
  Net cash provided by operating activities.................................             15,976                       10,436
                                                                                       --------                   ----------

Investing activities:
  Purchases of fixed assets.................................................            (16,414)                     (27,981)
  Purchase of cable television system, net of working capital acquired......                 --                           --
  Investment in Insight Communications of Central Ohio, LLC.................                 --                           --
  Increase in intangible assets.............................................               (175)                          --
                                                                                       --------                   ----------
  Net cash used in investing activities.....................................            (16,589)                     (27,981)
                                                                                       --------                   ----------

Financing activities:
  Proceeds from bank credit facility........................................             11,000                      140,252
  Repayment of amounts due to Tele-Communications, Inc......................                 --                           --
  Principal payments on bank credit facility................................             (6,800)                    (108,044)
  Purchase of warrants......................................................                 --                         (320)
  Issuance of Class B common units..........................................                 --                           --
  Class B common unit issuance costs........................................                 --                           --
  Purchase of redeemable preferred limited units............................                 --                           --
  Purchase of limited partners' interest....................................                 --                      (10,250)
  Debt issuance costs.......................................................             (3,330)                      (3,747)
                                                                                       --------                   ----------
  Net cash provided by financing activities.................................                870                       17,891
                                                                                       --------                   ----------
  Net increase in cash and cash equivalents.................................                257                          346
  Cash and cash equivalents, beginning of year..............................                479                          736
                                                                                       --------                   ----------
  Cash and cash equivalents, end of year....................................           $    736                   $    1,082
                                                                                       --------                   ----------
                                                                                       --------                   ----------

Supplemental disclosures of cash flow information:
  Cash paid during the year for:
     Interest, net of amount capitalized....................................           $ 15,639                   $   19,103
                                                                                       --------                   ----------
                                                                                       --------                   ----------

                                                                              YEARS ENDED DECEMBER 31,
                                                                              ------------------------
                                                                                        1998
                                                                              ------------------------

Operating activities:
  Net income (loss).........................................................         $  138,606
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
     Depreciation and amortization..........................................             43,849
     Amortization of debt discount and deferred interest....................                 --
     Equity in losses of Insight Communications of Central Ohio, LLC........              3,251
     Gain on cable systems exchange.........................................           (111,746)
     Gain on contribution of cable systems to joint venture.................            (44,312)
     Extraordinary loss from early extinguishment of debt...................              3,267
     Minority interest......................................................             (3,410)
     Provision for losses on trade accounts receivable......................              1,288
     Changes in operating assets and liabilities:
       Trade accounts receivable............................................             (7,545)
       Due from and to affiliates...........................................               (894)
       Prepaid expenses and other assets....................................              1,707
       Accounts payable.....................................................             17,774
       Accrued expenses and other liabilities...............................             (3,347)
       Interest payable.....................................................              6,272
                                                                                     ----------
  Net cash provided by operating activities.................................             44,760
                                                                                     ----------
Investing activities:
  Purchases of fixed assets.................................................            (44,794)
  Purchase of cable television system, net of working capital acquired......            (84,101)
  Investment in Insight Communications of Central Ohio, LLC.................            (10,000)
  Increase in intangible assets.............................................             (3,295)
                                                                                     ----------
  Net cash used in investing activities.....................................           (142,190)
                                                                                     ----------
Financing activities:
  Proceeds from bank credit facility........................................            753,900
  Repayment of amounts due to Tele-Communications, Inc......................           (214,532)
  Principal payments on bank credit facility................................           (387,725)
  Purchase of warrants......................................................                116
  Issuance of Class B common units..........................................             50,000
  Class B common unit issuance costs........................................             (4,410)
  Purchase of redeemable preferred limited units............................            (60,000)
  Purchase of limited partners' interest....................................            (16,486)
  Debt issuance costs.......................................................             (4,613)
                                                                                     ----------
  Net cash provided by financing activities.................................            116,250
                                                                                     ----------
  Net increase in cash and cash equivalents.................................             18,820
  Cash and cash equivalents, beginning of year..............................              1,082
                                                                                     ----------
  Cash and cash equivalents, end of year....................................         $   19,902
                                                                                     ----------
                                                                                     ----------
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
     Interest, net of amount capitalized....................................         $   21,834
                                                                                     ----------
                                                                                     ----------

                            See accompanying notes.

                      INSIGHT COMMUNICATIONS COMPANY, L.P.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1998

A. ORGANIZATION

     Insight Communications Company, L.P., (the "Partnership"), is a Delaware limited partnership, that owns, operates, and manages cable television systems. Pursuant to the partnership agreement, the Partnership will terminate by December 31, 2020 unless further extended. As of December 31, 1998, the Partnership operates cable television systems in Illinois, California, Georgia, Indiana, Kentucky and Virginia. As the Partnership is a limited partnership, the liability of its limited partners is limited to their respective investment in the Partnership.

     The general partner of the Partnership is ICC Associates, L.P. ("ICC" or the "General Partner"), a limited partnership whose general partner is ICI Communications Inc. ("ICI"). ICC also holds an interest of approximately 4,554,000 common limited partnership units ("Common Units") in the Partnership.

B. SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Partnership and Insight Communications of Indiana, LLC, ("Insight Indiana") a 50% owned joint venture in which the Partnership has effective control through majority representation on its management committee (see Note D). The minority interest liability represents Tele-Communications, Inc.'s ("TCI") 50% ownership interest in Insight Indiana. All significant intercompany balances and transactions have been eliminated in consolidation. The Partnership's 75% non-voting common interest in Insight Communications of Central Ohio, LLC ("Insight Ohio") is accounted for under the equity method (see Note E).

  Reclassifications

     Certain prior year amounts have been reclassified to conform to the current year's presentation.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Revenue Recognition

     Revenues include service fees, connection fees, and launch fees. Service fees are recorded in the month the cable television and pay television services are provided to subscribers. Connection fees are charged for the hook-up of new customers and are recognized as current revenues to the extent of direct selling costs incurred. Where material, any fees in excess of such costs are deferred and amortized into income over the period that subscribers are expected to remain connected to the system. Launch fees are deferred and amortized over the period of the underlying contract.

  Cash Equivalents

     The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

  Fixed Assets

     Fixed assets include amounts capitalized for labor and overhead expended in connection with the installation of cable television systems and are stated at cost. Depreciation for furniture, fixtures, office equipment, buildings, and equipment is computed using the straight-line method over estimated useful lives ranging from 3 to 19 years.

                      INSIGHT COMMUNICATIONS COMPANY, L.P.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1998

B. SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
Leasehold improvements are being amortized using the straight-line method over the remaining terms of the leases or the estimated lives of the improvements, whichever period is shorter. Management does not believe that any events or changes in circumstances indicate that the carrying amount of these long-lived assets may not be recovered. The carrying value of fixed assets will be reviewed if facts and circumstances suggest that they may be impaired. If this review indicates that the fixed assets will not be recovered from the undiscounted future cash flows of the Partnership, an impairment loss would be recorded by the amount that the carrying value exceeds fair value. Based on its most recent analysis, the Partnership believes that no material impairment of fixed assets exists as of December 31, 1998.

  Intangible Assets

     Intangible assets consist of franchise costs and goodwill. Costs incurred in negotiating and renewing franchise agreements are capitalized and amortized over the life of the franchise. Franchise rights acquired through the purchase of cable television systems are amortized using the straight-line method over a period of up to 15 years. Goodwill is amortized using the straight-line method over a period of 40 years. The carrying value of intangible assets will be reviewed if facts and circumstances suggest that they may be impaired. If this review indicates that the intangible assets will not be recovered from the undiscounted future cash flows of the Partnership, an impairment loss would be recorded by the amount that the carrying value exceeds fair value. Based on its most recent analysis, the Partnership believes that no material impairment of intangible assets exists as of December 31, 1998.

  Deferred Financing Costs

     Deferred financing costs relate to costs, primarily legal fees and bank facility fees, incurred to negotiate and secure bank loans (see Note H). These costs are being amortized on a straight line basis over the life of the applicable loan.

  Income Taxes

     No provision has been made in the accompanying financial statements for Federal, State or Local income taxes since income or losses of the Partnership is reportable by the individual partners in their respective tax returns. At December 31, 1998, had the Partnership converted to a corporation, the Partnership would have recognized a one-time non-recurring charge to earnings of approximately $45 million to record a net deferred tax liability associated with the change from a limited partnership to a corporation.

  Allocation of Profits and Losses

     Profits and losses are allocated between the partners for financial reporting purposes based on cash distribution and liquidating distribution preferences per the partnership agreement. For the years ended December 31, 1996, 1997 and 1998, losses were allocated 1% to the General Partner for its interest and 99% to the limited partners.

     The partnership agreement, as amended, provides for, among other matters, the allocation of all items of profit and loss and the priority and allocation of cash distributions. The General Partner also owns Common Units in the Partnership.

                      INSIGHT COMMUNICATIONS COMPANY, L.P.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1998

B. SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
  Advertising Costs

     The cost of advertising is expensed as incurred. For the years ended December 31, 1996, 1997, and 1998 advertising expense approximated $274,000, $369,000, and $702,000, respectively.

  Impact of Recently Issued Accounting Standards

     In June 1998, the FASB issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" (the "Statement"). The Partnership expects to adopt the Statement effective January 1, 2000. The Statement will require the Partnership to recognize all derivatives on the balance sheet at fair value. Although management has not completed its assessment of the impact of the Statement on its results of operations and financial position, management does not anticipate that the adoption of this Statement will be material.

C. ACQUISITIONS AND GAIN ON CABLE SYSTEM EXCHANGES


     Effective December 16, 1997, the Partnership exchanged their Phoenix, Arizona system ("Phoenix") servicing 36,250 subscribers for Cox Communications, Inc.'s Lafayette, Indiana system ("Lafayette") servicing 38,100 subscribers. Pursuant to Section 1031 of the Internal Revenue Code, such transaction was treated as a tax free like-kind exchange. In addition to the Lafayette system received, the Partnership received $12.6 million in cash. In its 1997 financial statements, the Partnership accounted for the aforementioned system exchange at book value as the Partnership did not consider the exchange as an exchange of businesses, but rather as an exchange of like-kind productive assets. In addition, the Partnership recognized a gain of approximately $10.9 million to the extent that the aforementioned proceeds received exceeded the proportionate share of the carrying value of the Phoenix system surrendered. In connection with the Partnership exploring various sources of financing, including a potential initial public offering, the Partnership changed its accounting policy related to this exchange and has accounted for the aforementioned exchange as a sale and purchase of assets. This change in accounting was made as a result of the Securities and Exchange Commission ("SEC") viewpoint that swapping of businesses, even if in the same line of business, should be accounted for at fair value under the guidance of APB opinion No. 16, "Business Combinations." Accordingly, the accompanying 1997 financial statements include a gain of $79.0 million on the sale of the Phoenix system, which amount represents the difference between the fair value of the Phoenix System ($92.6 million) and its carrying value. The Lafayette purchase price ($80.0 million) was allocated to the cable television assets acquired in relation to their fair values as increases in property and equipment of $22.4 million and franchise costs of $56.6 million. Purchase price adjustments for differences in working capital between the Phoenix and Lafayette systems were not significant. In connection with the Lafayette system acquisition, no non-current assets or non-current liabilities were acquired. Effective November 1, 1998, the Partnership contributed the Lafayette system into Insight Indiana (see Note D).



     On January 22, 1998, the Partnership acquired a cable television system located in Rockford, Illinois ("Rockford") for $97 million. This acquisition has been accounted for as a purchase. The Partnership paid for the acquisition with borrowings under its credit facility and with the $12.6 million of cash received in the aforementioned Phoenix/Lafayette swap and held on deposit with a qualified intermediary. The purchase price was allocated to the cable television assets acquired in relation to their fair values as increases in property and equipment of $11.5 million and franchise costs of $85.5 million. Purchase-price adjustments for working capital acquired were not significant. In connection with the Rockford acquisition, no non-current assets or non-current liabilities were acquired. Franchise costs, arising from the acquisition, are being amortized over a period of 15 years. The results of operations of Rockford have been included in the accompanying statements of operations since its acquisition date.



     Effective October 31, 1998, the Partnership exchanged its Sandy, Brigham City and Vernal, Utah systems (the "Utah Systems") servicing approximately 56,200 subscribers with TCI for their Jasper and Evansville,

                      INSIGHT COMMUNICATIONS COMPANY, L.P.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1998

C. ACQUISITIONS AND GAIN ON CABLE SYSTEM EXCHANGES--(CONTINUED)

Indiana systems servicing approximately 63,000 subscribers. This transaction has been accounted for by the Partnership as a sale of the Utah Systems and purchase of the Jasper and Evansville systems. Accordingly, the Evansville and Jasper systems have been included in the accompanying consolidated balance sheets at $125.0 million (fair value of Utah Systems) and the Partnership recognized a gain on the sale of the Utah Systems of approximately $112.0 million which amount represents the difference between the carrying value of the Utah Systems and their fair value. The Evansville and Jasper systems purchase price was allocated to the cable television assets acquired as increases in property and equipment of $24 million and franchise costs of $101 million. Purchase price adjustments recorded for differences in working capital between the Utah systems and the Evansville and Jasper systems were not material. In connection with the Evansville and Jasper systems exchange, no non-current assets or non-current liabilities were acquired. Franchise costs arising from the acquisition of the Evansville and Jasper systems are being amortized on the straight-line method over a period of 15 years. In a simultaneous transaction, the Jasper and Evansville systems were contributed by the Partnership into Insight Indiana (See Note D).


D. INSIGHT INDIANA


     Effective October 31, 1998, the Partnership and TCI entered into a contribution agreement ("Contribution Agreement"). Pursuant to the terms of the Contribution Agreement, the Partnership and TCI contributed certain of their cable television systems located in Indiana and Northern Kentucky to Insight Indiana (a newly formed limited liability corporation) in exchange for 50% equity interests therein. The cable television systems contributed to Insight Indiana by the Partnership included the Jasper and Evansville systems that were acquired by the Partnership from TCI. Pursuant to the terms of the Insight Indiana Operating Agreement, Insight Indiana has a twelve year life, unless extended by TCI and the Partnership. In addition, the Operating Agreement states that the Partnership is the manager of Insight Indiana and effectively controls its board, including all of the operating and financial decisions pertaining to Insight Indiana. Accordingly, the accompanying consolidated financial statements include the accounts of Insight Indiana since its inception on October 31, 1998. The Partnership has accounted for the TCI contributed systems as a purchase. Accordingly, the historical carrying value of the TCI contributed systems have been increased by an amount equivalent to 50% of the difference between the fair value of the systems and their respective carrying values ($89.1 million). In addition, in accordance with EITF 90-13, "Accounting for Simultaneous Common Control Mergers", the Partnership recognized a gain of $44.3 million on the contribution of its remaining systems (exclusive of Evansville and Jasper) to Insight Indiana, equivalent to 50% of the difference between the carrying value of such systems and their fair value. The aforementioned fair value was allocated to the cable television assets contributed by TCI in relation to their fair values as increases in property and equipment of $58.0 million and franchise costs of $181.6 million. Other current and non-current assets and liabilities contributed by TCI were not significant ($1.5 million). In connection with the contribution of TCI's cable television systems, TCI contributed $214.6 million of intercompany debt owed by such systems to Insight Indiana. Similarly, the Partnership contributed $237.4 million of debt pertaining to the systems that it contributed to Insight Indiana. During November 1998, Insight Indiana repaid such amounts to TCI and the Partnership, which payments were funded by borrowings under its credit facility.


     The pro forma unaudited results of operations of the Partnership for the years ended December 31 assuming the contribution of the TCI systems occurred on January 1, 1997 is as follows (in thousands):

                                                                           1997        1998
                                                                         --------    --------
Revenues..............................................................   $141,991    $175,667
Income before extraordinary item......................................    108,689     116,900
Net income............................................................     75,343     113,633

                      INSIGHT COMMUNICATIONS COMPANY, L.P.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1998

D. INSIGHT INDIANA--(CONTINUED)
     The Partnership earns a management fee for managing Insight Indiana equivalent to 3% of Insight Indiana's revenues. For the two months ended December 31, 1998, the Partnership earned approximately $.7 million of management fees from Insight Indiana.

E. INSIGHT OHIO

     On August 21, 1998, the Partnership and Coaxial Communications of Central Ohio, Inc. ("Coaxial") entered into a contribution agreement (the "Coaxial Contribution Agreement") pursuant to which Coaxial contributed to Insight Ohio (a newly formed limited liability company) substantially all of the assets and liabilities of its cable television systems located in Columbus, Ohio and the Partnership contributed to Insight Ohio $10 million in cash. As a result of the Coaxial Contribution Agreement, Coaxial owns 25% of the non-voting common equity and the Partnership owns 75% of the non-voting common equity of Insight Ohio. In addition, Coaxial also received two separate series of voting preferred equity (Series A Preferred Interest--$140 million and Series B Preferred
Interest--$30 million) of Insight Ohio (collectively the "Voting Preferred"). The Voting Preferred provides for cash distributions to Coaxial and certain of its affiliates as follows; Series A--10% and Series B--12 7/8%. Insight Ohio cannot redeem the Series A Preferred interest or the Series B Preferred Interest without the permission of the Principals of Coaxial; however, Insight Ohio is required to redeem the Series B Preferred Interest on August 21, 2008. Coaxial has pledged the Series A Preferred Interest and Series B Preferred Interest as security for $140 million of 10% senior notes due in 2006 issued by Coaxial and affiliate and $55.9 million of aggregate principal amount at maturity of 12 7/8% senior discount notes due in 2008 issued by Coaxial's majority shareholder and an affiliate, respectively. The Discount Notes and Senior Notes are conditionally guaranteed by Insight Ohio.

     Insight Ohio was formed solely for the purpose of completing the aforementioned transaction. The Partnership, as manager of Insight Ohio, earns a management fee from Insight Ohio equal to 3% of Insight Ohio's revenues. For the period from August 21, 1998 through December 31, 1998, the Partnership earned approximately $.5 million in management fees from Insight Ohio.


     Although the Partnership manages and controls the day to day operations of Insight Ohio, the shareholders of Coaxial have significant participating rights (their approval is required for disposition of assets). Accordingly, by analogy to EITF 96-16 "Investors Accounting for an Investee When the Investor has a Majority of the Voting Interests, but the Minority Shareholders Have Certain Approval or Veto Rights," the Partnership is accounting for its investment in Insight Ohio under the equity method of accounting. The Partnership is amortizing the difference between its initial $10 million investment and its 75% interest in Insight Ohio's deficiency in assets over a period of 12 1/2 years. Such period takes into account the amortization periods related to the fair value of Insight Ohio's tangible and intangible assets. Accordingly, the accompanying statement of operations for the year ended December 31, 1998 includes the Partnership's share of Insight Ohio's operating income (approximately $.1 million) and the amortization of the aforementioned deficiency in assets (approximately $3.3 million) from August 21, 1998 (the effective date of the Coaxial Contribution Agreement) through December 31, 1998.


     At December 31, 1998, Insight Ohio has a $25 million revolving line of credit. At December 31, 1998, no amounts were outstanding under this line of credit.

                      INSIGHT COMMUNICATIONS COMPANY, L.P.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1998

F. FIXED ASSETS

     Fixed assets consist of:

                                                                                 DECEMBER 31,
                                                                         ----------------------------
                                                                            1997            1998
                                                                         ------------    ------------
                                                                                (IN THOUSANDS)
Land, buildings and improvements......................................     $  3,595        $  4,903
Cable television equipment............................................       80,621         181,635
Furniture, fixtures and office equipment..............................        3,384           8,941
                                                                           --------        --------
                                                                             87,600         195,479
Less accumulated depreciation and amortization........................      (23,758)        (40,067)
                                                                           --------        --------
                                                                           $ 63,842        $155,412
                                                                           --------        --------
                                                                           --------        --------

G. INTANGIBLE ASSETS

     Intangible assets consist of:

                                                                                 DECEMBER 31,
                                                                         ----------------------------
TYPE                                                                        1997            1998
----------------------------------------------------------------------   ------------    ------------
                                                                                (IN THOUSANDS)
Franchise rights......................................................     $ 86,969        $493,302
Goodwill..............................................................        7,450           6,943
                                                                           --------        --------
                                                                             94,419         500,245
Less accumulated amortization.........................................      (21,920)        (37,890)
                                                                           --------        --------
                                                                           $ 72,499        $462,355
                                                                           --------        --------
                                                                           --------        --------

H. DEBT

     Debt consists of:

                                                                                 DECEMBER 31,
                                                                         ----------------------------
                                                                            1997            1998
                                                                         ------------    ------------
                                                                                (IN THOUSANDS)
Revolving credit facility.............................................     $ 89,800        $111,100
Insight Indiana credit facility.......................................           --         460,000
Term loan.............................................................      110,000              --
Note payable to Media One.............................................        7,688           2,563
                                                                           --------        --------
                                                                           $207,488        $573,663
                                                                           --------        --------
                                                                           --------        --------

     In November, 1996, the Partnership entered into a second amended and restated credit facility ("Amended Credit Facility"), which superseded the Partnership's prior credit facility. The Amended Credit Facility provided for loans totaling $220 million. On January 22, 1998, the Partnership entered into a third amended and restated credit facility which increased the maximum amount of borrowings under the amended and restated credit facility to $340 million. As a result of the contribution of certain of the Partnership's cable television systems to Insight Indiana and the execution by Insight Indiana of its own credit facility, the Partnership entered into a fourth amended and restated credit agreement which expires in December 2005 and reduced the maximum amount of borrowings to $140 million. Borrowings under the fourth amended and restated credit facility bear interest at either the Alternative Base Rate (ABR) or reserve-adjusted London Interbank Offered Rate (LIBOR), plus the Applicable Margin as defined. The Applicable Margin varies based upon levels of total leverage ranging from

                      INSIGHT COMMUNICATIONS COMPANY, L.P.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1998

H. DEBT--(CONTINUED)

0.0% to 0.625% under the ABR option and 1.0% to 1.875% under the LIBOR option. The second and third amended and restated credit facilities contained similar rates for interest. At December 31, 1998, approximately $111 million was outstanding under this facility.

     The fourth amended and restated credit facility is subject to numerous restrictive covenants, including but not limited to, restrictions on incurrence of indebtedness, mergers, acquisitions, asset sales, distributions, and capital expenditures. In addition, there are a series of financial tests including those measuring the Partnership's coverage ratios and leverage. For the years ended December 31, 1996, 1997, and 1998 average interest rates were 10.7%, 8.4% and 8.2%, respectively. Such amended credit facility is secured by substantially all the present and future assets of the Partnership other than those of Insight Indiana.

     In March 1993, the Partnership issued $108 million aggregate principal amount of 11 1/4% Notes due in full on March 1, 2000. Effective March 1, 1997, the Partnership repurchased such notes for $111.2 million which resulted in an extraordinary loss of $5.2 million.

     On November 24, 1997, the Partnership purchased the limited partnership interest held by Media One for $10.3 million. The Partnership paid $2.6 million in cash and issued a two-year senior subordinated note payable for $7.7 million. The note bears interest at a rate of 9% payable annually. Remaining principal payments approximate $2.6 million at December 31, 1998 and are due on November 24, 1999. Should the Partnership default on any portion of the aforementioned senior subordinated note, Media One would be entitled to a pro-rata share of the limited partnership units purchased by the Partnership.

     At December 31, 1998, Insight Indiana has a credit facility that provides for long term loans of $300 million and for revolving credit loans of up to $250 million. The Insight Indiana credit facility matures in December 2006, and contains quarterly reductions in the amount of outstanding loans and commitments commencing in March 2001. Obligations under this credit facility are secured by substantially all of the assets of Insight Indiana. Loans under the Insight Indiana credit facility bear interest at an ABR or LIBOR plus an additional margin tied to certain debt ratios of Insight Indiana. The credit facility requires Insight Indiana to meet certain debt financial covenants. At
December 31, 1998 approximately $460 million was outstanding under the facility.

     At December 31, 1998 required annual principal payments under the aforementioned credit facilities and the Media One note are as follows (in thousands):

1999..........................................................   $  2,563
2000..........................................................         --
2001..........................................................     65,000
2002..........................................................     90,250
2003..........................................................    114,750
Thereafter....................................................    301,100
                                                                 --------
                                                                 $573,663
                                                                 --------
                                                                 --------

I. REDEEMABLE CLASS B UNITS, WARRANTS AND REDEEMABLE PREFERRED LIMITED UNITS


     On January 29, 1998, the Partnership issued 47,215,859 Class B partnership Units ("Class B Units") to Vestar Capital Partners III, LP ("Vestar") and Sandler Capital Partners, collectively the "Class B Partners", in exchange for $50 million in cash, resulting in the Class B Partners holding 45% of the outstanding partnership units on a fully diluted basis in the Partnership. In connection with the issuance of the Class B Units, the Partnership paid placement fees and expenses of $1.7 million to Vestar and $2.7 million to an investment banking institution which amounts have been netted against the aforementioned proceeds. The Class B Partners have additional rights from those of the Class A Partners including veto rights, debt incurrance above certain levels

                      INSIGHT COMMUNICATIONS COMPANY, L.P.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1998

I. REDEEMABLE CLASS B UNITS, WARRANTS AND REDEEMABLE PREFERRED LIMITED UNITS--(CONTINUED)

and certain rights in insolvency. The amendment to the Partnership Agreement admitting the Class B Partners included a put/call arrangement whereby the Partnership or the Class B partners may call or put, respectively, the Class B units during a 60 day period commencing in July 2004 at their fair market value. The counterparties to the put/call arrangement, are limited to the Partnership and the Class B partners. Distributions between the Class A Units and Class B Units are made on a per unit basis until the Class B Units earn a 25% annual internal rate of return at which time distributions are amended to approximately 29.4% to the Class B Unit holders and 70.6% to the Class A Unit holders. In addition, the general partner is entitled to receive a percentage of the Class B units upon the achievement of certain performance criteria. Although no event has arisen which would result in the application of such performance criteria, at December 31, 1998, the Partnership has accreted the Class B Units in an amount equivalent to the aforementioned 25% internal rate of return. The Class B Units agreement provides for demand and piggyback registration rights after an initial public offering of common equity of the Partnership or its corporate successor.



     In connection with a debt issuance in 1988, the Partnership issued 1,671,303 detachable warrants which were valued at $5.6 million at the date of issuance. Each warrant entitles the holder thereof to purchase 4.22 Class A Units in the Partnership at an exercise price of $1.61 per warrant. The warrants contained a put option (the "option") whereby the holders of the warrants could require the Partnership to purchase the warrants from the holders at an appraised value, as defined, less the exercise price. The warrants were exerciseable between February 28, 1998 and March 31, 1998. The exercise of the warrants' put-feature was restricted by certain covenants under the Partnership's credit facility, and the Partnership was entitled to postpone such purchase of the warrants, upon the exercise of the warrant put if such purchase was restricted. For accounting purposes, the value of the warrants was determined by management assuming that a sale of the Partnership had occurred as of each year-end and without regard to the illiquid nature of the warrants. During 1996, no adjustment to the carrying value of the warrants was required as their fair value was unchanged from that of the prior year. During 1997 and 1998, the Partnership acquired 176,490 and 512,200 warrants for approximately $.3 million and $.8 million, respectively. The value of the warrants at December 31, 1997 was approximately $3.5 million, which was estimated based on a valuation of the Partnership prepared by management. During 1998, 599,310 warrants were exercised into 2,529,088 Class A Units and 383,303 warrants expired. Accordingly, at December 31, 1998, no warrants were outstanding.


     In 1993, the Partnership issued redeemable preferred limited units to a group of investors for a gross purchase price of $27 million. During January 1998, all of the remaining units were redeemed for $60 million pursuant to a negotiated agreement. Prior to such redemption, the units had a liquidation preference equal to the capital contribution plus a cumulative return on such capital at an annual rate of 12 1/2%. In addition, the units shared in the increase in the equity value of the Partnership. At December 31, 1997 the preferred limited units have been accreted to $60 million in the accompanying consolidated balance sheet. At December 31, 1996 and 1997, the accreted redemption value of the preferred limited units was derived by the Partnership in the same manner as the value of the warrants.

J. FINANCIAL INSTRUMENTS

  Concentrations of Credit Risk

     Financial instruments that potentially subject the Partnership to significant concentrations of credit risk consist principally of cash investments and accounts receivable.

     The Partnership maintains cash and cash equivalents, with various financial institutions. These financial institutions are located throughout the country and the Partnership's policy is designed to limit exposure to any one institution.

                      INSIGHT COMMUNICATIONS COMPANY, L.P.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1998

J. FINANCIAL INSTRUMENTS--(CONTINUED)
     Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers comprising the Partnership's customer base.

     The following methods and assumptions were used by the Partnership in estimating its fair value disclosures for financial instruments:

          Cash and cash equivalents: The carrying amount reported in the balance sheet for cash and cash equivalents approximates fair value.

          Debt: The carrying amounts of the Partnership's borrowings under its revolving credit arrangements approximate fair value as they bear interest at floating rates.

     The carrying amounts and fair values of the Partnership's financial instruments at December 31 approximate fair value.

     As required by its credit facilities, the Partnership enters into interest-rate swap agreements to modify the interest characteristics of its outstanding debt from a floating rate to a fixed rate basis. These agreements involve the payment of fixed rate amounts in exchange for floating rate interest receipts over the life of the agreement without an exchange of the underlying principal amount. The differential to be paid or received is accrued as interest rates change and is recognized as an adjustment to interest expense related to the debt. The related amount payable to or receivable from counterparties is included in other liabilities or assets. At December 31, 1998 the Partnership has entered into various interest rate swap and collar agreements effectively fixing interest rates between 5.35% and 6.16% on $301 million notional value of debt. The fair values of the swap agreements are not recognized in the financial statements and approximated $1.2 million at December 31, 1998.

K. RELATED PARTY TRANSACTIONS

     The Partnership has an agreement with Media One which enables the Partnership to obtain certain services (principally pay and basic cable programming services) and equipment at rates lower than those which would be available from independent parties. Management believes that the loss of such favorable rates could have a material adverse effect on the financial condition and results of operations of the Partnership. In each of the years ended December 31, 1996, 1997, and 1998, programming and other operating costs include approximately $.2 million of expenses related to programming services paid to Media One.

     In addition, in connection with the Contribution Agreement (see note D), Insight Indiana purchases substantially all of its pay television and other programming from affiliates of TCI. Charges for such programming were $1.4 million for the period from November 1, 1998 through December 31, 1998. Management believes that the programming rates charged by TCI affiliates are lower than those which would be available for independent parties.

     During the years ended December 31, 1996, 1997 and 1998 the Partnership reimbursed ICI for officers' salaries paid on its behalf of approximately $1.7 million, $1.6 million and $1.8 million, respectively.

     The General Partner leases, from an unaffiliated third party, office space in New York City for the Partnership's principal executive offices, and the Partnership reimburses the General Partner for the rent for such offices. For the years ended December 31, 1996, 1997 and 1998, the Partnership paid
$.4 million, $.4 million, and $.5 million for rent to the General Partner.

L. 401(K) PLAN

     The Partnership sponsors a savings and investment 401(k) Plan (the "Plan") for the benefit of its employees. ICI is also a sponsor of the Plan. All employees who have completed six months of employment and

                      INSIGHT COMMUNICATIONS COMPANY, L.P.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1998

L. 401(K) PLAN--(CONTINUED)
have attained age 21 are eligible to participate in the Plan. The Partnership makes matching contributions equal to 25% of the employee's contribution which is not in excess of 5% of the employee's wages. During 1996, 1997 and 1998 the Partnership matched contributions of approximately $49,000, $51,000 and $188,000, respectively.

M. COMMITMENTS AND CONTINGENCIES

     The Partnership leases and subleases equipment and office space under operating lease arrangements expiring through December 31, 2015. Future minimum rental payments required under operating leases are as follows:

                                                              (IN THOUSANDS)
1999.......................................................       $1,571
2000.......................................................        1,220
2001.......................................................        1,165
2002.......................................................          433
2003.......................................................          218
Thereafter.................................................          381
                                                                  ------
                                                                  $4,988
                                                                  ------
                                                                  ------

     Rental expense for the years ended December 31, 1996, 1997 and 1998 approximated $.7 million, $.7 million and $1 million, respectively.

     Certain of the Partnership's individual systems have been named in purported class actions in various jurisdictions concerning late fee charges and practices. Certain of the Partnership's cable television systems charge late fees to subscribers who do not pay their cable bills on time. Plaintiffs generally allege that the late fees charged by such cable television systems are not reasonably related to the costs incurred by the cable television systems as a result of the late payment. Plaintiffs seek to require cable television systems to provide compensation for alleged excessive late fee charges for past periods. These cases are at various stages of the litigation process. Based upon the facts available, management believes that, although no assurances can be given as to the outcome of these actions, the ultimate disposition of these matters should not have a material adverse effect upon the financial condition or results of operations of the Partnership.

     The Partnership is subject to other various legal proceedings that arise in the ordinary course of business. While it is impossible to determine with certainty the ultimate outcome of these matters, it is management's opinion that the resolution of these matters will not have a material adverse affect on the consolidated financial condition of the Partnership.


N. EARNINGS (LOSS) PER SHARE



     Earnings per share is calculated in accordance with FASB Statement No. 128 "Earnings Per Share". The partnership is in the process of completing an initial public offering and reorganizing as a corporation. The following table sets forth the computation of basic and diluted earnings (loss) per share. The anticipated exchange of limited partnership units for common stock are included at an exchange ratio of .399 shares per partnership unit and .238 shares for each redeemable Class B unit from their issuance date on January 29, 1998. The general partners' interest is reflected as outstanding in all periods. The warrants are included when dilutive. The accretion to redemption value of preferred limited units is treated as a reduction of earnings available to Common holders.

                      INSIGHT COMMUNICATIONS COMPANY, L.P.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1998


N. EARNINGS (LOSS) PER SHARE --(CONTINUED)


Basic earnings per share is computed using average shares outstanding during the period. Diluted earnings per share is basic earnings per share adjusted for the dilutive effects of the warrants.



                                                                                     YEAR ENDED DECEMBER 31,
                                                                                 --------------------------------
                                                                                   1996        1997        1998
                                                                                 --------    --------    --------
Numerator
  Net income (loss) from before extraordinary item............................   $ (2,335)   $ 79,125    $141,873
  Accretion of redeemable Class B units.......................................                             (5,729)
  Accretion of redeemable preferred limited units.............................     (5,421)    (15,275)
                                                                                 --------    --------    --------
Numerator for basic earnings (loss) per share.................................     (7,756)     63,850     136,144
Effect of dilutive securities.................................................         --          --       5,729
                                                                                 --------    --------    --------
Numerator for diluted earnings (loss) per share...............................     (7,756)     63,850     141,873
Denominator for basic income (loss) per share
Weighted average Class A units and general partner's interest.................     32,001      31,635      20,287
Effect of dilutive securities
  Redeemable Class B units....................................................         --          --      10,285
  Warrants....................................................................         --       2,519         621
                                                                                 --------    --------    --------
Potential dilutive securities.................................................         --       2,519      10,906
                                                                                 --------    --------    --------
Denominator for income (loss) per share.......................................     32,001      34,154      31,193
                                                                                 --------    --------    --------
                                                                                 --------    --------    --------
Basic income (loss) per share before extraordinary item.......................      $(.24)      $2.02       $6.71
Diluted income (loss) per share before extraordinary item.....................      $(.24)      $1.87       $4.55
Basic income (loss) per share ................................................      $(.26)      $1.86       $6.54
Diluted income (loss) per share ..............................................      $(.26)      $1.79       $4.60




     Pro forma loss per share has been calculated based upon the Partnership's pro forma loss for the year ended December 31, 1998 and the number of shares of common stock that will be outstanding excluding the number of shares to be sold in the aforementioned IPO. The pro forma loss for the year ended December 31, 1998 of $73.1 million (unaudited) includes the Partnership's net income for the year ended December 31, 1998 adjusted, principally to exclude the gain on cable system exchange and the gain on contribution of cable systems to the joint venture and to include the operations of Insight Indiana and the Intermedia VI Partnership as if they had been formed/acquired as of January 1, 1998. The number of pro forma shares of common stock outstanding of 32.9 million (unaudited) considers, the exercise of warrants as if they had been exercised as of the beginning of the year, the conversion of limited partnership units, the conversion of general partner's interest in the Partnership and the conversion of redeemable Class B units into shares of common stock. Options issuable upon completion of the IPO have not been included in the calculation of pro forma loss per share as they will be issued at the IPO price and, accordingly, would not impact pro forma loss per share.



     Upon completion of the IPO and reorganization as a corporation the authorized capitalization will consist of 300,000,000 shares of Class A common stock, par value $.01 per share, 100,000,000 shares of Class B common stock, par value $.01 per share, and 100,000,000 shares of preferred stock, par value $.01 per share.





O. SUBSEQUENT EVENTS



     On March 22, 1999, the Partnership exchanged its Franklin, Virginia cable system ("Franklin") servicing 9,182 subscribers for Falcon Cablevision's Scottsburg Indiana ("Scottsburg") cable system servicing 4,785 subscribers. In addition, the Partnership received $8 million in cash. In addition, on March 31, 1999, the Partnership acquired Michigan and Indiana Cable Associates, Ltd's Portland, Indiana and Americable International--Michigan Inc.'s Fort Recovery, Ohio cable systems ("Portland") servicing approximately 6,100 subscribers for approximately $10.9 million. The preliminary purchase price was allocated to the cable television assets acquired in relation to their fair values as increases in property and equipment of $2.3 million and franchise

                      INSIGHT COMMUNICATIONS COMPANY, L.P.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1998




O. SUBSEQUENT EVENTS--(CONTINUED)


costs of $8.6 million. Other assets and liabilities acquired in connection with the Scottsburg and Portland system acquisition were not significant. The Partnership will account for the acquisition of the Scottsburg and Portland systems as purchases.


     Subsequent to December 31, 1998, the Partnership entered into an agreement with Blackstone Capital Partners III Merchant Fund L.P. ("Blackstone") and a subsidiary of TCI to acquire their combined 50% interests in InterMedia Capital Partners VI, L.P. (the "InterMedia VI Partnership"), respectively, for approximately $335.0 million (inclusive of expenses) subject to adjustment. The InterMedia VI Partnership was formed in October 1997 by TCI, Blackstone and Intermedia Partners to acquire and operate contributed cable television systems servicing approximately 430,000 subscribers in four major markets in Kentucky, including Louisville, Lexington and Covington. Upon completion of the acquisition of its 50% interest in the InterMedia VI Partnership, the Partnership will have effective control of the InterMedia VI Partnership. Accordingly, the Partnership intends to account for the acquisition of its 50% interest in the InterMedia VI Partnership as a purchase and to consolidate its operations with those of the Partnership.

     The pro forma unaudited results of operations for the year ended
December 31, 1998 assuming the acquisition of the InterMedia VI Partnership had been consummated on January 1, 1998, follows (in thousands):

                                                                   1998
                                                                 --------
Revenues......................................................   $308,409
Income before extraordinary item..............................     59,474
Net income....................................................     59,617

     Subject to consummation of the acquisition, the Partnership will be appointed the manager of the IPVI Partnership and will earn a management fee equivalent to 3% of the InterMedia VI Partnership's revenues.

     The Partnership is in the process of filing a registration statement with the SEC for an initial public offering ("IPO") of its common stock. In connection therewith, upon completion of the IPO, the Partnership will be reconstituted as a corporation and its Limited Partnership and General Partnership units will be exchanged for common stock.

                      INSIGHT COMMUNICATIONS COMPANY, L.P.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                                         MARCH 31,
                                                                                                           1999
                                                                                                         ---------
                                                ASSETS
Cash and cash equivalents.............................................................................   $  29,667
Trade accounts receivable, net........................................................................       5,796
Due from Insight Communications of Central Ohio, LLC..................................................         136
Prepaid expenses and other............................................................................       3,469
Fixed assets, net.....................................................................................     164,203
Intangible assets, net................................................................................     480,069
Investment in Insight Communications of Central Ohio, LLC.............................................       4,036
                                                                                                         ---------
                                                                                                         $ 687,376
                                                                                                         ---------
                                                                                                         ---------

                                 LIABILITIES AND PARTNERS' DEFICIENCY
Accounts payable......................................................................................   $  30,378
Accrued expenses and other liabilities................................................................       4,943
Due to affiliates.....................................................................................         790
Interest payable......................................................................................       5,788
Debt..................................................................................................     592,663
                                                                                                         ---------
                                                                                                           634,562

Minority interest.....................................................................................       2,182

Redeemable Class B units, 47,215,859 units outstanding, net of
  issuance costs of $4,410............................................................................      54,444

Partners' deficiency..................................................................................      (3,812)
                                                                                                         ---------
                                                                                                         $ 687,376
                                                                                                         ---------
                                                                                                         ---------

                                 INSIGHT COMMUNICATIONS COMPANY, L.P.
                           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                             (UNAUDITED)
                                        (DOLLARS IN THOUSANDS)


                                                                                              THREE MONTHS ENDED
                                                                                                   MARCH 31
                                                                                                1998       1999
                                                                                              -------    --------
Revenue....................................................................................   $23,161    $ 45,377
Costs and expenses:
  Programming and other operating costs....................................................     6,474      13,263
  Selling, general and administrative......................................................     5,023      10,180
  Depreciation and amortization............................................................     5,801      25,739
                                                                                              -------    --------
                                                                                               17,298      49,182
                                                                                              -------    --------
Operating income (loss)....................................................................     5,863      (3,805)

Other income (expense):
  Gain on cable system exchanges...........................................................        --      19,762
  Interest expense.........................................................................    (5,771)    (10,493)
  Other expense............................................................................       (19)         (7)
                                                                                              -------    --------
                                                                                               (5,790)      9,262
                                                                                              -------    --------
Income before minority interest and equity in losses of Insight Communications of Central
  Ohio, LLC................................................................................        73       5,457
Minority interest..........................................................................        --       4,494
Equity in losses of Insight Communications of Central Ohio, LLC............................        --      (2,713)
                                                                                              -------    --------
Net income.................................................................................        73       7,238
Accretion of redeemable Class B units......................................................        --      (3,125)
                                                                                              -------    --------
Net income applicable to Class A units.....................................................   $    73    $  4,113
                                                                                              -------    --------
                                                                                              -------    --------

      See notes to unaudited condensed consolidated financial statements.

                      INSIGHT COMMUNICATIONS COMPANY, L.P.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                               THREE MONTHS ENDED
                                                                                                   MARCH 31
                                                                                              --------------------
                                                                                                1998        1999
                                                                                              --------    --------
Operating activities
  Net income...............................................................................   $     73    $  7,238
     Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization.......................................................      5,801      25,739
       Equity in losses of Insight Communications of Central Ohio, LLC.....................         --       2,713
       Gain on cable system exchanges......................................................         --     (19,762)
       Minority interest...................................................................         --      (4,494)
       Provision for losses on trade accounts receivable...................................        210         378
     Changes in operating assets and liabilities:
       Trade accounts receivable...........................................................       (212)      1,814
       Due from and to affiliates..........................................................         94       1,605
       Prepaid expenses and other assets...................................................        421      (1,871)
       Accounts payable....................................................................      4,074       6,088
       Accrued expenses and other liabilities..............................................     (4,347)        875
       Interest payable....................................................................      1,878      (1,870)
                                                                                              --------    --------
Net cash provided by operating activities..................................................      7,992      18,453
                                                                                              --------    --------

Investing activities
Purchases of fixed assets..................................................................     (3,099)    (20,831)
Purchase of cable television system........................................................    (84,101)     (2,900)
Increase in intangible assets, net.........................................................     (4,205)     (3,957)
                                                                                              --------    --------
Net cash used in investing activities......................................................    (91,405)    (27,688)
                                                                                              --------    --------

Financing activities
Proceeds from bank credit facility.........................................................     99,800      19,000
Issuance of Class B common units...........................................................     50,000          --
Class B common unit issuance costs.........................................................     (4,410)         --
Purchase of redeemable preferred limited units.............................................    (60,000)         --
Purchase of warrants.......................................................................        116          --
                                                                                              --------    --------
Net cash provided by financing activities..................................................     85,506      19,000
                                                                                              --------    --------
Net increase in cash and cash equivalents..................................................      2,093       9,765
Cash and cash equivalents, beginning of period.............................................      1,082      19,902
                                                                                              --------    --------
Cash and cash equivalents, end of period...................................................   $  3,175    $ 29,667
                                                                                              --------    --------
                                                                                              --------    --------

      See notes to unaudited condensed consolidated financial statements.

                      INSIGHT COMMUNICATIONS COMPANY, L.P.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                                 MARCH 31, 1999

A. ORGANIZATION

     Insight Communications Company, L.P., (the "Partnership"), is a Delaware limited partnership, that owns, operates, and manages cable television systems. Pursuant to the partnership agreement, the Partnership will terminate by March 31, 2020 unless further extended. As of March 31, 1999, the Partnership operates cable television systems in Illinois, California, Georgia, Indiana, Kentucky, and Ohio.

B. BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999.

     For further information, refer to the Partnership's financial statements and footnotes thereto for the year ended December 31, 1998, included elsewhere in this registration statement.

C. GAIN ON CABLE SYSTEM EXCHANGES

     On March 22, 1999 the Partnership exchanged its Franklin, Virginia cable system ("Franklin") servicing approximately 9,200 subscribers for Falcon Cable's Scottsburg ("Scottsburg") Indiana system servicing approximately 4,100 subscribers. Pursuant to section 1031 of the Internal Revenue Code, such transaction was treated as a Tax Free Like-Kind Exchange. In connection with the exchange, the Partnership received $8 million in cash which was held on deposit with a qualified intermediary (see Note D). Furthermore, on February 1, 1999, the Partnership exchanged its Oldham Kentucky cable system ("Oldham") servicing approximately 8,500 subscribers for Intermedia Partners of Kentucky L.P.'s Henderson, Kentucky cable system ("Henderson") servicing approximately 10,600 subscribers. These transactions have been accounted for by the Partnership as sales of the Franklin and Oldham systems and purchases of the Scottsburg and Henderson systems. Accordingly, based upon the preliminary purchase price allocation, the Scottsburg and Henderson systems have been included in the accompanying condensed consolidated balance sheets at their fair values (approximately $31.3 million) and the Partnership recognized a gain on the sale of the Franklin and Oldham systems of approximately $19.8 million, which amount represents the difference between the carrying value of the Franklin and Oldham Systems and their fair value. The Scottsburg and Henderson Systems purchase price was allocated to the cable television assets acquired in relation to their fair values as increases in property and equipment of $5.7 million and franchise costs of $25.6 million. Franchise costs arising from the acquisition of the Scottsburg and Henderson systems are being amortized on the straight-line method over a period of 15 years.

D. PURCHASE OF CABLE SYSTEM

     On March 31, 1999 the Partnership acquired Americable International of Florida Inc.'s Portland, Indiana and Fort Recovery, Ohio cable systems ("Portland") servicing approximately 6,100 subscribers for $10.9 million. The preliminary purchase price was allocated to the cable television assets acquired in relation to their fair values as increases in property and equipment of $2.3 million and franchise costs of $8.6 million. The Partnership has accounted for the acquisition of the Portland system as a purchase. The Partnership paid for the acquisition with borrowings under its credit facilities and with the $8 million of cash received in the Franklin/Scottsburg Exchange (see Note C) and held on deposit with a qualified intermediary.

                      INSIGHT COMMUNICATIONS COMPANY, L.P.
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                                  (UNAUDITED)
                                 MARCH 31, 1999

E. COMMITMENTS AND CONTINGENCIES

     Certain of the Partnership's individual systems have been named in purported class actions in various jurisdictions concerning late fee charges and practices. Certain of the Partnership's cable television systems charge late fees to subscribers who do not pay their cable bills on time. Plaintiffs generally allege that the late fees charged by such cable television systems are not reasonably related to the costs incurred by the cable television systems as a result of the late payment. Plaintiffs seek to require cable television systems to provide compensation for alleged excessive late fee charges for past periods. These cases are at various stages of the litigation process. Based upon the facts available, management believes that, although no assurances can be given as to the outcome of these actions, the ultimate disposition of these matters should not have a material adverse effect upon the financial condition or results of operations of the Partnership.

     The Partnership is subject to other various legal proceedings that arise in the ordinary course of business. While it is impossible to determine with certainty the ultimate outcome of these matters, it is management's opinion that the resolution of these matters will not have a material adverse affect on the consolidated financial condition of the Partnership.

F. SUBSEQUENT EVENTS

     The Partnership has entered into an agreement with Blackstone Capital Partners III Merchant Fund L.P. ("Blackstone") and a subsidiary of TCI to acquire their combined 50% interest in InterMedia Partners VI, L.P. (the "IPVI Partnership") for approximately $335.0 million (inclusive of expenses) plus assumed debt. The IPVI Partnership was formed in August 1996 by TCI, Blackstone and Intermedia Partners to acquire and operate cable television systems servicing approximately 430,000 subscribers in four major markets in Kentucky, including Louisville, Lexington, Bowling Green and Covington.

     In a separate agreement, the Partnership will be appointed the manager of the IPVI Partnership and will earn a management fee equivalent to 3% of the IPVI Partnership's revenues.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
InterMedia Capital Partners VI, L.P.:

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of partners' capital and of cash flows present fairly, in all material respects, the financial position of InterMedia Capital Partners VI, L.P. (the Partnership) and its subsidiaries at
December 31, 1998, and the results of their operations and their cash flows for the period from April 30, 1998 (commencement of operations) to December 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PRICEWATERHOUSECOOPERS LLP

San Francisco, California
March 26, 1999

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.

                           CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

                                                                                                       DECEMBER 31,
                                                                                                          1998
                                                                                                       ------------
                                               ASSETS
Cash and cash equivalents...........................................................................     $  2,602
Accounts receivable, net of allowance for doubtful accounts of $2,692...............................       15,160
Receivable from affiliates..........................................................................        7,532
Prepaids and other current assets...................................................................        1,049
                                                                                                         --------
Total current assets................................................................................       26,343
Intangible assets, net..............................................................................      632,002
Property and equipment, net.........................................................................      243,100
Other non-current assets............................................................................        3,045
                                                                                                         --------
Total assets........................................................................................     $904,490
                                                                                                         --------
                                                                                                         --------

                                 LIABILITIES AND PARTNERS' CAPITAL
Accounts payable and accrued liabilities............................................................     $ 23,541
Payable to affiliates...............................................................................        2,913
Deferred revenue....................................................................................       11,429
Accrued interest....................................................................................        5,529
                                                                                                         --------
Total current liabilities...........................................................................       43,412
Deferred channel launch revenue.....................................................................        7,767
Long-term debt......................................................................................      726,000
Other long-term liabilities.........................................................................          411
                                                                                                         --------
Total liabilities...................................................................................      777,590
                                                                                                         --------
Commitments and contingencies
Total partners' capital.............................................................................      126,900
                                                                                                         --------
Total liabilities and partners' capital.............................................................     $904,490
                                                                                                         --------
                                                                                                         --------

        See accompanying notes to the consolidated financial statements.

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                                                             FOR THE PERIOD
                                                                                             APRIL 30, 1998
                                                                                       (COMMENCEMENT OF OPERATIONS)
                                                                                          TO DECEMBER 31, 1998
                                                                                       ----------------------------
Revenues:
  Basic and cable services..........................................................             $ 91,970
  Pay service.......................................................................               18,500
  Other service.....................................................................               20,995
                                                                                                 --------
                                                                                                  131,465
                                                                                                 --------
Costs and expenses:
  Program fees......................................................................               30,106
  Other direct expenses.............................................................               11,794
  Selling, general and administrative expenses......................................               27,884
  Management and consulting fees....................................................                1,350
  Depreciation and amortization expenses............................................               88,135
                                                                                                 --------
                                                                                                  159,269
                                                                                                 --------
Loss from operations................................................................              (27,804)
                                                                                                 --------
Other income (expense):
  Interest and other income.........................................................                  323
  Interest expense..................................................................              (38,561)
  Other expense.....................................................................                 (640)
                                                                                                 --------
                                                                                                  (38,878)
                                                                                                 --------
Net loss............................................................................             $(66,682)
                                                                                                 --------
                                                                                                 --------

        See accompanying notes to the consolidated financial statements.

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.

             CONSOLIDATED STATEMENT OF CHANGES IN PARTNERS CAPITAL
                             (DOLLARS IN THOUSANDS)

                                                                                           FOR THE PERIOD
                                                                                           APRIL 30, 1998
                                                                                    (COMMENCEMENT OF OPERATIONS)
                                                                                        TO DECEMBER 31, 1998
                                                                                   -------------------------------
                                                                                   GENERAL    LIMITED
                                                                                   PARTNER    PARTNERS     TOTAL
                                                                                   -------    --------    --------
Cash contributions..............................................................     $ 2      $102,032    $102,034
In-kind contributions...........................................................      --       100,000     100,000
Syndication costs...............................................................      --        (8,452)     (8,452)
Net loss........................................................................      --       (66,682)    (66,682)
                                                                                     ---      --------    --------
Balance at December 31, 1998....................................................     $ 2      $126,898    $126,900
                                                                                     ---      --------    --------
                                                                                     ---      --------    --------

        See accompanying notes to the consolidated financial statements.

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                              FOR THE PERIOD
                                                                                              APRIL 30, 1998
                                                                                        (COMMENCEMENT OF OPERATIONS)
                                                                                           TO DECEMBER 31, 1998
                                                                                        ----------------------------

Cash flows from operating activities:
  Net loss...........................................................................            $  (66,682)
     Depreciation and amortization...................................................                88,528
     Changes in assets and liabilities:
       Accounts receivable...........................................................                (3,455)
       Receivable from affiliate.....................................................                (7,532)
       Prepaids and other current assets.............................................                  (739)
       Other non-current assets......................................................                (3,035)
       Accounts payable and accrued liabilities......................................                10,557
       Payable to affiliates.........................................................                 2,913
       Deferred revenue..............................................................                 2,962
       Deferred channel launch revenue...............................................                 5,314
       Other long-term liabilities...................................................                   226
       Accrued interest..............................................................                 5,529
                                                                                                 ----------

Cash flows from operating activities.................................................                34,586
                                                                                                 ----------

Cash flows from investing activities:
  Costs incurred in connection with contributed systems..............................                (3,629)
  Property and equipment.............................................................               (36,745)
  Intangible assets..................................................................                   (66)
                                                                                                 ----------

Cash flows from investing activities.................................................               (40,440)
                                                                                                 ----------

Cash flows from financing activities:
  Debt issue costs...................................................................                (7,395)
  Proceeds from long-term debt.......................................................               726,000
  Repayment of debt assumed, net of cash acquired....................................              (803,731)
  Contributed capital................................................................               102,034
  Syndication costs..................................................................                (8,452)
                                                                                                 ----------

Cash flows from financing activities.................................................                 8,456
                                                                                                 ----------
Net change in cash and cash equivalents..............................................                 2,602
Cash and cash equivalents, beginning of period.......................................                    --
                                                                                                 ----------
Cash and cash equivalents, end of period.............................................            $    2,602
                                                                                                 ----------
                                                                                                 ----------

        See accompanying notes to the consolidated financial statements.

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

1. THE PARTNERSHIP AND BASIS OF PRESENTATION

     InterMedia Capital Partners VI, L.P. ("ICP-VI"), a Delaware limited partnership, was formed in October 1997 for the purpose of acquiring and operating cable television systems located in the state of Kentucky. The Partnership commenced business on April 30, 1998 upon contribution of cable television systems serving subscribers throughout western and central Kentucky (the "Systems") with significant concentrations in the state's four largest cities: Lexington, Louisville, Covington and Bowling Green. ICP-VI and its directly and indirectly majority-owned subsidiaries, InterMedia Partners Group VI, L.P. ("IPG-VI"), InterMedia Partners VI, L.P. ("IP-VI"), and InterMedia Partners of Kentucky, L.P. ("IP-KY") are collectively referred to as the "Partnership." Prior to April 30, 1998, the Partnership had no operations.

     On April 30, 1998, the Partnership obtained capital contributions from its limited and general partners of $202,034, including an in-kind contribution of the Systems. InterMedia Capital Management VI, LLC ("ICM-VI LLC"), a Delaware limited liability company, is the 0.001% general partner of ICP-VI. The Systems were contributed by affiliates of Tele-Communications, Inc. ("TCI"), a 49.5% limited partner of ICP-VI. TCI's 49.5% interest consists of a 49.005% direct ownership interest issued in exchange for its in-kind contribution (see
Note 3--Contribution of Cable Properties) and an indirect ownership of 0.495% through its 49.55% limited partner interest in InterMedia Capital Management VI, L.P. ("ICM-VI LP"), a California limited partnership, which owns a 0.999% limited partner interest in ICP-VI. Blackstone Cable Acquisition Company, LLC ("Blackstone"), a 49.5% limited partner of ICP-VI, contributed $100,000 in cash.

     As of December 31, 1998, the Partnership served approximately 426,400 subscribers (unaudited) and encompassed approximately 655,200 homes passed (unaudited).

     The Partnership's contributed cable television systems were structured as leveraged transactions and a significant portion of the assets contributed are intangible assets which are being amortized over one to fourteen years. Therefore, as was planned, the Partnership has incurred substantial book losses. Of the total net losses of $66,682, non-cash charges have aggregated $88,528. These charges consist of $35,036 of depreciation of property and equipment and $53,492 of amortization of intangible assets predominately related to franchise rights.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of consolidation

     The consolidated financial statements include the accounts of ICP-VI and its directly and indirectly majority-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

  Cash equivalents

     The Partnership considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

  Revenue recognition

     Cable television service revenue is recognized in the period in which the services are provided to customers. Deferred revenue represents revenue billed in advance and deferred until cable service is provided. Installation fees are recognized immediately into revenue to the extent of direct selling costs incurred. Any fees in excess of such costs are deferred and amortized into income over the period that customers are expected to remain connected to the cable television system.

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.

                             (DOLLARS IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Property and equipment

     Additions to property and equipment, including new customer installations, are recorded at cost. Self-constructed fixed assets include materials, labor and overhead. Costs of disconnecting and reconnecting cable service are expensed. Expenditures for maintenance and repairs are charged to expense as incurred. Expenditures for major renewals and improvements are capitalized. Capitalized plant is written down to recoverable values whenever recoverability through operations or sale of the systems becomes doubtful.

     Depreciation is computed using the double-declining balance method over the following estimated useful lives:

                                                                      YEARS
                                                                      ------
Cable television plant.............................................    5-10
Buildings and improvements.........................................     10
Furniture and fixtures.............................................    3-7
Equipment and other................................................    3-10

  Intangible assets

     The Partnership has franchise rights to operate cable television systems in various towns and political subdivisions. Franchise rights are being amortized over the lesser of the remaining lives of the franchises or the base fourteen-year term of ICP-VI which expires on April 30, 2012. Remaining franchise lives range from one to eighteen years.

     The Partnership acquired a long term programming agreement (the "Programming Agreement"), as described in Note 3--"Contribution of Cable Properties." The Programming Agreement is valued at $150,000 and is being amortized on a straight line basis over the fourteen year term of ICP-VI.

     Debt issue costs are included in intangible assets and are being amortized over the terms of the related debt.

     Costs associated with potential acquisitions are initially deferred. For acquisitions which are completed, related costs are capitalized as part of the purchase price of assets acquired. For those acquisitions not completed, related costs are expensed in the period the acquisition is abandoned.

     Capitalized intangibles are written down to recoverable values whenever recoverability through operations or sale of the systems becomes doubtful. Each year, the Partnership evaluates the recoverability of the carrying value of its intangible assets by assessing whether the projected cash flows, including projected cash flows from sale of the systems, is sufficient to recover the unamortized costs of these assets.

  Interest rate swaps

     Under an interest rate swap, the Partnership agrees with another party to exchange interest payments at specified intervals over a defined term. Interest payments are calculated by reference to the notional amount based on the difference between the fixed and variable rates pursuant to the swap agreement. The net interest received or paid as part of the interest rate swap is accounted for as an adjustment to interest expense.

  Income taxes

     No provision or benefit for income taxes is reported by the Partnership because, as partnerships, the tax effects of ICP-VI and its majority-owned subsidiaries' results of operations accrue to the partners.

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.

                             (DOLLARS IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Partners' capital

     Syndication costs incurred to raise capital have been charged to partners' capital.

  Allocation of profits and losses

     Profits and losses are allocated in accordance with the provisions of ICP-VI's partnership agreement, dated October 30, 1997, generally as follows:

          Losses are allocated first to the partners to the extent of and in accordance with relative capital contributions; second, to the partners which loaned money to the Partnership to the extent of and in accordance with relative loan amounts; and third, to the partners in accordance with relative capital contributions.

          Profits are allocated first to the partners which loaned money to the Partnership and to the extent of and proportionate to previously allocated losses relating to such loans; second, among the partners in accordance with relative capital contributions, in an amount sufficient to yield a pre-tax return of 10% per annum on their capital contributions; and third, 5.3% to the general partner and 14.7% to ICM-VI LP, and 80% to the limited and general partners in accordance with relative capital contributions.

  Use of estimates in the preparation of financial statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Disclosures about fair value of financial instruments

     The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate the fair value:

          Current assets and current liabilities: The carrying value of receivables, payables, deferred revenue, and accrued liabilities approximates fair value due to their short maturity.

          Long-term debt: The fair value of the Partnership's borrowings under the bank term loans and revolving credit facility are estimated based on the borrowing rates currently available to the Partnership for obligations with similar terms.

          Interest rate swaps: The estimated fair value of the interest rate swaps is based on the current value in the market for agreements with similar terms and adjusted for the holding period.

  New accounting pronouncements

     In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income (FAS 130), which establishes standards for reporting and disclosure of comprehensive income and its components. FAS 130 is effective for fiscal years beginning after December 15, 1997 and requires reclassification of financial statements for earlier periods to be provided for comparative purposes. The Partnership's total comprehensive loss for all periods presented herein did not differ from those amounts reported as net loss in the consolidated statement of operations.

     In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (FAS 133). FAS 133 is effective for all quarters of all fiscal years

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.

                             (DOLLARS IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

beginning after June 15, 1999 (January 1, 2000 for the Partnership). FAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. Management of the Partnership anticipates that, due to its limited use of derivative instruments, the adoption of FAS 133 will not have a significant effect on the Partnership's results of operation, financial position or cash flows.

3. CONTRIBUTION OF CABLE PROPERTIES

     On April 30, 1998, the Partnership borrowed $730,000 under new bank term loans and a revolving credit facility and received equity contributions from its partners of $202,034, consisting of $102,034 in cash and $100,000 of in-kind contributions from TCI and another limited partner of ICP-VI. ICP-VI assumed debt from TCI of $803,743 and issued a combined 49.5% limited partner interest to TCI and another limited partner, in exchange for the contributed systems with a fair market value of $753,743 and a long-term programming fee discount agreement valued at $150,000. The TCI debt assumed was repaid with proceeds from the borrowings under the bank loans and the cash contributions received from ICP-VI's partners.

     The total cost of the Systems contributed was as follows:

Value of debt assumed from TCI................................   $803,743
Costs incurred in connection with the contributed systems.....      3,629
Value of equity exchanged.....................................    100,000
                                                                 --------
                                                                 $907,372
                                                                 --------
                                                                 --------

     The Partnership's allocation of costs related to the contributed systems is as follows:

Tangible assets...............................................   $234,143
Intangible assets.............................................    528,033
Programming agreement.........................................    150,000
Current assets................................................     12,037
Current liabilities...........................................    (12,389)
Non-current liabilities.......................................     (4,452)
                                                                 --------
Net assets contributed........................................   $907,372
                                                                 --------
                                                                 --------

4. INTANGIBLE ASSETS

     Intangible assets as of December 31, 1998 consist of the following:

Franchise rights..............................................   $528,073
Programming agreement.........................................    150,000
Debt issue costs..............................................      7,395
Other.........................................................         26
                                                                 --------
                                                                  685,494
Accumulated amortization......................................    (53,492)
                                                                 --------
                                                                 $632,002
                                                                 --------
                                                                 --------

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.

                             (DOLLARS IN THOUSANDS)

5. PROPERTY AND EQUIPMENT

     Property and equipment as of December 31, 1998 consist of the following:

Land..........................................................   $  6,028
Cable television plant........................................    213,826
Buildings and improvements....................................      2,470
Furniture and fixtures........................................      2,958
Equipment and other...........................................     20,279
Construction in progress......................................     30,246
                                                                 --------
                                                                  275,807
Accumulated depreciation......................................    (32,707)
                                                                 --------
                                                                 $243,100
                                                                 --------
                                                                 --------

6. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

     Accounts payable and accrued liabilities as of December 31, 1998 consist of the following:

Accounts payable..............................................   $  1,387
Accrued program costs.........................................      2,974
Accrued franchise fees........................................      2,050
Accrued copyright fees........................................        346
Accrued capital expenditures..................................      7,248
Accrued property and other taxes..............................      4,523
Other accrued liabilities.....................................      5,013
                                                                 --------
                                                                 $ 23,541
                                                                 --------
                                                                 --------

7. CHANNEL LAUNCH REVENUE

     During the period ended December 31, 1998, the Partnership received payments of $1,776 from certain programmers to launch and promote their new channels. Also, during 1998 the Partnership recorded receivables from two programmers, of which $5,855 remains outstanding at December 31, 1998. In connection with the contribution of the Systems, the Partnership assumed deferred launch support revenue and obligations of $4,452. Of the total amount recorded, the Partnership recognized advertising revenue of $911 for advertisements provided by the Partnership to promote the new channels. The remainder is being amortized over the remaining terms of the program agreements which range between eight and ten years, of which $1,406 was amortized and recorded as other service revenue for the period ended December 31, 1998.

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.

                             (DOLLARS IN THOUSANDS)

8. LONG-TERM DEBT

     Long-term debt as of December 31, 1998 consists of the following:

Senior Debt:
  Bank revolving credit facility, $325,000 commitment as of December 31, 1998, interest currently at LIBOR plus 1.625% (6.817%) or ABR plus .625% (8.625%) payable quarterly,
     matures October 31, 2006...............................................................   $199,000
  Bank Term Loan A; interest at LIBOR plus 2.000% (7.188%) payable quarterly, matures
     September 30, 2007.....................................................................    100,000
  Bank Term Loan B; interest at LIBOR plus 2.125% (7.313%) payable quarterly, matures
     December 31, 2007......................................................................    250,000
                                                                                               --------
     Total senior debt......................................................................    549,000
                                                                                               --------
Subordinated Debt:
  Bank Term Loan A; interest at LIBOR plus 2.750% (7.935%) payable quarterly, matures
     April 30, 2008.........................................................................    125,000
  Bank Term Loan B; $60,000 commitment as of December 31, 1998, interest at LIBOR plus
     0.300% (5.5500%) payable quarterly, matures May 31, 1999...............................     52,000
                                                                                               --------
     Total subordinated debt................................................................    177,000
                                                                                               --------
     Total debt.............................................................................   $726,000
                                                                                               --------
                                                                                               --------

     The Partnership's bank debt is outstanding under a revolving credit facility and term loan agreements executed by the Partnership on April 30, 1998 (the "Bank Facility"). The revolving credit facility currently provides for $325,000 of available credit. Starting June 30, 2001, revolving credit facility commitments will be permanently reduced quarterly by increments ranging from $7,500 to $40,000 through maturity on October 31, 2006. The senior Term Loan A requires quarterly principal payments of $250 starting June 30, 2001 with final payments in two equal installments of $47,125 on March 31 and September 30, 2007. The senior Term Loan B requires quarterly principal payments of $625 starting June 30, 2001 with final payments in two equal installments of $117,188 on September 30 and December 31, 2007. The subordinated Term Loan A requires quarterly principal payments of $313 starting June 30, 2001 with final payments in two equal installments of $58,281 on January 31 and April 30, 2008.

     Total borrowings outstanding under the subordinated Term Loan B are due and payable on May 31, 1999. The Partnership plans to extend the maturity date to early 2000 and renegotiate the terms of the subordinated Term Loan B. The renegotiations are expected to result in higher interest rates on the loan. Under the ICP-VI Partnership agreement, if the Partnership is not able to successfully extend the maturity date or refinance the debt, TCI and Blackstone are obligated to make additional capital contributions in an amount equal to the borrowings under the subordinated Term Loan B. Accordingly, the subordinated Term Loan B has been classified as a long-term debt.

     Advances under the Bank Facility are available under interest rate options related to the base rate of the administrative agent for the Bank Facility ("ABR") or LIBOR. Interest rates vary on borrowings under the revolving credit facility from LIBOR plus 0.500% to LIBOR plus 1.875% or ABR to ABR plus 0.875% based on the Partnership's ratio of senior debt to annualized semi-annual cash flow, as defined ("Senior Leverage Ratio"). Interest rates vary on borrowings under the senior Term Loan A from LIBOR plus 1.500% to LIBOR plus 2.125% or ABR plus 0.500% to ABR plus 1.125%, and under the senior Term Loan B from LIBOR plus 1.750% to LIBOR plus 2.250% or ABR plus 0.750% to ABR plus 1.250% based on the Partnership's Senior Leverage Ratio. Interest rates on borrowings under the subordinated Term Loan A are at LIBOR plus 2.75% or ABR plus 2.75%, and under the subordinated Term Loan B are at LIBOR plus 0.300% or ABR plus 0.300%. The Bank Facility requires quarterly interest payments, or more frequent interest payments if a shorter period is selected

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.

                             (DOLLARS IN THOUSANDS)

8. LONG-TERM DEBT--(CONTINUED)

under the LIBOR option, and quarterly payment of fees on the unused portion of the revolving credit facility and the subordinated Term Loan B at 0.375% per annum when the Senior Leverage Ratio is greater than 5.0:1.0 and at 0.250% when the Senior Leverage Ratio is less than or equal to 5.0:1.0.

     The Partnership has entered into interest rate swap agreements in the aggregate notional principal amount of $500,000 to establish long-term fixed interest rates on its variable rate debt. Under the swap agreements, the Partnership pays quarterly interest at fixed rates ranging from 5.850% to 5.865% and receives quarterly interest payments equal to LIBOR. The agreements expire July 2003. At December 31, 1998, the fair market value of the interest rate swaps was approximately $(14,493).

     Borrowings under the Bank Facility, excluding the subordinated Term Loan B, ("Permanent Debt") are secured by the partnership interests of IPG-VI and IP-VI's subsidiaries and negative pledges of the stock and assets of certain TCI subsidiaries that are parties to an agreement ("Keepwell Agreement") to support the Permanent Debt. Under the Keepwell Agreement, the TCI subsidiaries are required to make loans to IPG-VI and IP-VI in an amount not to exceed $489,500 if (i) IPG-VI or IP-VI fails to make payment of principal in accordance with the respective debt agreements, or (ii) amounts due under the respective debt agreements have been accelerated for non-payment or bankruptcy. The subordinated Bank Term Loan B is secured by guarantees of TCI and Blackstone.

     The debt agreements contain certain covenants which restrict the Partnership's ability to encumber assets, make investments or distributions, retire partnership interests, pay management fees currently, incur or guarantee additional indebtedness and purchase or sell assets. The debt agreements also include financial covenants which require minimum interest and debt coverage ratios and specify maximum debt to cash flows ratios.

     Annual maturities of long-term debt at December 31, 1998 are as follows:

1999..........................................................   $     --
2000..........................................................     52,000
2001..........................................................      3,562
2002..........................................................      4,750
2003..........................................................      4,750
Thereafter....................................................    660,938
                                                                 --------
                                                                 $726,000
                                                                 --------
                                                                 --------

     Borrowings under the Bank Facility are at rates that would be otherwise currently available to the Partnership. Accordingly, the carrying amounts of bank borrowings outstanding as of December 31, 1998, approximate their fair value.

9. RELATED PARTY TRANSACTIONS

     ICM-VI LP provides certain management and administrative services to the Partnership for a per annum fee of 1% of ICP-VI's total non-preferred partner contributions ("ICM Management Fee") offset by certain expenses of the Partnership, as defined, up to an amount equal to $500. In order to support the Partnership's debt, 50% of the net ICM Management Fee is deferred until the Partnership's Senior Leverage Ratio is less than five times. The remaining 50% of the net ICM Management Fee is payable quarterly in advance. Any deferred ICM Management Fee bears interest at 10%, compounded annually, payable upon payment of the deferred management fee.

     Based on current capital contributions, the management fee per annum is $2,020 less partnership expenses of $500.

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.

                             (DOLLARS IN THOUSANDS)

9. RELATED PARTY TRANSACTIONS--(CONTINUED)

     Pursuant to ICP-VI's partnership agreement, on April 30, 1998 the Partnership prepaid $1,000 of the ICM Management Fee. ICM Management Fee expense for the period ended December 31, 1998 amounted to $1,013. At December 31, 1998, the Partnership has a non-current payable to ICM-VI LP of $13.

     In connection with raising its capital, the Partnership paid transaction fees of $4,942 to both TCI and Blackstone on April 30, 1998. The amount has been recorded as syndication costs.

     InterMedia Management, Inc. ("IMI") is the sole member of ICM-VI LLC. IMI has entered into an agreement with the Partnership to provide accounting and administrative services at cost. IMI also provides such services to other cable systems which are affiliates of the Partnership. Administrative fees charged by IMI for the period ended December 31, 1998 were $2,495. Receivable from affiliate includes $628 of advances to IMI, net of administrative fees charged by IMI, and operating expenses paid by IMI on behalf of the Partnership.

     The Partnership pays monitoring fees of $250 per annum to each of TCI and Blackstone. 50% of the monitoring fees are deferred until the Partnership's Senior Leverage Ratio is less than five times in order to support the Partnership's debt. The remaining 50% is payable quarterly in advance. Any deferred monitoring fees bear interest at 10%, compounded annually, payable upon payment of the deferred monitoring fees.

     Pursuant to ICP-VI's partnership agreement, on April 30, 1998, the Partnership prepaid its monitoring fees for the period from April 30, 1999 through April 29, 2000. The Partnership recorded monitoring fee expense of $333 for the period from April 30, 1998 through December 31, 1998 and has a non-current payable of $83 each to TCI and Blackstone at December 31, 1998.

     As an affiliate of TCI, the Partnership is able to purchase programming services from a subsidiary of TCI. Management believes that the overall programming rates made available through this relationship are lower than the Partnership could obtain separately. Such volume rates may not continue to be available in the future should TCI's ownership in the Partnership significantly decrease. Programming fees charged by the TCI subsidiary for the period ended December 31, 1998 amounted to $22,183. Payable to affiliates includes programming fees payable to the TCI subsidiary of $2,913 at December 31, 1998.

     The Partnership entered into an agreement with an affiliate of TCI to manage the Partnership's advertising business and related services for an annual fixed fee per advertising sales subscriber, as defined by the agreement. In addition to the annual fixed fee, TCI will be entitled to varying percentage shares of the incremental growth in annual cash flow from advertising sales above specified targets. Management fees charged by the TCI subsidiary for the period ended December 31, 1998 amounted to $563. Receivable from affiliates at December 31, 1998 includes $6,904 of receivables from TCI for advertising sales.

10. CABLE TELEVISION REGULATION

     Cable television legislation and regulatory proposals under consideration from time to time by Congress and various federal agencies have in the past, and may in the future, materially affect the Partnership and the cable television industry.

     The cable industry is currently regulated at the federal and local levels under the Cable Act of 1984, the Cable Act of 1992 (the "1992 Act"), the Telecommunications Act of 1996 (the "1996 Act") and regulations issued by the Federal Communications Commission ("FCC") in response to the 1992 Act. FCC regulations govern the determination of rates charged for basic, expanded basic and certain ancillary services, and cover a number of other areas including customer service and technical performance standards, the required transmission of certain local broadcast stations and the requirement to negotiate retransmission consent from major network and certain local television stations. Among other provisions, the 1996 Act will eliminate rate regulation on the expanded basic tier effective March 31, 1999.

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.

                             (DOLLARS IN THOUSANDS)

10. CABLE TELEVISION REGULATION--(CONTINUED)

     Current regulations issued in connection with the 1992 Act empower the FCC and/or local franchise authorities to order reductions of existing rates which exceed the maximum permitted levels and require refunds measured from the date a complaint is filed in some circumstances or retroactively for up to one year in other circumstances. Management believes it has made a fair interpretation of the 1992 Act and related FCC regulations in determining regulated cable television rates and other fees based on the information currently available.

     Many aspects of regulations at the federal and local levels are currently the subject of judicial review and administrative proceedings. In addition, the FCC continues to conduct rulemaking proceedings to implement various provisions of the 1996 Act. It is not possible at this time to predict the ultimate outcome of these reviews or proceedings or their effect on the Partnership.

11. COMMITMENTS AND CONTINGENCIES

     The Partnership is committed to provide cable television services under franchise agreements with remaining terms of up to eighteen years. Franchise fees of up to 5% of gross revenues are payable under these agreements.

     Current FCC regulations require that cable television operators obtain permission to retransmit major network and certain local television station signals. The Partnership has entered into long-term retransmission agreements with all applicable stations in exchange for in-kind and/or other consideration.

     The Partnership is subject to litigation and other claims in the ordinary course of business. In the opinion of management, the ultimate outcome of any existing litigation or other claims will not have a material adverse effect on the Partnership's financial position, results of operations or cash flows.

     The Partnership has entered into pole rental agreements and leases certain of its facilities and equipment under non-cancelable operating leases. Minimum rental commitments at December 31, 1998 for the next five years and thereafter under these leases are as follows:

1999.............................................................   $  641
2000.............................................................      558
2001.............................................................      274
2002.............................................................      129
2003.............................................................      100
Thereafter.......................................................      156
                                                                    ------
                                                                    $1,858
                                                                    ------
                                                                    ------

     Rent expense, including pole rental agreements was $1,003, for the period ended December 31, 1998.

12. SUPPLEMENTAL DISCLOSURES TO CONSOLIDATED STATEMENT OF CASH FLOWS

     During the period from April 30, 1998 through December 31, 1998, the Partnership paid interest of $32,465.

     As described in Note 3 (Contribution of Cable Properties), on April 30, 1998 the Partnership received, from TCI and another limited partner, in-kind contributions of cable television systems located in Kentucky. In connection with the contribution, the Partnership repaid debt assumed of $803,743 and incurred fees of $3,629.

13. EMPLOYEE BENEFIT PLAN

     The Partnership participates in the InterMedia Partners Tax Deferred Savings Plan, which covers all full-time employees who have completed at least six months of employment. Such Plan provides for a base employee contribution of 1% and a maximum of 15% of compensation. The Partnership's matching contributions under such Plan are at the rate of 50% of the employee's contributions, up to a maximum of 5% of compensation.

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.

                             (DOLLARS IN THOUSANDS)

14. SUBSEQUENT EVENTS

     On February 1, 1999, the Partnership exchanged with Insight Communications of Indiana, LLC its cable television assets located in and around Henderson, Kentucky for cable television assets located in and around Oldham County, Kentucky plus $4,000, subject to adjustments. The exchange is expected to result in a gain.

     On February 17, 1999 and March 11, 1999, the Partnership entered into agreements with FrontierVision to exchange its cable television assets located in and around Danville, Kentucky for cable television assets located in and around Boone County, Kentucky plus $11,689, subject to adjustments. The exchanges are expected to result in a gain.

     On March 8, 1999, the Partnership's general and limited partners, except for TCI, entered into a letter of intent with Insight Communications Company, L.P. to sell their partnership interests in ICP-VI. The sale is expected to close during the third quarter of 1999. Upon the sale, Insight Communications Company L.P. is expected to manage the Partnership.

15. EVENTS SUBSEQUENT TO THE REPORT OF INDEPENDENT ACCOUNTANTS (UNAUDITED)

     On April 18, 1999, the Partnership's general and limited partners, except for TCI, entered into an agreement with Insight Communications Company, L.P. for the sale of their partnership interests in ICP-VI.

     On April 30, 1999 the Partnership was named as an additional defendant in a purported class action which was originally filed in January 1998 against TCI and certain of its affiliates in the State of Kentucky concerning late fee charges and practices. Certain cable systems owned by the Partnership charge late fees to customers who do not pay their cable bills on time. These late fee cases challenge the amount of the late fees and the practices under which they are imposed. The Plaintiffs raise claims under state consumer protection statutes, other state statutes, and common law. Plaintiffs generally allege that the late fees charged by the Partnership's cable systems in the State of Kentucky are not reasonably related to the costs incurred by the cable systems as a result of late payment. Plaintiffs seek to require cable systems to reduce their late fees on a prospective basis and to provide compensation for alleged excessive late fee charges for past periods. Based upon the facts available management believes that, although no assurances can be given as to the outcome of these actions, the ultimate disposition of these matters should not have a material adverse effect upon the financial condition of the Partnership.

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.

                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                                          DECEMBER 31,     MARCH 31,
                                                                                             1998            1999
                                                                                          ------------    -----------
                                                                                                          (UNAUDITED)
                                        ASSETS
Cash and cash equivalents..............................................................     $  2,602       $   3,512
Accounts receivable, net of allowance for doubtful accounts of $2,692 and $1,585,
  respectively.........................................................................       15,160          14,451
Receivable from affiliates.............................................................        7,532           8,385
Prepaids and other current assets......................................................        1,049           1,058
                                                                                            --------       ---------
Total current assets...................................................................       26,343          27,406
                                                                                            --------       ---------
Intangible assets, net.................................................................      632,002         613,430
Property and equipment, net............................................................      243,100         248,041
Other non-current assets...............................................................        3,045           2,862
                                                                                            --------       ---------
Total assets...........................................................................     $904,490       $ 891,739
                                                                                            --------       ---------
                                                                                            --------       ---------
                           LIABILITIES AND PARTNERS' CAPITAL
Short-term debt........................................................................     $     --       $  53,000
Accounts payable and accrued liabilities...............................................       23,541          22,634
Payable to affiliates..................................................................        2,913           3,196
Deferred revenue.......................................................................       11,429          11,666
Accrued interest.......................................................................        5,529           5,899
                                                                                            --------       ---------
Total current liabilities..............................................................       43,412          96,395
                                                                                            --------       ---------
Deferred channel launch revenue........................................................        7,767           7,361
Long-term debt.........................................................................      726,000         680,000
Other long-term liabilities............................................................          411             866
                                                                                            --------       ---------
Total liabilities......................................................................      777,590         784,622
                                                                                            --------       ---------
Commitments and contingencies
Total partners' capital................................................................      126,900         107,117
                                                                                            --------       ---------
Total liabilities and partners' capital................................................     $904,490       $ 891,739
                                                                                            --------       ---------
                                                                                            --------       ---------

   See accompanying notes to the condensed consolidated financial statements.

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                                                                       FOR THE
                                                                                                    THREE MONTHS
                                                                                                        ENDED
                                                                                                      MARCH 31,
                                                                                                         1999
                                                                                                   ---------------
                                                                                                     (UNAUDITED)
Revenues
  Basic and cable services......................................................................      $  36,208
  Pay Service...................................................................................          7,618
  Other service.................................................................................          7,599
                                                                                                      ---------
                                                                                                         51,425
                                                                                                      ---------
Costs and expenses
  Program fees..................................................................................         12,461
  Other direct expenses.........................................................................          4,579
  Selling, general and administrative expenses..................................................         10,911
  Management and consulting fees................................................................            505
  Depreciation and amortization expenses........................................................         31,154
                                                                                                      ---------
                                                                                                         59,610
                                                                                                      ---------
Loss from operations............................................................................         (8,185)
                                                                                                      ---------
Other income (expense)
Interest and other income.......................................................................            267
Gain on exchange of cable systems...............................................................          2,312
Interest expense................................................................................        (14,177)
                                                                                                      ---------
                                                                                                        (11,598)
                                                                                                      ---------
Net loss........................................................................................      $ (19,783)
                                                                                                      ---------
                                                                                                      ---------

   See accompanying notes to the condensed consolidated financial statements.

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.

             CONSOLIDATED STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                             (DOLLARS IN THOUSANDS)

                                                                                   GENERAL    LIMITED
                                                                                   PARTNER    PARTNERS     TOTAL
                                                                                   -------    --------    --------
Cash contributions..............................................................     $ 2      $102,032    $102,034
In-kind contributions...........................................................      --       100,000     100,000
Syndication costs...............................................................      --        (8,452)     (8,452)
Net loss........................................................................      --       (66,682)    (66,682)
                                                                                     ---      --------    --------
Balance at December 31, 1998....................................................       2       126,898     126,900
Net loss (unaudited)............................................................      (1)      (19,782)    (19,783)
                                                                                     ---      --------    --------
Balance at March 31, 1999 (unaudited)...........................................     $ 1      $107,116    $107,117
                                                                                     ---      --------    --------
                                                                                     ---      --------    --------

   See accompanying notes to the condensed consolidated financial statements.

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                                      FOR THE
                                                                                                   THREE MONTHS
                                                                                                       ENDED
                                                                                                      MARCH 31,
                                                                                                        1999
                                                                                                   ---------------
                                                                                                     (UNAUDITED)
Cash flows from operating activities
  Net loss......................................................................................      $ (19,783)
     Depreciation and amortization..............................................................         31,255
     Gain on exchange of cable systems..........................................................         (2,312)
     Changes in assets and liabilities:
       Accounts receivable......................................................................            709
       Receivable from affiliates...............................................................           (853)
       Prepaids and other current assets........................................................             (9)
       Other non-current assets.................................................................            183
       Accounts payable and accrued liabilities.................................................           (737)
       Payable to affiliates....................................................................            283
       Deferred revenue.........................................................................            670
       Deferred channel launch revenue..........................................................           (839)
       Other long-term liabilities..............................................................            443
       Accrued interest.........................................................................            382
                                                                                                      ---------
Cash flows from operating activities............................................................          9,392
                                                                                                      ---------
Cash flows from investing activities
  Proceeds from exchange of cable systems.......................................................          3,820
  Property and equipment........................................................................        (19,017)
  Intangible assets.............................................................................           (285)
                                                                                                      ---------
Cash flows from investing activities............................................................        (15,482)
                                                                                                      ---------
Cash flows from financing activities
  Proceeds from long-term debt..................................................................          7,000
                                                                                                      ---------
Cash flows from financing activities............................................................          7,000
                                                                                                      ---------
Net change in cash and cash equivalents.........................................................            910
Cash and cash equivalents, beginning of period..................................................          2,602
                                                                                                      ---------
Cash and cash equivalents, end of period........................................................      $   3,512
                                                                                                      ---------
                                                                                                      ---------

   See accompanying notes to the condensed consolidated financial statements.

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

1. THE PARTNERSHIP AND BASIS OF PRESENTATION

     InterMedia Capital Partners VI, L.P. ("ICP-VI"), a Delaware limited partnership, was formed in October 1997 for the purpose of acquiring and operating cable television systems located in the state of Kentucky. The Partnership commenced business on April 30, 1998 upon contribution of cable television systems serving subscribers throughout western and central Kentucky (the "Systems") with significant concentrations in the state's four largest cities: Lexington, Louisville, Covington and Bowling Green. ICP-VI and its directly and indirectly majority-owned subsidiaries, InterMedia Partners Group VI, L.P. ("IPG-VI"), InterMedia Partners VI, L.P. ("IP-VI"), and InterMedia Partners of Kentucky, L.P. ("IP-KY") are collectively referred to as the "Partnership." Prior to April 30, 1998, the Partnership had no operations.

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the Partnership's financial position as of March 31, 1999 and its results of operations and cash flows for the three months ended March 31, 1999. The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. These condensed consolidated financial statements should be read in conjunction with the Partnership's audited consolidated financial statements as of December 31, 1998 and for the period from April 30, 1998 (commencement of operations) through December 31, 1998.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("FAS 133"). FAS 133 is currently effective for all quarters of all fiscal years beginning after June 15, 1999 (January 1, 2000 for the Partnership). On May 20, 1999, the FASB issued an exposure draft to amend FAS 133. The amendment, if approved, will extend the effective date of FAS 133 to all fiscal years beginning after June 15, 2000 (January 1, 2001 for the Partnership). FAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. Management of the Partnership anticipates that, due to its limited use of derivative instruments, the adoption of FAS 133 will not have a significant effect on the Partnership's results of operations, financial position or cash flows.

2. CONTRIBUTION OF CABLE PROPERTIES

     On April 30, 1998, the Partnership borrowed $730,000 under bank term loans and a revolving credit facility and received equity contributions from its partners of $202,034, consisting of $102,034 in cash and $100,000 of in-kind contributions from affiliates of AT&T Broadband and Internet Services ("AT&TBIS"), formerly Tele-Communications, Inc., and another limited partner of ICP-VI. ICP-VI assumed debt from AT&TBIS of $803,743 and issued a combined 49.5% limited partner interest to AT&TBIS and another limited partner in exchange for the contributed systems with a fair market value of $753,743 and a long-term programming fee discount agreement valued at $150,000. The AT&TBIS debt assumed was repaid with proceeds from the borrowings under the bank loans and the cash contributions received from its partners.

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

2. CONTRIBUTION OF CABLE PROPERTIES--(CONTINUED)

     The total cost of the Systems contributed was as follows:

Value of debt assumed from AT&TBIS................................................   $803,743
Costs incurred in connection with the contributed systems.........................      3,629
Value of equity exchanged.........................................................    100,000
                                                                                     --------
                                                                                     $907,372
                                                                                     --------
                                                                                     --------

     The Partnership's allocation of costs related to the contributed systems is as follows:

Tangible assets...................................................................   $234,143
Intangible assets.................................................................    528,033
Programming agreement.............................................................    150,000
Current assets....................................................................     12,037
Current liabilities...............................................................    (12,389)
Non-current liabilities...........................................................     (4,452)
                                                                                     --------
Net assets contributed............................................................   $907,372
                                                                                     --------
                                                                                     --------

3. EXCHANGE OF CABLE PROPERTIES

     On February 1, 1999, the Partnership exchanged with Insight Communications of Indiana, LLC its cable television assets located in and around Henderson, Kentucky ("Exchanged Assets") for cable television assets located in and around Oldham County, Kentucky plus cash of $3,820. The cable system assets received have been recorded at fair market value, subject to final valuation adjustments. The exchange resulted in a gain of $2,312, calculated as the difference between the fair value of the assets received and the net book value of the Exchanged Assets, plus net proceeds received of $3,820.

4. @HOME WARRANTS

     Under a distribution agreement with At Home Corporation ("@Home"), the Partnership provides high-speed Internet access to subscribers over the Partnership's distribution network in certain of its cable television systems. In January 1999 the Partnership and certain of its affiliates entered into related agreements whereby @Home would issue to the Partnership and its affiliates warrants to purchase shares of @Home's Series A Common Stock ("@Home Stock") at an exercise price of ten dollars and fifty cents per share. Under the provisions of the agreements, management estimates that the Partnership may purchase up to 229,600 shares of @Home Stock. The warrants become vested and exercisable, subject to certain forfeiture and other conditions, based on obtaining specified numbers of @Home subscribers over the remaining six-year term of the @Home distribution agreement. The Partnership has not recognized any income related to the warrants for the three months ended March 31, 1999.

5. CHANNEL LAUNCH REVENUE

     During 1998, the Partnership received payments and recorded receivables from certain programmers to launch and promote their new channels. During the three months ended March 31, 1999, the Partnership recognized advertising revenue of $441 for advertisements provided by the Partnership to promote the new channels. The remaining deferred channel launch revenue is being amortized over the respective terms of the program agreements which range between eight and ten years. During the three months ended March 31, 1999, $542 of the remaining deferred channel launch payments was amortized and recorded as other service revenue.

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

6. LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                                          DECEMBER 31,     MARCH 31,
                                                                                             1998            1999
                                                                                          ------------    -----------
                                                                                                          (UNAUDITED)
SENIOR DEBT:
  Bank revolving credit facility, $325,000 commitment as of March 31, 1999, interest currently at LIBOR plus 1.625% (6.81%) or ABR plus .625% (8.38%) payable
     quarterly, matures October 31, 2006...............................................     $199,000       $ 205,000
  Bank Term Loan A; interest at LIBOR plus 2.00% (7.19%) payable quarterly, matures
     September 30, 2007................................................................      100,000         100,000
  Bank Term Loan B; interest at LIBOR plus 2.125% (7.31%) payable quarterly, matures
     December 31, 2007.................................................................      250,000         250,000
                                                                                            --------       ---------
     Total senior debt.................................................................      549,000         555,000
                                                                                            --------       ---------
SUBORDINATED DEBT:
  Bank Term Loan A; interest at LIBOR plus 2.750% (7.94%) payable quarterly, matures
     April 30, 2008....................................................................      125,000         125,000
  Bank Term Loan B; $60,000 commitment as of March 31, 1999, interest at LIBOR plus
     0.300% (5.42%) payable quarterly, matures January 1, 2000.........................       52,000          53,000
                                                                                            --------       ---------
     Total subordinated debt...........................................................      177,000         178,000
                                                                                            --------       ---------
                                                                                             726,000         733,000
     Less: Current portion of long-term debt...........................................           --         (53,000)
                                                                                            --------       ---------
     Long-term debt....................................................................     $726,000       $ 680,000
                                                                                            --------       ---------
                                                                                            --------       ---------

     The Partnership's bank debt is outstanding under a revolving credit facility and term loan agreements executed by the Partnership on April 30, 1998 (the "Bank Facility"). The revolving credit facility currently provides for $325,000 of available credit. Starting June 30, 2001, revolving credit facility commitments will be permanently reduced quarterly by increments ranging from $7,500 to $40,000 through maturity on October 31, 2006. The senior Term Loan A requires quarterly principal payments of $250 starting June 30, 2001 with final payments in two equal installments of $47,125 on March 31 and September 30, 2007. The senior Term Loan B requires quarterly principal payments of $625 starting June 30, 2001 with final payments in two equal installments of $117,188 on September 30 and December 31, 2007. The subordinated Term Loan A requires quarterly principal payments of $313 starting June 30, 2001 with final payments in two equal installments of $58,281 on January 31 and April 30, 2008.

     The borrowings outstanding under the subordinated Term Loan B were initially due and payable on May 31, 1999. On May 14, 1999 the Partnership amended the terms and conditions of the subordinated Term Loan B. The amendment extends the maturity date of subordinated Term Loan B to January 1, 2000 and increases the applicable margin to 0.500% for the period June 1, 1999 through September 30, 1999 and 0.625% thereafter.

     Advances under the Bank Facility are available under interest rate options related to the base rate of the administrative agent for the Bank Facility ("ABR") or LIBOR. Interest rates vary on borrowings under the revolving credit facility from LIBOR plus 0.500% to LIBOR plus 1.875% or ABR to ABR plus 0.875% based on the Partnership's ratio of senior debt to annualized semi-annual cash flow, as defined ("Senior Leverage Ratio"). Interest rates vary on borrowings under the senior Term Loan A from LIBOR plus 1.500% to LIBOR plus 2.125% or ABR plus 0.500% to ABR plus 1.125%, and under the senior Term Loan B from LIBOR plus 1.750% to LIBOR plus 2.250% or ABR plus 0.750% to ABR plus 1.250% based on the Partnership's Senior Leverage

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

6. LONG-TERM DEBT--(CONTINUED)

Ratio. Interest rates on borrowings under the subordinated Term Loan A are at LIBOR plus 2.75% or ABR plus 2.75%, and under the subordinated Term Loan B are at LIBOR plus 0.300% or ABR plus 0.300%. The Bank Facility requires quarterly interest payments, or more frequent interest payments if a shorter period is selected under the LIBOR option, and quarterly payment of fees on the unused portion of the revolving credit facility and the subordinated Term Loan B at 0.375% per annum when the Senior Leverage Ratio is greater than 5.0:1.0 and at 0.250% when the Senior Leverage Ratio is less than or equal to 5.0:1.0.

     The Partnership has entered into interest rate swap agreements in the aggregate notional principal amount of $500,000 to establish long-term fixed interest rates on its variable rate debt. Under the swap agreements, the Partnership pays quarterly interest at fixed rates ranging from 5.850% to 5.865% and receives quarterly interest payments equal to LIBOR. The differential to be paid or received in connection with an individual swap agreement is accrued as interest rates change over the period for which the payment or receipts related. The agreements expire July 2003.

     Borrowings under the Bank Facility, excluding the subordinated Term Loan B, ("Permanent Debt") are secured by the partnership interests of IPG-VI and IP-VI's subsidiaries and negative pledges of the stock and assets of certain AT&TBIS subsidiaries that are parties to an agreement ("Keepwell Agreement") to support the Permanent Debt. Under the Keepwell Agreement, the AT&TBIS subsidiaries are required to make loans to IPG-VI and IP-VI in an amount not to exceed $489,500 if (i) IPG-VI or IP-VI fails to make payment of principal in accordance with the respective debt agreements, or (ii) amounts due under the respective debt agreements have been accelerated for non-payment or bankruptcy. The subordinated Bank Term Loan B is secured by guarantees of AT&TBIS and Blackstone Cable Acquisition Company, LLC, a 49.5% limited partner of ICP-VI ("Blackstone").

     The debt agreements contain certain covenants which restrict the Partnership's ability to encumber assets, make investments or distributions, retire partnership interests, pay management fees currently, incur or guarantee additional indebtedness and purchase or sell assets. The debt agreements also include financial covenants which require minimum interest and debt coverage ratios and specify maximum debt to cash flows ratios.

7. RELATED PARTY TRANSACTIONS

     InterMedia Capital Management VI, L.P. ("ICM-VI LP"), a California limited partnership, which owns a 0.999% limited partner interest in ICP-VI, provides certain management and administrative services to the Partnership for a per annum fee of 1% of ICP-VI's total non-preferred partner contributions ("ICM Management Fee") offset by certain expenses of the Partnership, as defined, up to an amount equal to $500. In order to support the Partnership's debt, 50% of the net ICM Management Fee is deferred until the Partnership's Senior Leverage Ratio is less than five times. The remaining 50% of the net ICM Management Fee is payable quarterly in advance. Any deferred ICM Management Fee bears interest at 10%, compounded annually, payable upon payment of the deferred management fee.

     Based on current capital contributions, the management fee per annum is $2,020 less partnership expenses of $500.

     Pursuant to ICP-VI's partnership agreement, on April 30, 1998 the Partnership prepaid $1,000 of the ICM Management Fee. ICM Management Fee expense for the three-month period ended March 31, 1999 amounted to $380. At March 31, 1999 and December 31, 1998, the Partnership has a non-current payable to ICM-VI LP of $393 and $13, respectively.

     The Partnership pays monitoring fees of $250 per annum to each of AT&TBIS and Blackstone. 50% of the monitoring fees are deferred until the Partnership's Senior Leverage Ratio is less than five times in order to

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

7. RELATED PARTY TRANSACTIONS--(CONTINUED)

support the Partnership's debt. The remaining 50% is payable quarterly in advance. Any deferred monitoring fees bear interest at 10%, compounded annually, payable upon payment of the deferred monitoring fees. Management and consulting fees of $505 for the three months ended March 31, 1999 include both the ICM Management Fee and monitoring fees.

     Pursuant to ICP-VI's partnership agreement, on April 30, 1998 the Partnership prepaid its monitoring fees for the period from April 30, 1999 through April 29, 2000. The Partnership recorded monitoring fee expense of $125 for the three months ended March 31, 1999 and has a non-current payable of $115 and $83 each to AT&TBIS and Blackstone at March 31, 1999 and December 31, 1998, respectively.

     In connection with raising its capital, the Partnership paid aggregate transaction fees of $4,942 to AT&TBIS and Blackstone on April 30, 1998. The amount has been recorded as syndication costs.

     InterMedia Management, Inc. ("IMI") is the sole member of InterMedia Capital Management VI, LLC ("ICM-VI LLC"), the 0.001% general partner of ICP-VI. IMI has entered into an agreement with the Partnership to provide accounting and administrative services at cost. IMI also provides such services to other cable systems which are affiliates of the Partnership. Administrative fees charged by IMI for the three months ended March 31, 1999 were $1,015. Receivable from affiliate includes $908 and $628 at March 31, 1999 and December 31, 1998, respectively, of advances to IMI, net of administrative fees charged by IMI and operating expenses paid by IMI on behalf of the Partnership.

     As an affiliate of AT&TBIS, the Partnership is able to purchase programming services from a subsidiary of AT&TBIS. Management believes that the overall programming rates made available through this relationship are lower than the Partnership could obtain separately. Such volume rates may not continue to be available in the future should AT&TBIS's ownership in the Partnership significantly decrease. Programming fees charged by the AT&TBIS subsidiary for the three months ended March 31, 1999 amounted to $9,061. Payable to affiliates at March 31, 1999 and December 31, 1998 represents programming fees payable to the AT&TBIS subsidiary.

     The Partnership entered into an agreement with an affiliate of AT&TBIS to manage the Partnership's advertising business and related services for an annual fixed fee per advertising sales subscriber, as defined by the agreement. In addition to the annual fixed fee, AT&TBIS will be entitled to varying percentage shares of the incremental growth in annual cash flow from advertising sales above specified targets. Management fees charged by the AT&TBIS subsidiary for the three months ended March 31, 1999 amounted to $90. Receivable from affiliates at March 31, 1999 and December 31, 1998 includes $7,477 and $6,904, respectively, of receivables from AT&TBIS for advertising sales.

8. CABLE TELEVISION REGULATION

     Cable television legislation and regulatory proposals under consideration from time to time by Congress and various federal agencies have in the past, and may in the future, materially affect the Partnership and the cable television industry.

     The cable industry is currently regulated at the federal and local levels under the Cable Act of 1984, the Cable Act of 1992 (the "1992 Act"), the Telecommunications Act of 1996 (the "1996 Act") and regulations issued by the Federal Communications Commission ("FCC") in response to the 1992 Act. FCC regulations govern the determination of rates charged for basic, expanded basic and certain ancillary services, and cover a number of other areas including customer service and technical performance standards, the required transmission of certain local broadcast stations and the requirement to negotiate retransmission consent from major network and certain local television stations. Among other provisions, the 1996 Act eliminated rate regulation on the expanded basic tier effective March 31, 1999.

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

8. CABLE TELEVISION REGULATION--(CONTINUED)

     Current regulations issued in connection with the 1992 Act empower the FCC and/or local franchise authorities to order reductions of existing rates which exceed the maximum permitted levels and require refunds measured from the date a complaint is filed in some circumstances or retroactively for up to one year in other circumstances. Management believes it has made a fair interpretation of the 1992 Act and related FCC regulations in determining regulated cable television rates and other fees based on the information currently available.

     Many aspects of regulations at the federal and local levels are currently the subject of judicial review and administrative proceedings. In addition, the FCC continues to conduct rulemaking proceedings to implement various provisions of the 1996 Act. It is not possible at this time to predict the ultimate outcome of these reviews or proceedings or their effect on the Partnership.

9. COMMITMENTS AND CONTINGENCIES

     The Partnership is committed to provide cable television services under franchise agreements with remaining terms of up to eighteen years. Franchise fees of up to 5% of gross revenues are payable under these agreements.

     Current FCC regulations require that cable television operators obtain permission to retransmit major network and certain local television station signals. The Partnership has entered into long-term retransmission agreements with all applicable stations in exchange for in-kind and/or other consideration.

     On April 30, 1999 the Partnership was named as an additional defendant in a purported class action which was originally filed in January 1998 against AT&TBIS and certain of its affiliates in the State of Kentucky concerning late fee charges and practices. Certain cable systems owned by the Partnership charge late fees to customers who do not pay their cable bills on time. These late fee cases challenge the amount of the late fees and the practices under which they are imposed. The Plaintiffs raise claims under state consumer protection statues, other state statues, and common law. Plaintiffs generally allege that the late fees charged by the Partnership's cable systems in the State of Kentucky are not reasonably related to the costs incurred by the cable systems as a result of late payment. Plaintiffs seek to require cable systems to reduce their late fees on a prospective basis and to provide compensation for alleged excessive late fee charges for past periods. Based on the facts available, management believes that, although no assurances can be given as to the outcome of these actions, the ultimate disposition of these matters should not have a material adverse effect upon the financial position, results of operations or cash flows of the Partnership.

     The Partnership is subject to litigation and other claims in the ordinary course of business. In the opinion of management, the ultimate outcome of any existing litigation or other claims will not have a material adverse effect on the Partnership's financial position, results of operations or cash flows.

10. SUPPLEMENTAL DISCLOSURES TO CONSOLIDATED STATEMENT OF CASH FLOWS

     During the three months ended March 31, 1999, the Partnership paid interest of $13,595.

     In connection with the exchange of certain cable television assets in and around Henderson, Kentucky on February 1, 1999, as described in Note 3 -- Exchange of Cable Properties, the Partnership received cash of $3,820.

                      INTERMEDIA CAPITAL PARTNERS VI, L.P.

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

11. SUBSEQUENT EVENTS

     On April 18, 1999, the Partnership's general and limited partners, other than AT&TBIS, entered into an agreement with Insight Communications Company, L.P. to sell their partner interests in ICP-VI. The sale is expected to close during the third or fourth quarter of 1999. Upon the sale, Insight Communications Company, L.P. is expected to manage the Partnership.

     On February 17 and March 11, 1999, the Partnership entered into agreements with FrontierVision Operating Partnership, L.P. ("FrontierVision") to exchange its cable television assets located in central Kentucky for cable television assets located in northern Kentucky. On June 1, 1999 the Partnership completed the exchange with respect to certain of the systems and received cash of $13,260. Effective June 1, 1999, under the terms of related management agreements, the Partnership will manage and operate the remaining systems of FrontierVision in northern Kentucky, and FrontierVision will manage and operate the Partnership's remaining systems in central Kentucky. The management agreements will terminate upon completion of the exchanges which are expected to close during the third or fourth quarter of 1999. The exchanges are expected to result in a gain.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors:
Tele-Communications, Inc.:

     We have audited the accompanying combined balance sheets of the TCI IPVI Systems (as defined in Note 1 to the combined financial statements) as of April 30, 1998 and December 31, 1997, and the related combined statements of operations and parent's investment (deficit), and cash flows for the four-month period ended April 30, 1998 and for each of the years in the two-year period ended December 31, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the TCI IPVI Systems as of April 30, 1998 and December 31, 1997, and the results of their operations and their cash flows for the four-month period ended April 30, 1998 and for each of the years in the two-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

Denver, Colorado
May 7, 1999

                                TCI IPVI SYSTEMS
            (A COMBINATION OF CERTAIN ASSETS, AS DEFINED IN NOTE 1)
                            COMBINED BALANCE SHEETS

                                                                                        DECEMBER 31,    APRIL 30,
                                                                                           1997            1998
                                                                                        ------------    ----------
                                                                                          (AMOUNTS IN THOUSANDS)
                                       ASSETS
Trade and other receivables, net.....................................................     $ 12,916      $   11,944
Property and equipment, at cost:
     Land............................................................................        1,956           1,956
     Distribution systems............................................................      343,989         354,042
     Support equipment and buildings.................................................       31,110          31,718
                                                                                          --------      ----------
                                                                                           377,055         387,716
     Less accumulated depreciation...................................................      150,056         158,616
                                                                                          --------      ----------
                                                                                           226,999         229,100
                                                                                          --------      ----------
Intangible assets....................................................................      715,670         784,316
     Less accumulated amortization...................................................      127,592         133,443
                                                                                          --------      ----------
                                                                                           588,078         650,873
                                                                                          --------      ----------
Other assets.........................................................................        2,943           2,919
                                                                                          --------      ----------
                                                                                          $830,936      $  894,836
                                                                                          --------      ----------
                                                                                          --------      ----------
                    LIABILITIES AND PARENT'S INVESTMENT (DEFICIT)
Accounts payable and accrued expenses................................................     $ 18,624      $   13,049
Debt to banks (note 3)...............................................................      322,500         322,500
Intercompany notes owed to TCI (notes 1 and 5).......................................           --         489,488
Deferred income taxes (note 4).......................................................      229,590         254,698
                                                                                          --------      ----------
     Total liabilities...............................................................      570,714       1,079,735
Parent's investment (deficit) (note 5)...............................................      260,222        (184,899)
                                                                                          --------      ----------
Commitments and contingencies (note 6)...............................................     $830,936      $  894,836
                                                                                          --------      ----------
                                                                                          --------      ----------

            See accompanying notes to combined financial statements.

                                TCI IPVI SYSTEMS
            (A COMBINATION OF CERTAIN ASSETS, AS DEFINED IN NOTE 1)
      COMBINED STATEMENTS OF OPERATIONS AND PARENT'S INVESTMENT (DEFICIT)

                                                                                    YEARS ENDED             JANUARY 1, 1998
                                                                                    DECEMBER 31,                THROUGH
                                                                            ----------------------------        APRIL 30,
                                                                               1996            1997               1998
                                                                            ------------    ------------    ---------------
                                                                                        (AMOUNTS IN THOUSANDS)
Revenue..................................................................     $170,682        $185,496         $  64,042

Operating costs and expenses:

  Operating (note 5).....................................................       57,420          62,788            23,428

  Selling, general and administrative....................................       30,430          37,711            13,147

  Management fees (note 5)...............................................        6,627           6,195             2,035

  Depreciation...........................................................       27,751          27,996             9,528

  Amortization...........................................................       17,234          17,868             5,851
                                                                              --------        --------         ---------

                                                                               139,462         152,558            53,989
                                                                              --------        --------         ---------

          Operating income...............................................       31,220          32,938            10,053

Interest expense.........................................................      (20,414)        (19,627)           (6,661)

Other income (expense)...................................................          570             (65)            1,871
                                                                              --------        --------         ---------

          Earnings before income taxes...................................       11,376          13,246             5,263

Income tax expense (note 4)..............................................       (4,663)         (5,565)           (1,971)
                                                                              --------        --------         ---------

          Net earnings...................................................        6,713           7,681             3,292

Parent's investment (deficit):

  Beginning of period....................................................      271,268         261,348           260,222

  Change in due to Tele-Communications, Inc. ("TCI"), (notes 1 and 5)....      (16,633)         (8,807)           41,075

  Intercompany notes owed to TCI (notes 1 and 5).........................           --              --          (489,488)
                                                                              --------        --------         ---------

  End of period..........................................................     $261,348        $260,222         $(184,899)
                                                                              --------        --------         ---------
                                                                              --------        --------         ---------

            See accompanying notes to combined financial statements.

                                TCI IPVI SYSTEMS
            (A COMBINATION OF CERTAIN ASSETS, AS DEFINED IN NOTE 1)
                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                   YEARS ENDED             JANUARY 1, 1998
                                                                                   DECEMBER 31,              THROUGH
                                                                           ----------------------------     APRIL 30,
                                                                              1996            1997             1998
                                                                           ------------    ------------    ---------------
                                                                                       (AMOUNTS IN THOUSANDS)
Cash flows from operating activities:
  Net earnings..........................................................    $    6,713       $  7,681         $   3,292
  Adjustments to reconcile net earnings to net cash provided by operating activities:
     Depreciation and amortization......................................        44,985         45,864            15,379
     Deferred income tax expense (benefit)..............................        (1,142)         1,690            (1,532)
     Other non cash charges.............................................           270            438               146
     Changes in operating assets and liabilities:
       Change in receivables............................................        (1,837)        (2,753)              972
       Change in other assets...........................................          (299)           (42)             (122)
       Change in accounts payable and accrued expenses..................         8,048        (28,587)           (5,575)
                                                                            ----------       --------         ---------
          Net cash provided by operating activities.....................        56,738         24,291            12,560
                                                                            ----------       --------         ---------
Cash flows from investing activities:
  Capital expended for property and equipment...........................       (84,061)       (12,859)          (10,636)
  Other investing activities............................................           (44)          (125)                7
                                                                            ----------       --------         ---------
          Net cash used in investing activities.........................       (84,105)       (12,984)          (10,629)
                                                                            ----------       --------         ---------
Cash flows from financing activities:
  Change in due to TCI..................................................       (16,633)        (8,807)           (1,931)
  Borrowing of debt.....................................................        60,000        103,500                --
  Repayment of debt.....................................................       (16,000)      (106,000)               --
                                                                            ----------       --------         ---------
          Net cash provided by (used) in financing activities...........        27,367        (11,307)           (1,931)
                                                                            ----------       --------         ---------
          Net increase (decrease) in cash...............................            --             --                --
          Cash:
            Beginning of period.........................................            --             --                --
                                                                            ----------       --------         ---------
            End of period...............................................    $       --       $     --         $      --
                                                                            ----------       --------         ---------
                                                                            ----------       --------         ---------

            See accompanying notes to combined financial statements.

                                TCI IPVI SYSTEMS
            (A COMBINATION OF CERTAIN ASSETS, AS DEFINED IN NOTE 1)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
           FOR THE PERIOD FROM JANUARY 1, 1998 TO APRIL 30, 1998, AND

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

1. BASIS OF PRESENTATION


     The combined financial statements include the accounts of eight of TCI's cable television systems and five related advertising sales offices serving certain subscribers within Kentucky (collectively, the "TCI IPVI Systems"). This combination was created in connection with the Partnership formation discussed below. Through February 1998, the TCI IPVI Systems were either 100%-owned or majority-owned by TCI. In March 1998, through a series of transactions, TCI acquired the remaining interest in the majority-owned entities from a third party. As a result of these transactions, the TCI IPVI Systems' combined financial statements include a March 1998 allocation of TCI's cost to acquire such interest. Such allocation resulted in $69,646,000 of franchise costs and $26,640,000 of deferred tax liabilities. All significant inter-entity accounts and transactions have been eliminated in combination. The combined net assets of TCI IPVI Systems including amounts due to TCI are referred to as "Parent's Investment (Deficit)."



     TCI's ownership interests in the IPVI Systems, as described above, were acquired through transactions whereby TCI acquired various larger cable entities (the "Original Systems"). The TCI IPVI System's combined financial statements include an allocation of certain purchase accounting adjustments, including the related deferred tax effects, from TCI's acquisition of the Original Systems. Such allocation and the related franchise cost amortization was based on the relative fair market value of the systems involved. In addition, certain costs of TCI are charged to the TCI IPVI Systems based on their number of customers (see note 5). Although such allocations are not necessarily indicative of the costs that would have been incurred by the TCI IPVI Systems on a stand alone basis, management believes that the resulting allocated amounts are reasonable.


  Partnership Formation

     Effective April 30, 1998, TCI and InterMedia Capital Management VI, L.P. ("InterMedia") executed a transaction under a Contribution Agreement, whereby TCI contributed certain cable television systems and advertising sales offices, the TCI IPVI Systems, to a newly formed partnership between TCI, Blackstone Cable Acquisition Company, LLC, and InterMedia Capital Management VI, LLC (the "Partnership") in exchange for an approximate 49.5% ownership interest in the Partnership. TCI's 49.5% interest consists of a 49.005% direct ownership interest issued in exchange for its contribution and an indirect ownership of
 .495% through its 49.55% limited partner interest in InterMedia. In connection with the contribution, the Partnership assumed $322.5 million of bank debt and $489.5 million of intercompany interest bearing notes owed by the TCI IPVI Systems to TCI and its affiliates. These amounts were subsequently paid by the Partnership, net of certain post close adjustments. The accompanying combined financial statements reflect the financial position, results of operations and cash flows of the TCI IPVI Systems immediately prior to the contribution transaction, and, therefore, do not include the effects of such transactions.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Receivables

     Receivables are reflected net of an allowance for doubtful accounts. Such allowance at April 30, 1998 and December 31, 1997 was not significant.

  Property and Equipment

     Property and equipment is stated at cost, including acquisition costs allocated to tangible assets acquired. Construction costs, labor and applicable overhead related to installations, and interest during construction are capitalized. During the four-month period ended April 30, 1998 and for the years ended December 31, 1997 and 1996, interest capitalized was not significant.

                                TCI IPVI SYSTEMS
      (A COMBINATION OF CERTAIN ASSETS, AS DEFINED IN NOTE 1)--(CONTINUED)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
           FOR THE PERIOD FROM JANUARY 1, 1998 TO APRIL 30, 1998, AND
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
     Depreciation is computed on a straight-line basis using estimated useful lives of 3 to 15 years for distribution systems and 3 to 40 years for support equipment and buildings.

     Repairs and maintenance are charged to operations, and renewals and additions are capitalized. At the time of ordinary retirements, sales or other dispositions of property, the original cost and cost of removal of such property are charged to accumulated depreciation, and salvage, if any, is credited thereto. Gains or losses are only recognized in connection with the sales of properties in their entirety.

  Intangible Assets

     Intangible assets are comprised of franchise costs that represent the difference between the cost of acquiring cable television systems and amounts assigned to their tangible assets. Such amounts are generally amortized on a straight-line basis over 40 years. Costs incurred by the TCI IPVI Systems in negotiating and renewing franchise agreements are amortized on a straight-line basis over the life of the franchise, generally 10 to 20 years.

  Impairment of Long-Lived Assets


     Management periodically reviews the carrying amounts of property, plant and equipment and its intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary based on an analysis of undiscounted cash flows, such loss is measured by the amount that the carrying value of such assets exceeds their fair value. Considerable management judgment is necessary to estimate the fair value of assets, accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.


  Revenue Recognition


     Cable revenue for customer fees, equipment rental, advertising and pay-per-view programming is recognized in the period that services are delivered. Installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable television system.


  Combined Statements of Cash Flows

     Transactions effected through the intercompany account with TCI (except for the Dividend discussed in Note 5) have been considered constructive cash receipts and payments for purposes of the combined statements of cash flows.

     During 1998, TCI completed a series of transactions to acquire the remaining interest of the group of entities that own the TCI IPVI Systems. This transaction resulted in a non cash increase in franchise costs, parent's investment (deficit), and deferred income tax liability of $69,646,000, $43,006,000 and $26,640,000, respectively.

  Estimates

     The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the combined financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                                TCI IPVI SYSTEMS
      (A COMBINATION OF CERTAIN ASSETS, AS DEFINED IN NOTE 1)--(CONTINUED)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
           FOR THE PERIOD FROM JANUARY 1, 1998 TO APRIL 30, 1998, AND
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

3. DEBT TO BANKS

     As described in note 1, the bank debt of the TCI IPVI Systems was paid by the Partnership subsequent to the contribution of the TCI IPVI Systems to the Partnership.

     Debt to banks consisted of borrowings under a $340,000,000 unsecured revolving credit facility. The revolving credit facility's maximum commitment were scheduled to be gradually reduced in increasing quarterly increments commencing March 31, 1997 in amounts ranging from 2.50% to 5.75% of the commitment level at that date through the December 31, 2002 expiration date. The TCI IPVI Systems were permitted to make prepayments in multiples of $5,000,000 prior to the expiration date.

     This facility provided for interest rates based on either the agent bank's base rate (the higher of the prime rate or 1/2% above the Federal funds rate), certificate of deposit-based rate, Eurodollar rate or some combination of the above, plus an applicable margin, subject to selection by the TCI IPVI Systems. The applicable margin was determined based on the maintenance of certain leverage ratios. The interest rate, including the applicable margin, was 6.219%, at April 30, 1998 and averaged approximately 6.06% during 1998.

     The revolving line of credit facility required an annual commitment fee, payable quarterly, at the rate of .375% of the average daily amount of the available commitment.

     The most significant debt covenants of this agreement stipulated that the TCI IPVI Systems was not to pay cash dividends, may not fall below predetermined annualized cash flow levels relative to existing debt levels, nor to obtain additional borrowings or make principal payments on subordinated debt if certain predetermined cash flow levels relative to debt service were not maintained. Additionally, the TCI IPVI Systems had agreed to maintain certain defined debt to cash flow and leverage ratios.

     The minimum mandatory principal repayments required as of April 30, 1998 based upon the current level of indebtedness under the aforementioned facility were as follows:

1998..........................................................   $ 74,980
1999..........................................................     47,175
2000..........................................................     59,755
2001..........................................................     59,755
2002..........................................................     72,335
Thereafter....................................................      8,500
                                                                 --------
                                                                 $322,500
                                                                 --------
                                                                 --------

4. INCOME TAXES

     The TCI IPVI Systems were included in the consolidated federal income tax return of TCI. Income tax expense for the TCI IPVI Systems is based on those items in the consolidated calculation applicable to the TCI IPVI Systems. Intercompany tax allocation represents an apportionment of tax expense or benefit (other than deferred taxes) among subsidiaries of TCI in relation to their respective amounts of taxable earnings or losses. The payable or receivable arising from the intercompany tax allocation is recorded as an increase or decrease in amounts due to TCI. Deferred income taxes are based on the book and tax basis differences of the assets and liabilities within the TCI IPVI Systems. The income tax amounts included in the accompanying combined financial statements approximate the amounts that would have been reported if the TCI IPVI Systems would have filed a separate income tax return.

                                TCI IPVI SYSTEMS
      (A COMBINATION OF CERTAIN ASSETS, AS DEFINED IN NOTE 1)--(CONTINUED)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
           FOR THE PERIOD FROM JANUARY 1, 1998 TO APRIL 30, 1998, AND
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

4. INCOME TAXES--(CONTINUED)

     Income tax expense for the four-month period ended April 30, 1998 and for the years ended December 31, 1997 and 1996 consists of:

                                                                           CURRENT    DEFERRED     TOTAL
                                                                           -------    --------    -------
                                                                                AMOUNTS IN THOUSANDS
Four-month period ended April 30, 1998:
  Intercompany allocation...............................................   $(3,503)   $     --    $(3,503)
  Federal...............................................................        --       1,332      1,332
  State and local.......................................................        --         200        200
                                                                           -------    --------    -------
                                                                           $(3,503)   $  1,532    $(1,971)
                                                                           -------    --------    -------
                                                                           -------    --------    -------
Year ended December 31, 1997:
  Intercompany allocation...............................................   $(3,875)   $     --    $(3,875)
  Federal...............................................................        --      (1,470)    (1,470)
  State and local.......................................................        --        (220)      (220)
                                                                           -------    --------    -------
                                                                           $(3,875)   $ (1,690)   $(5,565)
                                                                           -------    --------    -------
                                                                           -------    --------    -------
Year ended December 31, 1996:
  Intercompany allocation...............................................   $(5,805)   $     --    $(5,805)
  Federal...............................................................        --         993        993
  State and local.......................................................        --         149        149
                                                                           -------    --------    -------
                                                                           $(5,805)   $  1,142    $(4,663)
                                                                           -------    --------    -------
                                                                           -------    --------    -------

     Income tax expense differs from the amounts computed by applying the federal income tax rate of 35% as a result of the following:

                                                                        YEARS ENDED
                                                                       DECEMBER 31,        JANUARY 1, 1998
                                                                     ------------------      THROUGH
                                                                      1996       1997      APRIL 30, 1998
                                                                     -------    -------    ---------------
                                                                             AMOUNTS IN THOUSANDS
Computed "expected" tax expense...................................   $(3,981)   $(4,636)       $(1,842)
State and local income taxes, net of federal income tax benefit...        96       (144)           130
Amortization not deductible for tax purposes......................      (778)      (785)          (259)
                                                                     -------    -------        -------
                                                                     $(4,663)   $(5,565)       $(1,971)
                                                                     -------    -------        -------
                                                                     -------    -------        -------

                                TCI IPVI SYSTEMS
      (A COMBINATION OF CERTAIN ASSETS, AS DEFINED IN NOTE 1)--(CONTINUED)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
           FOR THE PERIOD FROM JANUARY 1, 1998 TO APRIL 30, 1998, AND
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

4. INCOME TAXES--(CONTINUED)
     The tax effects of temporary differences that give rise to significant portions of the deferred tax asset and deferred tax liabilities at October 31, 1998 and December 31, 1997 are presented below:

                                                            DECEMBER 31,    APRIL 30,
                                                               1997           1998
                                                            ------------    ---------
                                                              AMOUNTS IN THOUSANDS
Deferred tax asset--principally due to non-deductible
  accruals...............................................     $    357      $     328
                                                              --------      ---------
Deferred tax liabilities:
  Property and equipment, principally due to differences
     in depreciation.....................................       43,477         43,802
  Franchise costs, principally due to differences in
     amortization and initial basis......................      186,470        211,224
                                                              --------      ---------
     Total gross deferred tax liabilities................      229,947        255,026
                                                              --------      ---------
     Net deferred tax liability..........................     $229,590      $ 254,698
                                                              --------      ---------
                                                              --------      ---------

5. PARENT'S INVESTMENT (DEFICIT)

     Parent's investment (deficit) in the TCI IPVI Systems at April 30, 1998 and December 31, 1997 is summarized as follows:

                                                           DECEMBER 31,    APRIL 30,
                                                              1997           1998
                                                           ------------    ---------
                                                             AMOUNTS IN THOUSANDS
Due to TCI..............................................     $260,421      $ 301,496
Accumulated deficit.....................................         (199)      (486,395)
                                                             --------      ---------
                                                             $260,222      $(184,899)
                                                             --------      ---------
                                                             --------      ---------

     The amount due to TCI includes non-interest bearing advances for operations, acquisitions and construction costs, as well as, the non-interest bearing amounts owed as a result of the allocation of certain costs from TCI.

     On April 30, 1998, in connection with Partnership formation described above, TCI caused the TCI IPVI Systems to effect a dividend to TCI aggregating $489,488,000 (the "Dividend"). The Dividend resulted in an increase to the interest bearing intercompany notes owed to TCI and a corresponding increase to accumulated deficit.

     As a result of TCI's controlling ownership of the TCI IPVI Systems, the non-interest bearing amounts due to TCI have been classified as a component of Parent's investment (deficit) in the accompanying combined balance sheets.

     The TCI IPVI Systems purchase, at TCI's cost, substantially all of their pay television and other programming from affiliates of TCI. Charges for such programming were $14,787,000, $39,288,000, and $37,006,000 for the four-months ended April 30, 1998 and the years ended December 31, 1997 and 1996, respectively, and are included in operating expenses in the accompanying combined financial statements.

     Certain subsidiaries of TCI provide administrative services to the TCI IPVI Systems and have assumed managerial responsibility of the TCI IPVI Systems' cable television system operations and construction. As compensation for these services, the TCI IPVI Systems pay a monthly fee calculated on a per-subscriber basis.

                                TCI IPVI SYSTEMS
      (A COMBINATION OF CERTAIN ASSETS, AS DEFINED IN NOTE 1)--(CONTINUED)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
           FOR THE PERIOD FROM JANUARY 1, 1998 TO APRIL 30, 1998, AND
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

5. PARENT'S INVESTMENT (DEFICIT)--(CONTINUED)
     Prior to February 1, 1997 certain of the TCI IVPI systems were managed by TKR Cable Company ("TKR"). In accordance with the management agreement, the systems paid a management fee equal to 3.5% of revenue. Management fees resulting from this agreement aggregated $4,102,000 in 1996.

     The intercompany advances and expense allocation activity in amounts due to TCI consists of the following:

                                                                      YEARS ENDED
                                                                     DECEMBER 31,         JANUARY 1, 1998
                                                                  --------------------      THROUGH
                                                                    1996        1997      APRIL 30, 1998
                                                                  --------    --------    ---------------
                                                                           AMOUNTS IN THOUSANDS
Beginning of period............................................   $285,861    $269,228       $ 260,421
Programming charges............................................     37,006      39,288          14,787
Management fees................................................      6,627       6,195           2,035
Tax allocations................................................      5,805       3,875           3,503
Cash transfer..................................................    (66,071)    (58,165)         20,750
                                                                  --------    --------       ---------
End of period..................................................   $269,228    $260,421       $ 301,496
                                                                  --------    --------       ---------
                                                                  --------    --------       ---------

6. COMMITMENTS AND CONTINGENCIES

     The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") imposed certain rate regulations on the cable television industry. Under that 1992 Cable Act, all cable systems are subject to rate regulation, unless they face "effective competition," as defined by the 1992 Cable Act and expanded in the Telecommunications Act of 1996 (the "1996 Act"), in their local franchise area.

     Although the Federal Communications Commission (the "FCC") has established regulations required by the 1992 Cable Act, local government units (commonly referred to as local franchising authorities) are primarily responsible for administering the regulation of a cable system's basic service tier ("BST"). The FCC itself directly administered rate regulation of any cable programming service tier ("CPST"). The FCC's authority to regulate CPST rates expired on March 31, 1999. The FCC has taken the position that it will still adjudicate CPST complaints filed after this sunset date (but not later than 180 days after the last CPST rate increase imposed prior to March 31, 1999), and will strictly limit its review (and possible refund orders) to the time period predating the sunset date.

     Under the FCC's rate regulations, most cable systems were required to reduce their BST and CPST rates in 1993 and 1994, and have since had their rate increases governed by a complicated price structure that allows for the recovery of inflation and certain increased costs, as well as providing some incentive for expanding channel carriage. Operators also have the opportunity to bypass this "benchmark" regulatory structure in favor of the traditional "cost-of-service" regulation in cases where the latter methodology appears favorable. Premium cable services offered on a per-channel or per-program basis remain unregulated, as do affirmatively marketed packages consisting entirely of new programming product.

     The management of the TCI IPVI Systems believes that it has complied in all material respects with the provisions of the 1992 Cable Act and the 1996 Act, including its rate setting provisions. However, certain franchising authorities have filed Local Rate Orders challenging the rates of certain of the TCI IPVI Systems. If, as a result of the review process, a system cannot substantiate its rates, it could be required to retroactively reduce its rates to the appropriate benchmark and refund the excess portion of rates received. Any refunds of the excess portion of CPST rates would be retroactive to the date of complaint. Any refunds of the excess portion of BST or equipment rates would be retroactive to one year prior to the implementation of the rate reductions. TCI has indemnified the Partnership for certain rate refund liabilities of the TCI IPVI Systems through March 31, 1999.

                                TCI IPVI SYSTEMS
      (A COMBINATION OF CERTAIN ASSETS, AS DEFINED IN NOTE 1)--(CONTINUED)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
           FOR THE PERIOD FROM JANUARY 1, 1998 TO APRIL 30, 1998, AND
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

6. COMMITMENTS AND CONTINGENCIES--(CONTINUED)

     Certain plaintiffs have filed or threatened separate class action complaints against certain of the systems of TCI IPVI Systems, alleging that the systems' practice of assessing an administrative fee to subscribers whose payments are delinquent constitutes an invalid liquidated damage provision, a breach of contract, and violates local consumer protection statutes. Plaintiffs seek recovery of all late fees paid to the subject systems as a class purporting to consist of all subscribers who were assessed such fees during the applicable limitation period, plus attorney fees and costs.

     The TCI IPVI Systems have contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is possible the TCI IPVI Systems may incur losses upon conclusion of the matters referred to above, an estimate of any loss or range of loss cannot presently be made. Based upon the facts available, management believes that, although no assurance can be given as to the outcome of these actions, the ultimate disposition should not have a material adverse effect upon the combined financial condition of the TCI IPVI Systems.

     The TCI IPVI Systems lease business offices, have entered into pole rental agreements and use certain equipment under lease arrangements. Rental expense under such arrangements amounted to $711,000, $2,441,000 and $1,865,000 in for the four-month period ended April 30, 1998, and the years ended December 31, 1997 and 1996, respectively.

     Future minimum lease payments under noncancellable operating leases for each of the next five years are summarized as follows (amounts in thousands):

YEARS
ENDING
APRIL 30,
---------
1999............................................................   $  752
2000............................................................      619
2001............................................................      461
2002............................................................      376
2003............................................................      308
Thereafter......................................................    1,590
                                                                   ------
                                                                   $4,106
                                                                   ------
                                                                   ------

     TCI formed a year 2000 Program Management Office (the "PMO") to organize and manage its year 2000 remediation efforts. The PMO is responsible for overseeing, coordinating and reporting on TCI's year 2000 remediation efforts, including the year 2000 remediation efforts of the TCI IPVI Systems prior to the Contribution. Subsequent to the date of the Contribution, the year 2000 remediation efforts of the TCI IPVI Systems are no longer the responsibility of TCI or the PMO.

     The failure to correct a material year 2000 problem could result in an interruption or failure of certain important business operations. There can be no assurance that the TCI IPVI Systems or the systems of other companies on which the TCI IPVI Systems relies will be converted in time or that any such failure to convert by the TCI IPVI Systems or other companies will not have a material adverse effect on it financial position, results of operations or cash flows.

                                TCI IPVI SYSTEMS
            (A COMBINATION OF CERTAIN ASSETS, AS DEFINED IN NOTE 1)
            COMBINED STATEMENT OF OPERATIONS AND PARENT'S INVESTMENT
                             (AMOUNTS IN THOUSANDS)
                    THREE-MONTH PERIOD ENDED MARCH 31, 1998
                                  (UNAUDITED)

Revenue...............................................................................................   $ 48,410
Operating costs and expenses:
  Operating (note 2)..................................................................................     17,202
  Selling, general and administrative.................................................................     10,147
  Management fees (note 2)............................................................................      1,948
  Depreciation........................................................................................      7,182
  Amortization........................................................................................      4,482
                                                                                                         --------
                                                                                                           40,961
                                                                                                         --------
     Operating income.................................................................................      7,449
Interest expense......................................................................................     (5,002)
Other income..........................................................................................      1,866
                                                                                                         --------
     Earnings before income taxes.....................................................................      4,313
Income tax expense....................................................................................     (1,479)
                                                                                                         --------
     Net earnings.....................................................................................      2,834
Parent's investment:
  Beginning of period.................................................................................    260,222
  Change in due to Tele-Communications, Inc. ("TCI") (note 2).........................................     39,294
                                                                                                         --------
  End of period.......................................................................................   $302,350
                                                                                                         --------
                                                                                                         --------

            See accompanying notes to combined financial statements.

                                TCI IPVI SYSTEMS
            (A COMBINATION OF CERTAIN ASSETS, AS DEFINED IN NOTE 1)
                        COMBINED STATEMENT OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)
                    THREE-MONTH PERIOD ENDED MARCH 31, 1998
                                  (UNAUDITED)

Cash flows from operating activities:
  Net earnings........................................................................................   $  2,834
     Adjustments to reconcile net earnings to net cash provided by operating activities:
       Depreciation and amortization..................................................................     11,664
       Deferred income tax benefit....................................................................     (1,102)
       Other non cash charges.........................................................................        109
     Changes in operating assets and liabilities:
       Change in receivables..........................................................................      2,372
       Change in other assets.........................................................................       (209)
       Change in accounts payable and accrued expenses................................................     (5,379)
                                                                                                         --------
Net cash provided by operating activities.............................................................     10,289
                                                                                                         --------

Cash flows from investing activities:
  Capital expended for property and equipment.........................................................     (6,584)
  Other investing activities..........................................................................          7
                                                                                                         --------
Net cash used in investing activities.................................................................     (6,577)
                                                                                                         --------

Cash flows used in financing activities -- change in due to TCI.......................................     (3,712)
                                                                                                         --------
Net change in cash....................................................................................         --

Cash:
  Beginning of period.................................................................................         --
                                                                                                         --------
  End of period.......................................................................................   $     --
                                                                                                         --------
                                                                                                         --------

            See accompanying notes to combined financial statements.

                                TCI IPVI SYSTEMS
            (A COMBINATION OF CERTAIN ASSETS, AS DEFINED IN NOTE 1)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 MARCH 31, 1998

                                  (UNAUDITED)

(1) BASIS OF PRESENTATION


     The combined financial statements include the accounts of eight of TCI's cable television systems and five related advertising sales offices serving certain subscribers within Kentucky (collectively, the "TCI IPVI Systems"). This combination was created in connection with the Partnership formation discussed below. Through February 1998, the TCI IPVI Systems were either 100%-owned or majority-owned by TCI. In March 1998, through a series of transactions, TCI acquired the remaining interest in the majority-owned entities from a third party. As a result of these transactions, the TCI IPVI Systems' combined financial statements include a March 1998 allocation of TCI's cost to acquire such interest. Such allocation resulted in $69,646,000 of franchise costs and $26,640,000 of deferred tax liabilities. All significant inter-entity accounts and transactions have been eliminated in combination. The combined net assets of TCI IPVI Systems including amounts due to TCI are referred to as "Parent's Investment."


     The accompanying interim combined financial statements are unaudited but, in the opinion of management, reflect all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results for such period. The results of operations for any interim period are not necessarily indicative of results for the full year. These combined financial statements should be read in conjunction with the audited combined financial statements and notes thereto contained in the Insight Communications Company, Inc. Form S-1 registration statement as of April 30, 1998 and December 31, 1997, and for the four-month period ended April 30, 1998 and for each of the years in the two-year period ended December 31, 1997.


     TCI's ownership interests in the IPVI Systems, as described above, were acquired through transactions whereby TCI acquired various larger cable entities (the "Original Systems"). The TCI IPVI System's combined financial statements include an allocation of certain purchase accounting adjustments, including the related deferred tax effects, from TCI's acquisition of the Original Systems. Such allocation and the related franchise cost amortization was based on the relative fair market value of the systems involved. In addition, certain costs of TCI are charged to the TCI IPVI Systems based on their number of customers (see note 2). Although such allocations are not necessarily indicative of the costs that would have been incurred by the TCI IPVI Systems on a stand alone basis, management believes that the resulting allocated amounts are reasonable.


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(2) PARENT'S INVESTMENT

     Parent's investment in the TCI IPVI Systems at March 31, 1998 is summarized as follows:

                                                                                 MARCH 31, 1998
                                                                                 --------------
                                                                                   AMOUNTS IN
                                                                                   THOUSANDS
Due to TCI....................................................................      $299,715
Retained earnings.............................................................         2,635
                                                                                    --------
                                                                                    $302,350
                                                                                    --------
                                                                                    --------

     The amount due to TCI includes non-interest bearing advances for operations, acquisitions and construction costs, as well as, the non-interest bearing amounts owed as a result of the allocation of certain costs from TCI.

                                TCI IPVI SYSTEMS
            (A COMBINATION OF CERTAIN ASSETS, AS DEFINED IN NOTE 1)
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

                                 MARCH 31, 1998
                                  (UNAUDITED)

(2) PARENT'S INVESTMENT--(CONTINUED)
     As a result of TCI's controlling ownership of the TCI IPVI Systems, the non-interest bearing amounts due to TCI have been classified as a component of Parent's investment in the accompanying combined financial statements.

     The TCI IPVI Systems purchase, at TCI's cost, substantially all of their pay television and other programming from affiliates of TCI. Charges for such programming was $10,967,000 for the three-month period ended March 31, 1998 and are included in operating expenses in the accompanying combined financial statements.

     Certain subsidiaries of TCI provide administrative services to the TCI IPVI Systems and have assumed managerial responsibility of the TCI IPVI Systems' cable television system operations and construction. As compensation for these services, the TCI IPVI Systems pay a monthly fee calculated on a per-subscriber basis.

     The intercompany advances and expense allocation activity in amounts due to TCI consists of the following:

                                                                                 MARCH 31, 1998
                                                                                 --------------
                                                                                   AMOUNTS IN
                                                                                   THOUSANDS
Beginning of period...........................................................      $260,421
  Programming charges.........................................................        10,967
  Management fees.............................................................         1,948
  Tax allocations.............................................................         2,581
  Cash transfer...............................................................        23,798
                                                                                    --------
End of period.................................................................      $299,715
                                                                                    --------
                                                                                    --------

(3) COMMITMENTS AND CONTINGENCIES

     The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") imposed certain rate regulations on the cable television industry. Under the 1992 Cable Act, all cable systems are subject to rate regulation, unless they face "effective competition," as defined by the 1992 Cable Act and expanded in the Telecommunications Act of 1996 (the "1996 Act"), in their local franchise area.

     Although the Federal Communications Commission (the "FCC") has established regulations required by the 1992 Cable Act, local government units (commonly referred to as local franchising authorities) are primarily responsible for administering the regulation of a cable system's basic service tier ("BST"). The FCC itself directly administered rate regulation of any cable programming service tier ("CPST"). The FCC's authority to regulate CPST rates expired on March 31, 1999. The FCC has taken the position that it will still adjudicate CPST complaints filed after this sunset date (but no later than 180 days after the last CPST rate increase imposed prior to March 31, 1999), and will strictly limit its review (and possible refund orders) to the time period predating the sunset date.

     Under the FCC's rate regulations, most cable systems were required to reduce their BST and CPST rates in 1993 and 1994, and have since had their rate increases governed by a complicated price structure that allows for the recovery of inflation and certain increased costs, as well as providing some incentive for expanding channel carriage. Operators also have the opportunity to bypass this "benchmark" regulatory structure in favor of the traditional "cost-of-service" regulation in cases where the latter methodology appears favorable. Premium cable services offered on a per-channel or per-program basis remain unregulated, as do affirmatively marketed packages consisting entirely of new programming product.

                                TCI IPVI SYSTEMS
            (A COMBINATION OF CERTAIN ASSETS, AS DEFINED IN NOTE 1)
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

                                 MARCH 31, 1998
                                  (UNAUDITED)

(3) COMMITMENTS AND CONTINGENCIES--(CONTINUED)
     The management of the TCI IPVI Systems believe that it has complied in all material respects with the provisions of the 1992 Cable Act and the 1996 Act, including its rate setting provisions. However, certain franchising authorities have filed Local Rate Orders challenging the rates of certain of the TCI IPVI Systems. If, as a result of the review process, a system cannot substantiate its rates, it could be required to retroactively reduce its rates to the appropriate benchmark and refund the excess portion of rates received. Any refunds of the excess portion of CPST rates would be retroactive to the date of complaint. Any refunds of the excess portion of BST or equipment rates would be retroactive to one year prior to the implementation of the rate reductions. TCI has indemnified the Partnership (as defined in note 4) for certain rate refund liabilities of the TCI IPVI Systems through March 31, 1999.

     Certain plaintiffs have filed or threatened separate class action complaints against certain of the systems of TCI IPVI Systems, alleging that the systems' practice of assessing an administrative fee to subscribers whose payments are delinquent constitutes an invalid liquidated damage provision, a breach of contract, and violates local consumer protection statutes. Plaintiffs seek recovery of all late fees paid to the subject systems as a class purporting to consist of all subscribers who were assessed such fees during the applicable limitation period, plus attorney fees and costs.

     The TCI IPVI Systems have contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is possible the TCI IPVI Systems may incur losses upon conclusion of the matters referred to above, an estimate of any loss or range of loss cannot presently be made. Based upon the facts available, management believes that, although no assurance can be given as to the outcome of these actions, the ultimate disposition should not have a material adverse effect upon the combined financial condition of the TCI IPVI Systems.

     TCI formed a Year 2000 Program Management Office (the "PMO") to organize and manage its Year 2000 remediation efforts. The PMO is responsible for overseeing, coordinating and reporting on TCI's Year 2000 remediation efforts, including the Year 2000 remediation efforts of the TCI IPVI Systems prior to the Contribution (as defined in note 4). Subsequent to the date of the Contribution, the Year 2000 remediation efforts of the TCI IPVI Systems are no longer the responsibility of TCI or the PMO.

     The failure to correct a material Year 2000 problem could result in an interruption or failure of certain important business operations. There can be no assurance that the TCI IPVI Systems or the systems of other companies on which the TCI IPVI Systems relies will be converted in time or that any such failure to convert by the TCI IPVI Systems or other companies will not have a material adverse effect on its results of operations or cash flows.

(4) SUBSEQUENT EVENT

     Effective April 30, 1998, TCI and InterMedia Capital Management VI, L.P. ("InterMedia") executed a transaction under a Contribution Agreement ("the Contribution"), whereby TCI contributed certain cable television systems and advertising sales offices, the TCI IPVI Systems, to a newly formed partnership between TCI, Blackstone Cable Acquisition Company, LLC, and InterMedia Capital Management VI, LLC (the "Partnership") in exchange for an approximate 49.5% ownership interest in the Partnership. TCI's 49.5% interest consists of a 49.005% direct ownership interest issued in exchange for its contribution and an indirect ownership of .495% through its 49.55% limited partner interest in InterMedia. In connection with the contribution, the Partnership assumed
$322.5 million of bank debt and $489.5 million of intercompany interest bearing notes owed by the TCI IPVI Systems to TCI and its affiliates. These amounts were subsequently paid by the Partnership, net of certain post close adjustments. The accompanying combined financial statements reflect

                                TCI IPVI SYSTEMS
            (A COMBINATION OF CERTAIN ASSETS, AS DEFINED IN NOTE 1)
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

                                 MARCH 31, 1998
                                  (UNAUDITED)

(4) SUBSEQUENT EVENT--(CONTINUED)
the results of operations and cash flows of the TCI IPVI Systems immediately prior to the contribution transaction, and, therefore, do not include the effects of such transactions.

     On April 30, 1998, in connection with Partnership formation described above, TCI caused the TCI IPVI Systems to effect a dividend to TCI aggregating $489,488,000 ("the Dividend"). The Dividend resulted in an increase to the interest bearing intercompany notes owed to TCI and a corresponding increase to accumulated deficit.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors:
Tele-Communications, Inc.:


We have audited the accompanying combined balance sheets of the TCI Insight Systems (as defined in Note 1 to the combined financial statements) as of October 31, 1998 and December 31, 1997, and the related combined statements of operations and parent's investment (deficit), and cash flows for the ten-month period ended October 31, 1998 and for each of the years in the two-year period ended December 31, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the TCI Insight Systems as of October 31, 1998 and December 31, 1997, and the results of their operations and their cash flows for the ten-month period ended October 31, 1998 and for each of the years in the two-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

Denver, Colorado
March 5, 1999

                              TCI INSIGHT SYSTEMS
            (A COMBINATION OF CERTAIN ASSETS, AS DEFINED IN NOTE 1)
                            COMBINED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)


                                                                                          DECEMBER      OCTOBER 31,
                                                                                          31, 1997         1998
                                                                                         -----------    ------------
                                        ASSETS
Cash..................................................................................    $      --       $    896
Trade and other receivables, net......................................................        5,153          5,113
Property and equipment, at cost:
  Land................................................................................          217            217
  Distribution systems................................................................      107,216        117,346
  Support equipment and buildings.....................................................       11,782         12,716
                                                                                          ---------       --------
                                                                                            119,215        130,279
  Less accumulated depreciation.......................................................       62,283         69,679
                                                                                          ---------       --------
                                                                                             56,932         60,600
                                                                                          ---------       --------
Franchise costs.......................................................................      187,858        187,768
  Less accumulated amortization.......................................................       38,386         42,303
                                                                                          ---------       --------
                                                                                            149,472        145,465
                                                                                          ---------       --------
Other assets..........................................................................          166            108
                                                                                          ---------       --------
                                                                                          $ 211,723       $212,182
                                                                                          ---------       --------
                                                                                          ---------       --------

                    LIABILITIES AND PARENT'S INVESTMENT (DEFICIT)
Cash overdraft........................................................................    $     599       $     --
Accounts payable and accrued expenses.................................................        4,411          3,728
Deferred income taxes (note 3)........................................................       65,625         63,966
Intercompany notes owed to Tele-Communications, Inc. ("TCI") (notes 1 and 4)..........           --        230,000
                                                                                          ---------       --------
  Total liabilities...................................................................       70,635        297,694
Parent's investment (deficit) (note 4)................................................      141,088        (85,512)
                                                                                          ---------       --------
Commitments and contingencies (note 5)................................................    $ 211,723       $212,182
                                                                                          ---------       --------
                                                                                          ---------       --------


            See accompanying notes to combined financial statements.

                              TCI INSIGHT SYSTEMS
            (A COMBINATION OF CERTAIN ASSETS, AS DEFINED IN NOTE 1)
      COMBINED STATEMENTS OF OPERATIONS AND PARENT'S INVESTMENT (DEFICIT)
                             (AMOUNTS IN THOUSANDS)


                                                                                   YEARS ENDED
                                                                                   DECEMBER 31,            JANUARY 1, 1998
                                                                           ----------------------------      THROUGH
                                                                              1996            1997         OCTOBER 31, 1998
                                                                           ------------    ------------    ----------------
Revenue.................................................................     $ 88,191        $ 93,543          $ 80,357
Operating costs and expenses:
  Operating (note 4)....................................................       27,243          28,012            24,375
  Selling, general and administrative...................................       13,899          11,583            11,835
  Management fees (note 4)..............................................        4,199           3,732             3,057
  Depreciation..........................................................        9,205           8,545             8,222
  Amortization..........................................................        4,858           4,916             4,001
                                                                             --------        --------          --------
                                                                               59,404          56,788            51,490
                                                                             --------        --------          --------
     Operating income...................................................       28,787          36,755            28,867
Other income (expense)..................................................           (3)             96              (159)
                                                                             --------        --------          --------
     Earnings before income taxes.......................................       28,784          36,851            28,708
Income tax expense (note 3).............................................      (10,022)        (12,828)           (9,969)
                                                                             --------        --------          --------
     Net earnings.......................................................       18,762          24,023            18,739
Parent's investment (deficit):
  Beginning of period...................................................      153,216         147,614           141,088
  Change in due to TCI..................................................      (24,364)        (30,549)          (15,339)
  Intercompany notes owed to TCI (notes 1 and 4)........................           --              --          (230,000)
                                                                             --------        --------          --------
End of period...........................................................     $147,614        $141,088          $(85,512)
                                                                             --------        --------          --------
                                                                             --------        --------          --------


            See accompanying notes to combined financial statements.

                              TCI INSIGHT SYSTEMS
            (A COMBINATION OF CERTAIN ASSETS, AS DEFINED IN NOTE 1)
                       COMBINED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)


                                                                                 YEARS ENDED         JANUARY 1, 1998
                                                                                DECEMBER 31,           THROUGH
                                                                             --------------------    OCTOBER 31,
                                                                               1996        1997          1998
                                                                             --------    --------    ---------------
Cash flows from operating activities:
  Net earnings............................................................   $ 18,762    $ 24,023       $  18,739
  Adjustments to reconcile net earnings to net cash provided by operating activities:
     Depreciation and amortization........................................     14,063      13,461          12,223
     Deferred income tax expense..........................................     (1,229)     (1,366)         (1,659)
     Changes in operating assets and liabilities:
       Change in receivables..............................................       (273)     (2,471)             40
       Change in other assets.............................................         57         200              58
       Change in accounts payable and accrued expenses....................       (321)         23            (683)
                                                                             --------    --------       ---------
       Net cash provided by operating activities..........................     31,059      33,870          28,718
                                                                             --------    --------       ---------
Cash flows from investing activities:
  Capital expended for property and equipment.............................     (6,623)     (5,068)        (11,927)
  Other investing activities..............................................        755         102              43
                                                                             --------    --------       ---------
       Net cash used in investing activities..............................     (5,868)     (4,966)        (11,884)
                                                                             --------    --------       ---------
Cash flows from financing activities:
  Change in due to TCI....................................................    (24,364)    (30,549)        (15,339)
  Change in cash overdraft................................................         --         599            (599)
                                                                             --------    --------       ---------
       Net cash used in financing activities..............................    (24,364)    (29,950)        (15,938)
                                                                             --------    --------       ---------
       Net increase (decrease) in cash....................................        827      (1,046)            896
       Cash:
          Beginning of period.............................................        219       1,046              --
                                                                             --------    --------       ---------
          End of period...................................................   $  1,046    $     --       $     896
                                                                             --------    --------       ---------
                                                                             --------    --------       ---------


            See accompanying notes to combined financial statements.

                              TCI INSIGHT SYSTEMS
            (A COMBINATION OF CERTAIN ASSETS, AS DEFINED IN NOTE 1)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
            FOR THE PERIOD FROM JANUARY 1, 1998 TO OCTOBER 31, 1998,

              AND FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

1. BASIS OF PRESENTATION


     The combined financial statements include the accounts of twelve of TCI's cable television systems and three related advertising sales offices serving certain subscribers within Indiana (collectively, the "TCI Insight Systems"). The TCI Insight Systems were indirectly wholly-owned by TCI in all periods presented herein. All significant inter-entity accounts and transactions have been eliminated in combination. The combined net assets of TCI Insight Systems including amounts due to TCI are referred to as "Parent's Investment."



     The TCI Insight Systems were acquired through a series of transactions whereby TCI acquired various larger cable entities (the "Original Systems"). The TCI Insight System's combined financial statements include an allocation of certain purchase accounting adjustments, including the related deferred tax effects, from TCI's acquisition of the Original Systems. Such allocation and the related franchise cost amortization is based on the relative fair market value of systems acquired. In addition, certain costs of TCI are charged to the TCI Insight Systems based on their number of subscribers (see note 4). Although such allocations are not necessarily indicative of the costs that would have been incurred by the TCI Insight Systems on a stand alone basis, management believes that the resulting allocated amounts are reasonable.


  Limited Liability Company Formation


     Effective October 31, 1998, TCI and Insight Communications L.P. ("Insight") executed a transaction under a Contribution and Purchase Agreement, whereby TCI contributed and exchanged certain cable television systems and advertising sales offices to a newly formed Limited Liability Company between TCI and Insight (the "LLC") in exchange for an approximate 50% ownership interest in the LLC and certain cable systems. In connection with the contribution, the LLC assumed $214.6 million of the intercompany interest bearing notes owed by the TCI Insight Systems to TCI and its affiliates. These amounts were subsequently paid by the LLC. The accompanying combined financial statements reflect the financial position, results of operations and cash flows of the TCI Insight Systems immediately prior to the contribution and exchange transactions, and, therefore, do not include the effects of such transactions.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Receivables

     Receivables are reflected net of an allowance for doubtful accounts. Such allowance at October 31, 1998 and December 31, 1997 was not significant.

  Property and Equipment

     Property and equipment is stated at cost, including acquisition costs allocated to tangible assets acquired. Construction costs, labor and applicable overhead related to installations, and interest during construction are capitalized. During the ten-month period ended October 31, 1998 and for the years ended December 31, 1997 and 1996, interest capitalized was not significant.

     Depreciation is computed on a straight-line basis using estimated useful lives of 3 to 15 years for distribution systems and 3 to 40 years for support equipment and buildings.

     Repairs and maintenance are charged to operations, and renewals and additions are capitalized. At the time of ordinary retirements, sales or other dispositions of property, the original cost and cost of removal of such property are charged to accumulated depreciation, and salvage, if any, is credited thereto. Gains or losses are only recognized in connection with the sales of properties in their entirety.

                              TCI INSIGHT SYSTEMS
            (A COMBINATION OF CERTAIN ASSETS, AS DEFINED IN NOTE 1)
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

            FOR THE PERIOD FROM JANUARY 1, 1998 TO OCTOBER 31, 1998,
               AND FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
  Franchise Costs

     Franchise costs include the difference between the cost of acquiring cable television systems and amounts assigned to their tangible assets. Such amounts are generally amortized on a straight-line basis over 40 years. Costs incurred by the TCI Insight Systems in negotiating and renewing franchise agreements are amortized on a straight-line basis over the life of the franchise, generally 10 to 20 years.

  Impairment of Long-Lived Assets


     Management periodically reviews the carrying amounts of property, plant and equipment and its intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary based on an analysis of undiscounted cash flows, such loss is measured by the amount that the carrying value of such assets exceeds their fair value. Considerable management judgment is necessary to estimate the fair value of assets, accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.


  Revenue Recognition


     Cable revenue for customer fees, equipment rental, advertising, and pay-per-view programming is recognized in the period that services are delivered. Installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable television system.


  Combined Statements of Cash Flows


     Transactions effected through the intercompany account (except for the dividend discussed in Note 4) with TCI have been considered constructive cash receipts and payments for purposes of the combined statements of cash flows.


  Estimates

     The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the combined financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. INCOME TAXES


     The TCI Insight Systems were included in the consolidated federal income tax return of TCI. Income tax expense for the TCI Insight Systems is based on those items in the consolidated calculation applicable to the TCI Insight Systems. Intercompany tax allocation represents an apportionment of tax expense or benefit (other than deferred taxes) among subsidiaries of TCI in relation to their respective amounts of taxable earnings or losses. The payable or receivable arising from the intercompany tax allocation is recorded as an increase or decrease in amounts due to TCI. Deferred income taxes are based on the book and tax basis differences of the assets and liabilities within the TCI Insight Systems. The income tax amounts included in the accompanying combined

                              TCI INSIGHT SYSTEMS
            (A COMBINATION OF CERTAIN ASSETS, AS DEFINED IN NOTE 1)
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

            FOR THE PERIOD FROM JANUARY 1, 1998 TO OCTOBER 31, 1998,
               AND FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

3. INCOME TAXES--(CONTINUED)
financial statements approximate the amounts that would have been reported if the TCI Insight Systems would have filed a separate income tax return.

     Income tax expense for the ten-month period ended October 31, 1998 and for the years ended December 31, 1997 and 1996 consists of:

                                                                         CURRENT     DEFERRED     TOTAL
                                                                         --------    --------    --------
                                                                              (AMOUNTS IN THOUSANDS)
Ten-month period ended October 31, 1998:
  Intercompany allocation.............................................   $(11,628)    $   --     $(11,628)
  Federal.............................................................         --      1,507        1,507
  State and local.....................................................         --        152          152
                                                                         --------     ------     --------
                                                                         $(11,628)    $1,659     $ (9,969)
                                                                         --------     ------     --------
                                                                         --------     ------     --------
Year ended December 31, 1997:
  Intercompany allocation.............................................   $(14,194)    $   --     $(14,194)
  Federal.............................................................         --      1,241        1,241
  State and local.....................................................         --        125          125
                                                                         --------     ------     --------
                                                                         $(14,194)    $1,366     $(12,828)
                                                                         --------     ------     --------
                                                                         --------     ------     --------
Year ended December 31, 1996:
  Intercompany allocation.............................................   $(11,251)    $   --     $(11,251)
  Federal.............................................................         --      1,117        1,117
  State and local.....................................................         --        112          112
                                                                         --------     ------     --------
                                                                         $(11,251)    $1,229     $(10,022)
                                                                         --------     ------     --------
                                                                         --------     ------     --------

     Income tax expense differs from the amounts computed by applying the federal income tax rate of 35% as a result of the following:

                                                                                                                     JANUARY 1, 1998
                                                                           YEARS ENDED DECEMBER 31,                    THROUGH
                                                             ----------------------------------------------------    OCTOBER 31,
                                                                   1996                        1997                      1998
                                                             ------------------------    ------------------------    ---------------
                                                                                     (AMOUNTS IN THOUSANDS)
Computed "expected" tax expense...........................           $(10,074)                   $(12,897)              $ (10,048)
State and local income taxes, net of federal income tax
  benefit.................................................                 73                          81                      98
Other.....................................................                (21)                        (12)                    (19)
                                                                     --------                    --------               ---------
                                                                     $(10,022)                   $(12,828)              $  (9,969)
                                                                     --------                    --------               ---------
                                                                     --------                    --------               ---------

                              TCI INSIGHT SYSTEMS
            (A COMBINATION OF CERTAIN ASSETS, AS DEFINED IN NOTE 1)
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

            FOR THE PERIOD FROM JANUARY 1, 1998 TO OCTOBER 31, 1998,
               AND FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

3. INCOME TAXES--(CONTINUED)
     The tax effects of temporary differences that give rise to significant portions of the deferred tax asset and deferred tax liabilities at October 31, 1998 and December 31, 1997 are presented below:

                                                                     DECEMBER 31,    OCTOBER 31,
                                                                        1997           1998
                                                                     ------------    -----------
                                                                       (AMOUNTS IN THOUSANDS)
Deferred tax asset--principally due to non-deductible accruals....     $     80        $    79
                                                                       --------        -------
Deferred tax liabilities:
  Property and equipment, principally due to differences in
     depreciation.................................................       13,124         12,822
  Franchise costs, principally due to differences in amortization
     and initial basis............................................       52,581         51,223
                                                                       --------        -------
     Total gross deferred tax liabilities.........................       65,705         64,045
                                                                       --------        -------
  Net deferred tax liability......................................     $ 65,625        $63,966
                                                                       --------        -------
                                                                       --------        -------

4. PARENT'S INVESTMENT (DEFICIT)

     Parent's investment (deficit) in the TCI Insight Systems at October 31, 1998 and December 31, 1997 is summarized as follows:


                                                                     DECEMBER 31,    OCTOBER 31,
                                                                        1997            1998
                                                                     ------------    -----------
                                                                       (AMOUNTS IN THOUSANDS)
Due to TCI........................................................     $ 93,231       $  77,892
Retained earnings (deficit).......................................       47,857        (163,404)
                                                                       --------       ---------
                                                                       $141,088       $ (85,512)
                                                                       --------       ---------
                                                                       --------       ---------



     The amount due to TCI includes advances for operations, acquisitions and construction costs, as well as, the non-interest bearing amounts owed as a result of the allocation of certain costs from TCI.



     On September 30, 1998, TCI caused the TCI Insight Systems to effect a dividend from the TCI Insight Systems to TCI aggregating $230,000,000 (the "Dividend"). The Dividend resulted in an increase to the intercompany notes owed to TCI and a corresponding decrease to retained earnings.



     As a result of TCI's 100% ownership of the TCI Insight Systems, the non-interest bearing amounts due to TCI have been classified as a component of Parent's investment (deficit) in the accompanying combined balance sheets.



     The TCI Insight Systems purchase, at TCI's cost, substantially all of their pay television and other programming from affiliates of TCI. Charges for such programming were $18,037,000, $18,269,000, and $16,986,000 for the ten-months ended October 31, 1998 and the years ended December 31, 1997 and 1996, respectively, and are included in operating expenses in the accompanying combined financial statements.



     Certain subsidiaries of TCI provide administrative services to the TCI Insight Systems and have assumed managerial responsibility of the TCI Insight Systems' cable television system operations and construction. As compensation for these services, the TCI Insight Systems pay a monthly fee calculated on a per-subscriber basis.

                              TCI INSIGHT SYSTEMS
            (A COMBINATION OF CERTAIN ASSETS, AS DEFINED IN NOTE 1)
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

            FOR THE PERIOD FROM JANUARY 1, 1998 TO OCTOBER 31, 1998,
               AND FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

4. PARENT'S INVESTMENT (DEFICIT)--(CONTINUED)

     The intercompany advances and expense allocation activity in amounts due to TCI consists of the following:


                                                                                                                     JANUARY 1, 1998
                                                                           YEARS ENDED DECEMBER 31,                    THROUGH
                                                             ----------------------------------------------------    OCTOBER 31,
                                                                   1996                        1997                      1998
                                                             ------------------------    ------------------------    ---------------
                                                                                     (AMOUNTS IN THOUSANDS)
Beginning of period.......................................           $148,144                    $123,780               $  93,231
Programming charges.......................................             16,986                      18,269                  18,037
Management fees...........................................              4,199                       3,732                   3,057
Tax allocations...........................................             11,251                      14,194                  11,628
Cash transfer.............................................            (56,800)                    (66,744)                (48,061)
                                                                     --------                    --------               ---------
End of period.............................................           $123,780                    $ 93,231               $  77,892
                                                                     --------                    --------               ---------
                                                                     --------                    --------               ---------

5. COMMITMENTS AND CONTINGENCIES

     The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") imposed certain rate regulations on the cable television industry. Under the 1992 Cable Act, all cable systems are subject to rate regulation, unless they face "effective competition," as defined by the 1992 Cable Act and expanded in the Telecommunications Act of 1996 (the "1996 Act"), in their local franchise area.

     Although the Federal Communications Commission (the "FCC") has established regulations required by the 1992 Cable Act, local government units (commonly referred to as local franchising authorities) are primarily responsible for administering the regulation of a cable system's basic service tier ("BST"). The FCC itself directly administered rate regulation of any cable programming service tier ("CPST"). The FCC's authority to regulate CPST rates expired on March 31, 1999. The FCC has taken the position that it will still adjudicate CPST complaints filed after this sunset date (but not later than 180 days after the last CPST rate increase imposed prior to March 31, 1999), and will strictly limit its review (and possible refund orders) to the time period predating the sunset date.

     Under the FCC's rate regulations, most cable systems were required to reduce their BST and CPST rates in 1993 and 1994, and have since had their rate increases governed by a complicated price structure that allows for the recovery of inflation and certain increased costs, as well as providing some incentive for expanding channel carriage. Operators also have the opportunity to bypass this "benchmark" regulatory structure in favor of the traditional "cost-of-service" regulation in cases where the latter methodology appears favorable. Premium cable services offered on a per-channel or per-program basis remain unregulated, as do affirmatively marketed packages consisting entirely of new programming product.

     The management of the TCI Insight Systems believes that it has complied in all material respects with the provisions of the 1992 Cable Act and the 1996 Act, including its rate setting provisions. If, as a result of the review process, a system cannot substantiate its rates, it could be required to retroactively reduce its rates to the appropriate benchmark and refund the excess portion of rates received. Any refunds of the excess portion of CPST rates would be retroactive to the date of complaint. Any refunds of the excess portion of BST or equipment rates would be retroactive to one year prior to the implementation of the rate reductions.

     Certain plaintiffs have filed or threatened separate class action complaints against certain of the systems of TCI Insight Systems, alleging that the systems' practice of assessing an administrative fee to subscribers whose payments are delinquent constitutes an invalid liquidated damage provision, a breach of contract, and violates

                              TCI INSIGHT SYSTEMS
            (A COMBINATION OF CERTAIN ASSETS, AS DEFINED IN NOTE 1)
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

            FOR THE PERIOD FROM JANUARY 1, 1998 TO OCTOBER 31, 1998,
               AND FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

5. COMMITMENTS AND CONTINGENCIES--(CONTINUED) local consumer protection statutes. Plaintiffs seek recovery of all late fees paid to the subject systems as a class purporting to consist of all subscribers who were assessed such fees during the applicable limitation period, plus attorney fees and costs.

     The TCI Insight Systems have contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is possible the TCI Insight Systems may incur losses upon conclusion of the matters referred to above, an estimate of any loss or range of loss cannot presently be made. Based upon the facts available, management believes that, although no assurance can be given as to the outcome of these actions, the ultimate disposition should not have a material adverse effect upon the combined financial condition of the TCI Insight Systems.

     The TCI Insight Systems lease business offices, have entered into pole rental agreements and use certain equipment under lease arrangements. Rental expense under such arrangements amounted to $1,142,000, $1,557,000 and $1,231,000 in for the ten-month period ended October 31, 1998, and the years ended December 31, 1997 and 1996, respectively.

     Future minimum lease payments under noncancellable operating leases for each of the next five years are summarized as follows (amounts in thousands):

YEARS ENDING
OCTOBER 31,
------------
1999.........................................................     $   413
2000.........................................................         325
2001.........................................................         302
2002.........................................................         202
2003.........................................................         161
Thereafter...................................................         367
                                                                  -------
                                                                  $ 1,770
                                                                  -------
                                                                  -------


     TCI formed a year 2000 Program Management Office (the "PMO") to organize and manage its year 2000 remediation efforts. The PMO is responsible for overseeing, coordinating and reporting on TCI's year 2000 remediation efforts, including the year 2000 remediation efforts of the TCI Insight Systems prior to the Contribution. Subsequent to the date of the Contribution, the year 2000 remediation efforts of the TCI Insight Systems are no longer the responsibility of TCI or the PMO.


     The failure to correct a material year 2000 problem could result in an interruption or failure of certain important business operations. There can be no assurance that the TCI Insight Systems or the systems of other companies on which the TCI Insight Systems relies will be converted in time or that any such failure to convert by the TCI Insight Systems or other companies will not have a material adverse effect on it financial position, results of operations or cash flows.

                         REPORT OF INDEPENDENT AUDITORS

The Members
Insight Communications of Central Ohio, LLC

     We have audited the accompanying balance sheet of Insight Communications of Central Ohio, LLC as of December 31, 1998, and the related statements of operations and changes in members' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Insight Communications of Central Ohio, LLC at December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

New York, New York
April 5, 1999

                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC
                                 BALANCE SHEET
                                 (IN THOUSANDS)

                                                                                                       DECEMBER 31,
                                                                                                          1998
                                                                                                       ------------
                                               ASSETS
Current assets:
  Cash..............................................................................................    $    6,709
  Subscriber receivables, less allowance for doubtful accounts of $306..............................         1,186
  Other accounts receivable, less allowance for doubtful accounts of $145...........................         1,520
  Prepaid expenses and other current assets.........................................................           166
                                                                                                        ----------
Total current assets................................................................................         9,581
Property and equipment, at cost:
  Land and Land Improvements........................................................................           260
  CATV systems......................................................................................        71,032
  Equipment.........................................................................................         7,102
  Furniture.........................................................................................           333
  Leasehold improvements............................................................................            71
                                                                                                        ----------
                                                                                                            78,798
Less--Accumulated depreciation and amortization.....................................................       (46,898)
                                                                                                        ----------
Total property and equipment, net...................................................................        31,900
Intangible assets, at cost:
  Franchise costs...................................................................................         7,385
  Other Intangible Assets...........................................................................           300
  Less--Accumulated amortization....................................................................        (7,348)
                                                                                                        ----------
Total intangible assets, net........................................................................           337
Due from related parties............................................................................           149
                                                                                                        ----------
Total assets........................................................................................    $   41,967
                                                                                                        ----------
                                                                                                        ----------

                       LIABILITIES, PREFERRED INTERESTS, AND MEMBERS' DEFICIT
Current liabilities:
  Current portion of capital lease obligations......................................................    $      123
  Accounts payable..................................................................................         3,230
  Accrued Liabilities...............................................................................         4,404
  Preferred A Dividend Payable......................................................................         5,211
                                                                                                        ----------
Total Current Liabilities...........................................................................        12,968

Preferred B Dividend Payable........................................................................         1,438
Capital Lease Obligations...........................................................................           105
Other Deferred Credits..............................................................................         1,146
Due to related parties..............................................................................         1,029
Preferred A Interest................................................................................       140,000
Preferred B Interest................................................................................        30,000
                                                                                                        ----------
Total liabilities and preferred interests...........................................................       186,686
Members' deficit....................................................................................      (144,719)
                                                                                                        ----------
Total liabilities and members' deficit..............................................................    $   41,967
                                                                                                        ----------
                                                                                                        ----------

                            See accompanying notes.

                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC
            STATEMENT OF OPERATIONS AND CHANGES IN MEMBERS' DEFICIT
                                 (IN THOUSANDS)

                                                                                                       YEAR ENDED
                                                                                                       DECEMBER 31,
                                                                                                          1998
                                                                                                       ------------
Revenues............................................................................................    $   47,956
Operating expenses:
  Service and administrative........................................................................        29,695
  Severance and transaction structure costs.........................................................         4,822
  Depreciation and amortization.....................................................................         5,311
                                                                                                        ----------
Total operating expenses............................................................................        39,828
                                                                                                        ----------
Operating income....................................................................................         8,128
Other expenses......................................................................................          (422)
Interest income.....................................................................................            59
                                                                                                        ----------
Net income..........................................................................................    $    7,765
Accrual of preferred interests......................................................................        (6,649)
                                                                                                        ----------
Net income attributable to common interests.........................................................         1,116
Net assets contributed..............................................................................    $   25,571
Capital contributions...............................................................................        10,000
Preferred membership interests......................................................................      (170,000)
Capital distributions...............................................................................       (11,406)
                                                                                                        ----------
Members' deficit, end of year.......................................................................    $ (144,719)
                                                                                                        ----------
                                                                                                        ----------

                            See accompanying notes.

                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC
                            STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                       YEAR ENDED
                                                                                                       DECEMBER 31,
                                                                                                          1998
                                                                                                       ------------
Cash flows from operating activities:
  Net income........................................................................................     $  7,765
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization..................................................................        5,311
  Changes in certain assets and liabilities:
     Subscriber receivables.........................................................................         (524)
     Other accounts receivable, prepaid expenses and other current assets...........................         (423)
     Accounts payable and accrued expenses..........................................................        2,270
                                                                                                         --------
Net cash provided by operating activities...........................................................     $ 14,399
                                                                                                         --------
Cash flows from investing activities:
  Capital expenditures for property and equipment...................................................       (7,369)
  Proceeds from disposal of property and equipment..................................................           11
  Increase in other intangible assets...............................................................         (300)
  Increase in amounts due to/from related parties...................................................          979
                                                                                                         --------
Net cash used in investing activities...............................................................     $ (6,679)
                                                                                                         --------
Cash flows from financing activities:
  Principal payments on capital lease obligations...................................................         (179)
  Capital contributions.............................................................................       10,000
  Capital distributions.............................................................................      (11,406)
                                                                                                         --------
Net cash used in financing activities...............................................................     $ (1,585)
                                                                                                         --------
Net increase in cash................................................................................        6,135
Cash, beginning of year.............................................................................          574
                                                                                                         --------
Cash, end of year...................................................................................     $  6,709
                                                                                                         --------
                                                                                                         --------

                            See accompanying notes.

                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC
                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1998

1. BUSINESS ORGANIZATION AND PURPOSE

     Insight Communications of Central Ohio, LLC ("Insight Ohio" or the "Company") was formed on July 23, 1998 in order to acquire all of the assets and liabilities comprising the cable television system of Coaxial Communications of Central Ohio, Inc. ("Coaxial"). On August 21, 1998, Coaxial contributed to Insight Ohio all of the assets and liabilities comprising Coaxial's cable television systems for which Coaxial received a 25% non-voting common membership interest in Insight Ohio as well as 100% of the voting preferred membership interests of Insight Ohio ("Series A and Series B Preferred Interests"). In conjunction therewith, Insight Holdings of Ohio, LLC ("IHO") contributed
$10 million in cash to Insight Ohio for which it received a 75% non-voting common membership interest in Insight Ohio. The accompanying financial statements include the operations of the cable television systems contributed by Coaxial to Insight Ohio, as if the aforementioned contribution had occurred as of January 1, 1998 (the beginning of the year). The amounts included in the accompanying financial statements for periods prior to August 21, 1998 represent the operations of the cable system operating unit (the "Operating Unit" and predecessor to Insight Ohio), which, prior to such date, was an operating unit within Coaxial. The amounts included in the accompanying financial statements for the Operating Unit include only those assets, liabilities, revenues, and expenses related to the cable television system contributed to Insight Ohio. Prior to the Contribution of the Operating unit to Insight Ohio, the company had nominal assets and no operations. Since the aforementioned contribution of the Operating Unit to Insight Ohio did not result in a change in voting control, pursuant to interpretation No. 39 to APB opinion No. 16, Insight Ohio has accounted for the contributed assets and liabilites at historical cost. Insight Ohio provides basic and expanded cable services to homes in Columbus, Ohio and surrounding areas.

     On August 21, 1998, Coaxial and Phoenix Associates, a related entity, issued $140 million of 10% Senior Notes ("Senior Notes") due in 2006. The Senior Notes are non-recourse and are secured by all of the issued and outstanding Series A Preferred Interest in Insight Ohio and are conditionally guaranteed by Insight Ohio. On August 21, 1998, Coaxial Financing Corp. and Coaxial LLC, related entities, issued 12 7/8% Senior Discount Notes due 2008 ("Discount Notes"). The Discount Notes have a face amount of $55,869,000 and approximately $30 million of gross proceeds were received upon issuance. The Series A Preferred interest and Series B Preferred interest have face values of $140 million and $30 million and pay dividends at rates of 10% and 12 7/8% of their face value, respectively. The Discount Notes are non-recourse, secured by 100% of the common stock of Coaxial, and conditionally guaranteed by Insight Ohio. At December 31, 1998, the accompanying financial statements include an accrual of $6,649,000 of earned, but unpaid dividends on the Series A and Series B Preferred interests.

     As a result of the transaction described above, Insight Ohio incurred severance costs and transaction structure costs of approximately $4,822,000 which have been reflected in the accompanying statements of operations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash

     Insight Ohio considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1998

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
  Fair Values

     In December 1991, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", which requires disclosure of fair value information about both on and off balance sheet financial instruments for which it is practicable to estimate that value. The carrying amounts of current assets and liabilities approximate their fair market value because of the immediate or short term maturity of these financial instruments.

  Revenue Recognition

     Service fees are recorded in the month cable television and pay television services are provided to subscribers. Connection fees are charges for the hook-up of new customers and are recognized as current revenues to the extent of direct selling costs incurred. Any fees in excess of such costs are deferred and amortized to income over the estimated average period that subscribers are expected to remain connected to the system. Subscriber advance billings are netted within accounts receivable in the accompanying financial statements. Collections on subscriber advance billings at December 31, 1998 were not significant.

  Concentration of Credit Risk

     Financial instruments that potentially subject Insight Ohio to concentrations of credit risk consist principally of trade accounts receivable. Insight Ohio's customer base consists of a number of homes concentrated in the central Ohio area. Insight Ohio continually monitors the exposure for credit losses and maintains allowances for anticipated losses. As of December 31, 1998, Insight Ohio had no significant concentrations of credit risk.

  Property and Equipment

     Property and equipment are stated at cost, while maintenance and repairs are expensed as incurred. Upon retirement or disposal of assets, the cost and related accumulated depreciation and amortization are removed from the balance sheet, and any gain or loss is reflected in earnings. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets as follows:

CATV systems.............................................  10 to 15 years
Equipment................................................      5 years
Furniture................................................      5 years
Leasehold improvements...................................   Life of lease

     Assets held under capital leases at December 31, 1998 were approximately $228,000.

     Insight Ohio internally constructs certain CATV systems. Construction costs capitalized include payroll, fringe benefits and other overhead costs associated with construction activity.

     Insight Ohio reviews its property, plant and equipment and other long term assets when events or changes in circumstances indicate the carrying amounts may not be recoverable. When such conditions exist, management estimates the future cash flows from operations or disposition. If the estimated undiscounted future cash flows are less than the carrying amount of the asset, an adjustment to reduce the carrying amount would be recorded, and an impairment loss would be recognized. Insight Ohio does not believe that there is an impairment of such assets.

                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1998

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
  Franchise Costs

     Franchise costs are amortized using the straight-line method over the lives of the related franchises which range from 7 to 15 years.

  Home Office Expenses

     Home office expenses of approximately $1,373,000 in 1998 (included in selling and administrative expenses) include billings for legal fees, management fees, salaries, travel and other management expenses for services provided by an affiliated services company. Effective August 21, 1998, IHO provides such services for which it earns a fee (see note 6).

  Advertising Costs

     Advertising costs are expensed as incurred. Advertising expense, primarily for campaign and telemarketing-related efforts, was approximately $2,152,000 in 1998.

  Recent Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board issued SFAS
No. 133, "Accounting for Derivatives Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. SFAS No. 133 is effective for all fiscal years beginning after June 15, 1999. Insight Ohio does not anticipate the adoption of this Statement to have a material impact on its financial statements.

3. INCOME TAXES

     Effective August 21, 1998, Insight Ohio is a limited liability corporation. Therefore, each member reports his distributive share of income or loss on his respective income tax returns. Prior to August 21, 1998, the Operating Unit was an operating unit within Coaxial, which in turn was a Subchapter S Corporation. Therefore, each shareholder reported his distributive share of income or loss on his respective income tax return. As a result, Insight Ohio does not provide for Federal or State income taxes in its accounts. In the event that the limited liability corporation election is terminated, deferred taxes related to book and tax temporary differences would be required to be reflected in the financial statements. As a limited liability company, the liability of Insight Ohio's members are limited to their respective investments.

4. 401(K) PLAN

     Insight Ohio sponsors a 401(k) Plan (the "Plan") for the benefit of its employees. All employees who have completed six months of employment and have attained the age of 21 are eligible to participate in the Plan. Insight Ohio makes matching contributions equal to a portion of the employee's wages. Insight Ohio contributions to the Plan approximated $145,000 in 1998.

5. CREDIT FACILITY

     Insight Ohio has a Senior Credit Facility ("Senior Credit Facility") with a group of banks and other financial institutions. The Senior Credit Facility provides for revolving credit loans of $25 million to finance capital expenditures and for working capital and general purposes, including the upgrade of the System's cable plant and for the introduction of new video services. The Senior Credit Facility has a six-year maturity, with reductions to the amount of the commitment commencing after three years. The amount available for borrowing

                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1998

5. CREDIT FACILITY--(CONTINUED)
is reduced by any outstanding letter of credit obligations. Insight Ohio's obligations under the Senior Credit Facility are secured by substantially all the tangible and intangible assets of Insight Ohio. Loans under the Senior Credit Facility bear interest, at Insight Ohio's option, at the prime rate or at a Eurodollar rate. In addition to the index rates, Insight Ohio pays an additional margin percentage tied to its ratio of total debt to adjusted annualized operating cash flow.

     The Senior Credit Facility contains a number of covenants that, among other things, restricts the ability of Insight Ohio and its subsidiaries to make capital expenditures, dispose of assets, incur additional indebtedness, incur guaranty obligations, pay dividends or make capital distributions, including distributions on the Preferred Interests that are required to pay the Senior Notes and the Discount Notes in the event of a payment default under the Senior Credit Facility, create liens on assets, make investments, make acquisitions, engage in mergers or consolidations, engage in certain transactions with subsidiaries and affiliates and otherwise restrict certain activities. As of December 31, 1998, no amounts were outstanding under the Senior Credit Facility.

6. RELATED PARTY TRANSACTIONS

     Effective August 21, 1998, the Company entered into a management agreement with IHO, which allows IHO to manage the operations of Insight Ohio. IHO earns a management fee equivalent to 3% of Insight Ohio's gross operating revenues. Fees under this management agreement aggregated $493,000 for the period from August 21 through December 31, 1998.

     Insight Ohio has a receivable from and payable to related parties as of December 31, 1998 of approximately $149,000 and $1,029,000, respectively, relating to working capital requirements.

     Insight Ohio pays rent to a partnership owned by Coaxial's shareholders for two facilities. Total charges for rent were approximately $63,000 in 1998.

7. OPERATING LEASE AGREEMENTS

     Insight Ohio leases land for tower locations, office equipment, office space, vehicles and the use of utility poles under various operating lease agreements. Rental expense for all operating leases was approximately $106,000 in 1998. These amounts exclude year-to-year utility pole leases of $191,000 which provide for payments based on the number of poles used.

     Minimum rental commitments required under non-cancelable operating leases are as follows:

1999...........................................................   $38,400
2000...........................................................    26,400
2001 and thereafter............................................       200
                                                                  -------
                                                                  $65,000
                                                                  -------
                                                                  -------

                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1998

8. CAPITAL LEASE AGREEMENTS

     Insight Ohio leases vehicles, computer and other equipment under capital leases. These leases have terms ranging from four to five years. Future minimum payments under these leases are as follows:

FOR THE YEARS ENDING DECEMBER 31,
---------------------------------
  1999.......................................................   $ 139,000
  2000.......................................................      81,000
  2001.......................................................      30,000
  2002.......................................................       3,000
                                                                ---------
                                                                  253,000
  Less: Amount representing interest.........................     (25,000)
  Less: Current portion of capital lease obligations.........    (123,000)
                                                                ---------
  Long-term capital lease obligations........................   $ 105,000
                                                                ---------
                                                                ---------

9. COMMITMENTS AND CONTINGENCIES

     Insight Ohio is party in or may be affected by various matters under litigation. Management believes that the ultimate outcome of these matters will not have a significant adverse effect on either Insight Ohio's future results of operations or financial position.

                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC
                            CONDENSED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                                                     MARCH 31, 1999
                                                                                                     --------------
                                                                                                      (UNAUDITED)
                                              ASSETS
Current Assets:
  Cash............................................................................................     $    2,271
  Subscriber receivables, net.....................................................................            915
  Other accounts receivable, net..................................................................          1,401
  Prepaid expenses and other current assets.......................................................            160
                                                                                                       ----------
Total current assets..............................................................................          4,747
Property and equipment, net.......................................................................         36,432
Intangible assets, net............................................................................            353
Due from related parties..........................................................................            149
                                                                                                       ----------
Total assets......................................................................................     $   41,681
                                                                                                       ----------
                                                                                                       ----------
                                 LIABILITIES AND MEMBERS' DEFICIT
Current Liabilities:
  Current portion of capital lease obligations....................................................     $       94
  Accounts payable................................................................................          4,722
  Accrued liabilities.............................................................................          6,639
  Series Preferred A Dividend Payable.............................................................          1,750
                                                                                                       ----------
Total Current Liabilities.........................................................................         13,205
Series Preferred B Dividend Payable...............................................................          2,350
Capital lease obligations.........................................................................            105
Other Deferred Credits............................................................................          1,077
Due to related parties............................................................................            398
Preferred A Interest..............................................................................        140,000
Preferred B Interest..............................................................................         30,000
                                                                                                       ----------
Total liabilities and preferred interests.........................................................        187,135
Members' deficit..................................................................................       (145,454)
                                                                                                       ----------
Total liabilities and members' deficit............................................................     $   41,681
                                                                                                       ----------
                                                                                                       ----------

             See notes to unaudited condensed financial statements.

                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC
                       CONDENSED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                             THREE MONTHS ENDED
                                                                                                 MARCH 31
                                                                                            --------------------
                                                                                             1998         1999
                                                                                            -------      -------
Revenue..................................................................................   $11,472      $11,696
Operating Expenses:
  Service and administrative.............................................................     7,470        6,681
  Depreciation and amortization..........................................................     1,458        1,599
                                                                                            -------      -------
Total operating expenses.................................................................     8,288        8,280
                                                                                            -------      -------
Operating Income.........................................................................     2,544        3,416
Other Expense
  Interest Expense.......................................................................        --           (7)
  Interest Income........................................................................        23           77
                                                                                            -------      -------
Interest Income, net.....................................................................        23           70
                                                                                            -------      -------
Net Income...............................................................................     2,567        3,486
Accrual of preferred interests...........................................................        --       (4,222)
                                                                                            -------      -------
Income (loss) attributable to common interests...........................................   $ 2,567         (736)
                                                                                            -------      -------
                                                                                            -------      -------

             See notes to unaudited condensed financial statements.

                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC
                       CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                                THREE MONTHS ENDED
                                                                                                    MARCH 31
                                                                                                ------------------
                                                                                                 1998       1999
                                                                                                -------    -------
Cash flows from operating activities:
Net income...................................................................................   $ 2,567    $ 3,486
Adjustments to reconcile net income to net cash provided by operating activities Depreciation
  and amortization...........................................................................     1,458      1,599
Changes in certain assets and liabilities
  Subscriber receivables.....................................................................       700        271
  Other accounts receivable, prepaid expenses and other current assets.......................       223        126
  Accounts payable, accrued liabilities and other............................................      (881)     3,655
  Due to affiliated companies................................................................    (1,351)      (631)
                                                                                                -------    -------
Net cash provided by operating activities....................................................     2,716      8,506
                                                                                                -------    -------
Cash flows from investing activities:
Capital expenditures for property and equipment..............................................    (1,194)    (6,122)
Increase in other intangible assets..........................................................        --        (26)
                                                                                                -------    -------
Net cash used in investing activities........................................................    (1,194)    (6,148)
                                                                                                -------    -------
Cash flows from financing activities:
Principal payments on capital lease obligations..............................................       (70)       (29)
Capital distributions........................................................................    (1,143)        --
Preferred interest distributions.............................................................        --     (6,767)
                                                                                                -------    -------
Net cash used in financing activities........................................................    (1,213)    (6,796)
                                                                                                -------    -------
Net increase in cash.........................................................................       309     (4,438)
Cash, beginning of period....................................................................       574      6,709
                                                                                                -------    -------
Cash, end of period..........................................................................   $   883    $ 2,271
                                                                                                -------    -------
                                                                                                -------    -------

             See notes to unaudited condensed financial statements.

                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC
                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                                 MARCH 31, 1999

1. BUSINESS ORGANIZATION AND PURPOSE

     Insight Communications of Central Ohio, LLC ("Insight Ohio" or the "Company") was formed on July 23, 1998 in order to acquire substantially all of the assets and liabilities comprising the cable television system of Coaxial Communications of Central Ohio, Inc. ("Coaxial"). On August 21, 1998, Coaxial contributed to Insight Ohio all of the assets and liabilities comprising Coaxial's cable television system for which Coaxial received a 25% non-voting common membership interest in Insight Ohio as well as 100% of the voting preferred membership interests of Insight Ohio ("Series A and Series B Preferred Interests"). In conjunction therewith, Insight Holdings of Ohio, LLC ("IHO") contributed $10 million in cash to Insight Ohio for which it received a 75% non-voting common membership interest in Insight Ohio. The accompanying financial statements for the three month period ended March 31, 1998, include the operations of the cable television system contributed by Coaxial to Insight Ohio, as if the aforementioned contribution had occurred as of January 1, 1998 (the beginning of the period), and represent the operations of the cable system operating unit (the "Operating Unit" and predecessor to Insight Ohio), which, prior to such date, was an operating unit within Coaxial. The amounts included in the accompanying March 31, 1998 financial statements for the Operating Unit include only those assets, liabilities, revenues, and expenses directly related to the cable television system contributed to Insight Ohio. Prior to the contribution of the Operating Unit to Insight Ohio, the Company had nominal assets and no operations. Insight Ohio provides basic and expanded cable services to homes in Columbus, Ohio and surrounding areas.

     On August 21, 1998, Coaxial and Phoenix Associates, a related entity, issued $140 million of 10% Senior Notes ("Senior Notes") due in 2006. The Senior Notes are non-recourse and are secured by all issued and outstanding Series A Preferred Interest in Insight Ohio and are conditionally guaranteed by Insight Ohio. On August 21, 1998, Coaxial Financing Corp. and Coaxial LLC, related entities, issued 12 7/8% Senior Discount Notes due 2008 ("Discount Notes"). The Discount Notes have a face amount of $55,869,000 and approximately $30 million of gross proceeds were received upon issuance. The Discount Notes are non-recourse, secured by 100% of the common stock of Coaxial, and conditionally guaranteed by Insight Ohio.

2. BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999.

     For further information, refer to the Company's financial statements and footnotes thereto for the year ended December 31, 1998, included elsewhere in this registration statement.

3. CONTINGENCIES

     Insight Ohio is a party in or may be affected by various matters under litigation. Management believes that the ultimate outcome of these matters will not have a significant adverse effect on either Insight Ohio's future results of operations or financial position.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
Coaxial Communications of Central Ohio, Inc.:

We have audited the accompanying statement of net assets to be contributed of Central Ohio Cable System Operating Unit as of December 31, 1997 and the related statements of operations and cash flows relating to the net assets to be contributed for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements of net assets to be contributed were prepared to present the net assets of Central Ohio Cable System Operating Unit to be contributed to a newly formed company pursuant to the Contribution Agreement described in Note 10, and is not intended to be a complete presentation of Central Ohio Cable System Operating Unit.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets to be contributed of Central Ohio Cable System Operating Unit as described in Note 10, as of December 31, 1997, and the results of its operations and cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          /S/ ARTHUR ANDERSEN LLP

Columbus, Ohio,
July 17, 1998

                    CENTRAL OHIO CABLE SYSTEM OPERATING UNIT
                   STATEMENT OF NET ASSETS TO BE CONTRIBUTED

                                                                                               DECEMBER 31, 1997
                                                                                               --------------------
                                           ASSETS
Current assets:
  Cash......................................................................................       $    573,989
  Subscriber receivables, less allowance for doubtful accounts of $202,000..................            661,183
  Other accounts receivable, less allowance for doubtful accounts of $172,000...............          1,037,145
  Prepaid expenses and other current assets.................................................            201,429
                                                                                                   ------------
Total current assets........................................................................          2,473,746
                                                                                                   ------------
Property and equipment, at cost:
  CATV systems..............................................................................         64,949,357
  Equipment.................................................................................          6,941,263
  Furniture.................................................................................            211,232
  Leasehold improvements....................................................................             70,409
                                                                                                   ------------
                                                                                                     72,172,261
  Less--Accumulated depreciation and amortization...........................................        (42,433,809)
                                                                                                   ------------
Total property and equipment, net...........................................................         29,738,452
                                                                                                   ------------
Intangible assets, at cost:
  Franchise rights and other................................................................          7,392,000
  Less--Accumulated amortization............................................................         (7,323,026)
                                                                                                   ------------
Total intangible assets, net................................................................             68,974
                                                                                                   ------------
Other assets:
  Due from related parties..................................................................             98,584
                                                                                                   ------------
Total other assets..........................................................................             98,584
                                                                                                   ------------
Total assets................................................................................       $ 32,379,756
                                                                                                   ------------
                                                                                                   ------------

                                 LIABILITIES AND NET ASSETS
Current liabilities:
  Current portion of capital lease obligations..............................................       $    213,103
  Accounts payable..........................................................................          2,804,766
  Accrued liabilities.......................................................................          3,596,922
                                                                                                   ------------
Total current liabilities...................................................................          6,614,791
                                                                                                   ------------
Capital lease obligations...................................................................            194,194
                                                                                                   ------------
Total liabilities...........................................................................          6,808,985
Commitments and contingencies
  Net assets to be contributed..............................................................         25,570,771
                                                                                                   ------------
Total liabilities and net assets............................................................       $ 32,379,756
                                                                                                   ------------
                                                                                                   ------------

  The accompanying notes to financial statements are an integral part of these statements.

                    CENTRAL OHIO CABLE SYSTEM OPERATING UNIT
        STATEMENTS OF OPERATIONS RELATED TO NET ASSETS TO BE CONTRIBUTED

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                      --------------------------
                                                                                         1996           1997
                                                                                      -----------    -----------
Operating revenues:
  Service fees.....................................................................   $44,763,413    $42,544,417
  Advertising......................................................................     3,072,567      3,373,064
  Connection fees..................................................................       395,673        282,374
  Other............................................................................     2,186,172      2,029,632
                                                                                      -----------    -----------
     Total operating revenues......................................................    50,417,825     48,229,487
                                                                                      -----------    -----------
Operating expenses:
  Service and administrative.......................................................    26,932,679     28,889,394
  Depreciation.....................................................................     4,812,346      4,755,017
  Amortization.....................................................................       522,216        482,675
                                                                                      -----------    -----------
     Total operating expenses......................................................    32,267,241     34,127,086
                                                                                      -----------    -----------
Operating income...................................................................    18,150,584     14,102,401
Other expenses.....................................................................      (320,456)      (321,732)
Other income.......................................................................        72,072         50,276
Interest income....................................................................        29,449         69,990
                                                                                      -----------    -----------
Net income from net assets to be contributed
  (Note 3).........................................................................   $17,931,649    $13,900,935
                                                                                      -----------    -----------
                                                                                      -----------    -----------

  The accompanying notes to financial statements are an integral part of these statements.

                    CENTRAL OHIO CABLE SYSTEM OPERATING UNIT
                            STATEMENTS OF CASH FLOWS
                          INCREASE (DECREASE) IN CASH

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                     ----------------------------
                                                                                         1996            1997
                                                                                     ------------    ------------
Cash flows from operating activities:
  Net income......................................................................   $ 17,931,649    $ 13,900,935
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization...................................................      5,334,562       5,237,692
  Loss on disposals of property and equipment.....................................         69,187          77,452
  Changes in certain assets and liabilities:
     (Increase) decrease in assets--
       Subscriber receivables.....................................................       (252,414)        182,395
       Other accounts receivable, prepaid expenses and other current assets.......        580,700         325,215
  Increase (decrease) in liabilities--
       Accounts payable...........................................................       (361,633)        421,658
       Accrued liabilities........................................................     (1,317,378)       (691,513)
       Deferred income............................................................         (9,613)             --
                                                                                     ------------    ------------
       Net cash provided by operating activities..................................     21,975,060      19,453,834
                                                                                     ------------    ------------
Cash flows from investing activities:
  Capital expenditures for property and equipment.................................     (5,992,164)     (5,528,669)
  Proceeds from disposal of property and equipment................................         17,667          25,753
  (Increase) decrease in amounts due from related parties.........................        263,559         (50,981)
                                                                                     ------------    ------------
       Net cash used in investing activities......................................     (5,710,938)     (5,553,897)
                                                                                     ------------    ------------
Cash flows from financing activities:
Principal payments on capital lease obligations...................................   $   (234,630)   $   (264,649)
Cash used for activities not included in net assets to be contributed.............    (15,793,342)    (13,967,020)
                                                                                     ------------    ------------
       Net cash used in financing activities......................................    (16,027,972)    (14,231,669)
                                                                                     ------------    ------------
Net increase (decrease) in cash...................................................        236,150        (331,732)
  Cash, beginning of year.........................................................        669,571         905,721
                                                                                     ------------    ------------
  Cash, end of year...............................................................   $    905,721    $    573,989
                                                                                     ------------    ------------
                                                                                     ------------    ------------

Supplemental Disclosure of Investing and Financing Noncash Transactions:

     During 1996 and 1997, the Operating Unit entered into capital leases to acquire vehicles and equipment totaling $198,985 and $56,707, respectively.

  The accompanying notes to financial statements are an integral part of these statements.

                    CENTRAL OHIO CABLE SYSTEM OPERATING UNIT
                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. BUSINESS ORGANIZATION AND PURPOSE

     Central Ohio Cable System Operating Unit (the Operating Unit or the System), an operating unit within Coaxial Communications of Central Ohio, Inc. (Coaxial), operates a cable television system which provides basic and expanded cable services to homes in Columbus, Ohio and surrounding areas. The Operating Unit's financial statements include only those assets, liabilities, revenues and expenses directly related to the cable television system to be contributed (see
Note 10).

     All costs pertaining to the Operating Unit are specifically identifiable and are included in the Operating Unit's financial statements. No allocation of costs is necessary.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash

     The Operating Unit considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

  Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Values

     In December 1991, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," which requires disclosure of fair value information about both on- and off-balance sheet financial instruments for which it is practicable to estimate that value. The carrying amounts of current assets and liabilities approximate their fair market value because of the immediate or short-term maturity of these financial instruments.

  Operating Revenue Recognition

     Service fees are recorded in the month cable television and pay television services are provided to subscribers. Connection fees are charges for the hook-up of new customers and are recognized as current revenues to the extent of direct selling costs incurred. Any fees in excess of such costs are deferred and amortized to income over the estimated average period that subscribers are expected to remain connected to the system. Subscriber advance billings are netted within accounts receivable in the accompanying financial statements. Collections on subscriber advance billings at December 31, 1997 were not significant.

  Concentration of Credit Risk

     Financial instruments that potentially subject the Operating Unit to concentrations of credit risk consist principally of trade accounts receivable. The Operating Unit's customer base consists of a number of homes concentrated in the central Ohio area. The Operating Unit continually monitors the exposure for credit losses and maintains allowances for anticipated losses. As of December 31, 1997, the Operating Unit had no significant concentrations of credit risk.

                    CENTRAL OHIO CABLE SYSTEM OPERATING UNIT
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1997

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
  Property and Equipment

     Property and equipment are stated at cost, while maintenance and repairs are expensed as incurred. Upon retirement or disposal of assets, the cost and related accumulated depreciation and amortization are removed from the balance sheet, and any gain or loss is reflected in earnings. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets as follows:

                                                                                                YEARS
                                                                                            -------------
CATV systems.............................................................................        10 to 15
Equipment................................................................................               5
Furniture................................................................................               5
Leasehold improvements...................................................................   Life of lease

     The Operating Unit internally constructs certain CATV systems. Construction costs capitalized include payroll, fringe benefits and other overhead costs associated with construction activity.

     The Operating Unit reviews its property, plant and equipment and other long term assets when events or changes in circumstances indicate the carrying amounts may not be recoverable. When such conditions exist, management estimates the future cash flows from operations or disposition. If the estimated undiscounted future cash flows are less than the carrying amount of the asset, an adjustment to reduce the carrying amount would be recorded, and an impairment loss would be recognized. The Operating Unit does not believe that there is an impairment of such assets.

  Intangible Assets

     Intangible assets are amortized using the straight-line method over the estimated useful lives of the related assets as follows:

                                                                         YEARS
                                                                        -------
Franchise rights.....................................................   7 to 15

  Home Office Expenses

     Home office expenses of approximately $1,697,000 and $1,498,000 in 1996 and 1997 (included in selling and administrative expenses) include billings for legal fees, management fees, salaries, travel and other management expenses for services provided by an affiliated services company.

  Advertising Costs

     Advertising costs are expensed as incurred. Advertising expense primarily for campaign and telemarketing-related efforts was approximately $1,060,000 and $1,025,000 in 1996 and 1997, respectively.

  Change in Net Assets

     The components of the change in net assets are as follows:

                                                                               1996           1997
                                                                            -----------    -----------
Beginning Balance........................................................   $23,498,549    $25,636,856
  Net income.............................................................    17,931,649     13,900,935
  Advances, loans and repayments by Coaxial..............................   (15,793,342)   (13,967,020)
                                                                            -----------    -----------
Ending Balance...........................................................   $25,636,856    $25,570,771
                                                                            -----------    -----------
                                                                            -----------    -----------

                    CENTRAL OHIO CABLE SYSTEM OPERATING UNIT
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1997

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
     Advances, loans and repayments by Coaxial represent cash generated by the Operating Unit that was used by Coaxial primarily for lending to related parties and paying of notes payable. The advances, loans and repayments consist of the following:

                                                                               1996            1997
                                                                           ------------    ------------
Advances................................................................   $(11,446,090)   $(10,519,748)
Loans...................................................................      9,914,315       2,938,723
Repayments..............................................................    (14,261,567)     (6,385,995)
                                                                           ------------    ------------
                                                                           $(15,793,342)   $(13,967,020)
                                                                           ------------    ------------
                                                                           ------------    ------------

3. INCOME TAXES

     The Operating Unit is an operating unit within Coaxial, which is a Subchapter S corporation. Therefore, each shareholder reports his distributive share of income or loss on his respective income tax returns. As a result, the Operating Unit does not provide for Federal or state income taxes in its accounts.

4. THRIFT PLAN

     The Operating Unit participates in an employer sponsored Thrift Plan (the
Plan) for employees having at least one full year of service. Employees can contribute up to 6% of their salary to the Plan which is matched 50% by the Operating Unit. Employees can also contribute an additional 1% to 10% which is not matched by the Operating Unit. Employees become fully vested in matching contributions after 5 years. There is no partial vesting. The Operating Unit's contributed approximately $111,000 and $133,000 to the Plan in 1996 and 1997, respectively.

5. WORKERS' COMPENSATION RESERVES

     The Operating Unit is partially self-insured for workers' compensation benefits. The amounts charged to expense for workers' compensation were approximately $110,200 and $89,200 for 1996 and 1997, respectively, and were based on actual and estimated claims incurred. The liability for workers' compensation obligations, as of December 31, 1996 and 1997, is approximately $131,000 and $78,000, respectively.

6. RELATED PARTY TRANSACTIONS

     The Operating Unit has a receivable from a related party as of December 31, 1997 and 1996 of $98,584 and $47,603, respectively, relating to the leasing of fiber optic facilities.

     The Operating Unit pays rent to a partnership owned by Coaxial's shareholders for two facilities. Total charges for rent were approximately $72,000 in 1996 and $99,500 in 1997.

7. OPERATING LEASE AGREEMENTS

     The Operating Unit leases land for tower locations, office equipment, office space, vehicles and the use of utility poles under various operating lease agreements. Rental expense for all operating leases was approximately $160,500 in 1996 and $218,500 in 1997. These amounts exclude year-to-year utility pole leases of $186,400 and $182,700, respectively, which provide for payments based on the number of poles used.

     Minimum rental commitments required under noncancellable operating leases are as follows:

1998..........................................................   $157,214
1999..........................................................    146,389
2000..........................................................     89,421
2001..........................................................        200
                                                                 --------
                                                                 $393,224
                                                                 --------
                                                                 --------

                    CENTRAL OHIO CABLE SYSTEM OPERATING UNIT
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1997

8. CAPITAL LEASE AGREEMENTS

     The Operating Unit leases vehicles, computer equipment and Xerox equipment under capital leases. These leases have various terms of 4-5 years. Future minimum payments under the leases are as follows:

FOR THE YEARS ENDING DECEMBER 31,
---------------------------------
1998........................................................   $  244,516
1999........................................................      124,019
2000........................................................       66,283
2001........................................................       24,370
2002........................................................        3,005
                                                               ----------
                                                                  462,193
Less: Amount representing interest..........................       54,896
Less: Current portion of capital lease obligations..........      213,103
                                                               ----------
Long-term capital lease obligations.........................   $  194,194
                                                               ----------
                                                               ----------

     As of December 31, 1997, the Operating Unit has assets held under capital leases as follows:

Total costs.................................................   $1,151,354
Related accumulated amortization............................     (628,973)
                                                               ----------
Net book value as of December 31, 1997......................   $  522,381
                                                               ----------
                                                               ----------

9. COMMITMENTS AND CONTINGENCIES

     The Operating Unit is party in or may be affected by various matters under litigation. Management believes that the ultimate outcome of these matters will not have a significant adverse effect on either the Operating Unit's future results of operations or financial position.

     Capital expenditures for the Operating Unit for 1998 are expected to be approximately $5,515,000.

10. SUBSEQUENT EVENT

     On June 30, 1998, Coaxial and Insight Communications Company, L.P. (Insight) entered into a Contribution Agreement (the Contribution Agreement) pursuant to which Coaxial will contribute to a newly formed subsidiary (a limited liability company) of Coaxial (the Operating Company) substantially all of the assets and liabilities comprising the Operating Unit, and Insight will contribute $10 million in cash to the Operating Company. As a result of this Contribution Agreement, Coaxial will own 25% of the non-voting common equity and Insight will own 75% of the non-voting common equity of the Operating Company, subject to possible adjustments pursuant to the Contribution Agreement. Coaxial will also own two separate series of voting preferred equity (a $140 preferred equity interest and a $30 million preferred equity interest) of the Operating Company; the voting preferred equity interest will provide for distributions to Coaxial equal in amount to the payments on the senior and senior discount notes described below. Insight or an affiliate will serve as the manager of the Operating Company.

     The closing of the Contribution Agreement is conditioned upon, among other things, the private placement of $140 million senior notes by Coaxial and Phoenix Associates (a related entity) and the private placement of $30 million of senior discount notes by the majority shareholder of Coaxial.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

             , 1999

                           [LOGO] (Service mark)
                                  INSIGHT
                                  COMMUNICATIONS

                      20,500,000 SHARES OF CLASS A COMMON STOCK

                              --------------------
                                   PROSPECTUS
                              --------------------

                          DONALDSON, LUFKIN & JENRETTE
                           MORGAN STANLEY DEAN WITTER
                               CIBC WORLD MARKETS
                           DEUTSCHE BANC ALEX. BROWN




                                 DLJDIRECT INC.


--------------------------------------------------------------------------------

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of Insight have not changed since the date hereof.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Until            , 1999 (25 days after the date of this prospectus), all
dealers, whether or not participating in this offering, that effect transactions in these securities may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter in this offering and when selling previously unsold allotments or subscriptions.
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth various expenses, other than underwriting discounts, which will be incurred in connection with this offering:


     SEC registration fee............................  $    150,739
     NASDAQ listing fee..............................        95,000
     NASD filing fee.................................        30,500
     Blue sky fees and expenses......................         7,500
     Printing and engraving expenses.................       600,000*
     Legal fees and expenses.........................       700,000*
     Accounting fees and expenses....................       900,000*
     Transfer Agent fees.............................         3,000
     Miscellaneous expenses..........................        13,261*
                                                       ------------
          Total......................................  $  2,500,000*
                                                       ------------
                                                       ------------


------------------



* Estimated.


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrant. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant's by-laws provides for indemnification by the Registrant of any director or officer (as such term is defined in the by-laws) of the Registrant who is or was a director of any of its subsidiaries, or, at the request of the Registrant, is or was serving as a director or officer of, or in any other capacity for, any other enterprise, to the fullest extent permitted by law. The by-laws also provide that the Registrant shall advance expenses to a director or officer and, if reimbursement of such expenses is demanded in advance of the final disposition of the matter with respect to which such demand is being made, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the Registrant. To the extent authorized from time to time by the board of directors of the Registrant, the Registrant may provide to any one or more employees of the Registrant, one or more officers, employees and other agents of any subsidiary or one or more directors, officers, employees and other agents of any other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys' fees, that are similar to the rights conferred in the by-laws of the Registrant on directors and officers of the Registrant or any subsidiary or other enterprise. The by-laws do not limit the power of the Registrant or its board of directors to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents and other persons otherwise than pursuant to the by-laws. The Registrant intends to enter into agreements with certain directors, officers and employees who are asked to serve in specified capacities at subsidiaries and other entities.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit. The Registrant's certificate of incorporation provides for such limitation of liability.

     The Registrant intends to maintain policies of insurance under which its directors and officers will be insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

     Reference is also made to Section      of the underwriting agreement filed
as Exhibit 1.1 to the registration statement for information concerning the underwriters' obligation to indemnify the Registrant and its officers and directors in certain circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     The Registrant has not issued any common stock since its formation on March 9, 1999. Concurrently with the consummation of the offering to which this registration statement relates, the holders of the general and limited partnership interests of Insight Communications Company, L.P. will exchange all of their partnership interests for the Registrant's Class A and Class B common stock in accordance with a formula based on the initial public offering price of the Class A common stock being issued pursuant to the offering. The offering and sale of the shares of common stock will not be registered under the Securities Act of 1933 because the offering and sale will be made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder for transactions by an issuer not involving a public offering (with the recipients representing their intentions to acquire the securities for their own accounts and not with a view to the distribution thereof and acknowledging that the securities will be issued in a transaction not registered under the Securities Act of 1933).

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) The following is a list of Exhibits filed herewith as part of the registration statement:


EXHIBIT
NUMBER    DESCRIPTION
-------   ----------------------------------------------------------------------
  1.1     -- Form of Underwriting Agreement between Registrant and the underwriters
  2.1     -- Asset Contribution Agreement by and among Insight Communications of
             Indiana, LLC, Insight Communications Company, L.P., UACC Midwest,
             Inc., TCI of Kokomo, Inc., TCI of Indiana, Inc., Heritage
             Cablevision Associates, A Limited Partnership and TCI of Indiana
             Holdings, LLC dated as of May 14, 1998(1)
  2.2     -- Contribution Agreement by and between Coaxial Communications of
             Central Ohio, Inc. and Insight Communications Company, L.P., dated as of June 30, 1998(1)
  2.3     -- Amendment to Contribution Agreement by and between Coaxial
             Communications and Insight Communications Company, L.P., dated as of July 15, 1998(1)
  2.4     -- Second Amendment to Contribution Agreement by and among Coaxial
             Communications, Insight Communications Company, L.P. and Insight
             Holdings of Ohio, LLC, dated as of August 21, 1998(1)
  2.5     -- Asset Exchange Agreement by and among Insight Communications
             Company, L.P., TCI of Indiana, Inc. and UACC Midwest, Inc., dated
             May 14, 1998(1)
  2.6     -- Asset Exchange Agreement by and between Insight Communications
             Company, L.P. and CoxCom, Inc., dated as of November 26, 1997(1)
  2.7     -- Asset Purchase Agreement by and between A-R Cable Services, Inc.
             and Insight Communications Company, L.P., dated as of August 12,
             1997(1)
  2.8     -- Purchase Agreement, dated as of April 18, 1999, among InterMedia
             Capital Management VI, LLC, InterMedia Management Inc., Robert J.
             Lewis, TCI ICM VI, Inc., InterMedia Capital Management VI, L.P.,
             Blackstone KC Capital Partners, L.P., Blackstone KC Offshore
             Capital Partners, L.P., Blackstone Family Investment
             Partnership III L.P., Leo J. Hindery, Jr., TCI IP-VI, LLC and
             Insight Communications Company, L.P.(1)
  2.9     -- Contribution and Formation Agreement, dated April 18, 1999, between
             TCI of Indiana Holdings, LLC and Insight Communications Company,
             L.P.(1)
  3.1     -- Certificate of Incorporation, as amended, prior to the effective date of this registration statement
  3.2     -- Form of Restated Certificate of Incorporation of Registrant to be
             filed on the effective date of this registration statement
  3.3     -- By-laws of Registrant
  4.1     -- Form of certificate evidencing shares of Class A common stock
  5.1     -- Opinion of Cooperman Levitt Winikoff Lester & Newman, P.C.

EXHIBIT
NUMBER    DESCRIPTION
-------   ----------------------------------------------------------------------
10.1      -- 1999 Stock Option Plan
10.2(a)   -- Fourth Amended and Restated Credit Agreement, dated as of
             December 21, 1998, among Insight Communications Company, L.P., several lenders and The Bank of New York (the "Insight Credit
             Facility") with Waiver No. 1 and Amendment No. 1 dated as of
             December 21, 1998 and Waiver No. 2 and Amendment No. 2 dated as of
             December 31, 1998(1)
10.2(b)   -- Waiver No. 3 and Consent No. 1 to the Insight Credit Facility
10.2(c)   -- Amendment No. 3 to the Insight Credit Facility
10.3      -- Credit Agreement, dated as of October 30, 1998, among Insight
             Indiana, several lenders and The Bank of New York(1)
10.4      -- Revolving Credit Agreement, dated as of October 7, 1998, among
             Insight Communications of Central Ohio, LLC, several lenders and
             Canadian Imperial Bank of Commerce(1)
10.5      -- Operating Agreement of Insight Indiana by and between Insight
             Communications Company, L.P. and TCI of Indiana Holdings, LLC,
             dated as of May 14, 1998 and the First Amendment to the Operating
             Agreement dated April 28, 1999(1)
10.6      -- Management Agreement by and between Insight Indiana and Insight
             Communications Company, L.P., dated as of October 30, 1998(1)
10.7      -- Operating Agreement of Insight Ohio by and among Coaxial
             Communications, Insight Holdings, Barry Silverstein, Dennis
             McGillicuddy and D. Stevens McVoy, dated as of August 21, 1998(1)
10.8      -- Management Agreement of Coaxial LLC by and among Coaxial LLC,
             Insight Holdings and Barry Silverstein, dated as of August 21,
             1998(1)
10.9      -- Management Agreement of Coaxial DJM LLC by and between Coaxial DJM
             LLC, Insight Holdings and Dennis McGillicuddy, dated as of
             August 21, 1998(1)
10.10     -- Management Agreement of Coaxial DSM LLC by and between Coaxial DSM
             LLC, Insight Holdings and D. Stevens McVoy, dated as of August 21,
             1998(1)
10.11     -- Parent Undertaking given by Insight Communications Company, L.P.
             for and in favor of Coaxial Communications, Phoenix Associates,
             Coaxial LLC, Coaxial DJM LLC, Coaxial DSM LLC, Barry Silverstein,
             Dennis McGillicuddy and D. Stevens McVoy, dated as of August 21,
             1998(1)
10.12     -- Management Agreement by and between Coaxial Communications and
             Insight Ohio, dated as of August 21, 1998(1)
10.13     -- Operating Agreement of Insight Holdings by and between Insight
             Communications Company, L.P. and Insight Holdings, dated as of
             August 21, 1998(1)
10.14(a)  -- Securityholders Agreement by and among Registrant, Vestar Capital
             Partners III, L.P., Sandler Capital Partners IV, L.P., Sandler
             Capital Partners IV FTE, L.P., Sidney R. Knafel, Michael S.
             Willner, Kim D. Kelly and Senior Management Securityholders, dated as of May 11, 1999, with Side Letter Agreement by and among Insight
             Communications Company, L.P., Vestar Capital Partners III, L.P.,
             Sidney R. Knafel, Michael S. Willner, Kim D. Kelly, Sandler Capital
             Partners IV, L.P. and Sandler Capital Partners IV FTE, L.P., dated
             May 11, 1999 (the "Letter Agreement")(1)
10.14(b)  -- Amendment, dated July 16, 1999 to the Letter Agreement
10.15     -- Confirmation of Distributions, dated July 7, 1999, by ICI
             Communications, Inc.
21.1      -- Subsidiaries of the Registrant
23.1      -- Consent of Ernst & Young LLP
23.2      -- Consents of KPMG LLP
23.3      -- Consent of PricewaterhouseCoopers LLP
23.4      -- Consent of Arthur Andersen LLP
23.5      -- Consent of Cooperman Levitt Winikoff Lester & Newman, P.C.
             (included in Exhibit 5.1)
23.6      -- Consent of Thomas L. Kempner
23.7      -- Consent of James S. Marcus

EXHIBIT
NUMBER    DESCRIPTION
-------   ----------------------------------------------------------------------
23.8      -- Consent of Daniel S. O'Connell
23.9      -- Consent of Prakash A. Melwani
24.1      -- Power of Attorney(1)
27.1      -- Financial Data Schedule of Insight Communications Company, L.P.(1)


------------------
(1) Previously filed as an exhibit to this Registration Statement.

     (b) Financial Statement Schedule.

S-1 Report of Independent Auditors on Financial Statement Schedule.

S-2 Schedule II--Valuation and Qualifying Accounts.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


          (3) To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to Item 14 of this Part II to the registration statement, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 18TH DAY OF JULY, 1999.


                                          INSIGHT COMMUNICATIONS COMPANY, INC.

                                          By: /s/ MICHAEL S. WILLNER
                                              -------------------------
                                                 Michael S. Willner
                                                      President

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:


SIGNATURE                  TITLE                                   DATE
------------------------   -------------------------------------   -------------
/s/ Sidney R. Knafel       Chairman of the Board                   July 18, 1999
------------------------
Sidney R. Knafel

/s/ Michael S. Willner     President, Chief Executive Officer      July 18, 1999
------------------------   and Director (Principal Executive
Michael S. Willner         Officer)

/s/ Kim D. Kelly           Executive Vice President, Chief         July 18, 1999
------------------------   Financial and Operating Officer and
Kim D. Kelly               Director (Principal Financial and
                           Accounting Officer)

                         REPORT OF INDEPENDENT AUDITORS

The Partners of
Insight Communications Company, L.P.

We have audited the consolidated financial statements of Insight Communications Company, L.P. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, and have issued our report thereon dated April 5, 1999 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule listed in Item 16(b) of this Registration Statement. This schedule is the responsibility of the Partnership's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/ ERNST & YOUNG LLP

New York, New York
March 31, 1999

                      INSIGHT COMMUNICATIONS COMPANY, L.P.
                 SCHEDULE II VALUATION AND QUALIFYING ACCOUNTS

                                                                       CHARGED TO    CHARGED TO
                                                          BEGINNING    COSTS &        OTHER        DEDUCTIONS    ENDING
DESCRIPTION                                               BALANCE      EXPENSE       ACCOUNTS         (1)        BALANCE
-------------------------------------------------------   ---------    ----------    ----------    ----------    -------
Year ended December 31, 1996
Reserves and allowances deducted from asset accounts:
  Allowance for doubtful accounts......................     $ 146        $  670         $ --        $   (710)     $ 106
Year ended December 31, 1997
Reserves and allowances deducted from asset accounts:
  Allowance for doubtful accounts......................       106           695           --            (671)       130
Year ended December 31, 1998
Reserves and allowances deducted from asset accounts:
  Allowance for doubtful accounts......................       130         1,288           --          (1,009)       409

------------------------
(1) Uncollectible accounts written off, net of recoveries.

                                 EXHIBIT INDEX


EXHIBIT                                                               SEQUENTIAL
NUMBER    DESCRIPTION                                                  PAGE NO.
-------   ---------------------------------------------------------   ----------
  1.1     -- Form of Underwriting Agreement between Registrant and
             the underwriters
  2.1     -- Asset Contribution Agreement by and among Insight
             Communications of Indiana, LLC, Insight Communications
             Company, L.P., UACC Midwest, Inc., TCI of Kokomo,
             Inc., TCI of Indiana, Inc., Heritage Cablevision
             Associates, A Limited Partnership and TCI of Indiana
             Holdings, LLC dated as of May 14, 1998(1)
  2.2     -- Contribution Agreement by and between Coaxial
             Communications of Central Ohio, Inc. and Insight
             Communications Company, L.P., dated as of June 30,
             1998(1)
  2.3     -- Amendment to Contribution Agreement by and between
             Coaxial Communications and Insight Communications
             Company, L.P., dated as of July 15, 1998(1)
  2.4     -- Second Amendment to Contribution Agreement by and
             among Coaxial Communications, Insight Communications
             Company, L.P. and Insight Holdings of Ohio, LLC, dated
             as of August 21, 1998(1)
  2.5     -- Asset Exchange Agreement by and among Insight
             Communications Company, L.P., TCI of Indiana, Inc. and
             UACC Midwest, Inc., dated May 14, 1998(1)
  2.6     -- Asset Exchange Agreement by and between Insight
             Communications Company, L.P. and CoxCom, Inc., dated
             as of November 26, 1997(1)
  2.7     -- Asset Purchase Agreement by and between A-R Cable
             Services, Inc. and Insight Communications Company,
             L.P., dated as of August 12, 1997(1)
  2.8     -- Purchase Agreement, dated as of April 18, 1999, among
             InterMedia Capital Management VI, LLC, InterMedia
             Management Inc., Robert J. Lewis, TCI ICM VI, Inc.,
             InterMedia Capital Management VI, L.P., Blackstone KC
             Capital Partners, L.P., Blackstone KC Offshore Capital
             Partners, L.P., Blackstone Family Investment
             Partnership III L.P., Leo J. Hindery, Jr., TCI IP-VI,
             LLC and Insight Communications Company, L.P.(1)
  2.9     -- Contribution and Formation Agreement, dated April 18,
             1999, between TCI of Indiana Holdings, LLC and Insight
             Communications Company, L.P.(1)
  3.1     -- Certificate of Incorporation, as amended, prior to the
             effective date of this registration statement
  3.2     -- Form of Restated Certificate of Incorporation of
             Registrant to be filed on the effective date of this
             registration statement
  3.3     -- By-laws of Registrant
  4.1     -- Form of certificate evidencing shares of Class A
             common stock
  5.1     -- Opinion of Cooperman Levitt Winikoff Lester & Newman,
             P.C.
 10.1     -- 1999 Stock Option Plan
 10.2(a)  -- Fourth Amended and Restated Credit Agreement, dated as of December 21, 1998, among Insight Communications
             Company, L.P., several lenders and The Bank of New
             York (the "Insight Credit Facility") with Waiver
             No. 1 and Amendment No. 1 dated as of December 21,
             1998 and Waiver No. 2 and Amendment No. 2 dated as of
             December 31, 1998(1)
 10.2(b)  -- Waiver No. 3 and Consent No. 1 to the Insight Credit
             Facility
 10.2(c)  -- Amendment No. 3 to the Insight Credit Facility
 10.3     -- Credit Agreement, dated as of October 30, 1998, among
             Insight Indiana, several lenders and The Bank of New
             York(1)
 10.4     -- Revolving Credit Agreement, dated as of October 7,
             1998, among Insight Communications of Central Ohio,
             LLC, several lenders and Canadian Imperial Bank of
             Commerce(1)
 10.5     -- Operating Agreement of Insight Indiana by and between
             Insight Communications Company, L.P. and TCI of
             Indiana Holdings, LLC, dated as of May 14, 1998 and
             the First Amendment to the Operating Agreement dated
             April 28, 1999(1)
 10.6     -- Management Agreement by and between Insight Indiana
             and Insight Communications Company, L.P., dated as of
             October 30, 1998(1)

EXHIBIT                                                               SEQUENTIAL
NUMBER    DESCRIPTION                                                  PAGE NO.
-------   ---------------------------------------------------------   ----------
 10.7     -- Operating Agreement of Insight Ohio by and among
             Coaxial Communications, Insight Holdings, Barry
             Silverstein, Dennis McGillicuddy and D. Stevens McVoy,
             dated as of August 21, 1998(1)
 10.8     -- Management Agreement of Coaxial LLC by and among
             Coaxial LLC, Insight Holdings and Barry Silverstein,
             dated as of August 21, 1998(1)
 10.9     -- Management Agreement of Coaxial DJM LLC by and between
             Coaxial DJM LLC, Insight Holdings and Dennis
             McGillicuddy, dated as of August 21, 1998(1)
 10.10    -- Management Agreement of Coaxial DSM LLC by and between
             Coaxial DSM LLC, Insight Holdings and D. Stevens
             McVoy, dated as of August 21, 1998(1)
 10.11    -- Parent Undertaking given by Insight Communications
             Company, L.P. for and in favor of Coaxial
             Communications, Phoenix Associates, Coaxial LLC,
             Coaxial DJM LLC, Coaxial DSM LLC, Barry Silverstein,
             Dennis McGillicuddy and D. Stevens McVoy, dated as of
             August 21, 1998(1)
 10.12    -- Management Agreement by and between Coaxial
             Communications and Insight Ohio, dated as of
             August 21, 1998(1)
 10.13    -- Operating Agreement of Insight Holdings by and between
             Insight Communications Company, L.P. and Insight
             Holdings, dated as of August 21, 1998(1)
 10.14(a) -- Securityholders Agreement by and among Registrant,
             Vestar Capital Partners III, L.P., Sandler Capital
             Partners IV, L.P., Sandler Capital Partners IV FTE,
             L.P., Sidney R. Knafel, Michael S. Willner, Kim D.
             Kelly and Senior Management Securityholders, dated as
             of May 11, 1999, with Side Letter Agreement by and
             among Insight Communications Company, L.P., Vestar
             Capital Partners III, L.P., Sidney R. Knafel, Michael
             S. Willner, Kim D. Kelly, Sandler Capital
             Partners IV, L.P. and Sandler Capital Partners IV
             FTE, L.P., dated May 11, 1999 (the "Letter
             Agreement")(1)
 10.14(b) -- Amendment, dated July 16, 1999 to the Letter Agreement
 10.15    -- Confirmation of Distributions, dated July 7, 1999, by
             ICI Communications, Inc.
 21.1     -- Subsidiaries of the Registrant
 23.1     -- Consent of Ernst & Young LLP
 23.2     -- Consents of KPMG LLP
 23.3     -- Consent of PricewaterhouseCoopers LLP
 23.4     -- Consent of Arthur Andersen LLP
 23.5     -- Consent of Cooperman Levitt Winikoff Lester & Newman,
             P.C. (included in Exhibit 5.1)
 23.6     -- Consent of Thomas L. Kempner
 23.7     -- Consent of James S. Marcus
 23.8     -- Consent of Daniel S. O'Connell
 23.9     -- Consent of Prakash A. Melwani
 24.1     -- Power of Attorney(1)
 27.1     -- Financial Data Schedule of Insight Communications
             Company, L.P.(1)


------------------



(1) Previously filed as an exhibit to this Registration Statement.


     (b) Financial Statement Schedule.

S-1 Report of Independent Auditors on Financial Statement Schedule.

S-2 Schedule II--Valuation and Qualifying Accounts.